An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Tejascore Techsystems Inc.

1031 #56 Ives Dairy Road, Suite 228

Miami, FL 33179 United States

Telephone: 786-461-1732 Website- https://tejascoretechsystems.com/

Tejascore Techsystems Inc. is offering 75,000,000 shares of our common stock at a price of $1.00 per share, in a self-underwritten, no-minimum, best-efforts Regulation A Tier 2 public offering, for total gross proceeds of up to $75,000,000. Although this offering is not subject to any minimum subscription requirement, all investor funds will be deposited into an independent third-party escrow account immediately upon receipt. The escrow structure is designed to protect investors while giving the Company the flexibility necessary to execute its acquisition program. Because the Company intends to complete two probable acquisitions, Alpha Maier Private Limited (India) and Marelli UM Electronic Systems Private Limited (India), we will maintain a milestone-based escrow system that allows funds to be released only when specific, verifiable conditions are achieved with respect to each such acquisition. These conditions may include: (i) execution of a definitive purchase agreement for the relevant target company, (ii) satisfaction or waiver of material closing conditions, (iii) regulatory or corporate approvals required to close such acquisition, or (iv) confirmation that the Company has raised at least the minimum amount required to complete the relevant acquisition. Until such conditions are met, subscription funds will not be available for general corporate use and will remain in escrow. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition, its financial statements are not presented or combined in this Offering Circular, and no portion of the proceeds is committed to Paragon. Any application of proceeds to a Paragon acquisition would occur only if and when that acquisition becomes probable, a definitive agreement is executed, and applicable closing and regulatory conditions are satisfied. Paragon is experiencing financial distress and may be in or approaching restructuring or insolvency; investors should read the section titled 'Paragon GmbH & Co. KGaA: Possible Future Acquisition' on Page 122 and the related Risk Factors. If one or more acquisitions is delayed, restructured, or not pursued, funds attributable to uncompleted acquisition stages will continue to remain in escrow. No investor funds will be accepted, deposited, or processed unless and until this Offering Statement has been qualified by the Securities and Exchange Commission and the escrow agreement has been fully executed. At the conclusion of the offering period, any unused escrowed funds that have not met release conditions will be returned to investors without deduction, unless the subscriber affirmatively elects to allow the funds to be used for alternative corporate purposes described in this Offering Circular. Each investor may purchase any number of shares without limitation. The offering will terminate one year from the date of this Offering Circular unless extended or earlier terminated by the Company. Sales will begin as soon as the SEC qualifies this Offering Circular. See

“Description of Securities We Are Offering,” page 211, and “Plan of Distribution,” page 102. The Company is using the Form 1-A disclosure format for this offering.

Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors”, beginning on page 9 of this offering circular, before deciding to invest.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Price to the Public	Underwriting discounts and commissions (1)	Proceed to Issuer (2)	Proceeds to other persons
Per Share		$1	None	1	None
Total		$75,000,000	None	75,000,000	None

(1)We do not expect to incur any underwriting discounts, commissions or related expenses or allowances.

(2)We have incurred approximately US $250,000 in organizational, legal, advisory, and transaction-related expenses to date, all of which have been borne entirely by the founders, and the founders do not seek, and will not seek, any reimbursement of these amounts from the Company or from the proceeds of this offering.

The date of this offering circular is June 8, 2026

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we,” “us,” “our,” and words of similar meaning used in this Offering Circular refer to Tejascore Techsystems Inc. In the footnotes to our financial statements, the term “Company” also refers to Tejascore Techsystems Inc. The pronoun “you” refers to the reader of this Offering Circular and, where appropriate, to potential investors in our common stock. Unless the context otherwise requires, references in this Offering Circular to the “Company,” “we,” “us,” or “our” refer to Tejascore Techsystems Inc.

References to “Paragon” refer to Paragon GmbH & Co. KGaA. References to “Alpha Maier” or “Alpha Maier India” refer to Alpha Maier Private Limited. References to “Marelli UM” or “Marelli UM India” refer to Marelli UM Electronic Systems Private Limited. All references to currency are to U.S. dollars unless otherwise indicated.

SUMMARIES OF REFERENCED DOCUMENTS

This Offering Circular includes references to, and summaries of, certain agreements and other documents that are material to our business, operations, or the securities being offered. These summaries are provided to give investors a general understanding of the relevant terms; however, they do not contain all of the provisions of the actual documents. The full versions of these agreements and documents have been filed as exhibits to our Form 1-A Offering Statement, of which this Offering Circular forms a part, as filed with the U.S. Securities and Exchange Commission (the “SEC”). These documents are not incorporated by reference into this Offering Circular but are available for review through the SEC’s EDGAR database. We believe the summaries included in this Offering Circular fairly present the material terms of the referenced agreements; however, to fully understand the rights and obligations set forth in those documents, you should review the complete versions filed as exhibits. See the section titled “Where You Can Find More Information About Us” for details on how to access these materials electronically through the SEC’s website at www.sec.gov.

REGULATION A OVERVIEW

We are offering our Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the Jobs Act. These offering rules are often referred to as “Regulation A.” We are relying upon “Tier 2” of Regulation A, which allows us to offer up to $75 million in a 12-month period.

FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward-looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward-looking statements. While we make these forward-looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future. The forward-looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward-looking statements as (i) these statements are neither predictions nor guarantees of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the date of this offering circular.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide information different from that contained in this offering circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this offering circular is accurate only as of the date of this offering circular regardless of the time of delivery of this offering circular or the distribution of our common stock.

SUMMARY OF KEY TERMS

Issuer	Tejascore Techsystems Inc.
Securities Offered	Common Stock
Offering Amount	Up to 75,000,000 shares at $1.00 per share
Gross Proceeds (Maximum)	$75,000,000
Offering Type	Self-underwritten, no minimum, best-efforts
Use of Proceeds	Client execution, legal & audit costs, tech, working capital
Minimum Investment	None
Subscription Process	Subscription agreement + payment via wire or approved method
Escrow Arrangements

All investor subscription funds will be deposited into an independent third-party escrow account in connection with this Offering. The Company has identified an escrow agent for this Offering; however, the escrow agent has not yet been formally appointed or engaged as of the date of this Offering Circular. The Company expects to finalize and enter into a definitive escrow agreement prior to the filing of the final offering circular or at the time of execution of investor subscription agreements, as applicable. No investor funds will be accepted by the Company unless and until the Offering Statement has been qualified by the Securities and Exchange Commission and the escrow arrangements have been fully implemented.

Following qualification, escrowed funds will be released in accordance with the terms of the escrow agreement and the Company’s disclosed use of proceeds. Any funds not used in connection with the consummation of one or more acquisitions by the end of the Offering period will be returned to investors in accordance with the escrow agreement and applicable law.

Dilution	Investors will experience substantial dilution, see “Dilution” section
Transfer Agent	We have not appointed a transfer agent and will do so before our shares are quoted on any public market.
Trading Market	Not currently trading; OTCQB application planned
Offering Termination	One year from qualification or earlier if fully subscribed

The above is a summary only. For a complete understanding of the terms of this offering, you should carefully read the entire Offering Circular, including the sections titled “Description of Securities We Are Offering,” “Use of Proceeds,” “Risk Factors,” and “Plan of Distribution.”

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

Tejascore Techsystems Inc. is a Wyoming corporation formed on October 28, 2025, with our principal executive office located in Miami, Florida. We are a development-stage holding and operating company focused on acquiring, integrating, and scaling advanced automotive technology businesses across global markets. We are a Wyoming holding company and intend to conduct substantially all of our future operations through wholly owned or majority-owned subsidiaries to be established or acquired in India and Germany. Our strategy centers on building a consolidated platform in automotive electronics, smart cabin systems, human-machine interface ("HMI") technologies, digital instrumentation, and connectivity-based electronic control modules used in both internal-combustion and electric vehicles. We intend to grow through acquisitions, engineering expansion, operational integration, and coordinated technology development across our subsidiaries. We are currently pursuing two probable acquisitions of established automotive electronics and plastics-technology companies: Alpha Maier Private Limited (India) and Marelli UM Electronic Systems Private Limited (India). We propose to acquire a 51% interest in Alpha Maier, which upon completion would be accounted for as a consolidated subsidiary, and a 39.51% interest in Marelli UM, which upon completion would be accounted for under the equity method. These companies supply major global OEMs with high-value components including digital instrument clusters, telematics units, gateway controllers, body electronics, and injection-molded aesthetic parts. In addition, we are evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition. Its financial statements are not presented or combined in this Offering Circular, no investment in Paragon is reflected in our pro forma financial information, and no portion of the offering proceeds is committed to Paragon. Paragon is experiencing financial distress and may be in or approaching restructuring or insolvency, and its audited financial statements for the year ended December 31, 2025 are not available. Any acquisition of Paragon would occur only if and when that acquisition becomes probable, a definitive agreement is executed, and applicable closing, regulatory, and financing conditions are satisfied, at which time we would present the financial statements and pro forma information then required under Regulation S-X by amendment to this filing. Investors should read the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors. Upon completion of the two probable acquisitions, Tejascore would operate an international footprint of engineering and automotive-component capabilities serving OEM customers in India and other global markets. Our business plan includes adding additional technologies in EV electronics, cockpit-domain controllers, and advanced display systems through both internal research and development and further acquisitions, which may include a future acquisition of Paragon if it becomes probable. We are not a broker-dealer, underwriter, investment firm, or advisory business, and we do not engage in securities distribution or third-party capital-raising activities. Our sole business purpose is to own, operate, and expand our acquired technology and manufacturing subsidiaries. After qualification of this Offering Circular and following the sale of our common stock to at least twenty-five investors, we intend to engage a market maker to apply to FINRA for a trading symbol. As of the date of this Offering Circular, our common stock is not quoted on the OTC Markets or any national securities exchange. We intend to seek quotation on the OTCQB, although there can be no assurance that such quotation will be approved. Any proposed acquisitions referenced herein are subject to ongoing negotiation and customary closing conditions, including the execution of definitive acquisition documentation, receipt of required regulatory and third-party approvals and consents, satisfaction of due diligence requirements, and the availability of sufficient financing. Accordingly, there can be no assurance that any proposed acquisition will be consummated on the terms currently contemplated, within the expected timeframe, or at all. The offering price of $1.00 per share was determined by management and was not based on an independent valuation, fairness opinion, or market trading price. The offering price is arbitrary and investors will experience substantial dilution. See "Determination of Offering Price" and "Dilution." All investor subscription funds will be held by an independent third-party escrow agent and will not be released to the Company unless specific acquisition-related conditions are satisfied; the Company has identified North Capital, acting through its DealPoint platform, as the proposed escrow agent. See "Escrow of Subscription Proceeds." Following this offering, the Company's founder and existing shareholders will continue to exercise significant control over the Company, and investors will have limited ability to influence management or corporate governance decisions. Unless otherwise indicated, all references to fiscal years in this Offering Circular refer to the Company's fiscal year ending March 31.

OUR CORPORATE HISTORY

We were incorporated under the laws of the State of Wyoming on October 28, 2025. Our principal executive office is located at 1031 #56 Ives Dairy Road, Suite 228, Miami, Florida 33179, United States. Tejascore Techsystems Inc. was formed as a development-stage holding and operating company with the purpose of acquiring, integrating, and scaling advanced automotive technology and electronics businesses. We are a holding company incorporated in the State of Wyoming. We currently have no operating revenues and do not conduct operating activities directly. We intend to conduct substantially all of our future business operations through one or more operating businesses in India, namely our two probable acquisitions: a 51% controlling interest in Alpha Maier Private Limited, which would be a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited, which would be accounted for under the equity method. As a result, our performance will depend on the operations of these businesses, on our ability to control and manage our consolidated subsidiary, and, with respect to our non-controlling equity method investment, on the cooperation of that company and its controlling shareholder, in each case in compliance with applicable foreign laws and regulations. Since incorporation, our activities have been focused on corporate formation, regulatory readiness, and the evaluation and negotiation of our two probable acquisitions of Alpha Maier Private Limited (India) and Marelli UM Electronic Systems Private Limited (India). We are separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition, which is not probable and may never be completed. Our digital presence is accessible through our official website at https://tejascoretechsystems.com/. See "Risk Factors" in the next following section.

SUMMARY OF RISK FACTORS

The following is a summary of certain key risks that investors should consider. This summary does not contain all of the risks associated with an investment in our Company; prospective investors should review the full "Risk Factors" section for a complete discussion.

•We are a development-stage company with no operating history, and our business model depends on successfully completing and integrating our acquisitions.

•We are pursuing two probable acquisitions, a 51% interest in Alpha Maier Private Limited (India) and a 39.51% interest in Marelli UM Electronic Systems Private Limited (India); our proposed acquisitions may not close, may be delayed, renegotiated, or terminated, which could materially impact our strategy and use of proceeds.

•We will hold only a 39.51% interest in Marelli UM, which we expect to account for under the equity method; we will not control Marelli UM, and the controlling 60.48% interest will remain with Marelli Europe S.p.A.

•We are evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition only; Paragon is experiencing financial distress and may be in or approaching restructuring or insolvency, its audited financial statements for the year ended December 31, 2025 are not available, the acquisition may never become probable or may not be completed, and any capital allocated to a Paragon acquisition could be lost in whole or in part.

•We may not raise sufficient funds to complete both planned acquisitions, even with a best-efforts offering.

•Integration of acquired businesses in India involves operational, financial, and cultural risks, including potential disruption to operations and failure to achieve projected synergies.

•We depend heavily on the performance and continuity of the businesses we plan to acquire, and their historical performance may not reflect future results under our ownership.

•Marelli UM has reported a material uncertainty related to going concern and depends on continuing financial support from its controlling shareholder, which, if reduced or withdrawn, could materially affect the value of our investment.

•Automotive electronics and components industries face supply-chain volatility, including semiconductor shortages, logistics disruptions, and raw material pricing fluctuations.

•The companies we intend to acquire rely on major OEM customers, and any loss or reduction in orders from key customers could materially affect their revenues and the value of our investments.

•We may require additional capital beyond this $75 million offering to fully execute our long-term growth and acquisition strategy.

•Our business will face competitive pressure from large global Tier-1 suppliers, as well as lower-cost regional manufacturers.

•We may encounter difficulties retaining, hiring, or managing skilled engineering and technical personnel critical to the acquired companies.

•We rely on proprietary technologies and intellectual property owned by the target companies, and any issues with IP ownership, licensing, or transfer could impair operations.

•A significant portion of the target companies' revenue is derived from related-party transactions, which may not reflect arm's-length terms and could create conflicts of interest.

•The target companies are exposed to foreign currency fluctuations, and movements in the Indian Rupee against the U.S. Dollar could adversely affect reported results and the value of our investments.

•We face regulatory, legal, and compliance risks in multiple jurisdictions, including India and the United States, and, in connection with any possible future acquisition of Paragon, Germany.

•Our acquisitions are subject to foreign investment approvals, including filings under India's foreign exchange regulations, and any delay or denial could prevent or delay completion.

•Escrow release of investor funds is tied to acquisition milestones, meaning delays in milestones may delay access to offering proceeds.

•There is currently no public market for our common stock, and there is no assurance that we will obtain or maintain quotation on the OTCQB or any other trading venue.

•Investors may lose all or a substantial portion of their investment, as an investment in early-stage acquisition-driven companies involves a high degree of risk.

•Investors in this offering will experience immediate and substantial dilution because the public offering price significantly exceeds our historical net tangible book value per share.

•We may issue additional shares or equity-linked securities in the future, which could result in further dilution to investors in this offering.

RISK FACTORS

Risks Related to Tejascore Techsystems, Inc.

Tejascore has no operating history and limited assets, making it difficult to evaluate its future prospects.

The price at which the Company is offering its shares in this Regulation A Tier 2 offering has been determined solely by Tejascore's management based on factors such as anticipated acquisition costs, projected business performance, perceived market opportunity, and expected capital needs. This price has not been established through arm's-length negotiation, independent valuation, or a formal price discovery process in any public market. Because Tejascore has no operating history, no revenues, limited assets, and has not yet completed its planned acquisitions, there is no reliable basis to determine the intrinsic value of the Company or its securities. As a result, the offering price may not reflect the actual market value of the Company, the value of the businesses we intend to acquire, or the price at which the shares may trade in the future, if a trading market ever develops. Investors may therefore purchase shares at a price that is significantly higher than the value ultimately realized, particularly if the acquisitions are delayed, modified, or not completed, or if the acquired businesses perform below management's expectations. Post-offering valuations may fluctuate materially based on operational results, integration outcomes, market conditions, or investor sentiment, none of which may align with the assumptions used by management to set the offering price. There can be no assurance that the shares will ever trade at or above the offering price, and investors may lose part or all of their investment.

We are a holding company and depend on our subsidiaries for all future operations and cash flows.

We are a holding company incorporated in the United States and do not expect to conduct material operating activities directly. Substantially all of our future operations, assets, and cash flows are expected to be generated by our current or future subsidiaries, including subsidiaries that we intend to establish or acquire outside the United States. As a result, our ability to generate revenues, meet our obligations, and make distributions to stockholders, if any, will depend on the operational performance and financial condition of our subsidiaries. Our subsidiaries will be separate legal entities, and we may be subject to legal, regulatory, contractual, and practical limitations on our ability to exercise control over their operations or to access their assets and cash flows. Any dividends, distributions, or other payments from our subsidiaries to us will be subject to applicable local laws, foreign exchange regulations, tax considerations, and any contractual restrictions, including restrictions that may be imposed by lenders or other counterparties of such subsidiaries. If our subsidiaries are unable to generate sufficient cash flows, experience operational difficulties, or are otherwise unable to make distributions to us, our ability to fund corporate expenses, service any indebtedness, pursue acquisitions or expansion initiatives, or meet our obligations to stockholders could be adversely affected. In such circumstances, we may be required to seek additional financing, which may not be available on acceptable terms or at all, and which could result in dilution to our stockholders. In addition, as a holding company, we may incur obligations at the parent company level that our subsidiaries are not legally required to fund. The failure of our subsidiaries to generate sufficient cash flow or to make distributions to us could materially and adversely affect our financial condition, results of operations, and ability to execute our business strategy.

Our ability to receive dividends or other distributions from our subsidiaries may be restricted or delayed by foreign laws and regulations.

Our ability to generate cash at the holding company level depends on our ability to receive dividends, distributions, or other payments from our subsidiaries. Subsidiaries that we establish or acquire outside the United States will be subject to local laws and regulations governing dividend payments, foreign exchange controls, capital maintenance requirements, and tax withholding obligations, which may restrict or delay the transfer of funds to us. In certain jurisdictions, including those in which we intend to operate, dividends or other distributions may be permitted only out of accumulated profits and may require regulatory approvals or satisfaction of statutory solvency tests. In addition, local laws may impose restrictions on the timing, amount, or currency of distributions, or require that a portion of earnings be retained at the subsidiary level. These restrictions could limit our ability to access cash generated by our subsidiaries when needed. Further, any distributions we receive from our subsidiaries may be subject to withholding taxes or other charges, which could reduce the amount of cash available to us at the parent company level. Changes in foreign tax laws, interpretations, or enforcement practices could further increase the cost or complexity of repatriating funds from our subsidiaries. If we are unable to receive timely or sufficient distributions from our subsidiaries, we may not have adequate funds to meet our obligations, including corporate expenses, regulatory compliance costs, debt service (if any), or strategic investments. In such circumstances, we may be required to raise additional capital, which may not be available on acceptable terms or at all, and which could result in dilution to our stockholders.

We have approved an increase in our authorized share capital, which, if effected, could result in additional dilution to investors.

Our Board of Directors and shareholders have approved an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock. However, such an amendment will become effective only upon filing with the Secretary of State of Wyoming. Once effective, the increase in authorized share capital would provide us with additional flexibility to issue shares in the future for a variety of purposes, including equity financing, acquisitions, strategic transactions, employee compensation, or other corporate purposes. The issuance of additional shares could significantly dilute the ownership interests of existing investors, including purchasers in this offering, and could adversely affect the market price of our common stock, if any trading market develops. In addition, the issuance of additional shares may reduce the likelihood that our existing stockholders will receive dividends in the future, if any are declared, and may diminish the voting power of existing stockholders. Investors in this offering will have no preemptive rights to purchase additional shares we may issue in the future, and the timing, amount, and terms of any future issuances will be determined by our Board of Directors. As a result, investors may experience substantial dilution and a reduction in their proportionate ownership and voting interest in the Company.

We may not be able to successfully establish, acquire, or operate our planned subsidiaries.

Our business strategy contemplates conducting substantially all of our future operations through subsidiaries that we intend to establish or acquire, including subsidiaries located outside the United States. The successful formation, acquisition, and operation of such subsidiaries will depend on a number of factors, many of which are outside of our control, including regulatory approvals, legal and tax considerations, availability of capital, local market conditions, and the successful execution of our growth strategy. We may encounter delays, increased costs, or other difficulties in establishing or acquiring subsidiaries, including challenges associated with incorporation, licensing, permitting, compliance with local laws, and negotiation of commercial arrangements. In addition, we may be unable to identify suitable acquisition targets or complete contemplated transactions on acceptable terms, or at all. Even if we are successful in establishing or acquiring subsidiaries, we may face operational challenges in scaling and managing their activities, integrating them into our overall corporate structure, and maintaining effective oversight and controls. Subsidiaries may fail to achieve anticipated operational efficiencies, revenue growth, or profitability, or may incur losses that adversely affect our consolidated financial condition. If we are unable to successfully establish, acquire, or operate our planned subsidiaries, our ability to generate revenues, execute our business plan, and achieve our long-term objectives could be materially and adversely affected.

Operating through subsidiaries in foreign jurisdictions exposes us to regulatory, legal, and compliance risks outside the United States. We intend to conduct a substantial portion of our future operations through subsidiaries located outside the United States. As a result, our business will be subject to the laws, regulations, and regulatory authorities of multiple foreign jurisdictions, which may differ significantly from those in the United States and may be more complex, less predictable, or subject to change with limited notice. Our foreign subsidiaries may be subject to a wide range of local regulatory requirements, including those relating to corporate governance, licensing, labor and employment, environmental matters, data protection, import and export controls, taxation, and foreign exchange.

Compliance with these laws and regulations may be costly and time-consuming, and failure to comply could result in fines, penalties, operational restrictions, suspension of activities, or other adverse actions. In addition, the interpretation and enforcement of laws in foreign jurisdictions may be uncertain or inconsistent, and we may have limited ability to influence regulatory outcomes. Changes in laws, regulations, or enforcement practices, including changes driven by political, economic, or social developments, could materially increase our compliance costs or restrict our ability to operate our subsidiaries as planned. If we are unable to effectively manage regulatory, legal, and compliance risks associated with operating in foreign jurisdictions, our operations, financial condition, and ability to execute our business strategy could be materially and adversely affected.

Our operations may be adversely affected by foreign tax regimes, transfer pricing rules, and changes in tax laws.

Our future operations are expected to be conducted primarily through subsidiaries located outside the United States, which will subject us to the tax laws and regulations of multiple foreign jurisdictions. These tax regimes may differ significantly from U.S. tax laws and may be complex, subject to change, or inconsistently applied. We may be required to structure intercompany transactions, including the provision of services, licensing of intellectual property, and allocation of costs and revenues, in accordance with transfer pricing rules applicable in the jurisdictions in which our subsidiaries operate.

Tax authorities in such jurisdictions may challenge our transfer pricing arrangements or other intercompany transactions, which could result in additional taxes, penalties, interest, or increased compliance costs. In addition, changes in tax laws, treaties, regulations, or interpretations, whether in the United States or in foreign jurisdictions, could increase our overall tax burden, reduce the efficiency of our corporate structure, or limit our ability to repatriate earnings. The introduction or expansion of withholding taxes, minimum tax regimes, or substance requirements could further adversely affect our results of operations and cash flows. If we are unable to effectively manage our tax obligations or adapt to changes in applicable tax laws, our financial condition, results of operations, and ability to execute our business strategy could be materially and adversely affected.

Currency exchange rate fluctuations and foreign exchange controls could adversely affect our financial results.

Because we expect to conduct a substantial portion of our future operations through subsidiaries located outside the United States, our results of operations and financial condition may be exposed to fluctuations in foreign currency exchange rates. Revenues and expenses generated by our foreign subsidiaries may be denominated in local currencies, while our reporting currency is the U.S. dollar. As a result, changes in exchange rates could cause fluctuations in our reported revenues, expenses, and results of operations. In addition, certain foreign jurisdictions impose restrictions on foreign exchange transactions, including limitations on the conversion of local currency into U.S. dollars, delays in obtaining approvals for currency transfers, or requirements to maintain funds in local accounts for specified periods. These restrictions could limit or delay our ability to repatriate cash generated by our subsidiaries or to deploy capital efficiently across jurisdictions. We may not engage in hedging activities or may be unable to effectively hedge against currency risks, particularly during periods of market volatility. Any significant currency exchange losses or restrictions on the movement of funds could adversely affect our liquidity, financial condition, and ability to meet our obligations at the holding company level.

Managing subsidiaries across multiple jurisdictions may increase operational complexity and strain management resources.

Our business strategy contemplates operating through subsidiaries located in multiple jurisdictions. Managing subsidiaries across different countries involves significant operational complexity, including coordinating business activities across time zones, managing personnel in different regulatory and cultural environments, and complying with multiple and sometimes conflicting legal, regulatory, and reporting requirements. Our management team will be required to allocate significant time and resources to oversee subsidiary operations, maintain effective communication and controls, and ensure compliance with applicable laws and internal policies. As we expand, these demands may increase and could strain our management, operational, and administrative resources. In addition, differences in business practices, labor laws, accounting standards, and regulatory expectations across jurisdictions may complicate our ability to implement consistent operational, financial, and compliance controls. Any failure to effectively manage these complexities could result in operational inefficiencies, increased costs, delays in execution, or compliance failures. If we are unable to successfully manage our subsidiaries across multiple jurisdictions, our ability to execute our business strategy, maintain effective internal controls, and achieve our growth objectives could be materially and adversely affected.

The Offering Price Was Arbitrarily Determined And May Not Reflect The Actual Value Of Our Shares

The offering price of $1.00 per share in this offering was determined by management and was not based on an independent appraisal, formal valuation, fairness opinion, or an established trading market. The offering price does not necessarily bear any relationship to our assets, book value, net tangible book value, historical results of operations, or any other criteria of value. As a result, the offering price should be considered arbitrary and may not reflect the actual value of our shares. If a trading market for our common stock develops, the market price may be significantly lower than the offering price, and you may be unable to sell your shares at or above the price you paid. In addition, purchasers in this offering will experience immediate and substantial dilution because the offering price is significantly higher than our net tangible book value per share.

Until A Transfer Agent Is Appointed, Transfers Of Our Common Stock May Be Limited, And Investors May Experience Additional Delays Or Restrictions In Transferring Or Reselling Their Shares

We have not yet appointed a transfer agent for our common stock. A transfer agent is typically responsible for maintaining official stockholder records, recording issuances and transfers of shares, and facilitating the settlement of share transfers. Until a registered transfer agent is appointed, the Company will maintain its stockholder records internally. As a result, the transfer, resale, or other disposition of our common stock may be subject to additional administrative procedures, manual processing, and longer processing times than would typically be the case if a registered transfer agent were engaged. Investors seeking to transfer or resell their shares may experience delays, increased costs, or additional documentation requirements. In addition, the absence of a transfer agent may limit the Company’s ability to support electronic settlement systems or to facilitate transfers through brokerage firms or other intermediaries. These limitations could further restrict the liquidity of our common stock, even if a secondary market were to develop in the future. There can be no assurance that a transfer agent will be appointed within any particular timeframe, or at all. Until such an appointment occurs, investors should expect that the transferability and liquidity of their shares may be materially limited.

We Do Not Expect To Pay Dividends, And Investors Should Not Rely On Dividends As A Source Of Return

We do not expect to pay cash dividends on our common stock for the foreseeable future. As a result, investors must rely on potential appreciation in the value of our common stock, if any, as the sole means of realizing a return on their investment. Because there is currently no public market for our common stock and no assurance that a market will ever develop, investors may never realize a return on their investment.

Industry And Market Data Included In This Offering Circular May Not Be Accurate Or Reliable

Industry data, market estimates, and growth projections included in this Offering Circular are based on management estimates, internal analyses, and information obtained from publicly available sources. Such information may be based on assumptions that are inherently uncertain, and we have not independently verified the accuracy or completeness of such data. If any of the assumptions underlying such industry data or market estimates prove to be incorrect, our actual results and the value of our business may differ materially from those expressed or implied in this Offering Circular.

We may not be able to successfully establish U.S.-based engineering or manufacturing operations.

Although we are a U.S.-incorporated holding company, we currently do not conduct engineering or manufacturing operations in the United States. We have disclosed that, over the next approximately 24 months, we intend to evaluate the establishment of U.S.-based engineering and, subject to market conditions and capital availability, manufacturing or assembly operations. There can be no assurance that we will be able to successfully establish such operations on a timely basis, or at all. The establishment of the U.S.-based engineering or manufacturing operations would require significant capital investment and management resources and would be subject to a variety of risks and uncertainties, including, without limitation, the availability of financing, site selection, labor availability and cost, regulatory and permitting requirements, environmental compliance, supply chain constraints, and general economic conditions. Any delays or cost overruns associated with these activities could adversely affect our business plan and financial condition. In addition, the operation of engineering or manufacturing facilities in the United States could expose us to increased operating costs, employment-related liabilities, environmental obligations, and compliance requirements compared to operating exclusively through subsidiaries outside the United States. We may also face challenges integrating any U.S.-based operations with our existing or planned international operations, which could result in inefficiencies, operational disruptions, or increased management complexity. If we are unable to establish the U.S.-based engineering or manufacturing operations, or if such operations do not achieve anticipated efficiencies or strategic benefits, our ability to execute our long-term growth strategy, serve certain customers, or mitigate cross-border operational risks could be adversely affected. Even if we do establish such operations, there can be no assurance that they will be profitable or contribute positively to our results of operations.

If A Covered Person Becomes Subject To A “Bad Actor” Disqualifying Event, We May Lose The Ability To Rely On The Regulation A Exemption

If the Company or any covered person were to become subject to a disqualifying event under Rule 262 of Regulation A, the Company could lose its ability to rely on the Regulation A exemption for this offering. In such an event, the Company may be required to suspend or terminate the offering, seek an alternative exemption, or take other remedial actions, which could delay or prevent the completion of the offering.

Any such disqualification could have a material adverse effect on the Company’s ability to raise capital and execute its business strategy.

Purchasers In This Offering Will Experience Immediate And Substantial Dilution, While Existing

Shareholders Will Experience Immediate Accretion

Purchasers in this offering will experience immediate and substantial dilution because the public offering price of $1.00 per share significantly exceeds the Company’s net tangible book value per share prior to this offering. As a result, new investors will pay a price per share that is substantially higher than the accounting value of the shares they receive. In contrast, existing shareholders, including the Company’s founders and early investors, will experience immediate accretion in the net tangible book value of their shares as a result of the cash contributed by new investors, even though such existing shareholders acquired their shares at prices substantially lower than the public offering price.

The Company has generated no revenues to date and may not achieve profitability even after completing the acquisitions.

Tejascore has not generated any revenues since its formation, and there is no assurance that we will generate revenues or achieve profitability in the future. Our business plan is dependent on the successful acquisition, operation, and oversight of two businesses, Alpha Maier India and Marelli UM India. Although each of these entities has an existing operating history, their past performance is not indicative of the results Tejascore may achieve. Post-acquisition performance will depend on Tejascore's ability to consolidate and operate Alpha Maier, to appropriately oversee its non-controlling equity method investment in Marelli UM, to integrate financial systems at the operations it controls, retain key personnel, support customer relationships, manage supply chains, and execute capital expenditures required for modernization. These efforts may be more costly or time-consuming than expected, and the Company's ability to influence Marelli UM is limited because it will not control that company. In addition, each target business faces its own risks, including margin volatility, customer concentration, technological change, and the need for ongoing investment; Marelli UM has also reported a material uncertainty related to going concern. Even if the acquisitions are completed, there is no guarantee that the Company will generate positive cash flow or achieve profitability. Because the Company would consolidate Alpha Maier and account for Marelli UM under the equity method, its results would reflect Alpha Maier's consolidated operations and its proportionate share of Marelli UM's earnings or losses, the latter of which could be negative. Unexpected expenses, operational disruptions, delays in realizing any synergies, or adverse market conditions may prevent the Company from achieving or sustaining profitability. We are separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition, which is not probable and may never be completed. Investors may therefore lose part or all of their investment. Our Proposed Acquisitions Are Not Probable, And We May Be Required To Provide Additional Financial Information If Any Acquisition Becomes Probable

We are evaluating potential acquisition opportunities; however, no definitive acquisition agreements have been executed, and no acquisition is currently probable. Any proposed acquisition remains subject to due diligence, negotiation of definitive agreements, regulatory approvals, and satisfaction of escrow release conditions. If an acquisition becomes probable under applicable accounting or disclosure standards, we may be required to provide additional financial information, including audited financial statements of the target business. The preparation and review of such information could delay or prevent the completion of the acquisition or require us to amend this Offering Circular.

Tejascore will require substantial additional capital beyond this offering to execute its business plan.

The proceeds of this Offering may not be sufficient, on their own, to fund Tejascore's acquisition strategy or to support the operational, financial, and technological requirements associated with the businesses we intend to acquire. The acquisitions of Alpha Maier India and Marelli UM India, together with post-

acquisition integration of our consolidated subsidiary, modernization, working-capital needs, and anticipated capital expenditures, may require significant additional financing. We expect to seek further capital through additional equity issuances, debt financing, strategic investments, or a combination thereof. There is no assurance that such capital will be available on acceptable terms, or at all. Future fundraising may result in substantial dilution to existing shareholders, increased leverage, restrictive covenants, or other adverse terms that could limit our financial and operational flexibility. If we are unable to raise sufficient additional capital when required, we may be forced to delay, scale back, or abandon key elements of our business plan, including the planned acquisitions, capital investment at our consolidated subsidiary, technology initiatives, and integration activities. A possible future acquisition of Paragon GmbH & Co. KGaA would require additional capital beyond this Offering and would, given Paragon's financial distress, potentially require capital injections beyond any purchase price; however, Paragon is not a probable acquisition and may never be completed. Any such delays or reductions could materially and adversely affect our growth prospects, competitive position, and overall financial condition.

All Offering Proceeds Will Be Held In Escrow And May Never Be Released

All proceeds from this offering will be deposited into an escrow account administered by North Capital, acting through its DealPoint platform, and will not be available to the Company unless and until specified escrow release conditions are satisfied. The Company does not have unilateral authority to access escrowed funds.The release of escrowed funds is conditioned on, among other things, the execution of definitive acquisition agreements, satisfaction of closing conditions, receipt of required regulatory or third-party approvals, and verification by the escrow agent that all applicable release conditions have been met. There can be no assurance that any of these conditions will be satisfied. If escrow release conditions are not satisfied, investor funds may remain in escrow for an extended period or may be returned to investors in accordance with the escrow arrangements. As a result, the Company may be unable to execute its acquisition strategy, deploy capital as anticipated, or generate operating revenues.

Escrowed Funds May Be Released On A Transaction-By-Transaction Basis, Which May Delay Or Limit Our Growth

Escrowed funds are expected to be released on an acquisition-by-acquisition basis rather than simultaneously. Because each contemplated acquisition has a different purchase price, regulatory pathway, and readiness timeline, funds allocated to one acquisition may be released while funds allocated to another acquisition remain in escrow. This structure may delay the Company’s ability to complete multiple acquisitions concurrently, limit operational scale-up, or result in partial execution of the Company’s acquisition strategy. Investors should not assume that all escrowed funds will be released or deployed at the same time, or at all.

Our Cross-Border Operations May Subject Us To Complex And Uncertain Tax Obligations

We intend to acquire and operate businesses located outside the United States, principally in India, and, in connection with a possible future acquisition of Paragon GmbH & Co. KGaA, potentially in Germany. As a result, we may be subject to income taxes, withholding taxes, value-added or goods-and-services taxes, transfer taxes, and other taxes in multiple jurisdictions, and, because our interest in Marelli UM India would be a non-controlling equity method investment, to tax considerations arising from that investment over which we would have limited control. The tax laws, regulations, and administrative practices of these jurisdictions are complex and may change, sometimes retroactively. Our effective tax rate and after-tax profitability may be materially affected by changes in applicable tax laws, interpretations, or enforcement practices in the jurisdictions in which we operate. Any failure to comply with applicable tax requirements could result in penalties, interest, audits, or disputes with tax authorities.

Withholding Taxes And Restrictions On Repatriation Of Cash May Reduce Returns

Cash flows generated by foreign subsidiaries or investees may be subject to withholding taxes when distributed to the Company. In addition, certain jurisdictions may impose restrictions on the timing, amount, or method of repatriation of cash, including requirements to obtain regulatory approvals or comply with foreign exchange controls. As a result, even if foreign operations generate profits, such profits may not be available for use by the Company in the United States on a timely basis or at all, which could adversely affect liquidity, reinvestment capacity, and potential shareholder returns.

Transfer Pricing And Intercompany Transactions May Be Subject To Tax Audits And Adjustments

Our cross-border operations may involve intercompany transactions, including management services, cost allocations, intellectual property usage, and financing arrangements. These transactions are subject to transfer pricing rules in multiple jurisdictions. Tax authorities may challenge the pricing or structure of intercompany transactions and impose additional taxes, penalties, or interest. Any such adjustments could increase our tax liabilities and require us to devote significant management time and resources to resolving disputes.

We May Be Subject To Double Taxation Or May Not Fully Benefit From Tax Treaties

Although the United States has income tax treaties with certain countries, including India and, in respect of any future German operations arising from a possible future acquisition of Paragon GmbH & Co. KGaA, Germany, there can be no assurance that we will be able to fully benefit from such treaties. Tax authorities may deny treaty benefits based on factors such as ownership structure, substance requirements, or changes in law or interpretation. This risk may be heightened with respect to our non-controlling equity method investment in Marelli UM India, where our ability to influence structuring or substance is limited. If treaty benefits are unavailable or limited, we may be subject to double taxation on the same income, which could materially reduce our after-tax results of operations.

Foreign Exchange Controls And Currency Risks May Affect Our Financial Results Certain jurisdictions impose foreign exchange controls that regulate the conversion and transfer of local currency into other currencies. These controls may limit our ability to convert profits into U.S. dollars or to transfer funds across borders. In addition, fluctuations in exchange rates between foreign currencies and the U.S. dollar may adversely affect our reported financial results, cash flows, and financial condition.

Tax Laws Applicable To Shareholders May Differ From U.S. Tax Laws

The tax treatment of dividends, distributions, or gains on the sale of our shares may differ for non-U.S. shareholders or shareholders subject to foreign tax laws. We do not provide tax advice to investors, and prospective investors are urged to consult their own tax advisors regarding the tax consequences of an investment in our securities.

If Acquisition Milestones Are Not Met, Investors May Be Required To Decide Whether Their Funds Are Used For Alternative Purposes Or Returned

If the Company is unable to satisfy the escrow release conditions for a particular acquisition, investors may be asked to affirmatively consent to an alternative permitted use of their escrowed funds. If an investor does not provide such consent, their funds will remain in escrow and may be returned to them at the termination of the offering. This process may delay the deployment of capital, result in the return of funds without any investment having been made, or cause the Company to operate with less capital than anticipated.

Failure to complete the planned acquisitions may leave Tejascore without operating subsidiaries or a viable business.

Tejascore's business model is dependent on the successful completion of its two probable acquisitions: a 51% controlling interest in Alpha Maier India, which would be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM India, which would be accounted for under the equity method. These acquisitions are subject to numerous conditions, including completion of financial, legal, and technical due diligence; negotiation and execution of definitive agreements; regulatory and governmental approvals, including applicable foreign investment approvals in India; shareholder and board approvals at the target entities; availability of financing; and satisfactory completion of closing deliverables. Any of these conditions may delay, alter, or prevent the consummation of the transactions. If we are unable to complete one or both of the probable acquisitions, Tejascore may remain a development-stage entity with no revenue-generating operations, no consolidated manufacturing assets, no controlled customer relationships, and no operating workforce. Because our interest in Marelli UM would in any event be a non-controlling equity method investment rather than a consolidated business, the completion of the Alpha Maier acquisition is particularly important to our ability to report consolidated operations; failure to complete Alpha Maier would have a disproportionate effect on our operating profile. In such a scenario, we may not have an alternative business plan, and our ability to deploy Offering proceeds for any meaningful commercial purpose would be severely impaired. Our strategy also contemplates a possible future acquisition of Paragon GmbH & Co. KGaA (Germany), but Paragon is not a probable acquisition, may never become probable, and may never be completed; investors should not assume that any Paragon acquisition will contribute to our business. Failure to complete the probable acquisitions may also damage our credibility with investors, partners, and acquisition targets; increase our cost of capital; and leave us with transaction expenses, advisory fees, or other liabilities without corresponding operating assets. As a result, Tejascore could be left without a viable business, and investors could lose part or all of their investment.

The Company may not realize expected synergies or integration benefits from the acquisitions.

Tejascore's strategy assumes that its two probable acquisitions, a consolidated 51% interest in Alpha Maier India and a 39.51% non-controlling equity method interest in Marelli UM India, will create operational efficiencies, procurement advantages, technology-sharing opportunities, and cost synergies. These anticipated benefits are inherently uncertain and may not be achieved within the expected timeframes, or at all. Integration presents significant challenges, which are heightened by the fact that the Company will not control Marelli UM. While Tejascore would control and consolidate Alpha Maier, it will hold only a non-controlling interest in Marelli UM and will not be able to direct that company's manufacturing processes, quality systems, supply chain, procurement, financial reporting, or personnel decisions; the realization of any cross-company synergies with Marelli UM will therefore depend on the cooperation of Marelli UM and its controlling shareholder, Marelli Europe S.p.A., which may not share our objectives. Key risks include difficulties aligning manufacturing processes, harmonizing quality systems, consolidating supply chains where feasible, integrating financial reporting (including obtaining timely information from Marelli UM to apply the equity method), merging engineering capabilities, retaining critical employees, and managing cross-border regulatory compliance. Unexpected integration costs, operational disruptions, or delays in achieving synergy targets may materially reduce or eliminate the expected benefits of the acquisitions. To the extent any portion of our synergy expectations depends on a possible future acquisition of Paragon GmbH & Co. KGaA, those benefits are contingent on an acquisition that is not probable and may never occur. Furthermore, if customer relationships are disrupted, if key personnel depart, or if operational inefficiencies arise, the business may underperform relative to forecasts. Failure to realize projected synergies or operational improvements could adversely affect our revenues, margins, and cash flows, and may impair our ability to achieve profitability or meet investor expectations.

Tejascore’s business model depends heavily on successful execution of a multi-jurisdiction acquisition strategy.

Tejascore's growth strategy is centered on acquiring and integrating operating businesses in India, namely its two probable acquisitions, a 51% controlling interest in Alpha Maier India (to be consolidated) and a 39.51% non-controlling interest in Marelli UM India (to be accounted for under the equity method), each of which is subject to complex legal, regulatory, financial, tax, labor, and operational frameworks. Successfully executing this strategy requires navigating cross-border regulatory approvals, currency risks, foreign investment restrictions (including filings under India's foreign exchange regulations such as Form FC-TRS), transfer-pricing considerations, employment laws, environmental and manufacturing regulations, and industry-specific compliance requirements. Any delays, denials, or additional conditions imposed by governmental authorities in India or the United States could slow or prevent the completion of our probable acquisitions. Managing operations across multiple jurisdictions also presents ongoing challenges, including coordinating management oversight, standardizing operational processes where we have the ability to do so, maintaining consistent quality and safety standards, and ensuring timely, accurate financial reporting across regions with differing accounting norms and statutory requirements, including the reconciliation of Indian GAAP to U.S. GAAP. These challenges are compounded by the fact that we will not control Marelli UM and will depend on that company and its controlling shareholder for the cooperation and information necessary to oversee the investment and apply the equity method. If our strategy later extends to a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, it would add German legal, regulatory, tax, and labor complexity and an additional accounting framework; however, Paragon is not a probable acquisition and may never be completed. Failure to effectively manage these cross-border complexities could result in higher-than-expected costs, disruption of operations, impaired customer relationships, loss of key personnel, regulatory penalties, or an inability to maintain consistent performance. If Tejascore is unable to execute and sustain its acquisition and operating model, our business, financial results, and long-term strategic goals could be materially and adversely affected.

Our directors and officers may face conflicts of interest in evaluating, negotiating, and consummating acquisitions, which could influence the terms or outcomes of such transactions.

Our directors and officers are responsible for identifying, evaluating, negotiating, and approving potential acquisition transactions. In doing so, they may encounter actual or potential conflicts of interest, including differing interests between management and investors, time commitments to other business activities prior to assuming full-time roles with the Company, or differing views regarding the timing, structure, or terms of potential acquisitions. Although, as of the date of this Offering Circular, none of our directors or officers have any material ownership interest in, or have entered into any material agreements with, any of the proposed acquisition targets, and no director or officer will receive any finder’s fees, success fees, or similar compensation in connection with the consummation of any acquisition, such conflicts could arise in the future. If conflicts of interest are not appropriately identified and managed, they could result in decisions that are not aligned with the best interests of the Company or its investors. We intend to manage potential conflicts of interest through applicable corporate governance practices, including disclosure obligations, board oversight, and applicable fiduciary duties; however, these measures may not fully mitigate the impact of any conflicts that may arise.

Tejascore is a newly formed holding company and will depend entirely on its subsidiaries for revenues and cash flows.

Tejascore has been established as a holding company and, by design, has no standalone operations, no independent revenue-generating activities, and no internal sources of cash flow. Following completion of the two probable acquisitions, the Company's consolidated revenues and operating cash flows will be generated principally by its consolidated subsidiary, Alpha Maier India (in which it will hold a 51% interest). The Company's interest in Marelli UM India will be a 39.51% non-controlling equity method investment, from which the Company would receive cash only to the extent Marelli UM declares and pays dividends or other distributions, decisions that will rest with Marelli UM's controlling shareholder, not with Tejascore. Our ability to service operating expenses, meet corporate obligations, fund growth initiatives, and return value to shareholders will therefore depend on the financial performance, liquidity, and distribution capacity of Alpha Maier and, to the extent of any distributions, Marelli UM. Each operating business is subject to its own operational risks, capital needs, customer cycles, and regulatory frameworks. Marelli UM in particular has reported a material uncertainty related to going concern and significant overdue payables, as described elsewhere in this Offering Circular, and there is no assurance it will pay any dividends or distributions to its shareholders. Local laws in India may restrict the upstreaming of cash, impose withholding taxes, or limit dividend distributions, which could constrain the Company's ability to receive funds, and because the Company will not control Marelli UM, it cannot compel distributions from that company. If our operating businesses underperform, require reinvestment, face operational disruptions, or are unable to generate sufficient cash flows, Tejascore may be unable to meet its obligations at the parent level. Because the Company will not have alternative revenue streams, any adverse development at the operating-business level could materially weaken our financial position and overall viability. A possible future acquisition of Paragon GmbH & Co. KGaA would not alter this dependence and would, if completed, add a further non-controlled equity method investment in a financially distressed company from which distributions could not be assumed; however, Paragon is not a probable acquisition and may never be completed. Investors should expect that the Company's financial success will depend principally on the performance and stability of Alpha Maier and, to a lesser and indirect extent, on its investment in Marelli UM.

As a holding company, Tejascore may face restrictions on upstreaming cash from foreign subsidiaries.

Tejascore will operate through a consolidated subsidiary and hold an equity method investment located in India, its ability to receive cash, whether in the form of dividends, intercompany payments, management fees, or loan repayments, will be subject to foreign exchange regulations, tax laws, corporate law limitations, and banking controls in India. These restrictions may materially limit the amount of capital that can be legally or practically transferred to the U.S. parent company.  In India, dividend distributions are subject to corporate law thresholds, board approvals, solvency tests, and potential withholding taxes, and India maintains foreign exchange regulations that may delay or restrict repatriation of funds to a U.S. entity. These constraints apply to our consolidated subsidiary, Alpha Maier India. With respect to Marelli UM India, the limitation is more significant: because Tejascore will hold only a 39.51% non-controlling interest, it cannot compel Marelli UM to declare or pay dividends or to make any other distribution, and any cash from that investment will depend on decisions made by Marelli UM's controlling shareholder. Marelli UM has also reported a material uncertainty related to going concern, and there is no assurance it will distribute any cash to its shareholders. Both jurisdictions in which our businesses operate may impose additional constraints during periods of financial stress or regulatory review, or where reinvestment is required to meet working-capital or operational needs. If our operating businesses are unable, or are legally restricted, from upstreaming or distributing sufficient cash, Tejascore may not be able to fund parent-level expenses, service any debt, satisfy corporate obligations, or execute its strategic plans. Because Tejascore will not have its own operating revenues, any limitations on cash repatriation or distribution could materially impair our liquidity, financial flexibility, and overall financial condition. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, it would become subject to German statutory profit calculations, capital-maintenance rules, and creditor-protection requirements governing distributions, and as a non-controlling shareholder of a distressed company would have limited ability to obtain distributions; however, Paragon is not a probable acquisition and may never be completed.

Cross-border legal, tax, and regulatory frameworks may limit the Company’s ability to integrate global operations. Tejascore intends to operate a consolidated subsidiary and to hold a non-controlling equity method investment in India, with its corporate functions in the United States, each subject to its own complex legal, tax, labor, manufacturing, environmental, and regulatory systems. These frameworks may significantly restrict, delay, or complicate the Company's ability to operate its consolidated subsidiary, align management structures, consolidate financial reporting, or implement unified corporate policies. Differences in corporate governance rules, employment protections, unionization requirements, environmental standards, data-privacy regulations, product-safety laws, and industry-specific compliance obligations may require business-level processes that cannot be standardized at the holding-company level. These limitations are more pronounced with respect to Marelli UM India, in which the Company will hold only a 39.51% non-controlling interest and which it will not control; the Company cannot direct Marelli UM's management, policies, or reporting and will depend on Marelli UM and its controlling shareholder. Tax regimes, including transfer-pricing rules, indirect taxes, withholding taxes, and limitations on deductibility, may affect the flow of goods, services, and intellectual property and may reduce anticipated efficiencies or synergies. Additionally, regulatory approvals for operational changes, restructuring, capital movements, or intercompany arrangements may take significantly longer in foreign jurisdictions or may be denied altogether, including the foreign-investment approvals required in India for the acquisitions themselves. Any failure to comply with local regulations could result in fines, penalties, operational shutdowns, loss of licenses, or damage to customer relationships. If Tejascore is unable to effectively navigate and harmonize these cross-border frameworks, the Company may experience delays, higher operating costs, reduced synergies, or operational fragmentation, each of which could materially and adversely affect our business, financial condition, and strategic objectives. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, these challenges would extend to German legal, tax, labor, and regulatory frameworks and an additional accounting framework; however, Paragon is not a probable acquisition and may never be completed.

The Company may face challenges in establishing effective internal controls and reporting systems.

As a newly formed holding company preparing to acquire and consolidate an operating business and to account for a separate investment under the equity method, Tejascore must establish and maintain robust internal controls over financial reporting, disclosure controls, risk-management systems, and operational oversight mechanisms. At present, the Company has no established internal control framework, no historical financial reporting processes, and no experience complying with U.S. reporting requirements. Following the acquisitions, Tejascore will be required to consolidate the financial and operational data of its subsidiary, Alpha Maier India, and to obtain from Marelli UM India the information necessary to apply the equity method. Each business currently uses its own accounting standards, enterprise resource planning (ERP) systems, compliance processes, and internal controls. Aligning the systems of its consolidated subsidiary into a reporting environment that meets U.S. securities laws, particularly Regulation A Tier 2 requirements, may prove complex, costly, and time-consuming, and differences between Indian generally accepted accounting principles and U.S. GAAP, including the required U.S. GAAP reconciliations, may further complicate consolidation. With respect to Marelli UM, the Company will not control that company's accounting systems or internal controls and will depend on it and its controlling shareholder to provide accurate and timely information; the Company cannot extend its own internal controls over Marelli UM's financial reporting, which heightens the risk of incomplete or untimely information. If Tejascore is unable to implement effective internal controls, we may experience inaccurate financial reporting, delayed filings, operational inefficiencies, misstatements, or non-compliance with regulatory obligations. Weak controls could also impair management's ability to make informed operational and strategic decisions, increase the risk of fraud or unauthorized transactions, and undermine investor confidence. Failure to establish and maintain adequate internal controls and reporting systems could materially harm our financial condition, jeopardize our ability to operate as a compliant reporting issuer, and adversely affect our reputation and access to capital. These challenges would extend to an additional accounting framework and jurisdiction if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never be completed.

Tejascore’s board and management team have limited operating history working together.

Although Tejascore intends to assemble an experienced board and senior management team, the individuals who will lead the Company following the acquisitions have limited history operating together as a unified leadership group. Several proposed executives currently hold senior roles in different organizations and have not previously worked within a single integrated corporate structure. Effective execution of Tejascore's strategy, including completing the two probable acquisitions, consolidating Alpha Maier India, overseeing the Company's non-controlling equity method investment in Marelli UM India, managing cross-border compliance, establishing internal controls, driving operational improvements where the Company has the ability to do so, and pursuing potential synergies, will depend heavily on the ability of the leadership team to work cohesively. Differences in management styles, strategic priorities, decision-making approaches, or cultural expectations may create friction or slow execution. In addition, the transition of these individuals into full-time roles at Tejascore will require rapid alignment on governance practices, risk-management protocols, reporting standards, and operational oversight across the Company's operations in India and its corporate functions in the United States, including the additional complexity of overseeing an equity method investee that the Company does not control. There is no assurance that the leadership team will integrate effectively, or that it will adapt quickly enough to the demands of operating a newly formed holding company pursuing an acquisition and growth strategy. If the management team is unable to operate effectively as a cohesive unit, Tejascore may experience delays in implementing its business plan, reduced operational efficiency, weaker strategic execution, and impaired ability to achieve financial targets, any of which could materially and adversely affect the Company and its investors. These demands would increase further if the Company pursues a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, which would add an additional jurisdiction and a distressed target; however, Paragon is not a probable acquisition and may never be completed.

The Company may experience difficulty recruiting and retaining qualified senior management and key personnel.

Tejascore's ability to execute its acquisition strategy, oversee its operating businesses, and operate in the automotive electronics and HMI sector will depend significantly on the recruitment and retention of skilled senior executives, engineers, manufacturing specialists, finance professionals, compliance personnel, and operational managers. As a newly formed holding company with no operating history, Tejascore may be less attractive to prospective candidates compared to established industry competitors. Following the two probable acquisitions, the Company will need its consolidated subsidiary, Alpha Maier India, to retain key personnel across its technical, engineering, production, quality, and customer-facing functions, as these individuals possess institutional knowledge, customer relationships, and specialized skills critical to maintaining product quality and meeting OEM requirements. With respect to Marelli UM India, in which the Company will hold only a 39.51% non-controlling interest, the Company will not control that company's employment, compensation, or retention decisions, and the departure of key Marelli UM personnel, over which the Company has no control, could adversely affect the performance and value of the Company's equity method investment. Competition for such talent is intense within the automotive electronics and HMI sector, particularly in India, where demand for skilled engineers and manufacturing professionals can exceed supply. Changes in compensation structures, uncertainty during transition periods, cultural integration challenges, or perceived instability following the acquisitions may cause key employees to leave. Replacing such individuals could require significant time and cost, and in some cases suitable replacements may not be available. If Tejascore is unable to recruit or retain qualified personnel, either at the holding-company level or within its consolidated operations, or if its equity method investee is unable to do so, the Company may face operational disruptions, reduced product quality, delayed program execution, loss of customer confidence, and diminished ability to achieve projected growth. These risks would extend to an additional jurisdiction if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, which is not probable and may never occur. Any of the foregoing could materially and adversely affect our business and prospects.

The offering price has been determined by management and does not necessarily reflect market value.

The price at which the Company is offering its shares in this Regulation A Tier 2 offering has been determined solely by Tejascore's management based on factors such as anticipated acquisition costs, projected business performance, perceived market opportunity, and expected capital needs. This price has not been established through arm's-length negotiation, independent valuation, or a formal price discovery process in any public market. Because Tejascore has no operating history, no revenues, limited assets, and has not yet completed its planned acquisitions, there is no reliable basis to determine the intrinsic value of the Company or its securities. As a result, the offering price may not reflect the actual market value of the Company, the value of the businesses we intend to acquire, or the price at which the shares may trade in the future, if a trading market ever develops. Investors may therefore purchase shares at a price that is significantly higher than the value ultimately realized, particularly if the acquisitions are delayed, modified, or not completed, or if the acquired businesses perform below management's expectations. Post-offering valuations may fluctuate materially based on operational results, integration outcomes, market conditions, or investor sentiment, none of which may align with the assumptions used by management to set the offering price. There can be no assurance that the shares will ever trade at or above the offering price, and investors may lose part or all of their investment.

Investors will experience immediate and substantial dilution upon purchasing shares.

Investors purchasing shares in this Offering will experience immediate and substantial dilution because the offering price exceeds the net tangible book value per share of the Company both before and after the issuance of new shares. As a newly formed entity with minimal assets and no operating history, Tejascore’s current net tangible book value is substantially lower than the offering price, resulting in dilution to investors purchasing shares at this stage. Furthermore, Tejascore expects to require significant additional financing to complete its acquisition strategy and fund ongoing operations. Future capital raises may involve the issuance of equity or equity-linked securities at prices that may be lower than the offering price, which would result in further dilution to existing shareholders. The Company may also issue shares in connection with acquisitions, incentive compensation plans, services agreements, or strategic partnerships, any of which could materially dilute investors’ ownership interests. Because the Company’s valuation has been determined by management and is not directly tied to current operating performance, investors should assume that dilution will occur not only at the time of purchase but also throughout the Company’s early-stage growth and acquisition phases. As a result of this dilution, investors may own a smaller percentage of the Company than anticipated, and the value of their investment may be lower than the price paid at the time of purchase.

Tejascore may need to raise additional capital after this offering, causing further dilution.

The proceeds from this Offering will not be sufficient to complete all planned acquisitions, fund integration activities, support working capital requirements, or execute Tejascore’s long-term growth strategy. As a result, the Company expects that it will need to raise additional capital in the future through one or more offerings of equity, equity-linked securities, or other financing instruments. Future fundraising rounds may occur at valuations that are lower than the valuation implied by this Offering. If additional shares are issued at a discount to the offering price, existing investors will experience significant dilution in terms of both ownership percentage and the economic value of their holdings. The Company may also issue shares in connection with acquisitions, compensation arrangements, consulting agreements, or strategic partnerships, each of which would further dilute existing shareholders. Moreover, market conditions, operational performance, and the timing of the Company’s acquisition strategy may require urgent or opportunistic capital raises. In such circumstances, Tejascore may be required to accept financing terms that are unfavorable to existing investors, including anti-dilution protections granted to new investors, preferential rights, or convertible instruments that increase dilution over time. If Tejascore is unable to secure sufficient additional capital, it may be forced to delay or scale back key components of its business plan, which could adversely affect the Company’s prospects, valuation, and investor returns. Even if additional capital is obtained, investors in this Offering should expect that their ownership stake may be diluted substantially.

There is no public market for Tejascore’s common stock and liquidity may be limited for an extended period.

There is currently no public market for Tejascore’s common stock, and there is no assurance that an active trading market will develop in the future. The Company has not applied to list its securities on any national securities exchange or over-the-counter marketplace, and trading may remain limited or nonexistent for an extended period following this Offering. Even if Tejascore seeks to establish a secondary market or applies for quotation on an OTC platform, there is no guarantee that such efforts will be successful, that a broker-dealer will agree to make a market in the securities, or that required regulatory approvals will be obtained. Additionally, low trading volume, limited investor awareness, or concerns related to the Company’s early-stage status and acquisition plans could significantly restrict liquidity. As a result, investors may find it difficult, or impossible, to sell their shares when desired or at prices equal to or higher than the offering price. Illiquidity may also increase price volatility, reduce the ability of investors to exit their investment, and limit the Company’s flexibility in conducting future capital raises. Because there is no assurance that a liquid market will ever develop for Tejascore’s common stock, investors should be prepared to hold their shares for an indefinite period and bear the risk of a complete loss of their investment.

The Company may fail to meet future requirements for listing on a national securities exchange.

Although Tejascore may eventually seek to list its common stock on a national securities exchange such as Nasdaq or the NYSE, there is no guarantee that the Company will satisfy the applicable quantitative or qualitative listing standards. National exchanges impose requirements related to shareholder equity, market capitalization, share price, corporate governance, board composition, internal controls, and financial reporting history. As a newly formed company with no operating history, limited assets, and ongoing acquisition plans, Tejascore may be unable to meet these thresholds for several years, if at all.

Additionally, successful listing typically requires sustained operating performance, consistent revenue generation, positive cash flows, and demonstrated corporate governance maturity, all of which depend on successful completion and integration of the planned acquisitions. Any delays, operational shortfalls, or setbacks in financial performance could prevent the Company from qualifying for an exchange listing. Even if the Company applies for listing, regulatory reviews may impose additional conditions or result in denial. Failure to list on a national exchange may significantly limit liquidity for investors, reduce visibility with institutional investors, and restrict access to larger pools of capital. As a result, there is a substantial risk that Tejascore’s securities may remain unlisted for an extended period, or indefinitely, which may materially affect investor liquidity and long-term shareholder value.

The best-efforts nature of the offering means the Company may raise substantially less than the target amount. This Offering is being conducted on a best-efforts basis, which means that neither the Company nor any placement agent is obligated to purchase or sell any specific amount of securities. As a result, there is no assurance that Tejascore will raise the full amount sought, or even a meaningful portion of it.

If investor interest is lower than anticipated, the Company may receive substantially less capital than required to complete the planned acquisitions, support working capital needs, fund integration costs, or execute its strategic objectives. Raising less than the target amount may force Tejascore to-

•Modify, delay, or abandon one or more acquisitions;

•Prioritize certain subsidiaries at the expense of others;

•Defer technology investments, equipment upgrades, or expansion plans;

•Seek alternative, potentially more expensive financing options; or

•Operate with insufficient liquidity, increasing business risk.

Because the Company has no operating revenues and depends entirely on offering proceeds and future capital raises to execute its business plan, a shortfall in capital raised under this Offering could materially impair Tejascore’s ability to function as intended. Investors should be aware that the best-efforts structure increases the risk that Tejascore may not meet its funding needs, which could adversely affect the Company’s financial stability and long-term prospects.

If the offering is not fully subscribed, Tejascore may be unable to complete the acquisitions.

Tejascore's ability to complete the planned acquisitions of Alpha Maier India and Marelli UM India depends heavily on raising sufficient capital through this Offering. Each acquisition requires substantial upfront funding for purchase consideration, due-diligence costs, transaction fees, regulatory approvals, integration planning, and initial working-capital support at the operations we control. If the Offering is not fully subscribed, the Company may lack the financial resources necessary to satisfy closing conditions or to negotiate acceptable terms with sellers, lenders, or regulatory bodies. A partial raise may force Tejascore to delay, renegotiate, downsize, or abandon one or both of the acquisitions. Sellers may require proof of funds or escrow deposits that the Company cannot provide without sufficient subscription. Additionally, reduced capital may impair Tejascore's ability to secure complementary financing, as lenders and strategic partners often require a minimum equity infusion as a condition of participation. If Tejascore is unable to complete the acquisitions due to inadequate offering proceeds, the Company may remain a development-stage holding entity with no consolidated operating subsidiary, no revenue base, and no clear path to executing its strategic plan. Because the Company's interest in Marelli UM would in any event be a non-controlling equity method investment rather than a consolidated business, the completion of the Alpha Maier acquisition is particularly important to the Company's ability to report consolidated operations. This could result in a material decline in shareholder value, reduced investor confidence, and potential difficulty continuing as a going concern. A possible future acquisition of Paragon GmbH & Co. KGaA would require capital beyond the amounts needed for the two probable acquisitions; Paragon is not a probable acquisition, no portion of the proceeds is committed to it, and it may never be completed. Failure to raise sufficient proceeds in the Offering therefore presents a significant risk that Tejascore may not complete the probable acquisitions or operate as intended, and investors may lose part or all of their investment.

Tejascore may face significant challenges integrating operations, systems, and cultures across multiple jurisdictions.

Tejascore’s acquisition strategy involves combining and managing businesses located in India, each operating under distinct regulatory regimes, labor markets, cultural norms, management philosophies, and business practices. Integrating these subsidiaries into a cohesive global organization requires substantial effort across operational processes, reporting systems, technology platforms, quality standards, human resources practices, and organizational culture. Differences in workplace norms, decision-making styles, communication expectations, and hierarchical structures may create friction among teams, reduce collaboration, or impair the Company’s ability to standardize processes.

Additionally, subsidiaries may use incompatible ERP systems, production methodologies, engineering standards, and compliance frameworks that require costly and time-consuming alignment. Failure to effectively integrate these systems and cultures may result in operational inefficiencies, duplication of functions, inconsistent quality levels, data inconsistencies, delays in product development, or reduced customer satisfaction. Integration challenges may also distract management from core operations, leading to performance degradation at the subsidiary level. If Tejascore is unable to harmonize operations across jurisdictions and establish a unified global culture, the anticipated benefits of the acquisitions, including synergies, economies of scale, and improved competitiveness, may not be realized. Such difficulties could materially and adversely affect the Company’s financial condition, strategic execution, and long-term growth prospects.

The acquired companies may have undisclosed liabilities or operational deficiencies.

Although Tejascore intends to conduct financial, operational, legal, regulatory, and technical due diligence prior to completing each acquisition, it is possible that the target companies, Alpha Maier India and Marelli UM India, may have undisclosed, unknown, or underestimated liabilities that are not identified during the diligence process. These may include tax exposures, environmental compliance issues, labor disputes, product warranty obligations, quality problems, undisclosed debts, pending litigation, customer claims, cybersecurity vulnerabilities, or legacy contractual obligations. In addition, the acquired companies may have operational deficiencies such as outdated equipment, inefficient production processes, unprofitable customer contracts, shortages of skilled personnel, gaps in internal controls, or deficiencies in quality management systems. These issues may not be fully known until after closing, particularly given the complexity of manufacturing operations, multinational customer relationships, and long product-life cycles in the automotive electronics and HMI sector. The risk of undisclosed liabilities is heightened in the case of Marelli UM, which has reported a material uncertainty related to going concern, significant overdue trade payables, and contingent liabilities relating to ongoing tax disputes, as described elsewhere in this Offering Circular. Because we will acquire only a 39.51% interest in Marelli UM and will not control its operations, our visibility into certain aspects of its records and practices may be more limited than in a controlled acquisition. If such liabilities or deficiencies arise, Tejascore may be required to incur substantial unplanned costs to remedy problems, settle claims, restructure operations, or upgrade facilities. These obligations could materially reduce cash flows, impair profitability, or delay integration plans. Because the Company is relying heavily on the acquired businesses to generate all operating revenues, any undiscovered liabilities or weaknesses could have a material adverse effect on Tejascore's financial condition, operating performance, and ability to achieve its strategic objectives.

The Company may not successfully harmonize financial reporting, IT systems, or internal controls post-acquisition.

Following the contemplated acquisitions, Tejascore will be required to consolidate and manage financial reporting for Alpha Maier, which would become a consolidated subsidiary, to account for its investment in Marelli UM under the equity method, and to manage enterprise resource planning (ERP) platforms, IT infrastructures, cybersecurity protocols, and internal control frameworks in respect of its operations in India. Each target company presently maintains its own accounting practices, ERP environment, operational data systems, and internal control procedures tailored to local statutory requirements and legacy organizational structures. Aligning this financial information into a unified framework that satisfies U.S. securities law requirements, including Regulation A reporting, internal control obligations, and audit-ready financial statements, will require significant time, investment, and technical expertise. Discrepancies between local Indian GAAP and U.S. GAAP may complicate consolidation and the preparation of the required U.S. GAAP reconciliations. Variations in financial close processes, chart-of-accounts structures, inventory costing methodologies, cost centers, and project accounting frameworks may further impede timely and accurate reporting. Our ability to obtain complete and timely financial information from Marelli UM may be further constrained because we will hold only a 39.51% interest and will not control its financial close, reporting, or internal control processes; we will depend on Marelli UM and its controlling shareholder to provide information sufficient for us to apply the equity method and meet our reporting obligations. If harmonization efforts encounter delays, resource constraints, data inconsistencies, or integration failures, Tejascore may experience inaccurate or delayed financial reporting, inability to produce auditable financial statements, operational disruptions, or failures in internal controls over financial reporting. Weaknesses in IT systems or cybersecurity environments may expose the Company to data breaches, system outages, or financial loss. Failure to establish a cohesive and effective reporting, IT, and control environment could materially impair Tejascore's ability to monitor performance, meet regulatory obligations, support strategic decision-making, or maintain investor confidence. Such difficulties may also hinder the Company's ability to raise additional capital or pursue future growth initiatives.

Projected synergies, cost savings, and cross-company efficiencies may not materialize.

Tejascore's business model anticipates that, following the acquisitions of Alpha Maier India and Marelli

UM India, the organization will achieve meaningful synergies, cost reductions, procurement advantages, technology-sharing efficiencies, and operational improvements. These expectations form an important part of the Company's strategic rationale and long-term financial projections. However, such anticipated benefits are inherently uncertain and may not be realized to the extent, within the timeframe, or in the manner anticipated by management. Synergies in areas such as procurement, engineering collaboration, product harmonization, shared services, manufacturing optimization, and overhead reduction may prove more difficult than expected due to incompatible systems, entrenched operational practices, cultural differences, customer-specific requirements, or resistance to change within the acquired businesses.

Our ability to realize synergies from Marelli UM is further limited because we will hold only a 39.51% interest accounted for under the equity method and will not control its operations, procurement, or strategic decisions; the controlling 60.48% interest will remain with Marelli Europe S.p.A., which may not share our objectives or cooperate in pursuing cross-company efficiencies. To the extent our strategic rationale also contemplates benefits from a possible future acquisition of Paragon, those benefits are contingent on an acquisition that is not probable and may never occur. Additionally, projected cost savings may be offset by unexpected integration expenses, required capital expenditures, restructuring costs, increases in labor or raw-material pricing, or inefficiencies that arise during the integration process. If synergies fail to materialize, or materialize more slowly or at lower levels than forecast, Tejascore may experience lower profitability, reduced margins, weaker cash flows, and diminished return on investment. Failure to achieve these benefits could also impair the Company's competitiveness in the automotive electronics and HMI sector and weaken its ability to meet investor expectations. As a result, investors should not rely on projected synergies or cost savings as an indicator of future performance, and there is no assurance that these anticipated efficiencies will contribute meaningfully to Tejascore's financial results.

Management bandwidth may be significantly strained during simultaneous integration activities.

Tejascore's management team will be responsible for overseeing the concurrent acquisition and integration of two probable acquisitions in India, Alpha Maier Private Limited and Marelli UM Electronic Systems Private Limited, while also establishing the Company's own corporate infrastructure, regulatory compliance systems, internal controls, financial reporting processes, and strategic direction. These simultaneous, high-intensity responsibilities may significantly strain management's bandwidth, particularly during the early stages of integration when coordination demands are highest. Integration activities will require substantial executive attention across numerous domains, including aligning operational processes, harmonizing engineering and quality standards, implementing shared systems, consolidating financial reporting frameworks, managing cultural and organizational transitions, addressing customer and supplier concerns, and executing capital investments. The Company's oversight of Marelli UM will be further complicated by the fact that Tejascore will hold only a 39.51% equity interest accounted for under the equity method and will not control Marelli UM's day-to-day operations, which may limit management's ability to direct integration at that company while still requiring significant attention to protect the value of the investment. If the Company later pursues a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, management's responsibilities and integration burden would increase further and would extend to an additional jurisdiction, a different accounting framework, and a company in financial distress, any of which could compound the strain described above. Limited management capacity may lead to delayed decision-making, oversight gaps, reduced operational discipline, and inadequate monitoring of subsidiary and investee performance. If management becomes overextended, critical issues may go unaddressed, integration milestones may be missed, and strategic execution may falter. Such bandwidth constraints may also increase the risk of operational disruptions, customer dissatisfaction, compliance failures, or loss of key personnel at either the parent or subsidiary level. Failure to allocate sufficient management attention to integration and ongoing operations could materially impede Tejascore's ability to realize anticipated benefits, maintain performance stability, or achieve its long-term growth objectives.

Operating in India subjects the Company to complex regulatory environments and compliance risks, and a possible future acquisition of Paragon would add German regulatory exposure.

Following the two probable acquisitions, Tejascore will operate through a consolidated subsidiary and an equity method investee in India, which are subject to extensive and evolving regulatory frameworks governing manufacturing, labor, taxation, environmental compliance, data protection, financial reporting, import/export controls, and industry-specific standards applicable to automotive electronics and HMI products. Navigating these regulatory environments will require significant resources, continuous monitoring, and local expertise. In India, the Company and its target companies must comply with regulations involving the Companies Act, foreign exchange controls under FEMA and related Reserve Bank of India requirements, GST and indirect taxation, labor and factory laws, environmental clearances, and sectoral compliance requirements. The proposed acquisitions are themselves subject to Indian foreign investment approvals, including filings such as Form FC-TRS, and any delay or denial could prevent or delay completion. Enforcement actions, inspections, or regulatory changes can impose unexpected costs or operational restrictions. If the Company completes a possible future acquisition of Paragon, it would also become subject to German regulatory requirements, where the regulatory landscape includes stringent employment protections, co-determination rules, environmental and waste-management standards, workplace-safety requirements, product-quality mandates, and rigorous tax, accounting, and data-privacy obligations under frameworks such as GDPR. Paragon is also a publicly listed German issuer subject to securities and insolvency laws over which the Company would have no control. Any such acquisition is not probable and may never occur. Failure to comply with applicable regulations in any jurisdiction in which the Company operates may result in fines, penalties, operational shutdowns, revocation of licenses, litigation, or reputational harm. Moreover, changes in laws or regulatory interpretations, whether related to labor rules, industrial safety, environmental mandates, or cross-border transactions, may increase compliance costs or limit operational flexibility. Given the Company's limited operating history and the complexity of operating its consolidated subsidiary and overseeing its equity method investment, Tejascore may face heightened compliance risk during the early years of operations. Any regulatory lapses or delays in establishing robust compliance systems could materially and adversely affect the Company's financial condition, operational stability, and strategic objectives.

Cross-border tax, transfer-pricing, and repatriation rules may adversely affect financial performance.

Operating through a consolidated subsidiary and an equity method investee in India, and, if a possible future acquisition of Paragon is completed, through operations in Germany, will subject Tejascore to complex international tax regimes, including transfer-pricing regulations, withholding taxes, corporate income taxes, GST/VAT obligations, double-taxation treaties, and restrictions on the repatriation of profits. These rules may significantly influence the Company's effective tax rate, internal pricing policies, cash-flow planning, and overall financial performance. Transfer-pricing regulations in India, and in Germany in the event of a Paragon acquisition, require that intercompany transactions, such as the sale of components, licensing of intellectual property, allocation of shared services, or management-fee arrangements, be conducted at arm's-length terms. Tax authorities may challenge the Company's transfer-pricing methodology, resulting in tax adjustments, penalties, interest assessments, or prolonged audits. Ensuring compliance may require extensive documentation, periodic benchmarking studies, and ongoing legal and accounting support. Rules governing the repatriation of profits, dividends, or intercompany payments may impose additional taxes or restrict the timing and volume of funds that can be transferred to the U.S. parent. India's foreign-exchange controls under FEMA and Reserve Bank of India requirements may limit Tejascore's ability to upstream cash when needed, and, in the case of any future German operations, capital-maintenance rules may impose similar limits. Our ability to receive distributions from Marelli UM is further constrained because we will hold only a 39.51% non-controlling interest and will not control its dividend or distribution decisions, which will rest with its controlling shareholder. In certain circumstances, the target companies may be required to retain profits to meet local solvency, reinvestment, or working-capital requirements, reducing the liquidity available at the holding-company level. Tax laws and regulations in all relevant jurisdictions are subject to change, and evolving interpretations, particularly related to BEPS (Base Erosion and Profit Shifting) rules, global minimum tax initiatives, or digital-tax frameworks, may increase compliance costs or alter the Company's optimal structure. Adverse tax determinations, increased tax burdens, or restrictions on the movement of capital could materially reduce profitability, impair cash flows, and limit Tejascore's ability to execute its strategic plans.

Currency fluctuations between USD, INR, and EUR may materially impact results.

Tejascore's financial performance will be exposed to significant foreign-exchange risk because the Company will raise capital in U.S. dollars (USD) while its operating businesses are located in India and report in Indian Rupees (INR). At its consolidated subsidiary, Alpha Maier India, revenues, costs, capital expenditures, payroll, and taxes will be denominated primarily in INR, whereas the Company's consolidated reporting, parent-level expenses, and investor disclosures will be prepared in USD. The Company's investment in Marelli UM India will be accounted for under the equity method; the Company's share of Marelli UM's INR-denominated results, when translated to USD, will likewise be subject to exchange-rate movements. Fluctuations in exchange rates, whether due to macroeconomic conditions, interest-rate differentials, geopolitical developments, inflationary pressures, or government intervention, may materially impact the Company's reported results, the carrying value of its investments, cash flows, and valuation. For example:

•A strengthening USD may reduce the translated value of INR-denominated revenues, assets, and the Company's share of equity method earnings.

•A weakening USD may increase the cost of imported components or equipment purchased in foreign currencies.

•Volatility in the INR may significantly affect the cost structure of the Indian operations, including wages and supplier payments, some of which are denominated in other currencies such as the euro and the Japanese yen.

Translation of INR-denominated financial statements to USD under ASC 830 will also give rise to a cumulative translation adjustment recorded in accumulated other comprehensive income, which may reduce reported equity and total comprehensive income even when underlying operations are stable. In addition, the Company may need to make cross-border payments for integration costs, intercompany services, or acquisition consideration, and currency movements between the time obligations are incurred and when payments are executed may increase costs beyond projections.

Tejascore does not currently have a currency-hedging program, and there is no assurance that such tools will be available, cost-effective, or successful in mitigating exposure. As a result, foreign-exchange volatility could materially distort operating results, reduce cash available for reinvestment or repatriation, and adversely affect the Company's financial condition and investor returns. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, it would also become exposed to fluctuations in the euro (EUR); however, Paragon is not a probable acquisition and may never be completed.

Changes in political or economic conditions in India, Germany, or the U.S. may disrupt operations.

Tejascore's business model depends on operating in India through a consolidated subsidiary and an equity method investee while raising capital and maintaining corporate governance in the United States. As a result, the Company is exposed to political, economic, and policy developments in these jurisdictions, and would become exposed to conditions in Germany if it completes a possible future acquisition of Paragon. Any deterioration in macroeconomic stability, geopolitical conditions, trade relations, regulatory priorities, or government policy may adversely affect the Company's operations, supply chains, customer demand, and access to capital. In India, risks include inflationary pressures, changes to industrial or labor regulations, shifts in foreign-investment policy, currency instability, taxation reforms, restrictions on cross-border transactions, and election-related policy shifts. Disruptions such as political unrest, labor strikes, infrastructure challenges, or changes in manufacturing or environmental standards may impact the operations of Alpha Maier India or Marelli UM India. If the Company completes a possible future acquisition of Paragon, it would also be exposed to economic and political conditions in Germany, where economic slowdowns, energy-price volatility, recessionary cycles, regulatory tightening, union actions, or changes in industrial policy, particularly those affecting the automotive sector, may hinder productivity or increase costs at Paragon. Germany's exposure to global supply-chain dependencies and geopolitical tensions, including EU-level sanctions, trade restrictions, and regional conflicts, may also affect the availability of components, skilled labor, and export demand. Because Paragon is a possible future acquisition that is not probable and may never occur, these German exposures are contingent. In the United States, changes in securities regulation, foreign-investment review policies, interest-rate regimes, taxation of multinational enterprises, or shifts in capital-market conditions may impact Tejascore's ability to raise funds, maintain compliance, or operate effectively as a U.S.-based holding company. Any adverse political or economic developments in these jurisdictions could lead to operational disruptions, increased costs, declining revenues, reduced access to financing, regulatory delays, or impaired performance of our acquired businesses or our investment in Marelli UM, any of which may materially and adversely affect Tejascore's business and financial condition.

Tejascore may face challenges maintaining consistent operational standards across multiple countries.

Following the two probable acquisitions, Tejascore will be associated with manufacturing, engineering, quality-assurance, and administrative functions in India through its consolidated subsidiary, Alpha Maier India, and through its non-controlling equity method investment in Marelli UM India. Ensuring consistent performance, quality, safety, and compliance will be important to maintaining customer confidence and meeting international automotive standards. Differences in local manufacturing processes, supplier ecosystems, workforce skill levels, productivity norms, environmental standards, and safety regulations may make it difficult to implement uniform operational procedures, and the operating businesses may rely on legacy systems, equipment, or entrenched workflows that do not align with the Company's preferred standards. A significant limitation is that the Company will control only Alpha Maier. At its consolidated subsidiary, Tejascore can seek to implement and enforce operational and quality standards, although doing so may require extensive training, capital investment, system upgrades, and change-management efforts. At Marelli UM, however, the Company will hold only a 39.51% non-controlling interest and will not have the power to direct that company's operations, quality systems, or compliance practices; the Company will depend on Marelli UM and its controlling shareholder to maintain appropriate standards, and will have limited visibility into and limited ability to influence day-to-day operations. Any deterioration in Marelli UM's operational or quality performance could adversely affect the value of the Company's investment without the Company being able to compel corrective action. Any failure to maintain consistent operational standards could result in product quality issues, production delays, increased defect rates, recalls, customer dissatisfaction, or loss of key OEM relationships. Inconsistent implementation of quality-management frameworks, such as IATF 16949, ISO certifications, and customer-specific audit requirements, could expose the operating businesses to non-compliance risks or jeopardize supply contracts. If Tejascore is unable to establish and enforce consistent standards at the operations it controls, or if its equity method investee fails to maintain appropriate standards, the Company may experience weakened competitiveness, reduced efficiency, and material adverse effects on its financial results and reputation. These challenges would extend to an additional jurisdiction if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, which is not probable and may never occur.

Tejascore may be unable to prepare consolidated financial statements that satisfy SEC requirements.

After completing the two probable acquisitions, Tejascore will be required to prepare audited financial statements that comply with U.S. securities laws, Regulation A Tier 2 requirements, and applicable accounting standards. This will include consolidating Alpha Maier India as a majority-owned subsidiary and accounting for the Company's 39.51% interest in Marelli UM India under the equity method, together with the related U.S. GAAP reconciliations and pro forma financial information. The target companies currently maintain separate financial systems, follow Indian generally accepted accounting principles rather than U.S. GAAP, and operate on distinct reporting schedules. Aligning these frameworks into financial statements suitable for SEC filings, including reconciling Indian GAAP to U.S. GAAP, may prove highly complex and resource-intensive. In addition, the target companies do not maintain historical financial statements prepared in accordance with U.S. GAAP, and adjustments, reclassifications, or reconciliations are required to achieve compliance. The target companies may also have incomplete documentation, inconsistent internal controls, or legacy accounting practices that complicate consolidation, application of the equity method, and audit readiness. Our ability to prepare timely and accurate financial information for Marelli UM is further limited because we will hold only a non-controlling 39.51% interest and will depend on Marelli UM and its controlling shareholder to provide the information required to apply the equity method. Preparing pro forma financials, footnote disclosures, and the explanations that meet SEC expectations may require substantial management effort and third-party professional support. If Tejascore is unable to produce timely, accurate, and SEC-compliant financial statements, the Company may face delays in qualification of this Offering, deficiencies in required filings, challenges completing future financings, or adverse regulatory scrutiny. Investors may also lose confidence in the reliability of the Company's financial information, which could impair valuation and restrict access to capital. Failure to meet SEC financial reporting requirements could materially and adversely affect Tejascore's ability to operate as a compliant reporting company and execute its long-term strategic objectives.

The Company may face delays obtaining audits of the acquired businesses that satisfy U.S. requirements.

To maintain compliance with U.S. securities regulations and complete required filings under Regulation A, Tejascore must obtain audited financial statements of its consolidated subsidiary and of any business required to be presented under Regulation S-X, prepared and audited in a manner that satisfies the applicable U.S. requirements. The two probable acquisition targets, Alpha Maier India and Marelli UM India, currently prepare their financial statements under Indian generally accepted accounting principles and are audited by Indian audit firms under Indian auditing standards. Their financial statements may not in all respects be maintained or audited in a manner that immediately satisfies the requirements applicable to financial statements included in an SEC filing. The target companies may have legacy accounting practices, incomplete documentation, non-standardized internal controls, or ERP systems that do not support the audit trails expected for SEC purposes. Their financial statements require the addition of a footnote reconciling Indian GAAP to U.S. GAAP and revised audit opinions covering the amended statements, as the staff of the Securities and Exchange Commission has indicated in its comments on the

Company's draft offering statement. Audit firms may need significant time to perform the necessary procedures, verify historical data, assess internal controls, and address the U.S. GAAP reconciliation. The Indian audit firms may not be registered with the Public Company Accounting Oversight Board (PCAOB), which, depending on the requirements ultimately determined to apply, could necessitate engaging a PCAOB-registered firm or coordinating across firms, increasing complexity, cost, and time.

These challenges are compounded with respect to Marelli UM India because the Company will hold only a 39.51% non-controlling interest and will not control Marelli UM's financial reporting, audit process, or records; the Company will depend on Marelli UM and its controlling shareholder to provide audited financial statements and the information necessary to apply the equity method, and cannot compel that company to meet U.S.-oriented audit expectations or timelines. Any delay in obtaining audited financial statements that satisfy the applicable requirements may postpone SEC filings, delay offering qualification, hinder future capital-raising efforts, or restrict the Company's ability to meet ongoing reporting obligations, and could negatively affect investor confidence and create financial uncertainty. Failure to obtain timely, audit-ready financial statements for the probable acquisitions could materially and adversely affect Tejascore's regulatory compliance, strategic timelines, and access to capital. If the Company pursues a possible future acquisition of Paragon GmbH & Co. KGaA, similar or greater audit challenges would apply, including that Paragon's audited financial statements for the year ended December 31, 2025 are not currently available; however, Paragon is not a probable acquisition and may never be completed.

U.S. Sanctions and Trade Restrictions Could Adversely Affect Our Business, Operations, and Growth Prospects

The United States government has imposed, and may in the future impose, economic sanctions, export controls, trade restrictions, and other regulatory measures on various countries, regions, entities, and individuals around the world. Such measures are administered by U.S. governmental authorities, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of Commerce, and the U.S. Department of State. These sanctions and restrictions are subject to change based on evolving geopolitical, national security, foreign policy, and trade considerations and may be imposed, expanded, modified, or enforced with little or no advance notice. Although India is not currently subject to comprehensive U.S. economic sanctions, the United States has, from time to time, imposed targeted sanctions, trade restrictions, export controls, and other regulatory measures affecting India or entities operating in India, including restrictions related to defense, technology transfer, supply chain security, financial transactions, or dealings with sanctioned third countries or counterparties. The Company conducts, or may in the future conduct, business operations, investments, or transactions that involve jurisdictions, counterparties, suppliers, customers, or financial institutions that could be directly or indirectly affected by such sanctions or related regulatory actions. Any expansion, tightening, or enforcement of U.S. sanctions or trade restrictions applicable to India, to countries with which India maintains commercial relationships, or to entities or individuals with whom the Company or its portfolio companies do business, could materially and adversely affect the Company’s operations. Such effects may include, without limitation, restrictions on cross-border payments, limitations on access to U.S. dollar-denominated transactions, increased compliance costs, delays or prohibitions on technology transfers, disruptions to supply chains, limitations on the ability to engage with certain customers or suppliers, or the termination or modification of existing contractual relationships. In addition, violations, or alleged violations, of U.S. sanctions laws or regulations could expose the Company to significant civil or criminal penalties, reputational harm, enhanced regulatory scrutiny, and the diversion of management time and resources. Even if the Company believes it is in compliance with applicable sanctions regimes, changes in interpretation, enforcement priorities, or regulatory guidance could result in increased compliance burdens or unexpected restrictions on the Company’s business activities. Any of the foregoing developments could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows, and prospects, and could limit the Company’s ability to execute its growth strategy or complete contemplated acquisitions or investments.

We Rely on Information, Analyses, and Findings Provided by Third-Party Advisors and External Due Diligence Providers, Which May Be Incomplete, Inaccurate, or Misleading

In evaluating potential acquisitions, strategic investments, and other business opportunities, the Company relies, in significant part, on information, analyses, reports, and findings prepared by third-party advisors and external service providers, including legal counsel, accounting firms, financial advisors, valuation experts, technical consultants, and other due diligence providers. These third parties are engaged to assist the Company in assessing, among other things, the financial condition, legal compliance, tax position, operational performance, regulatory status, intellectual property, and overall risk profile of potential target businesses. The scope, depth, and accuracy of such third-party due diligence are inherently limited by a number of factors, including the information made available by the target company or its counterparties, time constraints, cost considerations, reliance on representations and certifications provided by third parties, and the professional judgment applied by such advisors. As a result, the findings and conclusions of external advisors may be incomplete, may contain errors or omissions, or may later prove to be inaccurate or misleading. Certain risks, liabilities, deficiencies, or compliance issues may not be identified during the due diligence process, or may only become apparent after the consummation of a transaction. If any information, analysis, or conclusion provided by third-party advisors or external diligence providers is incorrect, incomplete, or based on inaccurate or misleading underlying information, the Company may make decisions based on flawed assumptions. This could result in the Company acquiring or investing in businesses that have undisclosed liabilities, overstated assets or earnings, regulatory or legal non-compliance, operational weaknesses, tax exposures, or other adverse conditions that were not identified during due diligence. In such circumstances, the Company may have limited or no contractual or legal recourse against the relevant third-party advisors or counterparties. Any failure to identify material risks or liabilities through the due diligence process could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows, and prospects. In addition, reliance on external advisors may expose the Company to reputational harm, increased regulatory scrutiny, litigation risk, or the diversion of management time and resources to address issues that were not identified prior to completing an acquisition or investment.

Failure to maintain effective disclosure controls may result in compliance violations.

As a U.S.-based holding company conducting a Regulation A offering, Tejascore will be required to establish and maintain effective disclosure controls and procedures designed to ensure that information required to be disclosed in its filings with the SEC is recorded, processed, summarized, and reported within the required timeframes. Because Tejascore is a newly formed entity with no prior reporting history, it does not yet have established systems, processes, or personnel dedicated to regulatory reporting, compliance monitoring, or disclosure oversight. Following the two probable acquisitions, the Company must prepare and report financial and other information drawn from its operating businesses in India, which operate under Indian generally accepted accounting principles and on reporting cycles, ERP systems, and internal protocols that differ from U.S. requirements. With respect to its consolidated subsidiary, Alpha Maier India, the Company will be responsible for consolidating that information and reconciling it to U.S. GAAP. With respect to Marelli UM India, the Company will hold only a 39.51% non-controlling interest and will not control that company's reporting, systems, or internal controls; the Company will depend on Marelli UM and its controlling shareholder to provide accurate and timely information sufficient to apply the equity method and to meet the Company's own disclosure obligations.

Variations in data quality, timing, or documentation, and the Company's limited ability to obtain or verify information from a company it does not control, may result in incomplete or inaccurate disclosures unless significant harmonization and oversight are implemented, and increase the risk of errors, omissions, or delays. If Tejascore fails to implement effective disclosure controls, the Company may produce inaccurate, misleading, or late filings, potentially leading to SEC inquiries, enforcement actions, qualification delays, or reputational harm. Weak disclosure controls may also impair management's ability to identify material risks, operational issues, or financial trends in a timely manner, undermining informed decision-making and investor confidence. Any compliance failures related to disclosure controls may materially and adversely affect Tejascore's regulatory standing, ability to raise additional capital, and overall credibility with investors and stakeholders. These challenges would extend to an additional reporting jurisdiction and accounting framework if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, which is not probable and may never occur.

The Company may incur significant costs to comply with SEC reporting obligations after qualification.

Upon qualification of this Regulation A offering, Tejascore will become subject to ongoing SEC reporting, compliance, and disclosure obligations, including the filing of annual reports, semiannual reports, current event updates, and other required disclosures. As a newly formed entity with no operating history, the Company does not yet have the internal infrastructure, personnel, or processes necessary to meet these obligations efficiently. Establishing and maintaining compliance systems will require significant investment in accounting resources, legal support, audit services, financial reporting tools, and internal controls. In addition, once the two probable acquisitions are completed, Tejascore must prepare SEC-compliant reports that consolidate the financial and operational information of its subsidiary, Alpha Maier India, and that reflect, under the equity method, its 39.51% non-controlling interest in Marelli UM India. These businesses operate under Indian generally accepted accounting principles, on reporting cycles, tax rules, and regulatory expectations that differ from U.S. requirements. Preparing SEC-compliant reports may therefore require substantial coordination across time zones, reconciliation of Indian GAAP to U.S. GAAP, and ongoing reliance on third-party advisors. With respect to Marelli UM, the Company will not control that company's financial reporting and will depend on it and its controlling shareholder to provide timely, accurate information sufficient to apply the equity method and meet the Company's reporting deadlines, which may increase cost and the risk of delay. The Company may also face increased audit fees, higher legal expenses, expanded compliance staffing needs, and additional costs for financial-reporting systems and internal-control remediation, any of which could be greater than anticipated. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, these reporting costs and complexities would increase further and would add another accounting framework and jurisdiction; however, Paragon is not a probable acquisition and may never be completed. If Tejascore is unable to meet its ongoing SEC reporting obligations on a timely and cost-effective basis, it may face regulatory scrutiny, loss of its Regulation A reporting status, increased costs, and diminished investor confidence, any of which could materially and adversely affect the Company's financial condition and prospects.

Tejascore will rely on acquired subsidiaries for critical IP, and certain rights may be held by third parties.

Tejascore's business will depend heavily on intellectual property, proprietary tooling, engineering designs, software, manufacturing processes, and technical know-how associated with the businesses it acquires. The Company does not currently own any patents, trademarks, or proprietary technologies. Through its consolidated subsidiary, Alpha Maier India, the Company would obtain access to that company's tooling, mold designs, and plastics-engineering know-how. Through its 39.51% non-

controlling equity method investment in Marelli UM India, the Company would not own or control Marelli UM's intellectual property; that IP would remain with Marelli UM, and the Company's ability to use or benefit from it would be limited to its economic interest as a minority shareholder and subject to Marelli UM's existing arrangements with its controlling shareholder and OEM customers. In many cases, these businesses operate under joint-venture agreements, customer-specific development contracts, or supplier arrangements in which certain IP, particularly designs, specifications, embedded software, or tooling, may be owned exclusively by OEM customers or shared among multiple parties. This is especially relevant for Marelli UM, which operates within the broader Marelli group and whose technology, platforms, and processes may be provided by, licensed from, or shared with its controlling shareholder, Marelli Europe S.p.A., rather than owned outright. Some rights may be non-transferable, licensed on a limited basis, or subject to ongoing obligations such as royalty payments, co-development requirements, or restrictions on use in other programs. If key IP cannot be obtained, controlled, or relied upon by the Company, or if contractual limitations prevent the Company or its operating businesses from fully exploiting certain technologies, the expected benefits of the acquisitions may be materially reduced. Disputes regarding ownership, scope of use, or confidentiality obligations may arise during or after the acquisition process, and any such dispute could lead to litigation, operational delays, redesign requirements, or loss of customer programs. Certain businesses, especially those engaged in HMI systems, automotive electronics, SMT operations, and embedded-software development, may rely on third-party software, licensed modules, open-source components, or proprietary technologies that must continue to be licensed; changes in license terms, cost increases, or revocation of rights could impair operations or require costly redevelopment. If the Company or its operating businesses are unable to secure, maintain, or enforce the IP rights necessary for their operations, the Company may face competitive disadvantages, reduced margins, or significant business disruptions. These risks would extend to additional intellectual property if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never occur; any such acquisition would also be a non-controlling interest under which the Company would not own or control Paragon's IP. Any of the foregoing could materially and adversely affect the Company's financial condition and long-term prospects.

Cybersecurity breaches at Tejascore or its subsidiaries could disrupt operations and expose sensitive data.

Tejascore and its operating businesses will rely heavily on complex information technology systems, including ERP platforms, manufacturing automation systems, engineering design tools, communication networks, employee data systems, and customer interfaces. These systems store and process sensitive information such as proprietary engineering data, production specifications, financial records, employee information, customer contracts, and supplier data. Any cybersecurity breach, whether caused by malware, ransomware, phishing attacks, system vulnerabilities, insider misuse, or third-party failures, could severely disrupt operations or compromise confidential information. Tejascore will control the information systems of its consolidated subsidiary, Alpha Maier India, and its corporate systems in the United States, and will be responsible for implementing cybersecurity controls there. With respect to Marelli UM India, however, the Company will hold only a 39.51% non-controlling interest and will not control that company's IT systems, cybersecurity practices, or incident response; the Company will depend on Marelli UM and its controlling shareholder to maintain adequate cybersecurity, and a breach at Marelli UM, over which the Company would have no control, could adversely affect the value of the Company's investment and could compromise shared or exchanged data. Differences in cybersecurity standards, legacy IT infrastructure, and varying levels of preparedness across these businesses may increase exposure. Manufacturing facilities that rely on automated SMT/THT lines, robotics, or digital quality-control systems may also be vulnerable to operational shutdowns or equipment failures triggered by cyber incidents. A successful cyberattack could result in production halts, data loss, intellectual-property theft, unauthorized disclosure of personal information, regulatory penalties (including under data-protection rules in India and, in connection with any future European operations, the EU General Data Protection Regulation), contractual breaches, loss of customer trust, and significant remediation costs. Restoring systems, conducting forensic investigations, implementing enhanced controls, and managing reputational damage may require substantial resources and extended downtime. Because Tejascore is a newly formed entity without established cybersecurity infrastructure, the Company may initially lack the policies, personnel, monitoring tools, and incident-response capabilities necessary to prevent or mitigate sophisticated attacks, and weaknesses in the systems of the businesses it acquires may further increase vulnerabilities. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, its cybersecurity exposure would extend to that company's systems and to EU data-protection requirements; however, Paragon is not a probable acquisition and may never be completed. If Tejascore or its operating businesses experience a cybersecurity breach, the resulting disruptions and liabilities could materially and adversely affect the Company's operations, financial performance, and long-term strategic prospects.

The Company may be unable to protect proprietary processes, designs, or software effectively.

Tejascore will rely on proprietary engineering processes, manufacturing techniques, embedded software, design specifications, and technical know-how associated with the businesses it acquires to compete in the automotive electronics and HMI markets. Its ability to protect these assets may be limited by jurisdictional differences in IP enforcement, contractual constraints, and the practical challenges of safeguarding know-how within complex manufacturing environments. Many proprietary elements, such as SMT/THT programming, HMI module architecture, UI/UX designs, embedded control software, and advanced tooling specifications, may not be eligible for formal patent protection or may be difficult to patent without disclosing sensitive information. As a result, the Company and its operating businesses may need to rely primarily on trade-secret protections, confidentiality agreements, and internal security protocols, which may prove insufficient to prevent unauthorized use, reverse engineering, or leakage, particularly in cross-border operations or facilities with high employee turnover. The Company's ability to protect proprietary assets differs by business. At its consolidated subsidiary, Alpha Maier India, the Company will be in a position to implement and enforce protective measures. At Marelli UM India, the Company will hold only a 39.51% non-controlling interest and will not control that company's IP protection practices, systems, or enforcement; it will depend on Marelli UM and its controlling shareholder, and a failure by Marelli UM to protect its proprietary assets could adversely affect the value of the Company's investment without the Company being able to compel corrective action. In addition, certain proprietary technologies used by the acquired businesses may have been co-developed with, or be owned or retained by, OEM customers or, in the case of Marelli UM, its controlling shareholder, leaving ownership shared or held by others. In such cases, the Company's or the operating business's rights to use or modify these technologies may be contractually restricted, non-exclusive, or limited to specific programs or regions, reducing the ability to leverage such technology across platforms. If proprietary processes, designs, or software cannot be adequately protected, competitors may replicate or surpass the relevant capabilities, eroding competitive advantage. Unauthorized disclosure or misuse could result in loss of customer programs, reduced margins, costly litigation, or impairment of strategic value, and the Company may incur substantial costs to develop replacement technologies or enhance IP protection. These risks would extend to additional proprietary assets if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never occur, and over which the Company would in any event not have control. Failure to safeguard proprietary technologies effectively could materially and adversely affect Tejascore's competitive position, operational performance, and long-term growth prospects.

Rapid technological change in automotive electronics may outpace the Company’s development capabilities.

The automotive electronics and HMI industries are undergoing rapid and continuous technological transformation, driven by advancements in digital cockpits, ADAS integration, electrification, connectivity, software-defined vehicles, haptic interfaces, and sensor-driven control systems. OEMs increasingly demand sophisticated, software-rich, integrated solutions with complex user-experience requirements, higher reliability standards, and faster development cycles. Although the businesses Tejascore intends to acquire possess established engineering capabilities, these teams may not be sufficiently resourced to meet the accelerating pace of innovation required to remain competitive. Legacy platforms, outdated tooling, aging software stacks, or historical underinvestment in R&D could slow development progress. Additionally, the acquired businesses may rely on customer-funded development, limiting their ability to pursue forward-looking innovations without OEM sponsorship. The Company's ability to influence the development direction of Marelli UM is further limited because it will hold only a non-controlling equity method interest and will not control that company's R&D priorities. Competing Tier-1 suppliers and global electronics companies often invest substantial amounts annually into R&D, AI-enabled systems, digital cockpit architectures, cross-domain controllers, and next-generation HMI technologies. Tejascore may lack the financial resources, specialized personnel, or global engineering infrastructure necessary to match these innovation cycles. If the Company cannot upgrade its capabilities rapidly, such as through new software platforms, advanced display technologies, functional-safety systems, cybersecurity-compliant electronics, or integrated architecture solutions, it may fall behind competitors in securing new program awards. Technological shifts may also render certain existing product lines of Alpha Maier India or Marelli UM India less competitive or obsolete. Development delays, skill shortages, or inability to meet evolving OEM specifications could result in lost bids, program cancellations, margin pressure, or erosion of customer relationships. If Tejascore fails to keep pace with technological advancements or expand its development capabilities accordingly, the Company's long-term competitiveness, growth potential, and financial performance may be materially and adversely affected. To the extent the Company later pursues a possible future acquisition of Paragon GmbH & Co. KGaA, similar technological risks would apply to that business; however, Paragon is not a probable acquisition and may never be completed.

Macroeconomic downturns, reduced vehicle production, or shifts in OEM sourcing strategies may materially affect demand.

Tejascore’s operating subsidiaries will derive substantially all of their revenues from supplying components, modules, and HMI systems to automotive OEMs in the commercial vehicle, off-highway, and passenger-vehicle segments. Demand for these products is inherently cyclical and closely tied to global macroeconomic conditions, including industrial output, agricultural demand, freight volumes, interest rates, commodity prices, inflation, and overall business confidence. Any downturn in these factors may reduce production volumes, delay OEM program launches, or lead customers to renegotiate contracts or cancel orders. The automotive sector, particularly in Europe and India, is sensitive to recessionary cycles, supply-chain disruptions, labor shortages, energy-price volatility, geopolitical tensions, and fluctuations in capital spending. Declines in agricultural commodity prices may reduce demand for tractors and off-highway equipment, directly impacting products supplied by Paragon and Alpha Maier India. Likewise, slowdowns in freight movement or fleet replacement cycles may reduce commercial truck production, affecting demand for Marelli UM India’s instrument clusters and electronics systems.

OEMs also routinely adjust their sourcing strategies, including consolidation of suppliers, shift toward mega-platforms, increased localization requirements, vertical integration of electronics, or adoption of new technologies that may displace legacy components. As software-defined vehicles and domain controllers become more prevalent, OEMs may reduce reliance on smaller Tier-1 suppliers in favor of larger electronics integrators with greater scale and R&D capability. Such shifts may reduce the competitiveness of Tejascore’s subsidiaries or limit participation in future programs. Macroeconomic downturns, declining production volumes, or unfavorable sourcing trends could result in lower order volumes, pricing pressure, underutilized capacity, margin erosion, inventory write-downs, or loss of key customer programs. Because Tejascore will rely entirely on its subsidiaries for revenues, any sustained decline in OEM demand could materially and adversely affect the Company’s financial condition, results of operations, and long-term growth prospects.

Tejascore may incur acquisition-related debt that increases financial risk.

To complete its two probable acquisitions, a 51% controlling interest in Alpha Maier India and a 39.51% non-controlling interest in Marelli UM India, Tejascore may need to obtain debt financing at the holding-company level or, in the case of its consolidated subsidiary, at the subsidiary level. Any such borrowings, whether through term loans, bridge financing, working-capital facilities, equipment loans, or other credit arrangements, will increase the Company's financial leverage and expose it to heightened repayment obligations, interest-rate risk, and lender-imposed covenants. Debt incurred to finance acquisitions may contain restrictive covenants, including limitations on additional borrowings, capital expenditures, dividend payments, intercompany transfers, changes in control, or disposals of assets. These restrictions may reduce Tejascore's operational flexibility, limit its ability to respond to market conditions, and constrain strategic initiatives such as future acquisitions, expansion projects, or restructuring efforts.

If the Company experiences integration delays, lower-than-expected cash flows, or declines in customer demand, it may be unable to generate sufficient earnings to service debt obligations. In such circumstances, lenders may require renegotiation of terms, impose penalties, or declare a default, which could result in acceleration of repayment obligations, foreclosure on the assets of the Company or its consolidated subsidiary, or restrictions on future financing. Refinancing risk may also arise if credit markets tighten or if the Company's financial profile weakens. Higher leverage increases the Company's vulnerability to interest-rate fluctuations, foreign-exchange volatility, and macroeconomic downturns.

Because Tejascore will have no operations of its own, it will depend on the cash flows of its consolidated subsidiary, Alpha Maier, and on any distributions it may receive from its equity method investment in Marelli UM, to meet parent-level obligations, including any acquisition-related debt. The Company cannot compel distributions from Marelli UM, in which it will hold only a non-controlling interest, so it cannot rely on Marelli UM's cash flows to service debt. Any operational shortfall at the subsidiary level, or the unavailability of distributions from the equity method investee, may directly impair the Company's ability to service acquisition-related debt. If the Company later pursues a possible future acquisition of Paragon GmbH & Co. KGaA, any additional debt incurred for that purpose would further increase these risks, and Paragon's own substantial indebtedness and financial distress would heighten them; however, Paragon is not a probable acquisition and may never be completed. If Tejascore incurs substantial debt in connection with its acquisition strategy, the resulting financial risk could materially and adversely affect the Company's liquidity, operational stability, and long-term viability.

The Company may face cash-flow constraints if subsidiaries experience collection delays or working-capital pressure.

Following the planned acquisitions, Tejascore will depend entirely on the cash flows generated by its operating subsidiaries to fund ongoing operations, service potential debt obligations, support capital expenditures, and meet parent-level corporate requirements. Many automotive and off-highway OEM customers operate under extended payment terms, and subsidiaries may experience delays in collecting receivables due to customer-driven approval cycles, quality-clearance procedures, milestone-based billing, or administrative holdbacks. Any delay in collections could create significant timing mismatches between cash inflows and required cash outflows. Subsidiaries also operate in industries that are working-capital intensive, with substantial cash requirements for raw materials, tooling, components, payroll, freight, energy, and supplier settlements. Increases in input prices, supply-chain disruptions, unexpected production demands, or customer-driven engineering changes may require subsidiaries to hold higher inventory levels or accelerate procurement, further tightening working-capital cycles. Payment delays from OEMs combined with accelerated payments to suppliers may exacerbate liquidity pressure. If subsidiaries face cash shortages, they may temporarily reduce production, delay supplier payments, defer maintenance expenditures, or draw on short-term borrowing facilities, each of which may impose additional costs or create operational risk. Furthermore, cash trapped at the subsidiary level due to working-capital strain or regulatory restrictions may not be available to the U.S. parent when required. If Tejascore or its subsidiaries are unable to effectively manage working-capital fluctuations or mitigate collection delays, the Company may experience liquidity shortfalls, increased borrowing needs, higher financing costs, reduced operational flexibility, or disruptions in supply-chain continuity. Any such conditions could materially and adversely impact Tejascore’s financial condition, operational performance, and ability to execute its long-term strategy.

The success of the business depends on efficient treasury, cash pooling, and currency-risk management across regions.

Following the two probable acquisitions, Tejascore will operate through its consolidated subsidiary, Alpha Maier India, hold a non-controlling equity method investment in Marelli UM India, and maintain its corporate functions in the United States, across banking frameworks, capital-movement regulations, tax rules, and currency environments that differ between India and the United States. Efficient treasury management, including cash forecasting, intercompany funding (with respect to the operations it controls), liquidity allocation, and foreign-exchange risk mitigation, will be essential to ensuring that the Company can meet operational needs, support growth initiatives, and service any acquisition-related debt. Establishing an effective treasury function across jurisdictions is inherently complex. Differences in banking practices, cut-off times, regulatory approvals, repatriation rules, and local capital controls may restrict the Company's ability to centralize cash or implement cash-management structures. In India, foreign-exchange regulations may delay or limit the upstreaming of funds from Alpha Maier. With respect to Marelli UM, the constraint is more fundamental: because the Company will hold only a 39.51% non-controlling interest, it cannot direct that company's treasury, cannot include it in any cash-pooling arrangement, and cannot compel distributions, so Marelli UM's cash is not available to the Company's treasury function except to the extent of any dividends Marelli UM's controlling shareholder elects to declare. These constraints could prevent the Company from allocating liquidity where it is most needed. Treasury operations will also need to manage currency exposure, principally between USD and INR. Failure to monitor or hedge foreign-exchange positions effectively may result in exchange-rate losses, reduced profitability, and volatility in consolidated financial results, and if hedging instruments are unavailable, costly, or improperly executed, the Company may experience unintended economic exposure. Inadequate treasury controls, inaccurate cash forecasting, or poor coordination among finance teams could lead to liquidity shortages, missed payments, inefficient funding structures, higher borrowing costs, or breaches of loan covenants. Cyber threats targeting banking or treasury systems could also disrupt cash movements or expose the Company to financial loss. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, its treasury function would additionally need to address German capital-maintenance rules, statutory distribution constraints, and EUR currency exposure, and would face the same non-control limitations as a minority shareholder; however, Paragon is not a probable acquisition and may never be completed. If Tejascore is unable to implement and maintain an effective treasury and cash-management framework, the Company may face significant liquidity pressure and financial instability, materially and adversely affecting its operations, financial condition, and ability to execute its strategic objectives.

Tejascore may become subject to litigation, regulatory inquiries, or claims arising from subsidiary operations.

Following the two probable acquisitions, Tejascore will consolidate its subsidiary Alpha Maier India and, through consolidation, will be exposed to that company's ongoing obligations, historical practices, and potential liabilities. With respect to Marelli UM India, the Company will hold only a 39.51% non-controlling equity method interest and will not assume or consolidate that company's liabilities; however, litigation, regulatory action, or claims against Marelli UM could adversely affect that company's financial condition and operations and therefore the value of the Company's investment, accounted for under the equity method, even though the Company would not itself be a party to or directly liable for such matters. Each of these businesses operates in industries, automotive electronics, HMI systems, and precision manufacturing, that are subject to stringent quality, safety, labor, environmental, and customer-contract requirements. As a result, the Company or its operating businesses may face litigation, regulatory scrutiny, or commercial claims arising from events occurring before or after the acquisitions.

Potential sources of claims include, but are not limited to:

•Product liability, warranty, or recall-related disputes involving components supplied to OEMs;

•Quality deviation claims, cost-recovery demands, or chargebacks from customers;

•Labor disputes, employee grievances, union actions, or wrongful-termination claims;

•Environmental or safety violations, including non-compliance with factory, emissions, or hazardous-material regulations;

•Contractual disputes with suppliers, vendors, joint-venture partners, or customers;

•Intellectual-property infringement allegations relating to software, design elements, or manufacturing processes;

•Tax audits, penalties, or reassessments by Indian or U.S. authorities, including the contingent tax matters Marelli UM has disclosed; and

•Data-privacy or cybersecurity-related claims, particularly under emerging Indian data-protection laws.

Even if the Company believes such claims lack merit, litigation and regulatory inquiries may require significant management attention, legal fees, internal investigations, operational disruption, and reputational risk. Settlements, judgments, or mandated corrective actions could impose substantial financial costs at its consolidated subsidiary, and adverse developments at Marelli UM could reduce the value of the Company's investment. Adverse findings could also affect relationships with major OEM customers, delay program launches, or impair the ability to bid for future business. Because Tejascore is a holding company with no operating history, it has limited precedents or reserves for managing such exposures. Inheriting unknown or underestimated liabilities through its consolidated subsidiary, being affected by liabilities at its equity method investee, or failing to resolve new claims efficiently, could materially and adversely affect the Company's financial position, cash flows, and ability to execute its strategic plan. These exposures would extend to an additional jurisdiction and to a financially distressed company if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, including potential GDPR and other EU exposures; however, Paragon is not a probable acquisition and may never be completed.

The Company may inherit compliance gaps or historical liabilities from acquired companies.

Despite conducting financial, legal, tax, and operational due diligence, Tejascore may, upon completion of the two probable acquisitions, become exposed to historical liabilities, compliance deficiencies, or unresolved regulatory matters associated with Alpha Maier India and Marelli UM India. The nature of that exposure differs between the two. Because Alpha Maier would be a consolidated subsidiary in which the Company holds a 51% interest, the Company would effectively assume that company's historical liabilities and compliance exposures through consolidation. Because Marelli UM would be a 39.51% non-controlling equity method investment, the Company would not assume or consolidate Marelli UM's liabilities; however, historical liabilities or compliance gaps at Marelli UM could reduce that company's value and therefore the carrying value of the Company's investment, even though the Company would not be directly liable. Many such issues may not be fully discoverable during pre-closing reviews due to limitations in available documentation, incomplete historical records, differing local compliance standards, or the complexity of the operations, and the Company's limited access to information at a company it does not control heightens this risk for Marelli UM.

Potential inherited or value-affecting issues may include:

•Unresolved tax exposures, including GST/VAT discrepancies, transfer-pricing adjustments, payroll-tax arrears, or unfiled statutory submissions, including the contingent tax matters Marelli UM has disclosed;

•Regulatory non-compliance relating to labor laws, environmental permits, workplace-safety requirements, or equipment certifications;

•Legacy contractual obligations with OEMs or suppliers that impose financial penalties, exclusivity constraints, or volume commitments;

•Product-quality or warranty exposures related to historical shipments or latent defects not yet identified in the field;

•Undisclosed litigation, threatened claims, employee grievances, or disputes with joint-venture partners;

•Non-compliant HR practices, including improper employment classifications, unpaid statutory benefits, or undocumented labor arrangements;

•Gaps in internal controls, ERP integrity, cybersecurity safeguards, or financial-reporting accuracy; and

•Historical environmental liabilities, such as soil contamination, hazardous-waste management deficiencies, or legacy emissions issues.

If such compliance gaps or hidden liabilities emerge after closing, the Company may, with respect to its consolidated subsidiary, be required to incur significant remediation costs, pay fines or penalties, renegotiate commercial agreements, restate financial information, or implement corrective actions that disrupt operations, and with respect to its equity method investee, may see the value of its investment impaired. Some liabilities, particularly environmental or tax-related, may be imposed retroactively and could exceed available insurance coverage or contractual indemnities. Because the Company's financial position and operational success will depend on its operating businesses, the discovery of material historical liabilities could impair cash flows, weaken profitability, delay integration plans, or damage relationships with customers and regulators. These risks would extend to an additional jurisdiction and to a financially distressed company if the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never occur. Inheriting or being affected by such issues may materially and adversely affect the Company's financial condition, reputation, and long-term strategic objectives.

Failure to comply with U.S. federal securities laws may result in enforcement actions.

As a U.S.-based holding company conducting a Regulation A offering, Tejascore will be subject to U.S. federal securities laws, SEC regulations, and ongoing reporting requirements. Any failure to comply with these obligations, whether due to inadequate internal controls, inaccurate disclosures, delayed filings, improper offering practices, or insufficient corporate governance, could expose the Company to significant regulatory and legal consequences. Potential compliance risks include-

•Filing inaccuracies or omissions in Offering Circulars, annual/semiannual reports, or Form 1-U updates;

•Failure to maintain effective disclosure controls and internal controls over financial reporting;

•Use of improper solicitation practices during Testing the Waters or offering communications;

•Inadequate recordkeeping related to investor onboarding, subscription processing, or anti-money-laundering practices;

•Errors or delays in preparing audited financial statements or pro forma financials;

•Misstatements regarding the acquisition strategy, financial condition, or risk factors.

If the SEC determines that Tejascore has violated securities laws, the Company may face enforcement actions, including fines, cease-and-desist orders, rescission rights for investors, restrictions on future offerings, or mandatory restatements of filings. In severe cases, the SEC may suspend qualification of the Offering or bar the Company from using Regulation A for future fundraising. SEC investigations can also be time-consuming, costly, and disruptive, diverting management’s attention from operational and integration activities. Adverse findings may damage Tejascore’s credibility, hinder its ability to raise additional capital, and erode investor confidence. Given the Company’s early stage and limited compliance infrastructure, establishing robust processes to ensure adherence to U.S. securities laws will be essential. Failure to do so could materially and adversely affect Tejascore’s regulatory standing, financial stability, and long-term growth prospects.

Tejascore’s long-term strategy assumes expansion into global Tier-1 programs, which may not occur.

Tejascore's strategic vision depends heavily on scaling the operations of its two probable acquisitions, Alpha Maier India (as a consolidated subsidiary) and Marelli UM India (as an equity method investment), into a group capable of competing for global Tier-1 automotive programs, and may further depend on a possible future acquisition of Paragon that is not probable and may never occur. These programs typically involve multi-year development cycles, stringent quality and validation requirements, substantial financial commitments, and long-term supply obligations with major OEMs. Securing such awards is highly competitive and requires demonstrated technological leadership, operational consistency across regions, financial stability, and a proven track record of flawless execution. As a newly formed holding company with no prior operating history, Tejascore may face challenges convincing global OEMs that the group can reliably support high-volume, safety-critical, or software-intensive programs. OEMs may be reluctant to award new business to an organization that is still integrating an acquisition, coordinating with an equity method investee it does not control, harmonizing manufacturing and quality standards, overhauling internal controls, and establishing consistent processes. Our ability to drive Tier-1 program participation at Marelli UM is further limited because we will hold only a 39.51% non-controlling interest and will not control its operations, customer relationships, or program bidding decisions, which will remain with its controlling shareholder. Additionally, many Tier-1 suppliers possess deeper relationships with OEM engineering teams, broader product portfolios, and greater investments in R&D and digital platforms, factors that may put Tejascore at a competitive disadvantage. If Tejascore is unable to secure participation in new Tier-1 programs, the Company may become overly dependent on legacy product lines or on a limited set of existing customers. This could result in slower revenue growth, margin pressure, reduced economies of scale, and limited technological advancement. Failure to expand into global programs may also hinder the Company's ability to justify future capital investments or attract strategic partners. To the extent any element of this strategy depends on capabilities that would be provided by Paragon, those benefits are contingent on a possible future acquisition that is not probable and may not be completed. Because a substantial portion of Tejascore's long-term growth projections relies on winning new international OEM programs, any failure to achieve these strategic milestones could materially and adversely affect the Company's growth trajectory, competitive position, and overall financial performance. The Company’s success depends on successful alignment between electronics, sensors, plastics, and integration competencies.

Tejascore's strategic model is built on combining capabilities from multiple technical domains, automotive electronics, HMI systems, plastics and molding technologies, precision mechanical components, and system-level integration, across the businesses it plans to acquire. Achieving competitive advantage in modern vehicle platforms requires coordination among these competencies to deliver high-performance, reliable, safety-compliant components that meet stringent OEM specifications. The two probable acquisitions are Alpha Maier India (plastics and decorated components), which would be a consolidated subsidiary, and Marelli UM India (instrument clusters and automotive electronics), which would be a 39.51% non-controlling equity method investment. These businesses currently operate independently, with different engineering cultures, development methodologies, quality systems, and product architectures. Aligning these competencies into a unified value proposition would require extensive collaboration, standardized engineering platforms, shared design rules, and integrated program-management processes. This is constrained by the fact that the Company will control only Alpha Maier; it will not control Marelli UM and cannot direct that company's engineering, quality systems, or program management, so any cross-domain alignment between Alpha Maier's plastics capabilities and Marelli UM's electronics will depend on the cooperation of Marelli UM and its controlling shareholder, which may not be forthcoming. Failure to harmonize these capabilities may result in incompatibilities between electronic and mechanical designs, delays in integration, inconsistent quality levels, increased scrap and rework, or inability to meet customer validation requirements. OEMs increasingly demand suppliers capable of delivering complete modules or subsystems, such as integrated displays and multi-function control systems. If the Company cannot demonstrate cohesive, cross-domain capability, it may be excluded from such opportunities. System integration also requires significant investment in joint development environments, simulation tools, shared testing infrastructure, EMC/EMI compliance labs, and cross-functional engineering teams, and any gaps in coordination may lead to program overruns, missed milestones, higher warranty exposure, or loss of customer confidence, particularly in safety-critical or software-heavy products. The sensor and HMI competencies that would broaden this cross-domain capability further, and a fuller integrated value proposition, would depend on a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never be completed. If the Company is unable to effectively align its electronics, plastics, and system-integration competencies, it may be unable to deliver competitive products, limiting its growth potential and adversely affecting its market position, financial performance, and long-term strategic objectives.

Unexpected operational issues or supply-chain disruptions may derail strategic milestones.

Tejascore’s subsidiaries will operate in the automotive and commercial-vehicle supply chain, an industry characterized by strict delivery schedules, just-in-time (JIT) production, tight quality tolerances, and high customer penalties for delays or non-performance. Any unexpected operational issue, whether at a manufacturing plant, supplier facility, or logistics hub, may prevent the Company from meeting critical program milestones, jeopardizing customer relationships and future business awards.

Supply-chain disruptions may arise from-

•shortages of semiconductors, electronic components, resins, metals, or specialty chemicals;

•supplier insolvency, capacity constraints, or labor shortages;

•transportation delays, port congestion, customs issues, or geopolitical disturbances;

•energy shortages or price spikes

•natural disasters, extreme weather, fires, or equipment breakdowns;

•quality failures in incoming materials or outsourced subassemblies.

Even minor stoppages in SMT lines, molding machines, paint shops, or assembly cells can create cascading production delays that impact customer deliveries. OEM customers may impose chargebacks, expediting penalties, tooling deductions, or loss-of-business claims for late shipments or quality deviations. Such events may also force Tejascore to allocate disproportionate management resources toward crisis response rather than strategic integration and growth. Operational disruptions can also delay key strategic milestones, including integration timelines, planned technology upgrades, capacity expansions, and cost-reduction initiatives. If disruptions occur during customer validation phases or program launches, the Company may suffer program cancellations, reduced order volumes, or reputational damage that persists across multiple vehicle generations. Because Tejascore will depend heavily on consistent, high-quality production across India, any significant operational or supply-chain issue could materially impair the Company’s financial performance, strategic execution, and long-term competitiveness.

The Company may not attract partnerships, OEM nominations, or technology collaborations at anticipated levels.

Tejascore's strategic model is built on combining capabilities from multiple technical domains, automotive electronics, HMI systems, plastics and molding technologies, precision mechanical components, and system-level integration, across the businesses it plans to acquire. Achieving competitive advantage in modern vehicle platforms requires coordination among these competencies to deliver high-performance, reliable, safety-compliant components that meet stringent OEM specifications. The two probable acquisitions are Alpha Maier India (plastics and decorated components), which would be a consolidated subsidiary, and Marelli UM India (instrument clusters and automotive electronics), which would be a 39.51% non-controlling equity method investment. These businesses currently operate independently, with different engineering cultures, development methodologies, quality systems, and product architectures.Aligning these competencies into a unified value proposition would require extensive collaboration, standardized engineering platforms, shared design rules, and integrated program-management processes. This is constrained by the fact that the Company will control only Alpha Maier; it will not control Marelli UM and cannot direct that company's engineering, quality systems, or program management, so any cross-domain alignment between Alpha Maier's plastics capabilities and Marelli UM's electronics will depend on the cooperation of Marelli UM and its controlling shareholder, which may not be forthcoming. Failure to harmonize these capabilities may result in incompatibilities between electronic and mechanical designs, delays in integration, inconsistent quality levels, increased scrap and rework, or inability to meet customer validation requirements. OEMs increasingly demand suppliers capable of delivering complete modules or subsystems, such as integrated displays and multi-function control systems. If the Company cannot demonstrate cohesive, cross-domain capability, it may be excluded from such opportunities. System integration also requires significant investment in joint development environments, simulation tools, shared testing infrastructure, EMC/EMI compliance labs, and cross-functional engineering teams, and any gaps in coordination may lead to program overruns, missed milestones, higher warranty exposure, or loss of customer confidence, particularly in safety-

critical or software-heavy products. The sensor and HMI competencies that would broaden this cross-domain capability further, and a fuller integrated value proposition, would depend on a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never be completed. If the Company is unable to effectively align its electronics, plastics, and system-integration competencies, it may be unable to deliver competitive products, limiting its growth potential and adversely affecting its market position, financial performance, and long-term strategic objectives.

Although we have entered into transaction framework and exclusivity agreements relating to our proposed acquisitions, the definitive share purchase and related transaction agreements have not yet been executed, and the acquisitions may not be consummated. Although the Company has entered into transaction framework and exclusivity agreements in connection with its proposed acquisitions, these agreements do not, by themselves, obligate the parties to complete the acquisitions. Such framework or exclusivity arrangements generally set forth preliminary commercial terms, proposed transaction structures, timelines, and certain binding provisions, such as exclusivity, confidentiality, cost reimbursement, governing law, and dispute resolution; however, they expressly contemplate the negotiation and execution of definitive share purchase agreements and other related transaction documents prior to closing. The execution of definitive agreements remains subject to further negotiations between the parties, completion of confirmatory due diligence, satisfaction of regulatory and third-party approval requirements, agreement on final transaction structure and purchase price adjustments, and the fulfillment of other customary and transaction-specific closing conditions. As a result, notwithstanding the existence of transaction framework or exclusivity agreements, there can be no assurance that the Company will successfully negotiate and execute definitive share purchase agreements, that all closing conditions will be satisfied or waived, or that any proposed acquisition will be consummated on the terms currently contemplated, within the expected timeframe, or at all. Any failure to execute definitive agreements or complete one or more acquisitions could materially delay or prevent the implementation of the Company’s business strategy, leave the Company without operating subsidiaries or operating revenues for an extended period, and adversely affect the Company’s financial condition, results of operations, and liquidity.

Certain provisions of our pre-closing agreements are binding, including exclusivity, cost reimbursement, and dispute resolution provisions, which may result in material costs or liabilities even if the acquisitions are not completed.

Certain of the agreements we have entered into in connection with our proposed acquisitions contain binding provisions that became effective upon execution, notwithstanding that definitive share purchase and related transaction agreements have not yet been executed and the acquisitions have not yet closed. These binding provisions may include, among other things, exclusivity obligations restricting our ability to solicit, negotiate, or enter into alternative acquisition transactions during specified periods, confidentiality obligations, cost reimbursement or expense-sharing provisions relating to due diligence and transaction-related activities, and governing law and dispute resolution provisions, including arbitration in foreign jurisdictions. As a result of these binding provisions, we may be exposed to material costs, liabilities, or operational constraints even if one or more proposed acquisitions are delayed, amended, or not consummated. For example, we may be required to reimburse counterparties for certain costs or expenses incurred in connection with the proposed transactions, may incur penalties or other financial obligations if specified conditions are not satisfied within agreed timeframes, or may be required to devote significant management time and resources to resolving disputes under foreign governing law or arbitration procedures. In addition, exclusivity provisions may limit our ability to pursue alternative acquisition opportunities during the exclusivity period, even if such alternatives may be more attractive or available on more favorable terms. Any such costs, liabilities, restrictions, or disputes could adversely affect our liquidity, financial condition, results of operations, and ability to execute our acquisition strategy. Because we are a development-stage company with no operating revenues, the impact of these obligations could be particularly significant and could require us to seek additional financing, reduce planned expenditures, or revise our business strategy.

Our proposed acquisitions remain subject to extensive closing conditions, regulatory approvals, third-party consents, and confirmatory due diligence, any of which may delay or prevent completion of the transactions.

The consummation of our proposed acquisitions is subject to the satisfaction or waiver of numerous customary and transaction-specific closing conditions, many of which are outside of our control. These conditions may include, among other things, completion of confirmatory legal, financial, tax, operational, and technical due diligence; accuracy of representations and warranties at closing; compliance with pre-closing covenants; receipt of required governmental or regulatory approvals in multiple jurisdictions; and obtaining third-party consents or waivers from lenders, joint-venture partners, customers, suppliers, licensors, landlords, or other contractual counterparties. In certain cases, regulatory reviews or third-party consent processes may be lengthy, uncertain, or subject to conditions that are unfavorable or unacceptable to us. In addition, confirmatory due diligence may identify liabilities, compliance issues, operational deficiencies, customer or supplier concentration risks, or other matters that were previously unknown or underestimated, which could result in delays, require renegotiation of transaction terms, increase required purchase consideration or post-closing funding, or cause us to elect not to proceed with one or more acquisitions. Even if all required approvals and consents are ultimately obtained, they may be subject to conditions that impose operational restrictions, additional costs, or ongoing compliance obligations following closing. If any closing condition is not satisfied or waived within the applicable timeframe, the corresponding acquisition may be delayed or may not be completed at all. Any such delay or failure to complete one or more proposed acquisitions could materially impair our ability to implement our business strategy, result in the continued absence of operating subsidiaries or operating revenues, increase our transaction and overhead costs, and adversely affect our financial condition, liquidity, and prospects.

We may be required to renegotiate valuation, purchase consideration, or transaction structure based on diligence findings, target performance, or market conditions, which could increase the total cost of the acquisitions or cause them to fail.

The valuation, purchase consideration, and transaction structures contemplated for our proposed acquisitions are based on preliminary information, assumptions, and current market conditions. As we continue confirmatory due diligence and advance negotiations toward definitive share purchase and related transaction agreements, we may identify issues relating to the target companies’ financial condition, operating performance, indebtedness, contingent liabilities, compliance matters, customer or supplier relationships, or other risk factors that were not previously known or fully reflected in initial valuation discussions. In addition, changes in macroeconomic conditions, interest rates, foreign exchange rates, capital market conditions, or industry dynamics may adversely affect the economics or feasibility of the proposed transactions. As a result, we may be required to renegotiate purchase price, consideration mix (including cash, equity, earn-outs, or deferred consideration), escrow or holdback amounts, post-closing adjustments, governance arrangements, or other material terms of the proposed acquisitions. Such renegotiations could increase the total cash or financing required to complete the acquisitions, result in greater dilution to our stockholders, or impose additional operational or financial obligations on us following closing. In some circumstances, the parties may be unable to reach agreement on revised terms acceptable to us, which could result in delays or termination of the proposed transactions. Any increase in acquisition costs, change in transaction structure, or failure to reach mutually acceptable terms could adversely affect our liquidity, financial condition, and ability to execute our acquisition strategy. Because we are a development-stage company with no operating revenues, any such adverse developments could have a disproportionate impact on our ability to complete the acquisitions, raise additional capital on favorable terms, or pursue alternative strategic opportunities.

Our proposed investment in Paragon is structured through an investment vehicle and governance framework that may limit our ability to exercise control, influence cash flows, or fully consolidate the business.

Our proposed investment in Paragon is contemplated to be effected through an investment vehicle and governance structure that is intended to provide shared ownership and governance rights rather than immediate or unilateral control. As a result, even if the proposed transaction is consummated, we may not obtain full operational control over Paragon, may not be able to direct management decisions unilaterally, and may not be able to cause Paragon to take actions that we believe are in our best interests. Our rights with respect to Paragon may be subject to shareholder agreements, joint governance arrangements, supermajority or consent requirements, and other contractual or structural limitations.

In addition, the legal form of Paragon and its governance framework may limit our ability to upstream cash flows, declare or receive dividends, or otherwise access Paragon’s cash on a timely basis, or at all. Local law requirements, contractual restrictions, lender covenants, or board or shareholder approval thresholds may further constrain distributions or other transfers of value. These limitations could adversely affect our liquidity and our ability to service obligations at the holding-company level. Because of the contemplated ownership and governance structure, we may also be unable to fully consolidate Paragon’s financial results for accounting purposes, or consolidation may be subject to complex judgments and ongoing compliance requirements. Any inability to exercise effective control, influence strategic direction, realize anticipated benefits, or access cash flows from Paragon could materially adversely affect our business, financial condition, results of operations, and the value of our securities.

The acquisition of interests in Marelli UM and Alpha Maier is subject to joint-venture arrangements, rights of first refusal, and other contractual or statutory restrictions that may limit our ability to acquire, control, or expand our ownership interests.

Our proposed acquisitions of equity interests in Marelli UM and Alpha Maier involve companies that operate under joint-venture or shareholder arrangements with third parties. These arrangements may include rights of first refusal, rights of first offer, consent requirements, transfer restrictions, change-of-control provisions, governance rights, and other contractual or statutory limitations that restrict the transfer of ownership interests or the exercise of control. In addition, applicable local laws and regulatory requirements may impose further restrictions on share transfers, foreign ownership, management control, or governance rights. As a result of these joint-venture and shareholder arrangements, even if we successfully complete the proposed acquisitions, we may not obtain the level of ownership, voting power, or operational control that we anticipate, or we may be unable to increase our ownership interests in the future on acceptable terms, or at all. Third-party partners may exercise their contractual rights to block, delay, or condition the transactions, require renegotiation of terms, or assert competing rights with respect to governance, technology, licensing, or commercial arrangements that are material to the businesses.

Any inability to obtain required consents, satisfy joint-venture or shareholder agreement provisions, or manage ongoing relationships with joint-venture partners could delay or prevent completion of the acquisitions, limit our ability to influence strategy and operations, reduce expected synergies, or expose us to disputes and additional costs. These limitations could materially adversely affect our business, financial condition, results of operations, and ability to execute our acquisition strategy.

The consideration payable in connection with our proposed acquisitions is subject to post-closing adjustments, escrow holdbacks, and potential additional payments, which could materially increase our cash requirements.

The purchase consideration contemplated for our proposed acquisitions is subject to various post-closing adjustment mechanisms, escrow or holdback arrangements, and potential additional or contingent payments. These mechanisms may include adjustments for net working capital, cash, indebtedness, and debt-like items as of closing, post-closing true-up processes, indemnification escrows, audit-based adjustments, deferred consideration, earn-outs, or milestone-based payments. As a result, the total consideration ultimately payable in connection with the acquisitions may differ materially from the preliminary amounts. In addition, portions of the purchase consideration may be required to be deposited into escrow or otherwise restricted for specified periods following closing, which may limit our immediate access to cash and reduce funds available for working capital, integration activities, or other corporate purposes. If post-closing adjustments, indemnification claims, or contingent payment obligations result in additional payments to sellers, we may be required to deploy incremental capital beyond the amounts raised in this offering or otherwise anticipated. Any increase in acquisition-related cash requirements, restrictions on cash availability, or unanticipated post-closing payment obligations could adversely affect our liquidity, financial condition, and ability to fund operations and integration initiatives. Because we are a development-stage company with no operating revenues, any such cash demands could require us to obtain additional financing on unfavorable terms, incur additional indebtedness, or dilute existing investors, and could materially impair our ability to execute our business strategy.

Failure to execute definitive agreements or to close the proposed acquisitions within agreed exclusivity or long-stop periods could expose us to penalties, cost reimbursements, or lost strategic opportunities.

Certain of the transaction framework and exclusivity agreements we have entered into in connection with our proposed acquisitions include exclusivity periods, long-stop dates, or other timing-related provisions that govern the period during which the parties are expected to negotiate definitive transaction documents and complete closing. If definitive share purchase agreements and related transaction documents are not executed, or if the transactions are not consummated, within the applicable exclusivity or long-stop periods, the relevant agreements may expire or be terminated, or may give rise to contractual consequences. In such circumstances, we may be required to reimburse counterparties for specified diligence, advisory, or transaction-related costs, may incur penalties or other financial obligations, or may lose the benefit of exclusivity with respect to the relevant targets. In addition, the expiration or termination of exclusivity arrangements could allow counterparties to engage with other potential buyers, potentially reducing our ability to complete the transactions on favorable terms or at all. Any such penalties, cost reimbursements, loss of exclusivity, or delays could adversely affect our liquidity, increase our transaction costs, and materially impair our ability to complete the proposed acquisitions. Moreover, because we are a development-stage company with no operating revenues, the loss of exclusivity or failure to close transactions within expected timeframes could require us to redirect management attention, pursue alternative acquisition opportunities under compressed timelines, or materially revise our business strategy, any of which could adversely affect our financial condition, results of operations, and prospects.

Our acquisition agreements contemplate multi-stage or phased ownership and investment structures, which may delay the realization of anticipated benefits and increase execution risk.

Certain of our proposed acquisitions contemplate multi-stage or phased ownership and investment structures, under which we may acquire an initial ownership interest at closing and seek to increase our ownership over time through subsequent investments, options, earn-outs, or other mechanisms. These structures may require additional negotiations, further capital deployments, satisfaction of additional conditions, or the occurrence of specified events before additional ownership interests can be acquired. As a result, we may not achieve the level of ownership, control, or economic participation initially anticipated within the expected timeframe, or at all. Delays or failures in completing subsequent stages of ownership could limit our ability to implement operational changes, integrate the acquired businesses, realize anticipated synergies, or fully align management incentives. In addition, phased investment structures may expose us to continued minority ownership risks, including limited governance rights, reduced access to cash flows, and potential conflicts with other shareholders or partners. Any delays, increased capital requirements, or execution challenges associated with multi-stage or phased acquisitions could adversely affect our liquidity, financial condition, and ability to execute our acquisition strategy.

Because we are a development-stage company with no operating revenues, prolonged execution timelines or increased capital needs could require us to seek additional financing on unfavorable terms, increase dilution to investors, or materially revise our business plan.

We may be required to deploy offering proceeds to address target-level debt, bondholder arrangements, or restructuring measures, which may reduce funds available for growth or integration.

Certain of the proposed acquisitions may require that a portion of the proceeds from this offering, or other available capital, be used to address existing indebtedness, bondholder obligations, refinancing transactions, tender offers, or other restructuring or stabilization measures at the target-company level.

These obligations may include the repayment, refinancing, amendment, or settlement of outstanding loans, bonds, guarantees, or other liabilities, as well as the funding of transaction-related costs associated with such measures. The amount, timing, and structure of any required debt repayment or restructuring may differ from current expectations and could be affected by negotiations with lenders or bondholders, market conditions, regulatory requirements, or the financial condition of the target businesses at or prior to closing. As a result, a greater portion of the offering proceeds than currently anticipated may be required to be allocated to debt service or restructuring activities, thereby reducing the funds available for post-closing working capital, capital expenditures, integration initiatives, or organic growth. Any requirement to deploy substantial capital toward target-level debt or restructuring could adversely affect our liquidity, delay the realization of anticipated benefits from the acquisitions, and increase our reliance on additional financing. Because we are a development-stage company with no operating revenues, such capital demands could require us to raise additional funds on unfavorable or dilutive terms, materially affecting our financial condition, results of operations, and ability to execute our business strategy.

If we close fewer than all of the contemplated acquisitions, our business may lack the scale, diversification, and synergies assumed by our strategy, adversely affecting profitability and liquidity.

Our acquisition strategy contemplates the completion of multiple acquisitions in order to achieve scale, geographic diversification, operational breadth, and anticipated synergies across product lines, customers, and end markets. However, there can be no assurance that all of the contemplated acquisitions will be consummated. It is possible that we may complete only one or a subset of the proposed acquisitions, or that certain transactions may be delayed or abandoned altogether due to financing constraints, diligence findings, regulatory or third-party consent issues, or other factors. If we complete fewer than all of the contemplated acquisitions, the resulting business may lack the scale, diversification, cost efficiencies, and strategic positioning assumed by our business plan. Fixed corporate and public-company costs, including governance, compliance, reporting, and management overhead, may be higher on a relative basis, and anticipated synergies may be reduced or unavailable. In addition, a smaller or less diversified operating base may increase our exposure to customer concentration, market volatility, operational disruptions, or region-specific economic or regulatory risks. Any failure to complete all contemplated acquisitions could adversely affect our ability to achieve profitability, generate sufficient cash flows, or access capital on favorable terms. Because we are a development-stage company with no operating revenues prior to the completion of acquisitions, the completion of fewer transactions than anticipated could materially and adversely affect our financial condition, liquidity, results of operations, and the value of our securities.

Disputes arising under our acquisition-related agreements, including those subject to foreign governing law or arbitration, could be costly, time-consuming, and difficult to resolve.

Certain of the agreements entered into in connection with our proposed acquisitions are governed by foreign laws and provide for dispute resolution through arbitration or other non-U.S. forums. As a result, any disputes arising under these agreements may be subject to unfamiliar legal standards, procedural rules, evidentiary requirements, and enforcement regimes, which could increase the complexity, cost, and duration of dispute resolution. In addition, arbitration proceedings may limit discovery rights, provide limited appellate review, and result in outcomes that are difficult to predict or challenge. Disputes may arise in connection with, among other things, interpretation of exclusivity provisions, satisfaction of closing conditions, valuation and purchase price adjustments, post-closing indemnification claims, cost reimbursement obligations, termination rights, or alleged breaches of representations, warranties, or covenants. Resolving such disputes could require significant management attention, divert resources from executing our business strategy, and result in substantial legal, advisory, or settlement costs. Any adverse outcome in a dispute, or prolonged uncertainty resulting from unresolved claims, could delay or prevent completion of one or more acquisitions, impose additional financial obligations on us, restrict our ability to pursue alternative transactions, or otherwise materially adversely affect our liquidity, financial condition, results of operations, and prospects. Because we are a development-stage company with no operating revenues, the impact of such disputes could be particularly significant. If Tejascore does not achieve the level of external collaboration or OEM program awards assumed in its strategic plan, the Company’s growth outlook, market position, and ability to scale globally may be materially and adversely affected.

Investors Will Have Limited Ability To Influence Corporate Governance And Strategic Decisions Holders of shares purchased in this offering will have limited ability to influence the Company’s management, policies, or strategic direction. The Company does not currently provide for cumulative voting, proxy access, or other minority shareholder protections that would enhance the ability of non-controlling shareholders to influence corporate governance. As a result, investors may be unable to prevent actions with which they disagree, including decisions relating to acquisitions, capital allocation, executive compensation, or related-party transactions.

We Do Not Currently Have Independent Directors Or Established Board Committees

As of the date of this Offering Circular, the Company does not have independent directors and has not established standing audit, compensation, or nominating committees. As a result, decisions relating to financial reporting, executive compensation, related-party transactions, and corporate governance matters may not receive the level of independent oversight that is typical of more mature public companies.

Although the Company may appoint independent directors and establish board committees in the future,

there can be no assurance that it will do so within any particular timeframe.

Our Acquisition Strategy May Increase Governance Complexity And Risk

The Company intends to grow primarily through acquisitions, including the acquisition of partial equity interests in operating businesses. These acquisitions may involve complex governance arrangements, including shared control, joint decision-making, and contractual approval rights with other shareholders of acquired businesses. Such arrangements may limit the Company’s ability to unilaterally control acquired businesses, delay strategic initiatives, create conflicts with co-owners, or result in disputes regarding governance, capital allocation, or exit decisions.

Related-Party Transactions May Present Conflicts Of Interest

From time to time, the Company may enter into transactions with its founder, directors, officers, or their affiliates. Although the Company intends to disclose any related-party transactions as required by applicable law, it does not currently have a formal policy requiring independent review or approval of such transactions. As a result, related-party transactions may not be negotiated on an arm’s-length basis, and investors may have limited ability to challenge or influence such transactions.

Risks Related to Paragon

Paragon is a possible future acquisition only, and we may never acquire any interest in it.

We are evaluating Paragon GmbH & Co. KGaA ("Paragon") as a possible future acquisition. Paragon is not a probable acquisition. We have not entered into a definitive agreement to acquire any interest in Paragon, we have not agreed on price or terms, and no binding commitment exists between us and Paragon or its shareholders. Unlike our two probable acquisitions, Alpha Maier Private Limited and Marelli UM Electronic Systems Private Limited, Paragon's financial statements are not presented or combined in this Offering Circular, no investment in Paragon is reflected in our pro forma financial information, and no portion of the offering proceeds is committed to Paragon. Any acquisition of an interest in Paragon would occur only if and when that acquisition becomes probable, which would require, among other things, resolution of Paragon's financial distress in a manner that makes an acquisition viable, the availability of Paragon's audited financial statements (including for the year ended December 31, 2025, which are not currently available), the negotiation and execution of a definitive purchase agreement, completion of confirmatory due diligence, receipt of any required regulatory and corporate approvals under German and applicable law, the availability of sufficient offering proceeds, and approval by our board of directors. There can be no assurance that any of these conditions will be satisfied. We may decide, in our discretion, not to pursue Paragon at all, and Paragon or its shareholders may decline to proceed, may pursue an alternative transaction, or may become subject to restructuring or insolvency proceedings that make an acquisition impossible or undesirable. Because Paragon is only a possible future acquisition, investors should not assume that any Paragon transaction will occur, should not attribute any value to a Paragon acquisition in evaluating this offering, and should not rely on Paragon's business, technology, or financial profile as a basis for an investment decision. If and when an acquisition of Paragon becomes probable, we will present the financial statements and pro forma financial information then required under Regulation S-X by amendment to this filing. Offering proceeds not applied to our two probable acquisitions may be reserved for a possible future acquisition of Paragon, applied to other future acquisition opportunities or working capital, or returned to investors pursuant to the milestone-based escrow arrangements described elsewhere in this Offering Circular, in each case as described under "How We Plan to Use Proceeds." Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Paragon is experiencing severe financial distress and may become insolvent.

Paragon is experiencing significant financial distress and may be in, or approaching, a restructuring or insolvency situation. Based on the information available to us, Paragon's financial condition has deteriorated materially, and we understand that the delay in the publication of its audited financial statements for the year ended December 31, 2025 is connected to its financial difficulties rather than to ordinary-course audit timing. Paragon's most recently available audited financial statements, for the year ended December 31, 2024, already reflected conditions of serious concern, including negative total stockholders' equity of approximately EUR 9,953 thousand; an accumulated deficit of approximately EUR 30,395 thousand; recurring net losses (approximately EUR 6,105 thousand in 2024 and EUR 3,812 thousand in 2023); cash and cash equivalents of only approximately EUR 4,391 thousand against a current bond maturity of approximately EUR 20,915 thousand; and an emphasis-of-matter paragraph from Paragon's auditors regarding material uncertainty about Paragon's ability to continue as a going concern. Preliminary management information for the year ended December 31, 2025 indicated a further deterioration in liquidity, with cash declining to under approximately EUR 1,000 thousand. These figures are historical, are drawn from a period that has since worsened, and may differ materially from Paragon's current financial condition. If Paragon enters formal insolvency or restructuring proceedings under German law, such as proceedings under the German Insolvency Code (Insolvenzordnung), the value of any equity interest in Paragon could be reduced to zero, equity holders would rank behind creditors, and any proposed acquisition would likely not proceed or would proceed only in a substantially altered form. Paragon's financial distress is the principal reason we are treating Paragon as a possible future acquisition rather than a probable one, and it is the central risk affecting any capital that might in the future be allocated to a Paragon transaction. There can be no assurance that Paragon will stabilize its financial condition, secure refinancing or new capital, avoid insolvency, or remain a viable acquisition candidate. Investors should assume that the risk of Paragon's insolvency is significant and that any capital allocated in the future to a Paragon acquisition would be subject to a heightened risk of impairment or total loss. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Paragon's audited financial statements for the year ended December 31, 2025 are not available.

Paragon's audited consolidated financial statements for the year ended December 31, 2025 are not available as of the date of this Offering Circular. As a result, the financial information regarding Paragon referred to in this Offering Circular is based on Paragon's audited financial statements for the years ended December 31, 2024 and December 31, 2023, which do not reflect developments during 2025 and to date in 2026, including the further deterioration in Paragon's financial condition described in the other risk factors relating to Paragon. The most recent audited financial information regarding Paragon is therefore materially out of date, and Paragon's actual current financial condition may be materially worse than that historical information indicates. Paragon is a separate, publicly listed German issuer with its own management, board, and independent auditors. We do not control Paragon's audit process or financial reporting, and we cannot compel Paragon to prepare, complete, or publish audited financial statements, including for the year ended December 31, 2025. We understand that the delay in completing Paragon's audit for the year ended December 31, 2025 is connected to Paragon's financial difficulties. We have no ability to determine when, or whether, those audited financial statements will become available. The absence of audited financial statements for the year ended December 31, 2025 is one of the principal reasons we are treating Paragon as a possible future acquisition rather than a probable one. The financial statements of an acquired business, and related pro forma information, are required under Regulation S-X only when an acquisition is probable or has been consummated and meets the applicable significance tests; because a Paragon acquisition is not probable, Paragon's financial statements are not presented or combined in this Offering Circular, and any such financial statements and pro forma information would in any event require audited financial statements covering the required periods, which are not currently available. Accordingly, investors do not have access to current, audited financial information about Paragon on which to evaluate any possible future acquisition. If and when an acquisition of Paragon becomes probable and the required audited financial statements become available, we will present the financial statements and pro forma financial information then required under Regulation S-X by amendment to this filing. Investors are cautioned not to place undue reliance on the historical financial information of Paragon, and should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

We may lose all capital allocated to a Paragon acquisition.

If we pursue and complete a possible future acquisition of an interest in Paragon, there is a substantial risk that some or all of the capital allocated to that acquisition could be impaired or lost in its entirety. Paragon has negative total stockholders' equity, severe liquidity constraints, near-term debt maturities, recurring operating losses, and a going-concern uncertainty, as described in the other risk factors relating to Paragon. Because of these conditions, any investment we make in Paragon could be impaired in whole or in part, or written off entirely, shortly after acquisition, or its value could deteriorate further before an acquisition is even completed. Any investment in Paragon would be accounted for under the equity method of accounting (ASC 323). Under that method, we would recognize our proportionate share of Paragon's net losses in our results of operations, which would directly reduce the carrying value of our investment, and we would be required to evaluate the investment for other-than-temporary impairment at each reporting period. Given Paragon's financial distress, an impairment of part or all of the investment's carrying value is a realistic possibility, and a single impairment charge could eliminate the entire recorded value of the investment. We would have limited ability to prevent or reverse such a loss, because we would not control Paragon's operations, financing, or strategic decisions. In addition, if Paragon were to enter insolvency or restructuring proceedings under German law, equity interests would rank behind the claims of creditors and are frequently extinguished entirely in such proceedings, as described under the risk factor relating to German insolvency law. In that event, capital allocated to the Paragon acquisition could be lost in full, and we may also have committed additional capital, guarantees, or support that could likewise be lost. Investors should understand that any capital that may in the future be allocated to a Paragon acquisition is speculative and subject to a heightened risk of total loss, and should not assume that any value will be recovered from such an acquisition even if it is completed. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Paragon's substantial debt and imminent maturities heighten the risk of default or insolvency.

Paragon carries substantial interest-bearing debt, including corporate bonds and loans, a significant portion of which has near-term maturities. As of December 31, 2024, Paragon's total interest-bearing debt was approximately EUR 59,218 thousand, and the current portion of its bond was approximately EUR 20,915 thousand, due within twelve months, against cash and cash equivalents of only approximately EUR 4,391 thousand. Paragon's ability to refinance, extend, restructure, or repay these obligations as they come due is uncertain and is central to its financial distress. Preliminary information for the year ended December 31, 2025 indicated a further decline in liquidity, which would intensify this risk. A failure by Paragon to address its debt maturities could trigger a payment default, cross-defaults under its other financing arrangements, acceleration of indebtedness, enforcement action by creditors, or the commencement of insolvency or restructuring proceedings under German law. Any of these outcomes would materially and adversely affect the value of, or could eliminate entirely, any equity interest in Paragon, including any interest we might acquire. Because debt holders and other creditors rank ahead of equity holders, the resolution of Paragon's debt maturities, whether through refinancing, restructuring, dilutive new financing, or a debt-to-equity conversion, could substantially reduce or extinguish the value attributable to equity, and could occur on terms over which we would have no control. We would not control Paragon's capital structure, financing decisions, or negotiations with its creditors. Any refinancing or restructuring of Paragon's debt may require concessions, additional collateral, new equity issuances, or capital contributions that could dilute or subordinate any equity interest we might hold, or that could require us to contribute additional capital to protect our investment, as described in the other risk factors relating to Paragon. There can be no assurance that Paragon will be able to manage its debt obligations on acceptable terms, or at all. The realization of these risks could result in the impairment or total loss of any capital allocated to a Paragon acquisition. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Under German insolvency law, equity holders would be subordinated to creditors.

Paragon is a German company and is subject to German insolvency law. In the event of formal insolvency proceedings (Insolvenzverfahren) under the German Insolvency Code (Insolvenzordnung), German law establishes a strict statutory priority of claims under which secured creditors, then unsecured creditors, are satisfied from the available assets before equity holders are entitled to receive any distribution. As a prospective equity holder of Paragon, we, and indirectly investors in this offering, would rank behind all of Paragon's creditors. In German insolvency proceedings, equity interests are frequently reduced in value substantially or extinguished entirely, and equity holders commonly receive little or no recovery. Paragon's financial distress, negative equity, near-term debt maturities, and going-concern uncertainty, as described in the other risk factors relating to Paragon, increase the likelihood that Paragon could become subject to such proceedings. If that were to occur, any equity interest we might acquire in Paragon could be rendered worthless, and capital allocated to a Paragon acquisition could be lost in full. Insolvency or restructuring proceedings may also be commenced, directed, or controlled by Paragon's management, creditors, or an appointed insolvency administrator, rather than by Paragon's shareholders, and the outcome of such proceedings, including any restructuring plan, debt-to-equity conversion, asset sale, or liquidation, could be imposed on shareholders without our consent. These risks would be compounded by Paragon's KGaA governance structure, under which the general partner, controlled by Paragon's founder, retains management control. As a limited shareholder (Kommanditaktionär), we would have limited ability to influence or prevent insolvency-related decisions, to direct restructuring negotiations, or to protect the value of our investment, as described in the risk factor relating to Paragon's governance structure. In addition, German insolvency law includes avoidance and clawback provisions under which certain transactions occurring before the opening of insolvency proceedings may be challenged and unwound; were we to acquire an interest in or provide financial support to Paragon before an insolvency, such transactions could potentially be subject to challenge. There can be no assurance as to the treatment of any equity interest in Paragon in an insolvency or restructuring, and investors should assume that, in such an event, capital allocated to a Paragon acquisition would be subject to a heightened risk of total loss. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Acquiring a distressed or insolvent target carries heightened risk.

If we elect to pursue a possible future acquisition of Paragon notwithstanding its financial distress, on the basis that Paragon's technology portfolio, customer relationships, and turnaround potential may offer value at a distressed valuation, the acquisition of a distressed or potentially insolvent company carries substantial risks that would not generally be present in the acquisition of a financially healthy target. There can be no assurance that any value would be realized from a Paragon acquisition even if it were completed. These heightened risks include, among others: the risk that undisclosed, underestimated, or contingent liabilities emerge after we commit capital, which is greater for a distressed company that may have incomplete records, deferred obligations, or strained internal controls; the risk that key customers, suppliers, lenders, or employees lose confidence and reduce business, tighten terms, or depart because of the distress; the risk that turnaround and stabilization initiatives fail or take longer and cost more than anticipated; the risk that Paragon requires capital injections, guarantees, or other financial support beyond any initial purchase price, as described in the risk factor relating to additional capital; the risk that the distress worsens between signing and closing, or shortly after closing, such that the acquired interest is impaired or worthless; and the risk of avoidance or clawback actions in any subsequent German insolvency proceeding, as described in the risk factor relating to German insolvency law. In addition, distressed acquisitions are subject to greater uncertainty in valuation and diligence. Paragon's deteriorating and rapidly changing financial condition, combined with the absence of current audited financial statements, would make it difficult to assess Paragon's true financial position, to value the interest being acquired, and to identify all material risks before committing capital. We would also be acquiring only a non-controlling interest accounted for under the equity method, which would limit our ability to direct a turnaround, impose operational discipline, or protect our investment, as described in the risk factor relating to our lack of control over Paragon. For these reasons, even if we believe a distressed valuation offers potential upside, the probability and magnitude of loss are significantly higher than in an ordinary acquisition, and investors should assume that a Paragon acquisition, if pursued, would be speculative and subject to a heightened risk of partial or total loss. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

We would not control Paragon, and our investment would be accounted for under the equity method.

Any interest we might acquire in Paragon would be a non-controlling interest, and we would not control Paragon. Paragon is organized as a German Kommanditgesellschaft auf Aktien (KGaA, a partnership limited by shares), in which day-to-day management and the direction of the company's relevant activities are vested in the general partner (Komplementär), which is controlled by Paragon's founder. As a limited shareholder (Kommanditaktionär), we would hold tradable shares carrying economic and voting rights at the shareholder level, but we would not have the power to direct Paragon's operations, capital structure, financing decisions, dividend policy, strategic direction, or the appointment and removal of management. Even at a shareholding level of up to 50%, the KGaA structure means we would not obtain unilateral control over Paragon. As a result, any investment in Paragon would be accounted for under the equity method of accounting in accordance with ASC 323, rather than consolidated. Under the equity method, we would record the investment initially at cost and would subsequently recognize our proportionate share of Paragon's net income or net loss as a single line item in our results of operations, adjusting the carrying value of the investment accordingly. Given Paragon's recurring losses and financial distress, we would expect to recognize our share of Paragon's losses, which would reduce the carrying value of the investment, and we would be required to assess the investment for other-than-temporary impairment at each reporting period, as described in the risk factor relating to the potential loss of capital. Because Paragon's individual assets, liabilities, revenues, and expenses would not be consolidated into our financial statements, investors would have less visibility into Paragon's detailed financial position and results than they would for a consolidated subsidiary. Our lack of control would have significant practical consequences. We would be exposed to Paragon's losses and to the deterioration of its financial condition without the ability to direct a turnaround, change management, control spending, prevent dilutive financings or restructurings, or compel the production of timely and complete financial information, on which we would depend to apply the equity method and to meet our own SEC reporting obligations. We would also have limited ability to influence or prevent decisions made in any restructuring or insolvency process. These limitations could materially impair the value of any investment in Paragon and our ability to protect it. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Paragon may require capital injections beyond any purchase price.

If we pursue and complete a possible future acquisition of an interest in Paragon, Paragon's financial distress may require us to provide additional financial support beyond the initial purchase consideration in order to stabilize Paragon's operations, address its debt maturities, fund working capital, or avoid insolvency. Such support could take the form of additional equity contributions, shareholder loans, guarantees, or participation in a refinancing or restructuring of Paragon's indebtedness. Given Paragon's negative equity, severe liquidity constraints, and near-term debt maturities, the likelihood that Paragon would need capital beyond any purchase price is significant, and the amounts required could be substantial and could exceed the amount of the initial investment. We would have no obligation to provide such support, and we may choose not to do so. However, if we decline to provide additional capital, Paragon's financial condition could deteriorate further, Paragon could enter insolvency or restructuring proceedings, and the value of our investment could be impaired or lost. Conversely, if we do provide additional capital, there can be no assurance that such support would succeed in stabilizing Paragon or preserving the value of our investment, and the additional capital could itself be impaired or lost. Because we would hold only a non-controlling interest and would not control Paragon's financing decisions or its negotiations with creditors, any new financing or restructuring of Paragon could be structured on terms over which we have no control and that dilute, subordinate, or extinguish our interest, as described in the risk factors relating to Paragon's debt and to our lack of control. Any additional capital committed to Paragon would also divert financial resources away from our two probable acquisitions, our general working capital, and our other strategic objectives. Capital that investors may expect to be applied to our probable acquisitions or returned through the escrow arrangements could instead be exposed to the risks of a distressed third-party issuer. Investors may therefore bear the consequences of capital being diverted to support a distressed target, with no assurance of any return. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

We have limited information about Paragon and depend on a third-party issuer we do not control.

Paragon is a separate, publicly listed German issuer with its own management, board of directors, and independent auditors, and it is not affiliated with or controlled by us. Our information about Paragon is derived principally from Paragon's publicly available disclosures and historical financial statements, supplemented by such limited information as Paragon may choose to make available. As a result, our knowledge of Paragon's current financial condition, operations, contracts, liabilities, and prospects is necessarily incomplete and may lag actual developments, particularly because Paragon's audited financial statements for the year ended December 31, 2025 are not available, as described in the other risk factors relating to Paragon. Because Paragon is in financial distress, the risk of information gaps is heightened. Distressed companies may have incomplete or delayed reporting, may face rapidly changing circumstances, and may not disclose material adverse developments on a timely basis. Material adverse changes in Paragon's condition may occur, and may have already occurred, without our knowledge, and the historical information available to us may not reflect Paragon's true current position. The disclosures regarding Paragon in this Offering Circular may become outdated quickly, and we may be unable to update them on a timely basis or at all. Investors should understand that, in evaluating any possible future acquisition of Paragon, they would be doing so in the face of significant uncertainty and limited, potentially stale, information. Our lack of control over Paragon also means we cannot compel Paragon to provide information, to complete or publish audited financial statements, or to maintain particular accounting, internal control, or disclosure practices. If we were to acquire an interest in Paragon and account for it under the equity method, we would depend on Paragon to provide accurate and timely financial information sufficient for us to record our share of Paragon's results and to meet our own SEC reporting obligations. Any failure or delay by Paragon in providing such information could impair our ability to prepare timely and accurate financial statements, could result in deficiencies in our SEC filings, and could expose us to regulatory scrutiny or loss of investor confidence, as described in the risk factor relating to our ability to satisfy SEC financial reporting requirements. These information and dependence risks could materially and adversely affect our ability to evaluate, complete, and account for any Paragon acquisition. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

If a Paragon acquisition does not proceed, our Smart Cabin strategy and the offering rationale would be affected.

Paragon represents the largest potential acquisition by allocated capital among the targets we have evaluated, with approximately USD 41 million of the maximum USD 75 million offering potentially available to be reserved for a possible future acquisition of Paragon. Because Paragon is only a possible future acquisition and is not probable, there is substantial risk that a Paragon acquisition will not proceed at all, will not be completed, or, if completed, will result in an impaired or worthless investment, as described in the other risk factors relating to Paragon. Our long-term strategic objective includes building a unified Smart Cabin technology platform spanning human-machine interface, digital instrument cluster, body electronics, and related capabilities. Paragon's product portfolio in these areas is a meaningful part of the rationale for evaluating Paragon. If a Paragon acquisition does not proceed, or proceeds but results in an impaired or worthless investment, the breadth of our Smart Cabin platform would be narrower than the full strategy we have described, and we would need to rely on our two probable acquisitions, Alpha Maier and Marelli UM, together with any internal development or other future acquisitions, to advance that strategy. There can be no assurance that we would be able to replicate Paragon's capabilities through other means, on acceptable terms, or at all. Investors should not assume that the Paragon component of our strategy will be realized, and should evaluate this offering on the basis of our two probable acquisitions rather than on any expected acquisition of Paragon. The portion of offering proceeds that might otherwise be reserved for a possible Paragon acquisition is not committed to Paragon; if a Paragon acquisition does not become probable, those proceeds would be applied to other future acquisition opportunities or working capital, or returned to investors pursuant to the milestone-based escrow arrangements described elsewhere in this Offering Circular, in each case as described under "How We Plan to Use Proceeds." While the return or redeployment of such proceeds is intended to mitigate the financial impact of a Paragon acquisition not proceeding, the overall rationale and economics of this offering, as well as our stated strategic objectives, would nonetheless be affected if the Paragon component is not realized. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Paragon's KGaA governance structure would further limit our influence.

Paragon is organized as a Kommanditgesellschaft auf Aktien (KGaA), a German partnership limited by shares. This is an unusual hybrid structure in which governance differs fundamentally from that of a conventional stock corporation, and it would constrain our influence over Paragon to a degree greater than our shareholding percentage alone would suggest. In a KGaA, management authority is vested in the general partner (Komplementär), and Paragon's general partner is controlled by Paragon's founder. The general partner directs management and many significant corporate decisions, and, unlike directors of a conventional corporation, generally cannot be removed by a simple vote of the limited shareholders. As a limited shareholder (Kommanditaktionär), we would have governance rights that are materially narrower than those typically associated with a comparable equity stake in a stock corporation. As a consequence, even if we acquired an interest of up to 50%, we would have limited ability to appoint or remove management, to direct operating and capital decisions, to compel or block dividends or financings, to drive post-acquisition integration with our other businesses, or to implement governance, reporting, or control changes that we consider necessary to protect our investment. Many decisions that would be subject to shareholder control in a conventional corporation would remain with the general partner. Our practical ability to influence Paragon would depend largely on the cooperation of the general partner and Paragon's founder, which may not be forthcoming and may not align with our interests or those of investors in this offering. These governance limitations would compound the other risks relating to Paragon. They would reduce our ability to integrate Paragon into our Smart Cabin strategy, to influence a turnaround of a distressed business, to participate meaningfully in restructuring or refinancing negotiations, and to prevent actions that could dilute, subordinate, or impair our interest. They could also make any interest in Paragon less attractive and less liquid to a future purchaser, limiting our ability to exit. The KGaA structure is one of the reasons any investment in Paragon would be accounted for under the equity method rather than consolidated, as described in the risk factor relating to our lack of control over Paragon. Investors should read this risk factor together with the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the other risk factors relating to Paragon.

Risks Related to Alpha Maier Private Limited, India

Ownership & Governance Risks (51% Acquisition)

Partial ownership of Alpha Maier may limit our ability to exercise full operational control, which may restrict our ability to implement strategic, financial, and operational decisions.

If the proposed transaction is completed, we will acquire 51% of Alpha Maier Private Limited, and the remaining 49% will continue to be held by the existing joint-venture partner. Although this ownership level provides us with majority voting rights, it does not grant us full or unilateral control over Alpha Maier’s operations, management decisions, governance processes, or long-term strategic direction.

Certain key actions, including approval of budgets, capital expenditure, changes to production strategy, financing arrangements, major hiring decisions, amendments to charter documents, and the adoption of internal controls or reporting systems, may require consent from the minority shareholder or may be subject to contractual protections in the joint-venture agreement. As a result, our ability to direct Alpha Maier’s operations, implement efficiency measures, integrate processes, or redirect resources may be constrained. The minority shareholder may have different commercial priorities, investment horizons, or levels of risk tolerance, which may conflict with our strategic objectives. If disagreements arise, we may be unable to implement planned operational improvements, technology upgrades, restructuring actions, or governance enhancements in the timeframe we expect, or at all. Any limitations on our ability to exercise full operational control may reduce the anticipated benefits of the acquisition, delay integration efforts, and adversely affect Alpha Maier’s performance or our broader automotive strategy. These constraints may also affect our ability to monitor risks, ensure compliance, and maintain consistent financial reporting across the group.

JV partner misalignment may lead to strategic or operational conflicts that could delay decision-making, disrupt business execution, or impair our ability to realize the expected benefits of the Alpha Maier acquisition.

Following the proposed acquisition of 51% of Alpha Maier Private Limited, we will jointly own and operate the business with the existing JV partner, who will retain a significant minority stake. Joint ventures inherently rely on alignment between shareholders, and disagreements may arise regarding key matters such as production priorities, capital expenditure plans, pricing strategies, customer engagement, technology investment, personnel decisions, quality initiatives, and long-term commercial strategy. If our strategic objectives diverge from those of the JV partner, for example, on matters such as expansion plans, integration initiatives, or allocation of financial resources, our ability to execute operational improvements, introduce new processes, or adjust business direction may be constrained. Any misalignment may cause delays in approving budgets or investments, slow the implementation of performance improvements, or hinder timely responses to OEM requirements. Such conflicts may also lead to deadlocks under the shareholders’ agreement, requiring dispute-resolution mechanisms that may be time-consuming and disruptive. Sustained misalignment may negatively affect employee morale, supplier relationships, customer confidence, and program competitiveness. If strategic or operational conflicts persist, Alpha Maier may underperform relative to expectations, and we may be unable to achieve the integration, synergy, or growth objectives that we expect from the acquisition.

Governance disputes with the minority shareholder may disrupt operations, delay key decisions, or impair our ability to execute our strategy for Alpha Maier.

After the completion of the proposed transaction, we will own 51% of Alpha Maier Private Limited, while the remaining 49% will be held by the current JV partner. Although we will hold a majority interest, Alpha Maier will continue to operate under a joint-venture governance framework in which certain critical matters may require affirmative approval, cooperation, or participation from both shareholders. These matters may include the annual budget, capital expenditure programs, production schedules, dividend policy, changes in senior management, facility expansion, new product introduction, and modifications to operating processes or standards. If disagreements arise regarding any of these matters, the decision-making process may slow or stall, resulting in operational uncertainty or delays in implementing initiatives that we believe are necessary to improve efficiency, meet OEM program requirements, or enhance competitiveness. Governance disputes may also require resolution through negotiation, mediation, or formal dispute-resolution mechanisms set out in the shareholders’ agreement, which may be time-consuming, costly, and disruptive to normal business operations. Prolonged governance friction may adversely affect Alpha Maier’s relationships with OEM customers, suppliers, and employees, and may hinder our ability to integrate the business into our broader automotive strategy. If we cannot effectively resolve governance disputes or enforce strategic alignment, Alpha Maier’s operational performance and our expected return on investment may be materially and adversely affected.

Our ability to implement compliance, reporting, and internal controls at Alpha Maier may be limited because we will not have complete authority over its governance structures, financial systems, or operational processes.

If the proposed acquisition is completed, we will acquire 51% of Alpha Maier Private Limited, but the remaining 49% will continue to be owned by the existing joint-venture partner. As a result, Alpha Maier will not operate as a fully owned subsidiary, and we may not be able to unilaterally impose our compliance policies, reporting requirements, audit procedures, or internal control frameworks. The effectiveness of our oversight will depend in part on the cooperation of the minority shareholder and Alpha Maier’s management team, as well as the terms of the eventual shareholders’ agreement. Alpha Maier may currently follow accounting practices, documentation standards, ERP systems, operational controls, and compliance procedures that differ from our own. Implementing changes to these systems may require negotiation, joint approval, or phased adoption, which may slow the alignment of Alpha Maier’s reporting and control environment with our internal standards or with SEC expectations. Delays or resistance in adopting enhanced controls may limit management’s visibility into Alpha Maier’s operations, financial condition, liabilities, or compliance exposures. Any inability to fully integrate Alpha Maier into our compliance and reporting framework may increase the risk of inaccurate financial reporting, operational inefficiencies, regulatory non-compliance, undetected liabilities, or delays in meeting our public-company disclosure obligations. Such limitations could adversely affect investor confidence, our ability to manage risk across the combined enterprise, and the anticipated benefits of the acquisition.

Shareholder agreements may contain veto or blocking rights that restrict our ability to make key decisions at Alpha Maier, which may limit our control and delay execution of our strategic initiatives.

In connection with our proposed acquisition of 51% of Alpha Maier Private Limited, we expect to enter into a shareholders’ agreement that will govern the rights, obligations, and protections of both shareholders. Such agreements commonly grant minority shareholders various veto rights, supermajority approval requirements, or other protective provisions. These may apply to critical matters such as approval of annual budgets, capital expenditure programs, financing arrangements, changes in senior management, adoption of new accounting or reporting systems, expansion of production capacity, entry into significant contracts, or amendments to organizational documents. If the minority shareholder exercises these veto or blocking rights, or if joint approval is required for matters we consider strategically important, we may be prevented from implementing changes that we believe are necessary to improve operational performance, enhance governance, or align Alpha Maier with our broader automotive strategy. These restrictions may delay integration efforts, hinder operational improvements, and reduce our ability to react quickly to customer requirements or market developments. Any prolonged inability to make timely decisions due to shareholder approval requirements could disrupt Alpha Maier’s operations, reduce competitiveness in OEM bidding cycles, or impair our ability to realize the expected benefits of the acquisition. If disputes arise regarding the scope or exercise of veto rights, such disagreements may require negotiation or formal dispute-resolution procedures, which may further impact performance and distract management.

Non-controlling interest arising from our partial ownership of Alpha Maier may introduce volatility into our consolidated financial results, which may cause fluctuations in our reported earnings that do not reflect the underlying performance of our core business.

If the proposed acquisition is completed, we will own 51% of Alpha Maier Private Limited, while the remaining 49% will continue to be held by the minority shareholder. As a result, our consolidated financial statements will reflect a non-controlling interest representing the portion of Alpha Maier’s net assets and earnings attributable to the minority shareholder. Changes in Alpha Maier’s profitability, capital structure, operational performance, or accounting policies will therefore affect the non-controlling interest balance and may cause our reported results to fluctuate from period to period. Because Alpha Maier operates as a joint venture with its own governance structure, decision-making process, and strategic priorities, financial outcomes may not always align with our expectations or with the performance of our other subsidiaries. For example, changes in Alpha Maier’s margins, working-capital requirements, foreign exchange exposure, capital expenditures, or tax positions may disproportionately impact the share of earnings attributable to non-controlling interests. These fluctuations may introduce variability in our consolidated net income, equity balances, and earnings per share, even if the performance of our wholly controlled operations remains stable. Additionally, any future changes to Alpha Maier’s ownership structure, capital contributions, losses, impairments, or distributions could further alter the allocation of earnings between controlling and non-controlling interests. Such volatility may make it more difficult for investors to assess our consolidated financial performance, compare results across reporting periods, or evaluate the financial impact of the acquisition.

Operational Risks

Alpha Maier’s operations depend heavily on complex decorative processes, including chrome plating, high-precision painting, and in-mold decoration (IMD), which involve significant technical and quality risks that may affect production, delivery schedules, and customer satisfaction.

Alpha Maier Private Limited manufactures aesthetic and functional interior and exterior components that require advanced surface-engineering capabilities such as chrome plating, UV painting, IMD processes, laser etching, and other high-precision decorative technologies. These processes involve complex chemical formulations, specialized equipment, and strict process-control parameters. Minor deviations in temperature, chemical balance, surface preparation, humidity, curing conditions, or material composition may lead to quality defects, inconsistent finishes, higher scrap rates, or rejection of parts by OEM customers. Because automotive OEMs maintain stringent appearance and quality requirements for aesthetic parts, even small inconsistencies or cosmetic imperfections may result in production rework, delivery delays, warranty claims, or penalties related to quality deviations. In addition, decorative technologies such as chrome plating and IMD require continuous calibration, equipment maintenance, and adherence to tight environmental and safety regulations. Any equipment malfunction, utility interruption, raw-material inconsistency, or operator error may disrupt production or impair surface-finish quality. If Alpha Maier is unable to maintain precise control over these complex processes, consistently achieve customer-specified quality standards, or respond quickly to process deviations, the company may experience increased operating costs, loss of customer confidence, reduced competitiveness in future program nominations, or potential discontinuation of awarded business. These risks may materially and adversely affect Alpha Maier’s performance and our expected returns from the acquisition.

Production defects or quality failures at Alpha Maier could lead to OEM claims, line rejections, chargebacks, warranty obligations, or contractual penalties, any of which may materially affect the business and our expected returns.

Alpha Maier manufactures aesthetic and functional plastic components for major automotive OEMs, including Suzuki, Toyota, MG, Nissan, Renault, and Peugeot. These components, such as wheel trims, badges, interior garnishes, and painted or chrome-finished parts, must meet strict OEM quality, dimensional, and appearance specifications. Even minor deviations in color consistency, surface finish, material integrity, or dimensional accuracy may lead to part rejections, quality incidents at the OEM assembly line, or program-level disruptions. If Alpha Maier experiences production defects, inconsistent surface quality, contamination during painting or plating, tool wear, process instability, or operator error, OEM customers may issue quality claims, require rework or replacement of parts, or assess chargebacks and penalties under supply agreements. In severe cases, OEMs may suspend orders, place the supplier under controlled shipping or new business hold, or seek recovery of downstream losses related to assembly-line disruptions, warranty repairs, or field failures. Quality failures may also damage Alpha Maier’s standing as a preferred supplier and impair its ability to secure new program nominations.

Repeated quality issues or unfavorable customer scorecards may lead to reduced volumes, lost business, or exclusion from bidding on future models. Any such claims, penalties, or reputational damage may materially and adversely affect Alpha Maier’s financial performance and undermine the value we expect to obtain from the acquisition.

High dependence on specialized tooling and injection-molding assets may create production bottlenecks or downtime risk, which could disrupt deliveries to OEM customers and adversely affect Alpha Maier’s performance.

Alpha Maier’s product portfolio, covering wheel trims, badges, interior garnishes, decorative trims, and other precision-molded components, relies heavily on specialized injection-molding machines, proprietary tooling, high-cavitation molds, robotic handling systems, and surface-finishing infrastructure. These assets are capital-intensive, long-lead-time, and often custom-designed for specific OEM programs. Because a single mold or injection-molding line may be responsible for producing components for a particular customer program, any equipment malfunction, tooling failure, extended maintenance cycle, or unplanned downtime may result in production delays or supply interruptions. Tooling repairs or replacements typically require specialized technicians, imported parts, or external toolrooms, which may involve multi-week or multi-month turnaround times. During such periods, Alpha Maier may be unable to fulfill committed customer volumes, causing line shortages, controlled shipping requirements, expedited logistics costs, or contractual penalties. In addition, the company’s ability to ramp up production for new programs or respond to sudden volume increases is constrained by tooling capacity, machine availability, and cycle-time optimization. If Alpha Maier experiences bottlenecks, inadequate redundancy in tooling, insufficient preventive maintenance, or delays in commissioning new molds, its ability to meet OEM schedules and performance expectations may be compromised. Any prolonged equipment downtime or tooling-related disruption may materially affect customer relationships, financial performance, and Alpha Maier’s competitiveness in securing future program nominations. These operational risks may also limit the synergies and strategic benefits we expect to achieve from the acquisition.

Reliance on specific resin and specialty chemical suppliers may create supply-chain vulnerabilities that could disrupt production, increase costs, or impair Alpha Maier’s ability to meet OEM delivery requirements.

Alpha Maier’s manufacturing operations depend on a limited number of suppliers for key raw materials, including engineering resins, chrome-plating chemicals, specialty coatings, paints, solvents, UV-curable materials, and additives required for high-precision aesthetic components. Many of these inputs are specialized, sourced from approved vendors designated by automotive OEMs, or imported from overseas suppliers. Because substitution is often restricted by OEM specifications, quality standards, and validation requirements, Alpha Maier may be unable to change suppliers quickly in response to shortages, cost increases, or supply interruptions. Any disruption in the supply of these materials, whether due to production issues at the vendor, transportation delays, import and customs bottlenecks, regulatory changes affecting chemical shipments, or raw-material shortages, could halt production or impair the quality and consistency of finished components. In addition, volatility in global resin and chemical prices, dependency on foreign suppliers, or changes in currency exchange rates may increase procurement costs, which Alpha Maier may not be able to pass on to OEM customers under fixed-price contracts. If Alpha Maier is unable to secure timely deliveries of approved materials, maintain adequate inventory, or qualify alternative suppliers within required timelines, it may experience production delays, increased scrap rates, expedited freight costs, or penalties from OEM customers for failure to meet delivery schedules. Such supply-chain vulnerabilities may materially and adversely affect Alpha Maier’s operational performance, profitability, and our anticipated benefits from the acquisition.

Alpha Maier may face high scrap rates or yield loss due to stringent aesthetic and surface-quality standards, which could increase production costs and adversely affect margins.

Alpha Maier produces highly aesthetic interior and exterior automotive components, including chrome-plated trims, painted parts, wheel caps, badges, and IMD-decorated surfaces. These products are subject to strict OEM appearance and quality requirements relating to gloss levels, color uniformity, texture, surface finish, metallic effects, pattern consistency, and freedom from cosmetic defects. Even minor imperfections, such as micro-scratches, surface contamination, color deviation, flow marks, voids, or plating inconsistencies, may render parts unacceptable to OEM customers. Because aesthetic components require highly controlled process conditions, any variation in raw materials, injection parameters, plating chemistry, paint booth environment, tooling condition, or operator handling may increase scrap rates or result in rework. Yield loss may also occur during new tool commissioning, color matching, process ramp-up, and qualification of new finishes or decorative technologies. These issues can significantly increase production costs, extend cycle times, and reduce overall equipment effectiveness.

High scrap rates or yield challenges may also affect Alpha Maier’s ability to meet delivery schedules, maintain customer ratings, or retain program nominations for new vehicle models. If scrap or rework costs rise materially or consistently exceed expectations, Alpha Maier’s profitability may be adversely affected, and we may not achieve the margin improvements or operational efficiencies we expect from the acquisition.

Operational disruptions or capacity constraints at Alpha Maier could impact delivery schedules, affect customer satisfaction, and negatively influence OEM supplier ratings.

Alpha Maier’s operations involve multiple interdependent manufacturing processes, such as injection molding, surface preparation, chrome plating, painting, and assembly, that must function reliably and cohesively to meet strict OEM delivery schedules. Any disruption in these processes, whether caused by equipment breakdowns, maintenance delays, labor shortages, raw-material constraints, quality issues, or utility outages, may impair Alpha Maier’s ability to supply components on time and in the quantities required by automotive OEMs. Because automotive production operates on just-in-time (JIT) systems, even short-term production delays or volume shortfalls may cause OEM assembly-line stoppages, controlled shipping requirements, expedited freight obligations, or financial penalties under existing supply agreements. In addition, Alpha Maier’s production capacity may be constrained during periods of increased demand, new model launches, or ramp-up of additional programs, particularly if tooling capacity, machine availability, or finishing-line throughput is insufficient to support volume requirements. Any such disruptions or capacity bottlenecks may negatively affect Alpha Maier’s OEM supplier ratings, which influence a supplier’s eligibility for new business nominations, long-term sourcing decisions, and platform awards. Deterioration in supplier scores or delivery performance metrics may therefore limit Alpha Maier’s growth prospects, reduce customer confidence, and adversely affect the strategic value and financial performance we expect from the acquisition.

Customer & Market Risks

Alpha Maier is exposed to customer concentration risk due to significant reliance on a limited number of automotive OEMs such as Suzuki, Toyota, MG, Nissan, Renault, and Peugeot, and the loss or reduction of business from any of these customers could materially affect its performance.

Alpha Maier Private Limited generates a substantial portion of its revenue from a concentrated set of automotive OEM customers, including Suzuki, Toyota, Morris Garages (MG), Nissan, Renault, Peugeot, and other manufacturers. These OEMs typically award business on a program-by-program basis, and suppliers are required to meet strict commercial, technical, and performance criteria throughout the lifecycle of a vehicle model. Because Alpha Maier’s sales are heavily dependent on a few key customers, any reduction in orders, delays in program launches, model discontinuations, platform changes, or re-sourcing decisions by these OEMs could have a significant adverse impact on Alpha Maier’s revenue and profitability. Customer concentration increases vulnerability to adverse developments affecting any single OEM, including changes in demand, production schedules, supply-chain strategies, or the OEM’s own financial or operational challenges. In addition, OEMs frequently conduct competitive bidding processes when launching new models, and there is no assurance that Alpha Maier will retain its position as a preferred supplier or secure nominations for future programs. High dependence on a limited customer base also gives OEMs substantial bargaining power, which may result in pricing pressure, margin compression, stricter performance requirements, or unfavorable commercial terms. If Alpha Maier loses a major customer, receives reduced allocations, is placed on controlled shipping status, or fails to win new program nominations, its financial performance may be materially and adversely affected. Such customer concentration risk may limit the stability and predictability of the business and may negatively impact the expected benefits of our acquisition.

The loss of any key OEM program could materially affect Alpha Maier’s revenues, profitability, and future business prospects.

Alpha Maier Private Limited supplies components to major automotive OEMs through model-specific programs awarded via competitive bidding processes. These programs typically span multiple years and represent a significant portion of Alpha Maier’s revenues. If Alpha Maier loses an existing program, whether due to quality issues, cost competitiveness, supplier re-sourcing, customer strategy changes, platform discontinuation, or failure to meet delivery or performance requirements, the associated revenue stream may be significantly reduced or eliminated. Furthermore, OEM program volumes may fluctuate based on consumer demand, regulatory changes, market conditions, or OEM-level production adjustments. Even temporary volume reductions can have a disproportionate impact on revenue because the company’s fixed costs for tooling, equipment, labor, and facility operations must still be incurred.

Additionally, if an OEM decides not to nominate Alpha Maier for the next generation of a model or shifts sourcing to an alternative supplier, we may experience an irreversible loss of business for that platform. The automotive industry is highly competitive, and suppliers must continually meet stringent cost, quality, and technology requirements to retain and win programs. Any loss or reduction in a major OEM program, particularly those from customers such as Suzuki, Toyota, MG, Nissan, Renault, or Peugeot, may materially and adversely affect Alpha Maier’s financial performance, reduce capacity utilization, impact margins, and limit growth opportunities. Such program-level volatility may also affect the strategic and financial benefits we expect from the acquisition.

Auto industry volume fluctuations may reduce demand for the aesthetic plastic components produced by Alpha Maier, which could negatively impact revenues and profitability.

Alpha Maier’s business is directly tied to the production volumes of major automotive OEMs, including Suzuki, Toyota, MG, Nissan, Renault, and Peugeot. Demand for the company’s aesthetic plastic components, such as wheel trims, badges, painted parts, and interior decorative features, depends on the number of vehicles manufactured and the specific model mix produced by these OEMs. Any decline in vehicle production volumes, whether due to economic downturns, supply-chain disruptions, regulatory changes, labor issues, shifts in consumer preferences, or geopolitical factors, may result in lower order volumes from OEM customers. Because the automotive industry is cyclical, suppliers like Alpha Maier may experience significant fluctuations in demand that are outside their control. For example, reductions in production schedules, model phase-outs, postponed vehicle launches, or shifts toward vehicles with different styling requirements may reduce the need for Alpha Maier’s components. In addition, changes in OEM strategies, such as focusing on lower-cost models, redesigning exterior and interior aesthetics, or eliminating decorative features to reduce cost, may also reduce demand for the company’s products.

Lower demand may adversely affect capacity utilization, leading to higher fixed-cost absorption, reduced operational efficiency, and margin compression. During periods of industry slowdown, Alpha Maier may face increased competition, pricing pressure, and lower program profitability. These factors may negatively impact Alpha Maier’s financial performance and may limit the strategic benefits we expect to achieve through the acquisition.

OEM design changes or model discontinuation could reduce order volumes for Alpha Maier’s components, adversely affecting revenue and long-term program visibility.

Alpha Maier’s components, such as badges, wheel trims, interior garnishes, painted parts, and decorative plastic elements, are designed and validated for specific vehicle models and variants produced by OEM customers. These components cannot typically be transferred to other vehicle platforms without significant redesign, revalidation, or entirely new tooling. As a result, the company’s revenue is closely tied to the lifecycle of each model for which it supplies parts. If an OEM modifies the exterior or interior styling of a vehicle, revises decorative requirements, implements alternative design choices, or adopts new materials or technologies, Alpha Maier may experience reductions in order volumes or may be required to invest in new tooling or validation processes to maintain its supply position. In some cases, the OEM may re-source the affected components to a different supplier or eliminate certain aesthetic elements altogether as part of cost-reduction initiatives. Model discontinuation, whether due to consumer preference shifts, regulatory compliance issues, poor performance of a particular vehicle line, or strategic portfolio rationalization, may also result in the immediate or gradual elimination of demand for Alpha Maier’s components associated with that model. Because tool investments and manufacturing processes are model-specific, lost volumes may not be easily replaced, and excess capacity may remain idle until new programs ramp up. These risks may lead to reduced revenue visibility, lower utilization of tooling and equipment, margin compression, and delays in achieving the financial performance we expect from the acquisition. Any significant design change or model discontinuation from key customers may materially and adversely affect Alpha Maier’s business.

Competitive pressure from low-cost domestic and international suppliers may compress margins and limit Alpha Maier’s ability to retain or win OEM programs.

Alpha Maier operates in a highly competitive automotive components market, where OEM customers frequently evaluate suppliers based on cost, quality, delivery performance, and technological capability. The company competes not only with established Tier-1 and Tier-2 suppliers but also with low-cost domestic manufacturers and international suppliers who may offer similar aesthetic and decorative products, such as wheel trims, badges, interior garnishes, and painted or chrome-finished plastic components, at lower prices. Suppliers in markets such as India, China, Southeast Asia, North Africa, and Eastern Europe often benefit from lower labor costs, government incentives, scale advantages, or reduced overhead structures, enabling them to bid aggressively on new programs or undercut existing suppliers. Automotive OEMs routinely pursue cost-reduction initiatives across their supply chains, increasing the likelihood that Alpha Maier will face pricing pressure during contract renegotiations, annual cost-down cycles, and future model nominations. If Alpha Maier cannot match the pricing, efficiency levels, or capacity advantages of these low-cost competitors, the company may experience-

•lower margins,

•reduced profitability,

•loss of existing programs,

•exclusion from future RFQs, or

•increased pressure to invest in automation or process improvements.

In addition, competitive dynamics may force Alpha Maier to absorb cost increases related to raw materials, chemicals, energy, or utilities without corresponding price increases from OEM customers. Sustained margin compression may adversely affect the company’s financial performance and limit the strategic benefits we expect to achieve from the acquisition.

Financial Performance Risks

Variability in Alpha Maier’s EBITDA margins (ranging from 6.9% to 11.9% in recent years) indicates sensitivity to cost cycles, operational efficiency, and production mix, which may adversely affect financial performance.

Alpha Maier has historically exhibited fluctuating EBITDA margins, with reported margins ranging from approximately 6.9% to 11.9% over the last several fiscal years. This variability reflects the company’s exposure to changes in material costs, labor expenses, production efficiency, scrap rates, overhead absorption, and the underlying mix of programs and volumes awarded by OEM customers. Because aesthetic plastic components, including decorated trims and chrome- or paint-finished parts, rely heavily on precise process conditions and complex production steps, minor inefficiencies or disruptions can materially affect profitability. The company’s margins are also highly sensitive to fluctuations in raw-material costs, particularly engineering resins, chrome-plating chemicals, and specialty coatings, which may increase due to global supply-chain dynamics, commodity cycles, regulatory restrictions, or currency exchange movements. In many cases, Alpha Maier may be unable to pass these cost increases on to OEM customers because automotive supply agreements often include fixed pricing, stringent annual cost-down requirements, or limited mechanisms for adjusting prices during the program lifecycle. In addition, margin performance may deteriorate during periods of lower capacity utilization, new-model ramp-ups, tooling changes, or production-line rebalancing. Operational inefficiencies, scrap or rework, yield losses, or disruptions in decorative processes may further reduce margins. These factors may cause Alpha Maier’s financial results to vary significantly from period to period, making it more difficult to forecast performance, allocate resources, or achieve the profitability levels we expect following the acquisition.

Working capital requirements at Alpha Maier may increase due to tooling demands, inventory needs, and extended customer credit cycles, which could pressure liquidity and affect operational performance.

Alpha Maier’s operations require substantial and recurring working capital to support tooling investments, raw-material procurement, production scheduling, and supply commitments to OEM customers. Automotive programs often require significant upfront expenditures for specialized tooling, molds, fixtures, and validation activities, which may not be fully reimbursed or may be recovered gradually over long program cycles. These costs must typically be incurred well before revenue is generated, placing pressure on cash flows and liquidity. In addition, Alpha Maier must maintain adequate inventory levels of engineering resins, chrome-plating chemicals, paints, and other specialized materials essential for its decorative processes. To ensure uninterrupted supply to OEMs and maintain just-in-time (JIT) delivery requirements, the company may also be required to hold safety stock or advance-purchase materials during periods of supply instability or price volatility. These inventory requirements may temporarily increase working capital utilization and reduce cash availability. Customer credit cycles in the automotive industry are often extended, with payment terms ranging from 45 to 90 days or longer, depending on OEM policies and market conditions. During periods of increased production or new-program ramp-up, receivables may accumulate faster than cash collections, resulting in additional strain on working capital. Delays in customer payments or changes in payment terms may further amplify liquidity challenges. If Alpha Maier is unable to effectively manage its working capital requirements, obtain adequate financing, or align cash flows with production obligations, it may experience liquidity constraints, increased borrowing needs, or operational disruptions. These pressures may adversely affect its financial performance and may hinder the value creation we expect to achieve through the acquisition.

Foreign exchange fluctuations may affect Alpha Maier’s costs for imported raw materials, equipment, and technology inputs, which may adversely impact margins and financial stability.

Alpha Maier relies on several imported inputs, including engineering resins, chrome-plating chemicals, specialty paints, decorative materials, and certain advanced tooling or equipment required for high-precision plastic components. These materials and technology inputs are often sourced from international suppliers in Europe, Japan, Korea, and other regions, and are typically invoiced in foreign currencies such as the U.S. dollar or euro. As a result, Alpha Maier’s procurement costs are exposed to fluctuations in foreign exchange rates, particularly the Indian Rupee’s exchange rate relative to these currencies.

Significant volatility in currency markets, whether due to macroeconomic conditions, interest rate changes, geopolitical developments, or global commodity disruptions, may result in higher import costs that cannot always be passed on to OEM customers. Automotive supply contracts often restrict suppliers’ ability to adjust pricing during the program lifecycle, leaving the supplier responsible for absorbing unfavorable foreign exchange movements. This may lead to margin compression, cost overruns, or profitability shortfalls. In addition, currency volatility may complicate procurement planning, inventory management, and long-term investment decisions. If Alpha Maier relies on technology licenses, equipment upgrades, or proprietary processes from international partners, foreign exchange movements may increase the cost of capital investments or delay technological enhancements. Any prolonged depreciation of the Indian Rupee or heightened volatility may materially affect Alpha Maier’s financial performance and hinder the expected benefits of our acquisition.

Technology & Dependency Risks

Alpha Maier relies heavily on Maier Group’s proprietary technology, process know-how, and technical expertise, and any loss or limitation of this support may adversely affect its competitiveness and operational performance.

Alpha Maier Private Limited operates as a joint venture that benefits substantially from the proprietary technology, process know-how, and technical capabilities developed by Maier S. Coop (the Maier Group), a leading European supplier of decorative and aesthetic automotive components. The company’s ability to deliver high-quality chrome-plated, painted, IMD-decorated, and laser-etched parts depends on access to Maier Group’s formulations, technical specifications, manufacturing methodologies, quality systems, and engineering support. Many of Alpha Maier’s advanced decorative processes, including chrome chemistry, UV coating systems, multi-color effect technologies, and aesthetic surface engineering, are derived directly from Maier Group platforms and may require continued collaboration. Because these technologies and processes are proprietary to Maier Group, Alpha Maier may be limited in its ability to replicate, modify, or independently enhance them. If Maier Group reduces technical support, restricts technology sharing, modifies licensing arrangements, changes strategic priorities, faces operational disruptions, or experiences financial difficulties, Alpha Maier may be unable to maintain the consistency, quality, or innovation required by its OEM customers. In addition, any deterioration in the relationship between the joint-venture partners may affect Alpha Maier’s access to updated process parameters, new decorative techniques, equipment upgrades, or troubleshooting support. Loss of access to Maier Group know-how could impair Alpha Maier’s ability to meet customer specifications, compete effectively in new program nominations, or maintain compliance with changing OEM and regulatory requirements. Any limitations in technical support or technology transfer may materially and adversely affect Alpha Maier’s operational performance, product quality, and long-term competitiveness, thereby reducing the strategic benefits we expect to obtain from the acquisition.

Rapid advances in automotive styling or decorative technology may require unplanned investments in new equipment, tooling, or processes, which could increase costs and adversely impact Alpha Maier’s competitiveness.

The automotive industry is experiencing accelerated innovation in aesthetic finishes, decorative technologies, and functional-integrated plastic components. OEMs increasingly demand advanced surface treatments, lightweight materials, multi-layer finishes, matte and gloss combinations, metallic and textured effects, laser-etched illumination, and integrated lighting or sensor features within plastic components. These styling advancements may require Alpha Maier to adopt new process technologies, upgrade machinery, implement digital quality systems, or invest in advanced tooling and automation capabilities. Because these technologies evolve rapidly, Alpha Maier may face pressure to make unplanned or accelerated capital investments to remain competitive in OEM sourcing cycles. New model launches or design refreshes may require specialized molds, high-capacity injection machines, proprietary coating lines, new chrome technologies, or enhanced IMD and laser-etching capabilities. These investments often have long payback periods, may require significant technical validation, and may not be fully recoverable through customer pricing. Failure to adapt to styling or process-technology changes may result in loss of program nominations, reduced participation in new vehicle platforms, or diminished competitiveness relative to suppliers with more advanced capabilities. If Alpha Maier is unable or unwilling to make these investments on a timely basis, whether due to capital constraints, shareholder misalignment, or technical limitations, its long-term growth prospects and financial performance may be adversely affected. These risks may also reduce the strategic benefits we expect to obtain from the acquisition.

India-Specific Regulatory & Compliance Risks

Environmental regulations governing chrome plating, paint operations, and chemical handling may tighten, increasing compliance costs and operational risks for Alpha Maier.

Alpha Maier operates chrome-plating, paint-finishing, and related chemical-intensive processes that fall under increasingly stringent environmental regulations in India. These include rules relating to air emissions, effluent treatment, hazardous-waste disposal, use of hexavalent chromium and other restricted substances, volatile organic compounds (VOCs) in paints, and occupational exposure to chemicals used in surface engineering. Regulatory bodies may impose additional restrictions on chrome plating due to environmental and health concerns, tighten limits on VOC emissions, or introduce new compliance requirements that mandate costly upgrades to effluent treatment plants, air-filtration systems, waste-management facilities, or worker-safety controls. Any tightening of environmental regulations may require Alpha Maier to incur significant capital expenditures to upgrade pollution-control equipment, modify production processes, switch to alternative (and potentially more expensive) materials, or implement enhanced monitoring and reporting systems. Failure to meet updated standards could lead to fines, penalties, temporary shutdowns, loss of operating licenses, or mandatory corrective actions.

Because OEM customers increasingly prioritize environmental compliance in their supplier assessments, any lapse or delay in meeting environmental norms may adversely affect Alpha Maier’s eligibility for new business nominations. Regulatory changes may also introduce uncertainty, increase operating costs, and reduce flexibility in manufacturing operations. If compliance obligations become more burdensome or chrome plating faces tighter regulatory scrutiny, Alpha Maier’s ability to operate efficiently and competitively may be materially affected, thereby reducing the anticipated benefits of our acquisition.

Compliance failures in effluent treatment, emissions control, or chemical handling could lead to regulatory penalties, mandated shutdowns, or suspension of Alpha Maier’s chrome-plating and paint operations.

Alpha Maier’s manufacturing processes involve chrome plating, painting, surface preparation, and the use of hazardous chemicals that are subject to strict environmental and safety regulations in India. These regulations govern the treatment and discharge of industrial effluents, permissible levels of air emissions, handling and storage of hazardous substances, worker exposure limits, and proper disposal of chemical waste. Chrome-plating operations, in particular, attract heightened regulatory scrutiny due to the environmental and health risks associated with hexavalent chromium and other restricted substances. Any failure to comply with these environmental or safety requirements, whether due to inadequate effluent treatment capacity, malfunctioning scrubbers or filtration systems, improper chemical storage, lapses in waste-handling procedures, incomplete documentation, or deviations in process control, may result in enforcement actions by regulatory authorities. Such actions may include monetary penalties, issuance of non-compliance notices, temporary suspension of operations, revocation of permits, or mandatory corrective actions that disrupt production. Environmental non-compliance may also negatively affect Alpha Maier’s standing with OEM customers, who increasingly require suppliers to meet stringent sustainability and environmental performance criteria as part of their qualification and sourcing processes. Any mandated shutdown, enforcement action, or reputational damage arising from compliance failures may materially and adversely affect production schedules, financial performance, and the competitive position of the business. These risks may also diminish the strategic benefits we expect from the acquisition.

Labor law complexities, worker safety norms, and unionization in India may increase operational risks for Alpha Maier and could lead to disruptions, higher costs, or regulatory exposure.

Alpha Maier operates manufacturing facilities in India, where labor regulations are extensive, evolving, and strictly enforced. These regulations cover wages, working hours, overtime compensation, contract labor, worker benefits, health and safety standards, and employment termination procedures. Compliance with these laws often requires significant administrative oversight and may increase operating costs. In addition, changes to India’s labor framework, such as the ongoing reform and consolidation of labor codes, may impose new compliance obligations, necessitate process revisions, or result in increased penalties for non-compliance. Worker safety norms, particularly in facilities that operate chrome-plating, painting, and chemical-handling processes, are stringent and subject to regular inspections by labor and industrial safety authorities. Any lapses in safety procedures, personal protective equipment usage, chemical handling, ventilation systems, or emergency-response protocols may result in accidents, injuries, or regulatory action, including fines, mandated temporary shutdowns, or stricter compliance requirements. Unionization also poses operational risks. A portion of the workforce may be unionized or may choose to unionize in the future. Labor unions may demand wage increases, improved benefits, or changes in workplace practices, leading to higher personnel costs. Disagreements or stalled negotiations may result in labor unrest, strikes, work stoppages, or disruptions to production. Because automotive OEMs operate on stringent JIT (just-in-time) schedules, even short-term labor disruptions may cause significant delivery failures and reputational damage. Any increase in compliance obligations, safety incidents, regulatory enforcement, or labor disputes may materially and adversely affect Alpha Maier’s production efficiency, cost structure, and ability to meet customer delivery commitments.

Any changes in GST, excise regulations, import duties, or local government incentives in India may affect Alpha Maier’s cost structure and could adversely impact its financial performance.

Alpha Maier operates within India’s complex and evolving indirect tax framework, which includes the Goods and Services Tax (GST), customs duties, import tariffs, excise-related rules on specific chemical inputs, state-level levies, and incentive programs for manufacturing units. Changes in any of these tax or duty structures may materially increase Alpha Maier’s operational costs, particularly because the company depends on imported raw materials such as engineering resins, chrome-plating chemicals, solvents, paints, and specialized machinery. Increases in import duties or the introduction of additional tariffs may raise procurement costs for key inputs, while modifications to GST rates or rules related to input tax credit (ITC) eligibility may reduce recoverable taxes or increase compliance burdens. At the same time, discretionary incentives offered by local governments, such as subsidies, refunds, electricity-duty exemptions, or capital-incentive schemes, may be modified or withdrawn at any time. Any adverse change in these incentives may increase Alpha Maier’s effective cost of operations or capital investment. Because automotive supply contracts often restrict the ability to pass cost increases to OEM customers, tax or duty changes may directly compress margins and reduce profitability. Further, frequent regulatory amendments require ongoing compliance updates, system changes, and administrative oversight. Any such changes in India’s tax regime or duty structure may adversely affect Alpha Maier’s financial results and may limit the strategic benefits we expect from the acquisition.

Political or regulatory instability in India could impact Alpha Maier’s operations, supply chains, and overall business continuity.

Alpha Maier operates in India, where political, regulatory, and administrative environments may be subject to rapid changes or uncertainty. Government actions, including shifts in industrial policy, changes in foreign investment rules, modifications to manufacturing regulations, new restrictions on chemical usage, or adjustments to environmental and labor standards, may affect the company’s operations, cost structure, and compliance obligations. Regulatory reforms may create ambiguity regarding implementation timelines, interpretation of rules, or compliance requirements, potentially disrupting business planning and increasing administrative burden. Political developments, such as changes in government leadership, regional instability, policy reversals, or election-related uncertainty, may also influence industrial activity, infrastructure availability, and the stability of supply chains. In addition, local governments in India exercise considerable authority over power supply, land-use permissions, environmental clearances, and labor enforcement. Any delays or adverse changes in these regulatory domains may disrupt production or increase operating costs. Supply-chain vulnerabilities may also arise from regulatory decisions affecting imports, transportation networks, or logistics infrastructure, particularly since Alpha Maier relies on imported raw materials, specialized chemicals, and tooling from international suppliers. Political or regulatory shifts that affect customs procedures, import duties, trade agreements, or transportation corridors may result in supply delays, increased costs, or production interruptions. Any significant political or regulatory instability could adversely affect Alpha Maier’s operational performance, increase business uncertainty, and limit the strategic or financial benefits we expect from the acquisition.

Supply Chain Risks

Disruption in the supply of key plastics, chrome chemicals, or specialty coatings could halt production and materially affect Alpha Maier’s ability to meet OEM delivery commitments.

Alpha Maier’s manufacturing processes rely on a continuous and timely supply of critical raw materials, including engineering plastics, chrome-plating chemicals, specialty coatings, UV paints, solvents, and additives required for aesthetic and functional automotive components. Many of these materials are supplied by a limited number of approved vendors, and OEM specifications often restrict substitution without lengthy revalidation or approval processes. As a result, Alpha Maier has limited flexibility to switch suppliers quickly in response to shortages, quality issues, or supply disruptions. Any interruption in the availability of these key materials, whether due to production shutdowns at the supplier, raw-material scarcity, transportation delays, changes in regulatory controls, port congestion, geopolitical instability, or supplier financial distress, may halt or significantly impair Alpha Maier’s production operations. In particular, chrome-plating chemicals and specialty coatings have long lead times, stringent regulatory controls, and limited global supply sources, making them especially vulnerable to disruption. Because automotive OEMs operate on strict just-in-time (JIT) schedules, any production stoppage or delay caused by material shortages may disrupt OEM assembly lines, result in chargebacks or penalties, or lead to the loss of future program nominations. In addition, sudden shortages may force Alpha Maier to procure materials at higher spot prices, impacting margins and working capital requirements. A sustained disruption in the supply of key materials may materially and adversely affect Alpha Maier’s revenue, customer relationships, operational stability, and the overall strategic value of the acquisition.

Dependency on imported raw materials, chemicals, tooling, and machinery may expose Alpha Maier to delays arising from customs clearance, port congestion, logistical bottlenecks, or international transportation issues.

Alpha Maier relies on several imported inputs critical to its decorative and injection-molding operations, including engineering resins, chrome-plating chemicals, specialty coatings, UV-cured paints, and high-precision tooling or machinery sourced from international suppliers. These imports must pass through Indian customs procedures, port infrastructure, regulatory inspections, and logistics networks that are subject to frequent delays and operational challenges. Customs-clearance timelines may be impacted by changes in import regulations, heightened scrutiny of chemical shipments, documentation discrepancies, changes in Harmonized System (HS) codes, or evolving safety and compliance checks. Additionally, port congestion, transportation strikes, container shortages, labor disruptions at ports, geopolitical issues affecting shipping routes, or global logistics disruptions may extend lead times or cause unpredictable delays in receiving materials or equipment. Because many of these imported inputs are specialized and OEM-approved, Alpha Maier may be unable to source alternatives domestically without undergoing lengthy validation processes. Any delay in customs clearance or international shipping may halt production, affect delivery schedules, increase raw-material costs, or result in penalties from OEM customers for missed or late deliveries. Such delays may also disrupt new program launches or tooling readiness for upcoming OEM platforms, reducing Alpha Maier’s competitiveness in securing additional business. Dependence on imports therefore exposes the company to significant timing, cost, and operational risks that may adversely affect both financial performance and the broader strategic benefits we expect from the acquisition.

Strategic & Integration Risks for Tejascore

Integration of Alpha Maier may be more complex due to differing systems, processes, and reporting frameworks, which could delay alignment, increase costs, or affect post-acquisition performance.

If we complete the proposed acquisition of 51% of Alpha Maier Private Limited, integrating the joint venture into our broader organizational, operational, and reporting framework may prove more challenging than anticipated. Alpha Maier currently operates its own set of enterprise systems, process controls, production methods, documentation standards, accounting practices, and reporting cycles, many of which may differ significantly from ours. Aligning these systems, including ERP platforms, quality management systems, procurement processes, internal controls, environmental compliance procedures, and financial reporting structures, may require substantial time, investment, and management attention. Integration efforts may be further complicated by site-specific manufacturing practices, legacy workflows, cultural differences, resource constraints, or resistance to operational changes. Bringing Alpha Maier’s practices into compliance with the reporting standards required for SEC filings, including timely data consolidation, implementation of internal controls, and harmonization of financial policies, may require extensive training, procedural redesign, or system upgrades. Any delays or inefficiencies during the integration process may disrupt operations, create internal inconsistencies, impair management’s ability to monitor performance, or reduce the accuracy and timeliness of financial reporting. Incomplete or prolonged integration may also limit the realization of expected synergies, increase compliance risks, or reduce the strategic benefits of the acquisition.

Cultural differences between the foreign joint-venture partner and Indian management may slow decision-making, complicate coordination, and affect the execution of operational and strategic initiatives.

Alpha Maier operates as a joint venture between an Indian partner and a foreign shareholder, each with distinct organizational cultures, management styles, decision-making frameworks, and strategic priorities. Differences in corporate governance norms, communication styles, risk tolerance, escalation processes, and operating philosophies may create friction in day-to-day coordination or in the approval of key actions such as capital expenditure, quality initiatives, staffing decisions, technology adoption, and budget allocation. These cultural and managerial differences may result in longer deliberation cycles, slower consensus-building, or cautious decision-making, particularly where major investments, operational changes, or process upgrades are involved. Misalignment between the joint-venture partners may also lead to differing interpretations of commercial priorities, production approaches, employee management, and customer-engagement strategies, potentially affecting the responsiveness and agility needed to meet OEM requirements. If the JV partners are unable to effectively bridge cultural and managerial differences, Alpha Maier may experience delays in executing initiatives, slower resolution of operational issues, reduced integration efficiency, or impaired ability to compete effectively for new programs. Such challenges may also increase management bandwidth requirements and impede realization of the strategic and financial benefits we expect from the acquisition.

Post-acquisition synergy realization at Alpha Maier may be lower or slower than expected, which could reduce the strategic and financial benefits we anticipate from the transaction.

Our acquisition of 51% of Alpha Maier Private Limited is based in part on anticipated operational, commercial, and strategic synergies, including improved purchasing leverage, enhanced process capabilities, technology alignment, shared customer relationships, and consolidated manufacturing efficiencies. These expected synergies are inherently uncertain and depend on successful integration of systems, processes, organizational structures, and management practices across the joint venture and our broader operations. However, synergy realization may be delayed or reduced due to several factors, including- differing legacy systems and workflows, cultural or managerial misalignment, limited availability of skilled personnel, resistance to operational changes, constraints imposed by the minority shareholder, and technical limitations in combining production processes or quality systems. In addition, cost savings and efficiency gains may not materialize if production volumes do not reach expected levels, if customer programs underperform, or if capital expenditures required to modernize facilities or upgrade decorative technology exceed initial projections. Delays in synergy realization may also arise from the need to harmonize quality systems, align procurement contracts, integrate supply chains, or update information technology infrastructure. Unexpected operational challenges, such as equipment downtime, material shortages, or customer-driven engineering changes, may further reduce the ability to achieve anticipated cost reductions or efficiency improvements within the expected timeframe. If synergies are slower to materialize or lower in magnitude than projected, the acquisition may generate reduced returns, lower margins, and diminished strategic value, which may adversely affect our financial performance and hinder the benefits we expect to obtain from the joint venture.

Our inability to fully align Alpha Maier’s strategy with Tejascore’s broader automotive strategy may limit value creation and reduce the long-term benefits of the acquisition.

Our acquisition of 51% of Alpha Maier Private Limited is intended to strengthen our broader automotive platform by expanding decorative, aesthetic, and functional-plastic capabilities across multiple OEM programs. The success of this acquisition depends on the alignment of Alpha Maier’s commercial, operational, and technological priorities with Tejascore’s overall strategic objectives. However, Alpha Maier’s existing business model, customer mix, technology roadmap, and operational footprint may not fully align with our long-term strategy. Differences in strategic priorities, such as customer targeting, pricing philosophy, investment timing, technology adoption, product focus, or geographic expansion, may hinder the realization of synergies or limit the ability to pursue integrated growth initiatives. Alpha Maier’s legacy commercial commitments, cost structures, or operational constraints may reduce flexibility in implementing strategic changes or responding to shifts in the automotive market. In addition, the presence of a minority shareholder with its own commercial interests may complicate or delay efforts to harmonize the joint venture’s direction with Tejascore’s broader goals. If Alpha Maier’s strategy cannot be fully aligned with our own, we may face reduced economies of scale, inconsistent customer messaging, fragmented procurement, limited integration of product portfolios, or suboptimal utilization of combined capabilities. Such strategic misalignment may limit value creation, reduce competitive advantage, and diminish the financial and operational benefits we expect to derive from the acquisition.

Legal & Contractual Risks

Customer contracts may impose penalties for delays, quality issues, or order cancellations, which could materially affect Alpha Maier’s financial performance and customer relationships.

Alpha Maier supplies highly aesthetic and functional plastic components to major automotive OEMs under long-term supply agreements that include strict commercial, delivery, and quality obligations. These contracts typically impose financial penalties, chargebacks, and other remedies if the supplier fails to meet required production schedules, quality specifications, or volume commitments. In addition, OEMs may cancel orders, reduce allocations, or impose controlled-shipping requirements if suppliers experience recurring quality issues or delivery disruptions. Because OEM assembly lines operate on just-in-time (JIT) principles, even short production delays, capacity constraints, or transport interruptions may trigger contractual penalties or force Alpha Maier to incur significant expedited-freight costs to avoid line stoppages. Quality deviations, such as cosmetic defects, appearance mismatches, plating inconsistencies, or paint-finish issues, may result in chargebacks, rework obligations, field claims, or removal from new-business consideration. OEMs may also impose unilateral deductions or cost recoveries for downstream impacts on their own production processes. Contractual remedies may be significant, and OEMs often exercise broad discretion in assessing penalties or allocating liability for production losses. In severe cases, repeated failures may lead to customer loss, program discontinuation, or reputational damage that limits Alpha Maier’s ability to compete for future model nominations. Any such penalties, chargebacks, cancellations, or commercial consequences may materially and adversely affect Alpha Maier’s financial performance and reduce the strategic benefits we expect to gain from the acquisition.

Tooling ownership and warranty terms may lead to liabilities during program changes, tooling modifications, or OEM-driven engineering updates, which could increase costs or disrupt production.

Alpha Maier manufactures automotive components using specialized, customer-specific tooling, including injection molds, fixtures, gauges, and decorative-process tooling, that is often owned by OEM customers or financed through reimbursement arrangements. These tooling assets are subject to strict contractual conditions, warranty obligations, dimensional-specification requirements, and engineering-change protocols that may impose financial or operational liabilities on the supplier. During the lifecycle of an OEM program, tooling may require modifications, repairs, refurbishments, or capacity enhancements to accommodate design changes, quality improvements, or new regulatory requirements. OEMs may mandate tooling upgrades or changes without providing corresponding commercial relief, or may delay reimbursement for tooling costs, thereby increasing Alpha Maier’s working-capital burden. In certain cases, tooling failure, deviation from specification, or inadequate maintenance may expose the company to warranty claims, penalties, or customer chargebacks. If tooling does not meet OEM expectations for durability, performance, or dimensional stability, particularly during extended production runs or program extensions, Alpha Maier may incur significant unplanned costs to repair or replace tooling. Delays in tooling readiness may disrupt production schedules, affect program launches, or reduce supplier ratings. Additionally, disagreements over tooling ownership, amortization terms, or warranty responsibilities may result in contractual disputes or delays in recovering tooling investments.

Any liabilities arising from tooling ownership structures, warranty provisions, or engineering-change requirements may materially affect Alpha Maier’s cost structure, cash flow, and operational performance, and may limit the strategic benefits expected from the acquisition.

Any litigation, compliance violation, or tax dispute involving Alpha Maier may disrupt operations, increase costs, or adversely affect financial performance.

Alpha Maier is subject to a wide range of legal, regulatory, and tax obligations in India, including environmental regulations, labor and industrial safety laws, GST and indirect tax requirements, and compliance rules governing manufacturing, chemical handling, and waste management. The company may become involved in litigation, regulatory investigations, tax assessments, or disputes with government authorities, suppliers, employees, or customers. Even routine inquiries or notices may require significant management time, legal resources, and financial expenditure to address. Compliance violations, whether related to environmental controls, occupational safety, chemical usage, effluent discharge, or labor laws, may result in penalties, warning notices, mandatory corrective actions, or temporary shutdowns of affected operations. Tax disputes, including disagreements over input tax credits, classification of imported materials, transfer-pricing positions, or indirect tax filings, may lead to assessments, interest charges, or prolonged legal proceedings. Litigation or regulatory actions may create uncertainty, distract management, and affect customer confidence, particularly if OEMs perceive the company as carrying elevated compliance or legal risk. In addition, unfavorable outcomes in legal matters may result in fines, damages, or increased compliance obligations. Any such disruptions or liabilities may adversely affect Alpha Maier’s production stability, financial results, and the strategic benefits we expect to achieve from the acquisition.

Risks Related to Marelli UM Electronic Systems Private Limited

Risks Relating to Marelli Global and Group Structure

Marelli UM India may be adversely affected by financial instability or restructuring actions taken by Marelli group entities outside India.

Marelli UM Electronic Systems Private Limited, although incorporated and operating in India, forms part of the broader Marelli global ecosystem through its majority shareholder, Marelli Europe S.p.A. Any financial distress, restructuring, recapitalization, refinancing effort, insolvency event, or strategic shift affecting any Marelli group entity outside India, including entities engaged in global sourcing, R&D, engineering platforms, IT infrastructure, intellectual-property licensing, or shared-service operations, may indirectly affect the India JV. While the Indian operations may be legally ring-fenced, they remain commercially and operationally interlinked with Marelli’s global procurement systems, technology roadmaps, engineering support structures, and group-level governance mechanisms. If any Marelli group company faces liquidity challenges, creditor actions, covenant pressures, contract renegotiations, or operational downsizing, the India JV may experience supply-chain delays, disruptions in access to technical platforms or software tools, changes in R&D alignment, reduced support for new program bids, or weakened customer perception. These risks are heightened because global OEMs often view Tier-1 suppliers on a consolidated basis. As a result, external restructuring at the parent or affiliate level may impact the India JV’s order volumes, future nominations, or long-term competitiveness, even if the Indian subsidiary itself remains financially stable.

Changes in Marelli group’s ownership, governance, or strategic priorities may negatively impact the India joint venture.

Marelli UM India is majority-owned and strategically influenced by Marelli Europe S.p.A., and any alteration in the ownership structure, board composition, senior leadership, shareholder alignment, or long-term strategic priorities of the Marelli group may materially affect the India joint venture. Global automotive suppliers undergoing restructuring or shareholder transitions often reevaluate country-level footprints, product portfolios, technology platforms, capital commitments, and allocation of engineering resources. A change in ownership, including acquisition by a private equity firm, new strategic investor, creditor-led control shift, or merger with another Tier-1 supplier, may result in redefined global priorities that do not align with the growth plans or operational needs of the Indian subsidiary. Similarly, changes in governance structures or leadership at the parent level may affect the continuity of technical support, R&D integration, purchasing synergies, quality systems, and global OEM relationship management on which the India JV depends. Strategic shifts at the group level, such as divestment of certain business lines, exit from specific product categories, or reallocation of resources to other geographies, may reduce the India JV’s access to global platforms, disrupt long-term program planning, delay new product introductions, or impair customer confidence. As a result, even if the India JV remains financially sound, external changes in Marelli’s global governance or strategic direction may adversely affect its competitiveness, order book, and financial performance.

Cross-border dependencies within the Marelli group may expose the India JV to risks arising from international legal, financial, or regulatory developments.

Although Marelli UM India is incorporated domestically, its operations are interconnected with Marelli group entities across multiple jurisdictions through shared procurement channels, engineering frameworks, technology platforms, IT infrastructure, quality systems, and intercompany service arrangements. These cross-border dependencies create exposure to foreign legal, regulatory, and financial environments in which the India JV does not have direct operational control. International developments, such as changes in European Union or Japanese automotive regulations, export-control restrictions, data-protection regimes, transfer-pricing rules, trade sanctions, customs policies, cross-border tax audits, or foreign litigation involving any Marelli affiliate, may materially disrupt the India JV’s ability to access essential components, software licenses, design data, engineering support, or global validation platforms. In addition, financial pressures, insolvency proceedings, creditor actions, or banking restrictions affecting Marelli entities in other countries may delay intercompany settlements, impact shared services, or impair the continuity of group-level programs. Cross-border regulatory changes may also require costly compliance adjustments or lead to restrictions on technology transfers. As a result, international legal, financial, or regulatory developments affecting Marelli group companies outside India, whether foreseeable or not, may adversely impact the India JV’s operations, supply chains, financial stability, and long-term competitiveness.

The India JV may be impacted if Marelli Europe S.p.A. alters its global technical or procurement frameworks following restructuring.

Marelli UM India relies on Marelli Europe S.p.A., its majority shareholder, for alignment with global technical standards, shared engineering platforms, software architectures, product roadmaps, and consolidated procurement channels for critical electronic components. Any restructuring, reorganization, strategic reset, or platform rationalization undertaken by Marelli Europe S.p.A., whether driven by financial considerations, cost-optimization measures, changes in technology direction, supplier renegotiations, or shifts in global sourcing strategy, may disrupt the India JV’s established operating model. If Marelli Europe discontinues, consolidates, or reprioritizes specific technologies, engineering tools, R&D programs, or supplier relationships, the India JV may face delays in accessing updated technical documentation, reduced support for new product development, higher component costs, or difficulty meeting OEM timelines. Changes in global procurement frameworks could also alter volume commitments, discount structures, credit terms, and vendor allocations that the India JV currently benefits from. Furthermore, if Marelli Europe reallocates resources to other geographies or business units as part of a restructuring plan, the India JV may experience diminished technical support, slower issue-resolution cycles, or misalignment with global product strategies. Such changes could adversely affect the JV’s competitiveness, cost structure, and ability to secure future program nominations from OEM customers.

Joint Venture Structure & Governance Risks

The majority ownership of Marelli Europe S.p.A. may limit the influence of minority shareholders over strategic decisions.

Marelli Europe S.p.A. holds a majority equity position in Marelli UM India, and this ownership structure grants it significant control over key strategic, financial, and operational decisions of the joint venture. As a result, minority shareholders, despite their material economic interest, may have limited ability to influence decisions relating to capital allocation, expansion initiatives, technology investments, supplier selection, leadership appointments, dividend policies, related-party transactions, and long-term business planning. Strategic priorities of the majority shareholder may not always align with the interests or risk tolerance of the minority shareholders, particularly in areas involving cross-border restructuring, cost-optimization measures, or group-level strategic repositioning. In addition, majority control may enable Marelli Europe S.p.A. to approve or reject initiatives that could materially affect the JV’s competitiveness or financial performance, while minority shareholders may have limited recourse beyond statutory protections. This imbalance in governance influence may become more pronounced during periods of parent-level restructuring or changes in global strategy, potentially resulting in operational decisions or resource allocations that adversely affect the India JV’s business, growth opportunities, or financial stability.

Conflicts of interest between JV partners may delay or impair operational, financial, or expansion decisions.

As a jointly controlled enterprise, Marelli UM India is exposed to the inherent risk that its shareholders, Marelli Europe S.p.A. and UM Auto Group, may, at times, hold divergent commercial priorities, strategic objectives, or risk tolerances. Such misalignment may arise in areas including capital expenditure planning, sourcing strategies, expansion into new product lines, allocation of engineering resources, dividend distributions, related-party transactions, and long-term business development initiatives. Differences in the partners’ respective financial strength, global business commitments, or restructuring considerations may further complicate consensus-building. Because many key corporate actions require board or shareholder approval, any unresolved disagreements or conflicting incentives between the JV partners may delay or impede timely decision-making, thereby affecting the company’s ability to respond quickly to OEM requirements, execute capacity expansions, negotiate supplier contracts, or undertake new program bids. In extreme cases, prolonged disputes between shareholders may result in governance gridlock, reduced operational efficiency, or the inability to proceed with essential investments, any of which could materially harm the India JV’s competitiveness and financial performance.

Differences in corporate governance standards between India and Europe may create challenges in oversight and internal control.

Marelli UM India operates within an Indian regulatory and corporate-governance framework, while its majority shareholder, Marelli Europe S.p.A., is organized under European governance standards, reporting structures, and compliance expectations. Variations between these regimes, including differing requirements for board composition, audit practices, internal-control certifications, related-party transaction approvals, financial disclosure norms, whistleblower protections, and regulatory reporting timelines, may create complexities in establishing uniform governance procedures for the joint venture. These differences may also affect how risks are assessed, escalated, and managed across jurisdictions, particularly in areas involving financial controls, cybersecurity, data protection, and supply-chain oversight. The need to reconcile Indian statutory obligations with group-level policies formulated in Europe may result in process gaps, inconsistencies in documentation, delays in decision-making, or inefficiencies in implementing global governance directives. If these governance differences are not harmonized effectively, the India JV may face challenges in maintaining robust internal controls, ensuring timely compliance, or meeting the expectations of global OEM customers that require consistent governance standards across all supplier locations. Such challenges could expose the business to operational risks, regulatory scrutiny, or reputational harm.

Any failure by UM Auto Group to meet capital-contribution obligations may disrupt funding for the JV’s operations.

As a minority shareholder, UM Auto Group is responsible for contributing its proportionate share of capital when required under the joint venture agreement, whether for capacity expansion, technology upgrades, working-capital infusions, or compliance-driven investments. Historical events indicate that UM Auto Group has not always been able to participate in capital issuances, resulting in dilution of its shareholding, and similar limitations may arise in the future. If UM Auto Group is unable or unwilling to meet future capital-contribution requirements, whether due to financial constraints, strategic reprioritization, liquidity issues, or external market conditions, the joint venture may be unable to secure adequate funding to support operational needs or growth plans. Inability to fund required capital expenditures may delay equipment purchases, SMT line upgrades, tooling development, or R&D programs critical for OEM nominations. Funding shortfalls may also shift a disproportionate financial burden to the majority shareholder or require external financing on unfavorable terms. Such capital constraints could impair production continuity, weaken competitiveness, elevate financial risk, and hinder the JV’s ability to pursue strategic initiatives or meet customer expectations.

Customer Concentration & OEM Program Risks

A significant portion of Marelli UM India’s revenue depends on a limited number of automotive OEM customers.

Marelli UM India generates the majority of its revenue from a relatively small group of automotive OEM customers, many of whom operate on multi-year platform cycles and maintain significant leverage over pricing, technical requirements, and supplier selection. This concentration exposes the company to material revenue volatility in the event any major customer reduces order volumes, delays production schedules, discontinues existing vehicle programs, shifts sourcing to alternative suppliers, or fails to award nominations for next-generation models. Because instrument clusters, body electronics, and related systems are typically awarded through long-term contractual arrangements, the loss of even one large program can result in a substantial decline in revenues and margins that may not be easily offset through new business wins. Customer concentration also increases exposure to customer-specific risks, including financial distress, operational disruptions, regulatory compliance issues, or strategic changes in vehicle platform architecture. Moreover, OEMs frequently impose aggressive cost-reduction targets, supplier-performance metrics, and technical change requests, any of which may further pressure margins. As a result, Marelli UM India's dependence on a limited number of OEM customers heightens the risk that adverse actions or market developments affecting those customers could materially harm its financial performance and operational stability.

Loss, reduction, delay, or non-renewal of major OEM programs could materially affect the India JV’s financial performance.

Marelli UM India’s business model is closely tied to long-cycle OEM programs that typically span several years and involve significant upfront engineering, tooling, and validation investments. The failure to secure renewal of existing programs, the loss of a major customer platform, reductions in nomination volumes, or delays in the launch of new vehicle models can materially disrupt revenue visibility and impair the ability to recover fixed costs. OEMs may alter sourcing strategies, consolidate suppliers, introduce new technology requirements, or rebalance volumes across their vendor base, any of which may lead to sudden or unanticipated changes in awarded business. Additionally, platform cancellations, regulatory delays, semiconductor shortages, or shifts in OEM product portfolios, from internal combustion to hybrid or electric architectures, may affect the continuity or scale of awarded programs.

Because the India JV operates with high fixed manufacturing, tooling, and engineering costs, even a modest reduction in program volumes can disproportionately impact margins, working capital, and plant utilization. In the absence of timely new business wins to offset lost or delayed programs, the JV’s financial performance, profitability, and cash flow may be significantly and adversely affected.

OEMs may reduce volumes or renegotiate pricing due to macroeconomic, competitive, or regulatory factors.

Marelli UM India’s revenue and profitability depend heavily on volumes ordered by automotive OEMs, which may fluctuate significantly in response to macroeconomic conditions, competitive pressures, regulatory changes, or shifts in consumer demand. OEMs routinely adjust build schedules, reduce production volumes, or rebalance sourcing allocations across suppliers during periods of market slowdown, supply-chain disruption, rising input costs, or changes in model-mix strategy. Additionally, OEMs possess significant bargaining power and frequently seek price reductions from suppliers based on cost-down initiatives, competitive benchmarking, or changes in global sourcing policies. Regulatory developments, such as emissions norms, safety requirements, or new electronics compliance standards, may further prompt OEMs to renegotiate pricing or require additional engineering work without proportional commercial compensation. In some cases, OEMs may also pass on cost pressures arising from semiconductor shortages, logistics constraints, or currency volatility to their supplier base. Any reduction in order volumes or enforced pricing adjustments can materially compress margins, disrupt operational planning, and adversely affect the India JV’s financial performance, particularly given its high fixed-cost base and reliance on long-term platform nominations.

Any failure to obtain program nominations for next-generation models may affect future growth.

Marelli UM India’s long-term growth depends heavily on its ability to secure program nominations for next-generation vehicle platforms, particularly as OEMs transition toward more advanced electronics, digital instrument clusters, connected solutions, and software-defined architectures. OEM nomination cycles are highly competitive and are influenced by numerous factors, including technical capability, cost competitiveness, past performance, global sourcing preferences, supply-chain strength, and alignment with OEM technology roadmaps. If the India JV is unable to meet evolving OEM expectations, such as stricter cybersecurity requirements, advanced display technologies, ADAS integration, or compliance with new homologation standards, it may fail to win new platform awards or to replace expiring programs with equivalent or higher-volume business. Delays in developing new features, insufficient engineering capacity, dependence on global Marelli platforms, or loss of competitive positioning relative to other Tier-1 suppliers may further weaken nomination prospects. Because new platform awards typically determine revenue visibility over multi-year cycles, the inability to secure nominations for next-generation models would materially limit future growth, reduce operating leverage, and adversely impact the JV’s long-term financial and strategic outlook.

Increasing OEM requirements for cost reductions may impact profitability and margins.

Automotive OEMs routinely impose annual cost-reduction targets on Tier-1 suppliers, including mandatory price cuts, productivity-linked adjustments, value-analysis/value-engineering expectations, and shared-savings programs. These requirements are often embedded in long-term supply agreements and may be intensified during periods of industry slowdown, volatile input prices, competitive sourcing exercises, or strategic shifts toward lower-cost suppliers. Marelli UM India operates within an industry where OEM bargaining power is substantial, and customers frequently expect suppliers to absorb material-cost fluctuations, semiconductor price increases, logistics inflation, tooling amortization gaps, and engineering-change expenses without commensurate commercial compensation. These downward pricing pressures are particularly challenging for electronics manufacturers with high fixed costs, significant capital investment in SMT/assembly lines, and stringent quality requirements. If Marelli UM India is unable to offset OEM-mandated price reductions through internal cost controls, productivity gains, supply-chain optimization, or economies of scale, its profitability, cash flow, and overall margin profile may be materially reduced. In extreme cases, sustained price reductions may render certain programs economically unviable and constrain the JV’s ability to invest in technology upgrades or bid competitively for future awards.

Product, Technology & Engineering Risks

Rapid technological changes in automotive electronics may outpace the India JV’s development capabilities.

The automotive electronics industry is undergoing accelerated transformation driven by digital instrument clusters, high-resolution displays, connected cockpit systems, advanced vehicle gateways, cybersecurity requirements, over-the-air update capabilities, ADAS integration, and the broader shift toward software-defined vehicle architectures. These trends require continuous investment in R&D, specialized engineering talent, advanced validation tools, and rapid product-development cycles. If Marelli UM India is unable to keep pace with evolving OEM expectations, whether due to limitations in engineering bandwidth, reliance on older development tools, constraints in accessing global Marelli platforms, delays in adopting next-generation software or hardware architectures, or insufficient investment capacity, its ability to compete for new programs may be impaired. Competitors with stronger digital capabilities, deeper software expertise, or larger R&D infrastructures may secure nominations for emerging high-content electronics platforms, thereby eroding the India JV’s market share. Additionally, as OEMs introduce more complex cybersecurity, functional-safety, and data-integration requirements, any lag in meeting these specifications could lead to disqualification from new bids or increased costs to achieve compliance. Failure to adapt to rapid technological change may materially impact the India JV’s competitiveness, growth prospects, and long-term financial performance.

Dependence on global Marelli R&D architecture exposes the India JV to risks from changes in platform direction.

Marelli UM India relies extensively on the global R&D architecture of Marelli, including shared technology roadmaps, software frameworks, platform-level designs, hardware reference architectures, validation methodologies, global test tools, and engineering-change management processes. These dependencies mean that the India JV’s product offerings, development timelines, and technology evolution are closely linked to decisions made by global R&D leadership located outside India. Any change in global platform priorities, such as discontinuation of specific architectures, reallocation of development budgets, reprioritization of geographic engineering hubs, consolidation of R&D centers, or shifts toward newer technologies, may limit the India JV’s ability to execute customer programs or maintain competitiveness. If global R&D resources are redirected toward other markets or product lines, the India JV may experience delays in receiving updated specifications, reduced support for resolving technical issues, or limited access to next-generation features required for OEM nominations.

Furthermore, inconsistencies between global and local development cycles may create integration challenges, increase program costs, or constrain the JV’s ability to independently innovate. As a result, changes in Marelli’s global R&D direction may adversely affect the India JV’s technological capabilities, customer perception, and long-term growth prospects.

Delays in engineering validation, tooling development, or software integration may jeopardize program timelines.

Marelli UM India’s ability to meet OEM delivery schedules depends on timely completion of multiple interdependent engineering activities, including hardware design validation, software integration, tooling development, prototype builds, functional testing, environmental and durability validation, and final homologation. These activities often rely on close coordination with global Marelli engineering teams, specialized suppliers, and OEM technical centers. Any delays in receiving design inputs, validating engineering changes, sourcing customized tools, completing fixture development, or integrating software modules may disrupt program milestones such as DV, PV, PPAP, or SOP. Because OEM production schedules are tightly constrained and typically non-negotiable, even minor slippages in early engineering phases can cascade into significant schedule overruns, emergency tooling modifications, expedited logistics, or last-minute revalidation cycles, all of which may materially increase project costs and expose the JV to commercial penalties. Furthermore, delays in the availability of components such as semiconductors, displays, processors, or PCBs may impede timely validation and prototype readiness.

Failure to meet mandated OEM program timelines may lead to loss of customer confidence, reduction in awarded volumes, cancellation of future nominations, or potential claims arising from breach of supply or development obligations. Such delays could materially affect the India JV’s financial performance and long-term competitiveness.

Cybersecurity vulnerabilities in embedded systems, clusters, gateways, or telematics may expose the JV to security and regulatory risks.

Marelli UM India designs and manufactures electronic components that form part of the vehicle’s digital architecture, including instrument clusters, body controllers, telematics units, and gateway modules.

These products increasingly operate as connected devices, running complex software stacks and interfacing with in-vehicle networks, cloud platforms, and diagnostic environments. As the electronic content of vehicles expands, so does the exposure to cybersecurity threats such as unauthorized access, malware injection, spoofing, data interception, manipulation of control commands, and exploitation of vulnerabilities in embedded firmware or communication protocols. Any cybersecurity weakness in the JV’s products, whether originating from code defects, insecure interfaces, supply-chain vulnerabilities, or integration issues with OEM systems, may expose customers to operational hazards or regulatory non-compliance. Evolving global cybersecurity standards in the automotive industry, including UNECE WP.29, ISO/SAE 21434, and OEM-specific cybersecurity management system (CSMS) requirements, impose stringent validation and lifecycle-security obligations on suppliers. Failure to meet these standards could result in disqualification from nominations, mandatory redesigns, increased testing costs, or contractual penalties. A cybersecurity incident involving the JV’s products could also subject it to reputational damage, loss of customer trust, recall obligations, regulatory scrutiny, and potentially significant financial liabilities. As the complexity and connectivity of automotive electronics increase, cybersecurity risk represents a material and growing exposure for the India JV.

Failure to meet evolving OEM cybersecurity and functional-safety requirements may result in lost business.

Automotive OEMs increasingly require suppliers of electronic control units, instrument clusters, gateways, and connected modules to comply with stringent cybersecurity and functional-safety standards, including ISO/SAE 21434 (Cybersecurity Engineering), ISO 26262 (Functional Safety), UNECE WP.29 regulations, and OEM-specific Security and Safety Management Systems. These standards are continuously evolving as vehicles become more software-defined, more connected, and more reliant on safety-critical electronics. Marelli UM India must continually upgrade its development processes, validation methodologies, documentation practices, and lifecycle-management capabilities to remain compliant. Failure to demonstrate robust cybersecurity threat analysis, vulnerability management, hazard analysis, safety-goal allocation, or compliance with OEM safety cases may disqualify the JV from new program nominations or expose it to additional audit requirements, redesign cycles, and extended validation periods. OEMs frequently impose mandatory cybersecurity and safety compliance as prerequisite conditions for sourcing, and any gap, whether caused by outdated tools, insufficient engineering capacity, delays in receiving global Marelli updates, or inadequate testing infrastructure, may lead to the loss of existing or future business. Non-compliance may also result in increased warranty exposure, field-failure liabilities, or mandatory recall obligations for safety-critical systems. As regulatory expectations intensify, the inability to consistently meet evolving cybersecurity and functional-safety requirements may materially impair Marelli UM India’s competitive position, customer relationships, and financial performance.

Inadequate protection of intellectual property or technical know-how may weaken competitive positioning.

Marelli UM India depends on proprietary designs, software algorithms, engineering processes, and specialized manufacturing know-how for developing instrument clusters, body electronics, gateways, and other automotive electronic systems. These intellectual assets are critical to differentiating its products, meeting OEM technical requirements, and maintaining cost and performance competitiveness. However, the JV operates in an environment where risks of IP leakage, unauthorized use, reverse engineering, data exfiltration, and industrial espionage are significant, particularly given the high value of automotive electronic architectures and embedded software. Weaknesses in contractual protections, inadequate enforcement of confidentiality obligations, insufficient cybersecurity safeguards, or gaps in coordination with Marelli’s global IP management processes may expose the JV’s technical assets to misuse by employees, contractors, suppliers, or competitors. Additionally, reliance on global Marelli platforms means that portions of the JV’s technology stack are developed, shared, or stored across multiple jurisdictions, each with varying levels of IP protection and enforceability. If proprietary know-how, design data, or embedded code is copied, misappropriated, or disclosed without authorization, the JV may lose its competitive edge, face erosion of market share, or be forced to incur significant costs to redesign or enhance its products. Inadequate protection of intellectual property could also undermine customer confidence and impair the JV’s ability to secure nominations for future automotive programs.

Manufacturing, Quality & Operational Risks

The India JV’s reliance on complex SMT, THT, and robotic assembly processes may lead to operational disruptions.

Marelli UM India’s manufacturing operations depend heavily on sophisticated, high-precision production technologies, including surface-mount technology (SMT) lines, through-hole technology (THT) insertion systems, robotic soldering stations, automated optical inspection (AOI) equipment, and end-of-line functional-testing platforms. These processes require continuous calibration, strict environmental controls, uninterrupted power quality, and timely preventive maintenance to ensure consistent yields and adherence to OEM quality standards. Any malfunction, downtime, misalignment, software glitch, or calibration failure within these systems can halt production, reduce throughput, or generate quality deviations that may trigger line stoppages, rework, scrap, or delayed shipments. Because many of these systems operate as sequential, interdependent stages, disruptions in a single SMT head, reflow oven, stencil printer, robotic soldering cell, or AOI unit can cascade across the entire production flow.

Furthermore, replacement parts, specialized technical support, or repair expertise for these complex systems often must be sourced from overseas vendors, resulting in extended lead times and increased cost. Equipment-related disruptions can also jeopardize compliance with OEM PPAP timelines, impact contractual delivery obligations, and weaken customer satisfaction. As a result, the India JV’s dependence on high-automation manufacturing technologies materially increases operational vulnerability and may adversely affect productivity, yield, profitability, and customer relationships.

Single-plant concentration increases vulnerability to accidents, natural disasters, labor unrest, or regulatory shutdowns.

Marelli UM India operates primarily from a single manufacturing facility, which houses SMT lines, THT processes, robotic assembly systems, validation infrastructure, warehousing, and engineering support functions within one integrated location. This geographic concentration exposes the JV to significant operational risk because any localized disruption, whether caused by fire, equipment failure, flooding, electrical outages, seismic activity, hazardous-material incidents, or other physical accidents, could halt production entirely. The facility is also vulnerable to labor-related disruptions, including strikes, union disputes, absenteeism, or workforce shortages, any of which may impair the ability to meet OEM delivery commitments. Regulatory actions such as factory inspections, environmental compliance notices, safety violations, or municipal restrictions could similarly result in partial or full shutdowns. Unlike multi-plant organizations that can redistribute volumes during emergencies, Marelli UM India has limited redundancy or alternate capacity to absorb such shocks. Extended downtime at the sole plant could lead to missed delivery schedules, financial penalties, loss of customer confidence, reassignment of programs to competing suppliers, and long-term damage to OEM relationships. Consequently, the reliance on a single manufacturing site materially increases the JV’s exposure to operational, regulatory, and environmental threats.

Machine failures, SMT line downtime, or testing-equipment malfunctions may materially impact production volumes.

Marelli UM India’s production output depends on continuous operation of highly specialized equipment, including SMT placement machines, stencil printers, reflow ovens, selective and robotic soldering units, automated optical inspection (AOI) systems, ICT and functional-testing benches, and associated support infrastructure such as humidity-controlled storage and ESD-compliant environments. These machines operate at high speeds with tight tolerances, and even minor calibration errors, component misfeeds, thermal-profile deviations, sensor failures, software faults, or mechanical breakdowns can cause immediate stoppages or quality defects. Because SMT and testing processes are sequential, unplanned downtime at any stage often results in bottlenecks, scrap, rework, reduced throughput, and cascading delays across the entire line. In addition, the specialized nature of this equipment means that repairs typically require OEM technicians, imported spares, or diagnostic tools sourced from overseas, which may lead to extended lead times, higher maintenance costs, or prolonged downtime. Power fluctuations, air-quality deviations, or system-integration issues between hardware and manufacturing-execution software can further exacerbate these risks. Persistent machine-related disruptions may jeopardize compliance with customer JIT delivery schedules and PPAP commitments, trigger contractual penalties, or cause OEMs to reevaluate sourcing allocations. As a result, equipment failures and SMT line downtime pose a material operational risk that could significantly impact production volumes, margins, and customer satisfaction.

High fixed operating costs may reduce flexibility to manage demand fluctuations.

Marelli UM India’s cost structure includes substantial fixed expenses relating to plant infrastructure, SMT and assembly-line equipment, depreciation, engineering resources, technical staffing, utilities, facility maintenance, and mandatory quality-, safety-, and compliance-related overheads. These costs must be incurred regardless of production volumes and cannot be easily scaled down in response to short-term demand variability from OEM customers. When OEMs reduce call-offs, adjust build schedules, or alter platform volumes, whether due to market slowdown, semiconductor shortages, regulatory changes, or model-mix shifts, the JV may experience sudden declines in capacity utilization while continuing to bear its full fixed-cost burden. As a result, margins may compress sharply during low-volume periods, and the business may be unable to offset losses through corresponding reductions in operating expenses. High fixed costs also limit flexibility to reallocate resources, postpone capital expenditure, or adjust staffing without affecting technical capability or customer commitments. In periods of sustained demand reduction, the JV may face liquidity strain, increased per-unit production costs, or financial losses, and prolonged underutilization may prompt OEMs to reconsider sourcing allocations. Consequently, the high fixed-cost nature of the India JV’s operations significantly heightens sensitivity to demand fluctuations and may adversely affect financial performance.

Quality issues or product recalls may result in financial penalties, warranty claims, or reputational damage.

Marelli UM India supplies automotive electronic components that are subject to stringent OEM quality standards, extensive validation protocols, and zero-defect expectations for safety-critical and performance-critical systems. Any deviation in material quality, process stability, solder-joint integrity, PCB assembly, software calibration, or end-of-line testing may lead to field failures, customer complaints, or non-conformance reports. Even isolated defects can trigger broader quality audits, containment actions, and mandatory corrective plans across multiple stages of the manufacturing process. In more severe cases, such as systemic design flaws, firmware defects, or reliability issues, OEMs may require supplier-funded recalls, part replacements, warranty reimbursements, or retrofits, any of which could impose substantial financial costs on the JV. OEMs may also levy penalties for line stoppages, delayed shipments, or repeated quality incidents, and may down-allocate volumes or disqualify the JV from upcoming nominations. Because automotive brand reputation is highly sensitive to electronic-system failures, quality lapses can quickly damage customer trust and impact long-term sourcing decisions. Additionally, regulatory authorities may intervene if defects relate to safety-critical functions, increasing legal exposure, compliance obligations, and reputational harm. As a result, any quality issues or product recalls could materially and adversely affect the India JV’s financial performance, brand credibility, and customer relationships.

Supply Chain, Semiconductor & Component Risks

Inadequate supplier quality or incoming-material defects may disrupt production.

Marelli UM India depends on a diverse network of domestic and international suppliers for semiconductors, PCBs, display modules, housings, connectors, mechanical parts, and other critical electronic components. Because many of these parts are highly specialized and sourced from limited or single-source vendors, the JV is exposed to significant risk if suppliers fail to meet required quality, reliability, or specification standards. Incoming-material defects, such as PCB delamination, solderability issues, component tolerance deviations, ESD damage, firmware incompatibilities, or packaging-related failures, can interrupt production, reduce yields, or trigger extensive rework, scrap, and line stoppages. Supplier quality issues may also create bottlenecks in SMT and assembly processes, delay validation cycles, and jeopardize compliance with OEM delivery schedules. Furthermore, inadequate supplier controls may expose the JV to latent defects that manifest only during vehicle operation, increasing warranty exposure and potential involvement in OEM field actions or recalls. Because many suppliers operate globally, disruptions arising from geopolitical tensions, natural disasters, financial instability, regulatory actions, or logistics constraints may further impair material availability or consistency. Any deterioration in supplier quality performance may materially affect the JV’s operational continuity, cost structure, and customer satisfaction levels.

Dependence on global semiconductor and electronic component supply chains exposes the India JV to shortages and delays.

Marelli UM India relies heavily on global supply chains for semiconductors, microcontrollers, display drivers, memory chips, PCBs, sensors, and other advanced electronic components that are critical to manufacturing instrument clusters, gateways, and body electronic modules. These components are primarily sourced from international vendors across East Asia, Europe, and the United States, many of whom operate at constrained capacities and allocate production based on global demand cycles. The semiconductor industry remains vulnerable to cyclical shortages, geopolitical tensions, export restrictions, natural disasters, foundry-capacity constraints, and shifts in demand from consumer electronics and industrial sectors. Any disruption affecting upstream wafer fabrication, packaging, logistics, or customs clearance may lead to extended lead times, abrupt price increases, or inability to secure essential parts.

Furthermore, several of the components used in automotive electronics are single-sourced or available only from a limited number of qualified suppliers, heightening the risk of allocation cuts or supply interruptions. OEM build schedules typically continue even during supply shortages, increasing pressure on suppliers to meet delivery commitments. Failure to procure critical components in time may cause SMT line stoppages, reduced output, missed delivery deadlines, and financial penalties from OEM customers. As a result, Marelli UM India's dependence on global semiconductor and electronic component supply chains poses a significant operational and financial risk that could materially impact production continuity and profitability.

Import dependence for critical components creates vulnerability to geopolitical, logistics, and currency risks.

Marelli UM India sources a significant portion of its critical electronic components, including semiconductors, display modules, microcontrollers, sensors, PCB assemblies, and specialized connectors, from international suppliers across East Asia, Europe, and the United States. This heavy reliance on imports exposes the JV to multiple external risks that are beyond its control. Geopolitical tensions, trade disputes, tariff changes, export-control restrictions, regional conflicts, and diplomatic instability may disrupt supply routes or restrict access to essential components. Global logistics constraints, such as port congestion, container shortages, customs delays, increases in freight costs, or sudden changes in shipping regulations, can further delay deliveries and increase procurement costs. Additionally, fluctuations in foreign-exchange rates directly impact the landed cost of imported materials, and sharp depreciation of the Indian rupee may significantly inflate input costs and erode margins, particularly when OEM pricing agreements do not allow for timely pass-through of currency variations. Since many imported components are single-sourced, any disruption in the supply chain may halt SMT and assembly operations, delay customer shipments, and impair compliance with OEM delivery schedules. As a result, the India JV’s dependence on imported electronic components materially increases its exposure to geopolitical, logistical, and currency-related risks that may adversely affect its operational and financial performance.

Disruptions in Marelli’s global procurement network may impact the India JV’s sourcing costs and availability of materials.

Marelli UM India relies on Marelli’s global procurement network for sourcing numerous strategic components, including semiconductors, displays, PCB substrates, sensors, housings, and specialized tooling. The JV benefits from group-level purchasing agreements, negotiated supplier contracts, bundled global volumes, and standardized vendor qualification processes that are coordinated through Marelli’s international sourcing organization. Any disruption within this global procurement framework, whether due to restructuring initiatives, changes in supplier strategies, regional allocation shifts, renegotiation of global contracts, or consolidation of sourcing hubs, may materially affect the India JV’s access to critical materials. If Marelli’s global procurement team reprioritizes allocations toward other geographies, modifies approved vendor lists, or restructures its purchasing processes, the India JV may experience delays in obtaining components, reduced bargaining leverage, or increased material costs. Disruptions may also arise from internal IT-system migrations, global quality holds, supplier insolvencies, compliance investigations, or changes in Marelli’s global supply-chain risk policies. Because many automotive electronic components cannot be easily dual-sourced or rapidly requalified, even short-term disturbances in global procurement operations can interrupt production schedules, impair cost competitiveness, and jeopardize OEM delivery commitments. As a result, the India JV’s dependence on Marelli’s global procurement network exposes it to sourcing and cost uncertainties that may adversely affect operational continuity and financial performance.

Sharp fluctuations in raw-material prices may adversely affect margins.

Marelli UM India’s cost structure is highly sensitive to fluctuations in the prices of raw materials and electronic components, including semiconductors, PCB laminates, copper, aluminum, resins, display assemblies, and other commodities used in the manufacture of instrument clusters and body-electronic systems. These inputs are subject to global market volatility influenced by supply-demand imbalances, capacity constraints, geopolitical tensions, energy-price inflation, currency movements, and disruptions in upstream manufacturing or logistics. Price spikes in electronic components, especially those with limited or single-source availability, can materially elevate production costs, while long-term OEM supply agreements often restrict the JV’s ability to pass through cost increases or renegotiate pricing in a timely manner. Sudden increases in commodity prices may also impose additional working-capital requirements, strain cash flow, and reduce profitability, particularly during periods of high volume or constrained liquidity. Prolonged raw-material inflation may render certain programs economically unattractive, weaken competitiveness in future bids, or require redesigns and cost-engineering efforts that divert engineering resources. As a result, sharp or sustained fluctuations in raw-material and component prices may materially compress margins and adversely affect Marelli UM India’s financial performance.

Single-source suppliers for certain components may increase supply-disruption risks.

A number of critical components used by Marelli UM India, such as microcontrollers, display modules, ASICs, sensors, crystal oscillators, specialized connectors, and PCB substrates, are procured from single-source or limited-source suppliers due to stringent OEM qualifications, technical specifications, or global platform standardization within the Marelli group. Because these components cannot be readily substituted without extensive redesign, validation, and OEM reapproval, dependence on single-source vendors significantly elevates the risk of supply disruption. Any interruption at a sole supplier, whether caused by financial distress, capacity constraints, geopolitical developments, quality holds, regulatory enforcement, natural disasters, or prioritization of other customers, may halt the JV’s ability to manufacture finished products. Lead times for such components are often long and volatile, and alternate suppliers cannot be onboarded quickly due to automotive-grade PPAP and reliability testing requirements. Even short-term supply shortages can cause SMT line stoppages, missed delivery schedules, increased expedite costs, and strained OEM relationships. Persistent disruptions may also affect future sourcing allocations or nomination prospects. As a result, reliance on single-source suppliers for critical components materially increases operational vulnerability and may negatively impact production continuity, cost structure, and financial performance.

Financial, Liquidity & Working-Capital Risks

The India JV has historically experienced volatility in EBITDA and profitability.

Marelli UM India’s financial performance has fluctuated significantly over recent years, reflecting sensitivity to material costs, semiconductor availability, customer volume allocations, engineering-change recoveries, and operational efficiency. Periods of reduced OEM demand, increased input prices, supply-chain constraints, or elevated scrap and rework rates have contributed to EBITDA compression, while improvements in operational leverage during high-volume periods have produced temporary margin recovery. This volatility is further compounded by the JV’s high fixed-cost structure, dependence on imported components, exposure to foreign-exchange movements, and the cyclical nature of the automotive electronics industry. Profitability may also be affected by one-time factors such as tooling amortization adjustments, warranty-related provisions, transition costs associated with new programs, and fluctuations in overhead absorption. Historical variability in EBITDA indicates that the JV may be unable to sustain stable margins during periods of market disruption or operational challenges. If this pattern continues, inconsistent financial performance could impair cash flow, reduce the JV’s ability to fund capital expenditures or R&D initiatives, and negatively affect valuation, creditworthiness, and future growth prospects.

High trade payables create liquidity and working-capital management risks.

Marelli UM India maintains a significant level of trade payables to suppliers of semiconductors, PCB assemblies, displays, and other electronic components, reflecting extended credit cycles and tight working-capital conditions across the automotive electronics industry. Elevated payables improve short-term liquidity but also increase exposure to supplier pressure for accelerated payments, credit-limit reductions, or stricter commercial terms, particularly during periods of supply-chain stress or volatile component pricing. If suppliers shorten payment windows, withdraw credit support, or impose advance-payment requirements due to market conditions, perceived counterparty risk, or group-level developments, the JV may face immediate constraints on cash flow and operational liquidity. High payables also amplify the impact of any delays in collections from OEM customers, creating timing mismatches that may hinder the ability to fund ongoing production, procure critical components, or meet statutory obligations. Sustained reliance on large payable balances may lead to strained supplier relationships, jeopardize continuity of supply, or trigger increased pricing to compensate for higher credit risk. Any deterioration in working-capital dynamics could impair the JV’s financial flexibility, increase borrowing requirements, and adversely affect profitability and production continuity.

Low equity capitalization may limit the JV’s ability to absorb operating shocks.

Marelli UM India operates with a comparatively low equity base relative to the scale of its revenues, asset footprint, and working-capital requirements. This thin capitalization reduces the JV’s financial resilience and constrains its ability to absorb operating shocks arising from demand fluctuations, material-cost inflation, semiconductor shortages, equipment downtime, warranty events, or customer-driven price reductions. With limited permanent capital, the JV may be required to rely heavily on trade credit, short-term borrowings, or extended supplier payables to fund day-to-day operations, increasing exposure to liquidity pressures and counterparty risks. Low equity also restricts the ability to make timely investments in SMT line upgrades, automation, R&D, and technology platforms required to remain competitive for next-generation OEM programs. In stress scenarios, such as major customer volume cuts, supply interruptions, or unexpected recall-related costs, the JV may lack sufficient balance-sheet strength to sustain prolonged financial strain, and may need to seek additional capital from shareholders or external lenders, which may not be available on commercially favorable terms. As a result, limited equity capitalization materially heightens the JV’s vulnerability to operational disruptions and may adversely affect financial stability, creditworthiness, and long-term growth prospects.

Foreign exchange fluctuations may materially impact costs and profitability.

Marelli UM India imports a substantial portion of its electronic components, including semiconductors, displays, PCB assemblies, sensors, and microcontrollers, all of which are typically priced in foreign currencies such as the U.S. dollar, euro, or Japanese yen. As a result, the JV is highly exposed to volatility in foreign exchange rates, particularly fluctuations in the Indian rupee relative to these currencies. Sharp depreciation of the rupee directly increases the landed cost of imported materials, freight, and duties, and may significantly erode gross margins, especially when OEM supply contracts do not allow for timely or full pass-through of currency-linked cost increases. Conversely, sudden currency appreciation may also affect pricing dynamics with suppliers or disrupt procurement planning. Because many imports are essential, single-sourced, or tied to global Marelli platform architectures, the JV cannot easily shift sourcing to domestic vendors to mitigate currency risk. In addition, foreign-exchange volatility may impact intercompany settlements, royalty payments, tooling imports, technical-service fees, and other cross-border transactions with Marelli group entities. Hedging instruments, where used, may not fully offset market movements or may introduce additional costs. As a result, adverse currency fluctuations may materially affect cost structure, profitability, working-capital requirements, and overall financial performance.

Increased borrowing costs or tightening credit availability may restrict operational funding.

Marelli UM India relies on short-term credit facilities, working-capital loans, and supplier credit to fund procurement of imported components, maintain inventory buffers, and support ongoing production requirements. Any increase in borrowing costs, whether due to rising interest rates, changes in banking-sector liquidity, inflationary pressures, lender risk assessments, or macroeconomic instability, may materially elevate the JV’s financing expenses and reduce available cash for operations, capital expenditure, and R&D investments. Additionally, lenders may tighten credit terms, reduce sanctioned limits, require additional collateral, or impose stricter covenants in response to industry-wide risk conditions, the JV’s financial performance, or developments affecting Marelli group entities globally. If credit availability becomes constrained, the JV may face difficulty funding routine operations, procuring critical components, or meeting statutory and supplier obligations, especially during periods of high volume or supply-chain volatility. Limited access to financing may also impair the company’s ability to respond to unexpected disruptions, including semiconductor shortages, raw-material price spikes, equipment failures, or customer-driven engineering changes. In severe cases, liquidity constraints could disrupt production continuity, weaken OEM confidence, result in delayed shipments or penalties, and materially affect the JV’s operational and financial stability.

Delays in OEM payments may create cash-flow strain.

Marelli UM India extends significant credit to automotive OEM customers as part of standard industry practice, often with long receivable cycles that reflect OEM bargaining power and complex approval workflows. Any delay in customer payments, whether due to internal OEM processes, disputes over engineering changes, temporary production halts, supply-chain disruptions, financial stress at the customer level, or administrative backlogs, may create substantial cash-flow strain for the JV. Because the JV must continue to procure imported components, pay suppliers, maintain inventory levels, and fund payroll and operational expenses irrespective of payment timing, even modest delays can disrupt working-capital management. This risk is amplified by the JV’s high trade-payable balances and thin equity capitalization, which limit financial buffers and increase reliance on short-term borrowings or supplier credit. Prolonged delays or disputed invoices may further impair liquidity, trigger increased borrowing requirements, or strain relationships with key suppliers if payments to them must be deferred. In adverse cases, delayed OEM payments may hinder the JV’s ability to meet delivery commitments, invest in tooling or R&D, or service existing debt obligations. As a result, delayed or inconsistent customer payment cycles may materially impact cash flow, financial stability, and operational continuity.

Legal, Regulatory & Compliance Risks

Changes in Indian automotive electronics, emissions, safety, and cybersecurity regulations may require significant compliance investments.

Marelli UM India operates in a regulatory environment that is undergoing rapid evolution as India aligns its automotive standards with global benchmarks for electronics safety, emissions compliance, electromagnetic compatibility (EMC), vehicle diagnostics, cybersecurity, and software integrity. New or updated regulations issued by agencies such as AIS, BIS, ARAI, MoRTH, and international bodies adopted into Indian law may impose additional testing, certification, documentation, and process-control requirements on suppliers of electronic control units, instrument clusters, gateways, and connected modules. Compliance with emerging norms, such as mandatory cybersecurity management systems, expanded functional-safety obligations, on-board diagnostics for advanced emission stages, and enhanced EMC and reliability standards, may require substantial investment in R&D, tooling modifications, upgraded validation infrastructure, and enhanced quality-management systems. These regulatory changes may also lengthen development timelines, necessitate revalidation of existing products, or require redesigns to meet new technical specifications mandated by OEMs or authorities. Non-compliance could result in disqualification from future nominations, delays in program launches, increased warranty exposure, or regulatory actions including penalties, recalls, or production stoppages. As regulatory expectations continue to intensify, particularly in the areas of connected-vehicle safety and electronics reliability, the need for ongoing compliance investments may materially impact the JV's cost structure, operational flexibility, and financial performance.

Non-compliance with environmental, labor, or industrial regulations may lead to penalties, shutdowns, or litigation.

Marelli UM India is subject to extensive environmental, labor, occupational safety, and industrial regulations imposed by central, state, and local authorities in India. These include obligations relating to waste management, air emissions, hazardous-material handling, noise levels, fire safety, worker welfare, social-security contributions, factory licensing, and adherence to the Factories Act and related statutory frameworks. The JV’s SMT, THT, soldering, coating, and testing operations utilize chemicals, fluxes, solder materials, and electronic waste streams that require strict compliance with environmental norms and periodic inspections by regulatory authorities. Any lapse, whether due to documentation deficiencies, process non-conformance, equipment malfunction, inadequate protective systems, or deviations observed during surprise inspections, may result in regulatory directives, monetary penalties, suspension of operations, or mandated corrective actions. On the labor side, disputes related to wages, working hours, union negotiations, workforce safety, or contractor compliance could expose the JV to legal proceedings, reputational damage, or work stoppages. Non-compliance with industrial and environmental rules may also impact OEM audits and customer sourcing decisions, particularly given the growing emphasis on ESG standards across the automotive supply chain. As a result, any real or perceived non-compliance with statutory requirements may materially disrupt operations, increase costs, and expose the JV to legal, financial, and reputational risks.

Export-control, import-licensing, or customs-clearance issues may delay component availability.

Marelli UM India depends heavily on imported electronic components, including semiconductors, display assemblies, microcontrollers, sensors, PCB laminates, and specialized mechanical parts, that are subject to varying export-control rules, import-licensing requirements, and customs-clearance procedures across multiple jurisdictions. Components sourced from the United States, Europe, Japan, South Korea, Taiwan, and China may fall under strict export-compliance regimes such as U.S. EAR, EU Dual-Use Regulations, or country-specific technology restrictions, any of which may require additional documentation, end-use certifications, or prior government approval before shipment. Changes in geopolitical conditions, sanctions, trade disputes, or heightened scrutiny of automotive electronics may further restrict or delay cross-border component flows. At the Indian border, delays may arise from customs inspections, valuation disputes, tariff reclassifications, changes in import policies, or shortages in customs-handling resources, all of which can materially extend lead times. Because many of the JV’s components are time-critical, single-sourced, and integration-dependent, even short delays in customs or export approvals can halt SMT line production, disrupt validation schedules, and jeopardize OEM delivery commitments. Furthermore, additional tariffs, duties, or compliance costs may increase input prices and adversely affect margins. As a result, the JV’s dependence on tightly regulated international supply chains exposes it to significant risks related to export-control restrictions, import-licensing hurdles, and customs-clearance delays.

Data-protection and cybersecurity regulations may increase compliance burdens for connected systems.

Marelli UM India manufactures increasingly sophisticated electronic modules, such as instrument clusters, gateways, and telematics-enabled devices, that process vehicle data, user information, diagnostic logs, and communication signals. As connected-vehicle architectures expand, these products may fall under Indian and international data-protection, privacy, and cybersecurity regulatory frameworks, including the Digital Personal Data Protection Act, CERT-In directives, evolving MoRTH cybersecurity norms, OEM-mandated data-security controls, and global standards that OEMs adopt across their supply base. Compliance with such regulations requires robust data-governance systems, secure software-development practices, incident-response mechanisms, vulnerability-management frameworks, and lifecycle documentation, all of which may impose substantial technical and financial burdens on the JV. Regulatory requirements may also mandate tighter access controls, encryption protocols, third-party audit readiness, data-localization measures, and secure over-the-air update procedures. Any non-compliance, whether due to software vulnerabilities, outdated infrastructure, inadequate monitoring, or misalignment with global Marelli processes, may lead to penalties, restrictions on product deployment, or OEM-imposed corrective actions. As cyber-regulatory expectations continue to escalate industry-wide, the cost, complexity, and frequency of required compliance activities may materially increase, potentially affecting product timelines, engineering resources, and the JV’s competitive positioning in connected-vehicle electronics.

Product-liability claims may arise from failures in critical automotive electronics.

Marelli UM India manufactures electronic systems, such as instrument clusters, body control modules, and gateway units, that perform safety-critical and performance-critical functions within vehicles. Any malfunction, software defect, hardware failure, or reliability issue in these components may compromise vehicle safety, impair essential functions, or cause operational anomalies while driving. Because automotive OEMs, regulators, and end-users expect extremely high reliability from electronic systems, even isolated failures can trigger extensive investigations, mandatory field actions, warranty claims, or supplier-funded recalls. The JV may also be exposed to product-liability claims from OEMs, insurers, or end-users if alleged defects in its products contribute to vehicle malfunction, accidents, or regulatory non-compliance. Liability exposure may arise not only from manufacturing defects but also from latent design flaws, cybersecurity vulnerabilities, integration issues with OEM software, or failures introduced during supplier-provided component assembly. Defending such claims can be costly, time-consuming, and damaging to customer relationships, and adverse judgments or settlements may materially affect financial performance. Additionally, any widely publicized product failure may weaken the JV’s reputation, reduce OEM trust, and lead to reduced volumes or exclusion from future nominations. As a result, product-liability risk represents a material exposure for the JV, given the critical nature of automotive electronics and the stringent standards imposed by OEM customers and regulatory authorities.

Human Capital & Labor Risks

Dependence on highly skilled engineering and technical personnel exposes the JV to attrition risks.

Marelli UM India relies heavily on a specialized workforce of hardware engineers, software developers, validation experts, SMT and process engineers, quality professionals, and program managers to design, industrialize, and support advanced automotive electronic systems. The demand for such skilled talent in India’s automotive, semiconductor, and electronics sectors has been rising sharply, driven by rapid industry digitalization, increased competition from global engineering centers, and aggressive hiring by multinational technology companies. As a result, the JV faces continual risk of attrition, wage inflation, and resource constraints, particularly for niche competencies such as embedded software development, cybersecurity engineering, functional-safety certification, CAD/CAE design, and advanced test automation. High turnover rates may disrupt program execution, slow development cycles, erode institutional knowledge, and increase onboarding and training costs. Additionally, departures of key personnel, especially those involved in OEM customer interfaces, platform engineering, or global Marelli coordination, may weaken customer confidence or impair the JV’s ability to meet program milestones. If the JV is unable to attract, retain, and motivate qualified technical staff, or if competitors successfully poach critical resources, the company may face reduced operational capability, increased delivery risks, and compromised competitiveness in securing next-generation program nominations.

Consequently, dependence on a highly skilled workforce exposes the JV to significant attrition and capability risks that may adversely affect operational and financial performance.

Labor shortages, union actions, or worker unrest may disrupt operations.

Marelli UM India’s manufacturing activities depend on a stable and adequately staffed workforce across skilled operators, technicians, supervisors, and contract labor engaged in SMT, THT, robotic assembly, testing, maintenance, logistics, and warehouse functions. Any shortage of skilled labor, whether due to industry-wide demand, regional competition for technical workers, increased attrition, or demographic shifts, may impair the JV’s ability to maintain production throughput, quality levels, or shift coverage. In addition, a portion of the workforce may be unionized or supported by organized labor groups, which introduces potential exposure to collective-bargaining disputes, wage negotiations, demands for improved working conditions, or safety-related grievances. Unresolved labor issues may escalate into strikes, sit-ins, slowdowns, or absenteeism, any of which can halt production, disrupt supply schedules, and lead to missed OEM deliveries. Worker unrest may also arise from perceived inequities in compensation, changes in shift patterns, increased production pressures, or enforcement of compliance mandates.

Furthermore, statutory changes in labor laws, contractor-management regulations, or social-security contributions may amplify tensions or increase costs. Because the JV operates from a single manufacturing location without redundant production capacity, even short-term labor disruptions can materially impact output, trigger financial penalties, strain customer relationships, and damage long-term sourcing prospects.

Inadequate succession planning may impact leadership continuity.

Marelli UM India’s operational effectiveness and strategic stability rely on a relatively small group of senior leaders and mid-level managers overseeing engineering, manufacturing, procurement, finance, quality, and program management functions. Many of these roles require deep technical expertise, long-standing customer relationships, and familiarity with Marelli’s global processes and platform architectures. If the JV does not maintain a robust succession plan or fails to develop a strong internal leadership pipeline, the sudden departure, unavailability, or retirement of key individuals may result in gaps in decision-making, weakened oversight, and delays in executing critical projects. Leadership transitions may disrupt customer interactions, slow program approvals, impair supplier negotiations, or diminish alignment with Marelli’s global technical teams. The risk is amplified by the competitive market for experienced automotive electronics managers in India, making timely external hiring difficult.

Additionally, leadership discontinuity may impact compliance, governance, financial controls, or the execution of long-term strategic initiatives. If suitable successors are not identified and trained in advance, the JV may face operational instability, reduced organizational effectiveness, and weakened customer confidence, any of which may materially affect business performance.

IT, Systems & Infrastructure Risks

Failures or breaches in ERP, MES, or production-control systems may disrupt operations.

Marelli UM India relies on integrated digital systems, such as enterprise resource planning (ERP), manufacturing execution systems (MES), production-control software, traceability databases, and quality-management platforms, to coordinate procurement, inventory management, SMT line sequencing, operator workflows, testing protocols, and customer delivery schedules. Any malfunction, outage, data corruption, cyber-intrusion, or breach in these systems can immediately disrupt production planning, halt SMT and THT operations, impair material traceability, or compromise quality and compliance documentation. System failures may arise from software bugs, hardware breakdowns, network instability, inadequate redundancy, or errors introduced during upgrades, migrations, or integration with Marelli’s global IT infrastructure. Cybersecurity breaches affecting production-control systems may also expose sensitive data, alter machine parameters, or interfere with automated processes, potentially creating both operational and safety risks. Extended downtime of ERP or MES may delay customer shipments, distort forecasting accuracy, impede supplier communication, and generate financial penalties for missed delivery commitments. Furthermore, recovery from IT outages, especially those involving data loss or cybersecurity events, may require significant time, specialized resources, and unplanned expenditures.

Because the JV’s manufacturing operations are tightly synchronized with digital systems, failures or breaches in ERP, MES, or production-control platforms could materially disrupt operations, increase costs, and adversely affect financial performance.

Inadequate data-backup, redundancy, or disaster-recovery systems may increase downtime risk.

Marelli UM India’s operations depend on uninterrupted access to critical digital infrastructure, including ERP systems, MES platforms, traceability databases, engineering-design servers, test-data repositories, and production-control software. If the JV’s data-backup protocols, redundancy architecture, or disaster-recovery systems are insufficient, outdated, or inconsistently implemented, the business may face significant operational disruptions in the event of system failure, cyberattacks, hardware crashes, power interruptions, or data-corruption incidents. Inadequate backup frequency, incomplete replication of real-time production data, lack of off-site storage, or limited rollback capabilities may result in loss of critical manufacturing records, BOM data, calibration parameters, or quality documentation. Such losses can impair regulatory compliance, stall ongoing production, delay customer shipments, or require extensive revalidation efforts. Additionally, insufficient redundancy, such as single-point-of-failure servers, limited network failover capacity, or absence of parallel MES/ERP environments, may prolong recovery times and amplify downtime duration. Disaster-recovery gaps may be further exacerbated if the JV relies on global Marelli IT infrastructure, which may have different prioritization or restoration timelines. Extended downtime resulting from inadequate backup or recovery systems may materially affect productivity, increase operational costs, disrupt OEM delivery schedules, compromise data integrity, and damage customer confidence.

Dependence on parent-level or shared global IT systems may expose the India JV to foreign cyber-risk events.

Marelli UM India relies on multiple IT systems, platforms, and services that are hosted, administered, or coordinated at the global level by Marelli group entities located outside India. These shared digital infrastructures may include enterprise resource planning (ERP), engineering-design systems, cloud-hosted repositories, cybersecurity monitoring tools, email and communication networks, supplier portals, data-

integration layers, and global user-access controls. Because these systems operate on a centralized or interconnected architecture, cybersecurity incidents occurring at any Marelli location worldwide, including ransomware attacks, malware propagation, credential theft, phishing campaigns, denial-of-service events, or vulnerabilities in third-party software, may have cascading effects on the India JV’s operational systems, data integrity, and business continuity. The India JV has limited control over penetration-testing schedules, patch-management timelines, access-privilege policies, or incident-response protocols implemented globally by Marelli, which may result in misalignment with local risk requirements or regulatory expectations. Furthermore, disruptions or security breaches at foreign data centers, global network nodes, or cloud-service providers may impair the JV’s access to essential engineering data, production schedules, or traceability systems. Any cross-border cyber event affecting global Marelli infrastructure could lead to operational downtime, delayed customer deliveries, compromised proprietary information, regulatory non-compliance, or reputational harm. As a result, dependence on parent-level and shared global IT platforms exposes the India JV to cyber-risks originating outside its jurisdiction and direct control.

Risks Arising From the Acquisition

Integration of Marelli UM India into the acquirer’s group may require significant restructuring and transition efforts.

The proposed acquisition of Marelli UM India will require substantial integration efforts across operational, financial, technological, and governance domains. Because the JV currently operates under Marelli Europe S.p.A.’s global platforms, processes, IT systems, engineering methodologies, procurement channels, and reporting structures, transitioning the business into the acquirer’s organization may involve complex restructuring activities that require significant time, resources, and coordination. The integration process may necessitate reconfiguration of supply-chain relationships, renegotiation of vendor contracts, migration of ERP and MES systems, revalidation of quality protocols, harmonization of accounting and internal-control frameworks, realignment of engineering programs, and adoption of new compliance and reporting standards. Operational disruptions may arise if key personnel leave during the transition, if customers seek assurance on continuity of supply, or if OEMs require requalification of production or validation processes under new ownership. Furthermore, the integration may involve legal and administrative complexities related to intercompany agreements, shared intellectual property, global R&D dependencies, and ongoing technical support from Marelli group entities. Failure to execute the integration smoothly may result in inefficiencies, increased costs, duplicate structures, misaligned decision-making, delays in customer programs, or loss of competitive advantage. As a result, the acquisition and integration of Marelli UM India into the acquirer’s group may require extensive restructuring and carry material operational and financial risks.

The acquisition may expose the acquirer to undisclosed liabilities, operational risks, or pre-acquisition compliance issues.

Despite conducting due diligence, the acquirer may not identify all material liabilities, operational weaknesses, contractual obligations, or compliance-related exposures associated with Marelli UM India prior to the completion of the transaction. Automotive electronics businesses involve complex long-term agreements with OEMs, suppliers, service providers, and regulators, and certain obligations may not be fully disclosed, documented, or ascertainable through standard diligence procedures. Potential undisclosed liabilities may include warranty or recall exposures, latent product defects, unrecorded tooling obligations, environmental compliance deficiencies, labor-related claims, tax disputes, transfer-pricing exposures, cybersecurity vulnerabilities, or historical non-compliance with industry standards such as ISO 26262, ISO/SAE 21434, AIS/BIS requirements, and statutory labor regulations. Additionally, operational risks, such as frailty in supplier relationships, inherited quality issues, underfunded maintenance programs, or dependence on informal processes, may only emerge after integration. The JV’s financial statements may also not fully reflect future obligations, contingent liabilities, or long-tail warranty risks, particularly for electronic components with extended field lifecycles. If any such undiscovered issues or liabilities materialize post-acquisition, the acquirer may incur substantial remedial costs, face penalties or customer claims, experience operational disruptions, or suffer reputational harm. These risks may adversely affect the anticipated benefits of the acquisition and materially impact the acquirer’s financial performance and strategic plans.

Valuation of the India JV may be adversely affected by financial volatility or changes in OEM demand.

The valuation of Marelli UM India is highly sensitive to fluctuations in its financial performance, customer program volumes, and long-term demand forecasts from automotive OEMs. Because a substantial portion of the JV’s revenues is derived from a limited set of long-cycle vehicle programs, any reduction in awarded volumes, delays in new-model launches, platform cancellations, or shifts in OEM sourcing strategies may materially impact revenue visibility and projected cash flows. These changes, in turn, directly influence valuation outcomes, particularly under income-based and cash-flow-driven methodologies. Historical volatility in EBITDA, driven by semiconductor shortages, raw-material inflation, foreign-exchange movements, and operational inefficiencies, further increases uncertainty in estimating future performance. Additionally, heightened price-down pressures from OEMs, increased competition for cluster and body-electronics programs, or technological shifts toward software-defined architectures may compress margins and reduce the JV’s long-term earnings potential. External factors, such as changes in industry growth rates, macroeconomic conditions, regulatory requirements, and cost of capital, may also affect the valuation multiples applicable to automotive electronics suppliers. If actual financial performance or demand conditions diverge from underlying assumptions used during the valuation process, the fair value of the India JV may be significantly lower than anticipated, which could adversely affect the economics of the acquisition, impair future financial statements, or diminish the strategic rationale for the transaction.

Post-acquisition changes in management, governance, or reporting may disrupt customer or supplier relationships.

Following the acquisition, Marelli UM India may undergo changes in senior leadership, board composition, governance protocols, reporting structures, and operational priorities as it integrates into the acquirer’s group. These changes may create uncertainty among OEM customers, suppliers, and other stakeholders who rely on established points of contact, long-standing working relationships, and continuity of process oversight. Automotive OEMs closely evaluate the stability, responsiveness, and governance quality of their Tier-1 suppliers, and any perceived instability, such as management turnover, altered escalation paths, or shifts in process ownership, may prompt requests for additional audits, reassessment of sourcing decisions, or revalidation of key production steps. Suppliers may also become cautious in extending credit or supporting high-volume requirements during transitional periods if they perceive increased operational or financial risk. Internal changes to reporting hierarchies, quality systems, or customer-interface teams may temporarily slow decision-making, impair communication, or disrupt execution of engineering and production commitments. If not managed carefully, post-acquisition transitions may lead to delays in program milestones, deterioration in key relationships, or loss of customer confidence, any of which may adversely affect volumes, nominations, or long-term competitiveness.

Risks Relating to Operational Continuity

Any delays in procuring new equipment or maintaining existing machinery may impair production efficiency.

Marelli UM India’s manufacturing operations depend on timely procurement, installation, and commissioning of specialized machinery, such as SMT placement machines, reflow ovens, stencil printers, THT insertion systems, AOI equipment, robotic soldering units, and end-of-line testing benches. These assets require significant lead times, complex import procedures, technical integration with existing production lines, and periodic upgrades to meet evolving OEM requirements. Delays in procuring new equipment, whether due to supplier backlogs, export restrictions, customs clearance issues, foreign-exchange volatility, or delays in capital approvals, may slow capacity expansions, hinder automation initiatives, and compromise readiness for upcoming OEM programs. Similarly, inadequate preventive maintenance, prolonged downtime awaiting imported spare parts, shortages of qualified maintenance technicians, or scheduling conflicts with global Marelli service teams may cause deterioration in equipment performance, reduced yields, increased scrap, and lower throughput. Since many production processes are sequential and highly synchronized, even minor equipment delays or maintenance gaps can disrupt the entire manufacturing flow, jeopardize PPAP timelines, and trigger penalties for missed delivery commitments. In a competitive industry where OEMs demand high process capability and zero-defect performance, inability to maintain or upgrade machinery on time may materially impair operational efficiency, cost competitiveness, and customer satisfaction.

Utility interruptions, including power, water, or internet outages, may disrupt manufacturing.

Marelli UM India’s production operations depend on uninterrupted access to essential utilities such as power, water, compressed air, and high-speed internet connectivity, all of which are critical for the continuous operation of SMT lines, THT systems, robotic assembly cells, test equipment, environmental controls, and digital production-management systems. Power interruptions, even short-duration voltage fluctuations, brownouts, or grid instability, can cause SMT line stoppages, thermal-profile deviations, solder-joint defects, equipment resets, data loss, and damage to sensitive electronic and robotic machinery. Water shortages or interruptions may impair cooling systems, cleaning processes, or facility-level environmental controls. Dependence on stable internet and network infrastructure also exposes the JV to operational risk, as ERP, MES, traceability systems, engineering-data repositories, and supplier/OEM communication portals require constant connectivity; any network or internet outage may halt scheduling, material tracking, and production-control functions. Additionally, telecommunications disruptions may delay coordination with global Marelli teams for engineering approvals, issue resolution, or system support. Because most utility-related incidents occur without warning and redundancy systems may not fully offset prolonged interruptions, such disruptions can cause significant downtime, missed customer deliveries, rework, increased scrap, and higher operating costs. Persistent or severe utility instability may also trigger customer audits or impact future sourcing decisions. As a result, reliance on continuous utility availability presents a material operational risk to manufacturing continuity and financial performance.

Dependence on third-party logistics providers may expose the JV to transportation delays or cost escalation.

Marelli UM India relies on third-party logistics providers for the inbound transportation of imported electronic components, domestic movement of materials, warehousing services, and outbound shipment of finished goods to automotive OEMs. These logistics partners play a critical role in ensuring timely delivery of semiconductors, PCB assemblies, display modules, connectors, housings, and other time-sensitive components required for uninterrupted SMT and assembly-line operations. Any disruption in third-party logistics services, whether caused by labor strikes, vehicle shortages, port congestion, customs delays, regulatory inspections, road-transport restrictions, fuel-price volatility, carrier insolvency, or adverse weather conditions, may delay the arrival of essential materials or impede on-time delivery to OEM customers. Because many components are imported and integrated into just-in-time production schedules, even short transportation delays may lead to line stoppages, reduced throughput, missed PPAP milestones, or penalty exposure under OEM delivery agreements. Logistics partners may also increase freight rates due to rising fuel costs, capacity constraints, or global supply-chain volatility, which can materially elevate the JV’s cost structure, especially for air-freight shipments required in urgent situations. Furthermore, dependence on external carriers limits the JV’s control over handling quality, packaging integrity, and transit-related risks such as damage, loss, or pilferage. Any deterioration in logistics performance may weaken customer confidence, disrupt production continuity, and adversely affect financial results.

Macroeconomic, Geopolitical & Industry Risks

Automotive industry downturns may reduce customer demand and production volumes.

Marelli UM India’s business is closely tied to the performance of the automotive industry, which is inherently cyclical and sensitive to macroeconomic conditions, interest-rate movements, fuel prices, consumer sentiment, inflation, credit availability, regulatory changes, and geopolitical developments. During industry downturns or periods of weak vehicle demand, OEMs typically scale back production schedules, postpone new model launches, reduce inventory levels, and aggressively rebalance sourcing across their supplier base. Such actions directly affect the JV’s order volumes, throughput, and revenue visibility, given its reliance on long-cycle platform programs from a concentrated set of OEM customers. Additionally, downturns often trigger intensified cost-reduction pressures, with OEMs demanding price cuts or value-engineering concessions that may further compress margins. Reduced vehicle production may also impair the JV’s ability to absorb fixed manufacturing costs, maintain optimal SMT and assembly-line utilization, or fund ongoing R&D and tooling investments. Prolonged industry slowdowns may delay recovery of engineering expenses, disrupt working-capital cycles, and weaken the JV’s competitive positioning for future program nominations. As a result, adverse automotive industry conditions may materially reduce customer demand, shrink production volumes, and negatively impact Marelli UM India’s financial performance and operating stability.

Geopolitical tensions affecting semiconductor supply chains may constrain output.

Marelli UM India depends on a global semiconductor ecosystem that is highly sensitive to geopolitical developments, including trade disputes, export-control restrictions, sanctions, territorial conflicts, and diplomatic strains involving semiconductor-producing nations such as the United States, China, Taiwan, Japan, and South Korea. Semiconductors used in automotive electronics, such as microcontrollers, power-management ICs, display drivers, and memory modules, are typically manufactured in highly concentrated geographic regions, many of which are exposed to escalating geopolitical uncertainty. Any deterioration in U.S.-China trade relations, restrictions on chipmaking equipment exports to Asia, tensions in the Taiwan Strait, shifts in Indo-Pacific strategic policy, or sanctions imposed on specific chipmakers may disrupt manufacturing capacity, limit cross-border shipments, or restrict access to advanced components. These risks may be further exacerbated by government intervention, strategic stockpiling, prioritization of defense or consumer-electronics demand, or reallocation of foundry capacity by major global fabs. Even indirect geopolitical events, such as maritime disruptions, port closures, or diplomatic conflicts impacting air-cargo routes, may significantly extend lead times or trigger sudden price increases. Because many automotive semiconductors are single-sourced, require automotive-grade qualification, and cannot be easily substituted, any geopolitical disruption in global chip supply may halt SMT operations, delay OEM deliveries, and materially constrain production output. Prolonged geopolitical instability may also affect the JV’s ability to secure long-term supply contracts, thereby increasing operational uncertainty and financial risk.

Inflationary pressures may increase input costs and erode margins.

Marelli UM India operates in a cost-sensitive industry where profitability is significantly influenced by the price of electronic components, raw materials, freight, utilities, and labor, each of which is subject to inflationary pressures. Periods of high inflation in India or globally may increase the cost of semiconductors, PCB substrates, display modules, mechanical housings, soldering materials, packaging, chemicals, and other inputs essential to SMT and assembly operations. Rising transportation, fuel, and logistics expenses may further elevate the landed cost of imported materials. Domestic inflation may also increase wages for skilled technicians, engineers, and contract labor, reflecting heightened competition for talent in the automotive and electronics sectors. Because OEM pricing agreements often lock in commercial terms for extended periods and impose aggressive cost-down requirements, the JV may be unable to pass increased costs through to customers in a timely or adequate manner. Sustained inflation may also raise borrowing costs, utility charges, facility-maintenance expenses, and the cost of spare parts, thereby compounding margin pressure. In extreme inflationary environments, working-capital requirements may rise sharply due to higher inventory valuations and elongated cash-conversion cycles. If inflation continues to accelerate without commensurate adjustments in OEM pricing or internal cost efficiencies, Marelli UM India’s margins, liquidity, and overall financial performance may be materially and adversely affected.

Unfavorable changes in trade policies, duties, or taxes may impact cost structures.

Marelli UM India depends heavily on imported electronic components, including semiconductors, PCB assemblies, display units, sensors, microcontrollers, and specialized mechanical parts, that are subject to evolving trade policies, tariff regimes, and taxation frameworks. Any change in India’s import-duty structure, customs valuation rules, GST rates, surcharge levels, or exemption schemes may materially increase the landed cost of these essential materials. Additionally, shifts in global trade policies, such as imposition of retaliatory tariffs, anti-dumping duties, export controls, new Free Trade Agreements, or changes in Most-Favored-Nation status, may disrupt existing commercial terms or restrict access to certain components sourced from key countries. Regulatory changes affecting Special Economic Zones (SEZs), export-promotion schemes, bonded-warehouse rules, or duty-drawback mechanisms may further alter cost dynamics or diminish fiscal incentives currently available to the JV. Changes in cross-border tax regulations, transfer-pricing norms, or intercompany invoicing requirements may also increase compliance burdens and financial risk. Because the JV operates on thin margins and relies on long-term OEM contracts that may not permit immediate price adjustments, even moderate increases in duties or taxes can materially erode profitability. Unfavorable shifts in trade or tax policy may also lengthen procurement lead times, require supply-chain restructuring, or necessitate renegotiation of commercial terms with suppliers. As a result, adverse regulatory changes in trade, duty, or tax environments may significantly impact the JV’s cost structure, competitiveness, and financial performance.

Risks Related to Intercompany Transactions

Intercompany pricing, technical-fee arrangements, or royalty structures may be scrutinized by tax authorities.

Marelli UM India engages in various cross-border transactions with Marelli group entities, including the purchase of specialized components, payment of technical-service fees, use of shared engineering platforms, access to proprietary software and design tools, and royalty charges associated with global IP ownership. These intercompany arrangements must comply with Indian transfer-pricing regulations, OECD guidelines, and documentation requirements prescribed under the Income Tax Act. Because such transactions involve intangible assets, high-value electronics, and complex cost-sharing models, they are inherently subject to increased scrutiny by tax authorities. Any challenge by Indian tax authorities regarding the arm’s-length nature of technical fees, royalties, allocation of global costs, or transfer-pricing benchmarks may result in tax adjustments, penalties, interest liabilities, prolonged audits, or litigation.

Additionally, evolving global tax rules, including BEPS norms, Pillar Two minimum-tax frameworks, and cross-border data/technical-services regulations, may increase compliance burdens and require modification of existing intercompany agreements. Disputes over transfer pricing may also disrupt cash flows, necessitate changes in pricing structures, or require renegotiation of commercial terms with Marelli group entities. If authorities determine that intercompany pricing does not adequately reflect arm’s-length principles, the JV may face significant financial exposure and reputational risk. Such outcomes could materially impact profitability, compliance costs, and the stability of cross-border operating arrangements.

Any delay or change in intercompany settlements may affect cash flow.

Marelli UM India engages in multiple cross-border and domestic intercompany transactions with Marelli group entities, including procurement of components, reimbursement of engineering services, settlement of technical fees, royalty payments, shared service charges, and recovery of tooling or validation costs. These transactions require timely invoicing, reconciliation, and settlement in accordance with intercompany agreements and applicable tax regulations. Any delay, modification, or disruption in intercompany settlements, whether caused by operational issues, foreign-exchange constraints, group-level restructuring, liquidity challenges at any Marelli affiliate, internal approval delays, or changes in transfer-pricing policies, may materially affect the JV’s cash-flow position. Because the JV operates with thin capitalization and significant working-capital requirements, delays in receiving reimbursements or intercompany receivables may constrain its ability to fund day-to-day operations, procure critical imported components, or meet supplier and statutory obligations. Conversely, delays in settling intercompany payables may lead to disputes, interest charges, regulatory scrutiny, or strained relationships with Marelli group entities. Changes in intercompany commercial terms, such as revised payment cycles, altered pricing, or realignment of cost-sharing structures, may further impact liquidity forecasts and financial stability. Prolonged or repeated disruptions in the intercompany-settlement process may materially impair cash-flow management, increase reliance on external borrowings, and adversely affect the JV’s operational continuity and financial performance.

Dependence on Marelli global entities for licenses or shared services may create continuity risks.

Marelli UM India relies on various Marelli group entities for access to critical licenses, proprietary software, engineering tools, validation frameworks, cybersecurity infrastructure, IT services, and shared technical resources that support its development and manufacturing operations. These shared-service arrangements often include intellectual-property licenses, platform-level design updates, specialized test scripts, calibration files, quality-management systems, global procurement tools, and enterprise-wide IT platforms. Any disruption, modification, or termination of these shared services, whether due to group-level restructuring, cost-reduction initiatives, reallocation of resources, changes in strategic priorities, or divergence in commercial interests, may impair the JV’s ability to maintain compliance with OEM requirements, execute engineering programs, or operate its production systems efficiently. Because the JV may not possess standalone rights or capabilities to replicate certain global platforms or proprietary resources, it may be forced to undertake costly migrations, renegotiate new licensing arrangements, or develop alternative systems under compressed timelines. Dependencies on global entities also expose the JV to foreign operational risks, including IT outages, cybersecurity incidents, or resource shortages occurring outside India. Any disruption in these shared-service relationships may materially affect operational continuity, delay program milestones, increase compliance burdens, or weaken the JV’s competitive positioning in future OEM nominations.

PLAN OF DISTRIBUTION

Tejascore Techsystems Inc. (the “Company,” “we,” “us,” or “our”) is offering up to 75,000,000 shares of our common stock, par value $0.0001 per share, at a fixed price of $1.00 per share in a Regulation A, Tier 2 offering on a self-underwritten, no-minimum, best-efforts basis. We may also engage one or more registered broker-dealers to assist in the sale of our securities; however, as of the date of this Offering Circular, no broker-dealer has been engaged. If a broker-dealer is later retained, we will file an amendment to this Offering Circular and include a revised Plan of Distribution describing the compensation and terms of such engagement.

ESCROW OF SUBSCRIPTION PROCEEDS

This section is the principal and controlling description of the escrow arrangements applicable to this Offering. It consolidates the escrow-related disclosure that appears elsewhere in this Offering Circular, including under “Plan of Distribution,” “Subscription Procedures,” “Delivery of Shares,” “How We Plan to Use Proceeds,” and the related Risk Factors. Where any other summary of the escrow arrangements in this Offering Circular differs from this section, investors should rely on this section and on the definitive escrow agreement once it has been executed.

Overview

This Offering is a Regulation A, Tier 2, self-underwritten, no-minimum, best-efforts offering of up to 75,000,000 shares of common stock at a fixed price of USD 1.00 per share. There is no minimum aggregate amount that must be raised before the Company may begin to apply proceeds, and there is no assurance as to the amount, if any, that will be raised. All subscription funds are held by an independent, third-party escrow agent and are released to the Company only upon satisfaction of the transaction-specific conditions described in this section. The escrow arrangements are intended to provide that investor funds are deployed only for the permitted purposes described in this Offering Circular.

Deposit and Holding of Subscription Funds

All subscription proceeds, whether received directly by the Company or through a participating broker-dealer, will be transmitted promptly upon receipt to an independent, third-party escrow account established for this Offering. Investor subscription funds will not be commingled with the Company’s operating funds at any time prior to their release from escrow. No investor funds will be accepted, deposited, or processed unless and until this Offering Statement has been qualified by the Securities and Exchange Commission and the escrow arrangements for this Offering have been fully implemented through an executed escrow agreement. Subscriptions are irrevocable once submitted, until either accepted by the Company or returned through the escrow agent.

Escrow Agent

The Company has identified North Capital, acting through its DealPoint platform, as the proposed escrow agent for this Offering. As of the date of this Offering Circular, the escrow agent has not yet been formally appointed or engaged, and a definitive escrow agreement has not yet been executed. The Company expects to finalize and enter into a definitive escrow agreement with the escrow agent prior to the qualification of this Offering Statement and prior to the acceptance of any investor subscription funds, and intends to file the executed escrow agreement as an exhibit to the offering statement. Until the escrow agreement is executed, the description of the escrow arrangements in this Offering Circular reflects the Company’s current intentions and is subject to the final terms agreed with the escrow agent. The escrow agent acts solely in an administrative capacity, does not endorse, recommend, or guarantee the Offering or the shares, and has no obligation or authority to release funds except in accordance with the terms of the escrow agreement.

Interaction of the No-Minimum Structure and Milestone-Based Release

Investors should understand how two features of this Offering operate together: the absence of a minimum offering amount and the release of escrowed funds on an acquisition-by-acquisition, milestone basis. Because there is no minimum, the Company may accept subscriptions and receive investor funds into escrow on a rolling basis as subscriptions are received and accepted, without waiting for any threshold aggregate amount to be reached. Funds accepted into escrow are not, however, released to the Company upon acceptance. Instead, they remain in escrow and are released only when the transaction-specific release conditions described below are satisfied and verified by the escrow agent with respect to a particular acquisition. The practical effect is that subscription funds may be held in escrow for an extended period after acceptance, until the applicable acquisition milestones are met or, if they are not met, until the funds are returned to investors or applied to an alternative use with investor consent. Subscription funds are therefore subject to the milestone-based release mechanism regardless of when in the Offering they are accepted, and the timing of any release depends on the readiness of the relevant acquisition rather than on the total amount raised.

Release Conditions

Funds will remain in escrow with respect to each contemplated acquisition until one or more of the following acquisition-related release conditions are satisfied and verified by the escrow agent:

•execution by the Company of a definitive purchase or other acquisition agreement for the acquisition of Alpha Maier Private Limited or Marelli UM Electronic Systems Private Limited, as applicable;

•satisfaction or waiver of the material closing conditions applicable to that acquisition;

•confirmation that the Company has raised at least the minimum amount of capital required to complete the specific acquisition stage for which the funds will be used;

•receipt of all regulatory, governmental, lender, or shareholder approvals necessary for that acquisition stage; or

•an election by the Company to release funds for permitted working-capital or integration purposes in accordance with this Offering Circular and with the consent of the escrow agent.

The Company does not have unilateral authority to access escrowed funds. The release of escrowed funds is conditioned on verification by the escrow agent that all applicable release conditions for the relevant acquisition have been met, and there can be no assurance that any of these conditions will be satisfied.

Transaction-by-Transaction Release

Escrowed funds are expected to be released on an acquisition-by-acquisition basis rather than simultaneously. Because each contemplated acquisition has a different purchase price, regulatory pathway, and readiness timeline, funds allocated to one acquisition may be released while funds allocated to another acquisition remain in escrow. Funds designated for a particular acquisition will not be used to fund any other acquisition or corporate purpose unless investors affirmatively consent to an alternative use as described below. This structure may delay the Company’s ability to complete multiple acquisitions concurrently, may limit operational scale-up, and may result in partial execution of the Company’s acquisition strategy. Investors should not assume that all escrowed funds will be released or deployed at the same time, or at all.

Investor Consent for Alternative Use

If the Company is unable to satisfy the release conditions for a particular acquisition, the corresponding subscription funds will continue to remain in escrow. In that event, each affected investor will be given the opportunity to decide whether such funds may be used for an alternative purpose described in this Offering Circular. The Company will provide affected investors with a written notice describing the proposed alternative use, the reason the original release condition was not satisfied, and the expected impact on the Company’s business plan. An investor must affirmatively consent, electronically or in writing, before any portion of that investor’s escrowed funds may be released for an alternative use. If an investor does not provide consent, that investor’s funds will remain in escrow and will be returned to the investor upon termination of the Offering as described below.

Subscription, Payment Methods, and Acceptance

Investors subscribe by completing and executing a Subscription Agreement, available electronically on the Company’s website or through the online subscription portal used by the Company. As part of the subscription process, each investor must complete all required identification and qualification information; consent to electronic delivery of Offering Circular updates; provide all required anti-money-laundering (AML) and know-your-customer (KYC) information; execute the Subscription Agreement electronically; and remit payment in U.S. dollars by wire transfer, ACH, credit card (if permitted), or other methods accepted by the escrow agent. All such payments are made into the escrow account and not to the Company directly. The Company reviews each subscription for completeness and compliance and reserves the right to accept or reject any subscription, in whole or in part, for any reason or for no reason. Upon acceptance of a subscription and satisfaction of the applicable escrow release conditions, the Company will instruct the escrow agent to release the corresponding funds to the Company.

Anti-Money-Laundering and Know-Your-Customer Compliance

Subscription funds are processed through the escrow account subject to the AML and KYC procedures of the escrow agent and any participating broker-dealer. The escrow agent and the Company may decline to accept, or may return, subscription funds that do not satisfy applicable AML, KYC, sanctions-screening, or source-of-funds requirements. Acceptance of a subscription and release of funds from escrow are conditioned on satisfactory completion of these checks, which may affect the timing of acceptance and of any release of funds.

Book-Entry Issuance of Shares

The Company will not issue or record any shares of common stock unless and until a registered transfer agent has been formally appointed. As of the date of this Offering Circular, a transfer agent has not yet been appointed. All shares sold in this Offering will be issued in book-entry form only, without physical certificates, and will be recorded by the Company’s registered transfer agent following acceptance of the subscription and satisfaction of the applicable escrow release conditions. Shares will be delivered, and ownership confirmed electronically, only after subscription acceptance, satisfaction of escrow release conditions, and release of the corresponding funds to the Company.

Participating Broker-Dealers

As of the date of this Offering Circular, the Company has not engaged any broker-dealer. If the Company later retains one or more registered broker-dealers to assist in the sale of the shares, subscription funds received through any such broker-dealer will be transmitted to the same escrow account and held and released on the same basis described in this section. The engagement of any broker-dealer, and the related compensation and terms, would be disclosed by amendment to this Offering Circular. No broker-dealer is authorized to make any statement or representation other than those contained in this Offering Circular.

Return of Unused Funds

This Offering will terminate on the earliest of the date on which all offered shares are sold, the date one year from the qualification of this Offering Circular, or an earlier date determined by the Company. Upon expiration or termination of the Offering, any subscription funds that remain in escrow because the applicable acquisition release conditions have not been satisfied, and for which the investor has not affirmatively consented to an alternative use, will be returned to the investor without deduction, in accordance with the escrow agreement and applicable law. Subscriptions that have not been accepted at termination will likewise be returned promptly.

Timing Uncertainty

There is no assurance as to the timing of the release of subscription funds from escrow. The release of proceeds is subject to the satisfaction of transaction-specific conditions, including completion of due diligence, execution of definitive agreements, receipt of required regulatory or third-party approvals, satisfactory AML and KYC clearance, and verification by the escrow agent that all applicable release conditions have been met. These conditions may take longer than anticipated to satisfy, and as a result investor funds may remain in escrow for an extended period of time. Delays in escrow releases may affect the timing of acquisitions, the Company’s ability to deploy capital as currently anticipated, and the overall execution of the Company’s business plan.

Amounts Held in Escrow and Reserved Proceeds

The Company currently estimates that, at the maximum offering amount, approximately USD 7.5 million of gross proceeds would be allocated to the acquisition of the 51% interest in Alpha Maier Private Limited and approximately USD 26 million to the acquisition of the 39.51% interest in Marelli UM Electronic Systems Private Limited, together with approximately USD 4.5 million for transaction-related expenses and integration and approximately USD 2.0 million for general corporate purposes, in each case as described under “How We Plan to Use Proceeds.” After funding the two probable acquisitions and the related expenses described in that section, approximately USD 41.5 million of net proceeds at the maximum offering amount would not be required for the two probable acquisitions. These reserved proceeds may be reserved for a possible future acquisition of Paragon GmbH & Co. KGaA (only if and when such acquisition becomes probable), applied to other future acquisition opportunities or working capital, or returned to investors pursuant to the escrow arrangements, in each case as described under “How We Plan to Use Proceeds” and “Paragon GmbH & Co. KGaA: Possible Future Acquisition.” No portion of the proceeds is committed to Paragon, and any reserved funds would be released from escrow only when the escrow agent verifies that the applicable release conditions for the relevant transaction have been met. The amounts in this paragraph are management’s current estimates and may vary with the actual amount raised and the final terms of the acquisitions.

Escrow as an Investor Safeguard

The Company believes that the escrow structure governing this Offering is an important safeguard for investors with respect to the use of proceeds. Subscription funds remain under the control of the escrow agent and are not accessible to the Company until objective, transaction-specific release conditions have been satisfied and verified. This structure is intended to provide that investor funds are deployed only for the permitted purposes described in this Offering Circular, consistent with acquisition readiness and regulatory compliance, while reducing the risk of premature or unauthorized use of proceeds. The escrow structure does not, however, protect investors against the business, financial, and other risks of the Company or the contemplated acquisitions, and does not assure that any acquisition will be completed or that any return will be realized. Investors should read this section together with the Risk Factors, including those relating to the Company’s acquisition strategy and the escrow arrangements.

HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

We intend to use the net proceeds from the sale of shares in this offering primarily to fund two probable acquisitions of operating companies in India, Alpha Maier Private Limited (a 51% controlling interest, to be accounted for as a consolidated subsidiary) and Marelli UM Electronic Systems Private Limited (a 39.51% non-controlling interest, to be accounted for under the equity method), and to support related transactions, integration, and corporate purposes. This offering is being conducted on a best-efforts basis, and there is no minimum amount of proceeds required to be raised for the offering to close. As a result, the timing, sequencing, and extent of the uses of proceeds described below will depend on the actual amount of capital raised and the readiness of each acquisition to proceed to closing.

The following table sets forth the estimated use of gross proceeds assuming the maximum offering amount of $75,000,000 is raised:

Use of Proceeds	Estimated Amount (USD)	Approx. %
Acquisition of 51% interest in Alpha Maier Private Limited (consolidated subsidiary)	$7,500,000	10.0%
Acquisition of 39.51% interest in Marelli UM Electronic Systems Private Limited (equity method)	$26,000,000	34.7%
Transaction-related expenses, integration planning, and post-closing alignment	$4,500,000	6.0%
General corporate purposes and operating expenses	$2,000,000	2.7%
Reserved for possible future acquisition of Paragon, other future acquisition opportunities, working capital, or return to investors	$35,000,000	46.6%
Total	$75,000,000	100.0%

We currently estimate that approximately $7.5 million of the gross proceeds will be allocated toward the acquisition of the 51% interest in Alpha Maier Private Limited, reflecting the anticipated consideration for a controlling interest and related transaction costs. Upon completion, Alpha Maier would be accounted for as a consolidated subsidiary, with the remaining 49% reflected as a non-controlling interest. Funds designated for this acquisition will remain in escrow until the conditions for release specific to this transaction are satisfied, and will not be used to fund any other acquisition or corporate purpose unless investors affirmatively consent to an alternative use as described elsewhere in this Offering Circular.

We currently estimate that approximately $26 million of the gross proceeds will be allocated toward the acquisition of the 39.51% interest in Marelli UM Electronic Systems Private Limited, to fund the purchase consideration for the contemplated equity stake, together with transaction execution costs and related expenses. Marelli UM is expected to contribute automotive electronics capabilities to the Company's platform through an equity method investment; the controlling interest in Marelli UM will continue to be held by its existing majority shareholder, and the Company will not control Marelli UM's operations. Proceeds allocated to Marelli UM will be held in escrow and released only on a transaction-specific basis after the completion of required diligence, documentation, and approvals applicable to that acquisition. We estimate that approximately $4.5 million will be used for transaction-related expenses, integration planning, and post-closing operational alignment, which may include legal, accounting, valuation, regulatory, and advisory fees; integration consulting; systems harmonization; financial reporting alignment; and coordination with the equity method investee. We estimate that approximately $2.0 million will be used for general corporate purposes and operating expenses following the completion of one or more acquisitions, including corporate governance expenses, public-company compliance costs, insurance, professional fees, internal reporting infrastructure, investor communications, and working capital. Prior to the release of any escrowed funds, the Company does not intend to use offering proceeds for general corporate operations, and any such use will occur only after the applicable escrow release conditions have been met. After funding the two probable acquisitions and the expenses described above, we estimate that the remaining net proceeds, which at the maximum offering amount would be approximately $41.5 million, may be reserved for a possible future acquisition of Paragon GmbH & Co. KGaA (Germany), applied to other future acquisition opportunities or working capital, or returned to investors pursuant to the escrow arrangements. Paragon is a possible future acquisition only and is not a probable acquisition. No portion of the proceeds is committed to Paragon, and no proceeds will be applied to a Paragon acquisition unless and until that acquisition becomes probable, a definitive agreement is executed, and applicable due diligence, regulatory, contractual, and lender approvals and other conditions precedent are satisfied. Any funds that may in the future be earmarked for a Paragon acquisition would be released from escrow only when the escrow agent verifies that the applicable release conditions for that transaction have been met. Paragon is experiencing financial distress; see "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors. Because this is a best-efforts offering with no minimum, we may raise substantially less than the maximum. The following describes how we would expect to prioritize proceeds at lower raise levels. The order of priority is (i) the acquisition of the 51% interest in Alpha Maier, (ii) the acquisition of the 39.51% interest in Marelli UM, (iii) transaction expenses and general corporate purposes related to completed acquisitions, and (iv) amounts reserved for a possible future acquisition of Paragon, other opportunities, working capital, or return to investors. If we raise approximately 25% of the maximum (approximately $18.75 million), we expect to apply proceeds first to the Alpha Maier acquisition and related expenses, with remaining amounts applied toward the Marelli UM acquisition to the extent available; we may not have sufficient proceeds to complete the Marelli UM acquisition, and no amounts would be reserved for Paragon. If we raise approximately 50% of the maximum (approximately $37.5 million), we expect to fund the Alpha Maier and Marelli UM acquisitions and related expenses, with limited or no amounts reserved for other purposes.

If we raise approximately 75% of the maximum (approximately $56.25 million), we expect to fund both probable acquisitions and related expenses, with a portion of the remaining proceeds available for the reserved purposes described above. If we raise 100% of the maximum, we expect to fund both probable acquisitions and related expenses, with approximately $41.5 million available for the reserved purposes described above. In each case, escrowed funds will be released only on an acquisition-by-acquisition basis after the applicable release conditions are satisfied, and any proceeds not applied to a completed acquisition or permitted corporate purpose will remain in escrow and be returned to investors unless they affirmatively consent to an alternative use or the offering otherwise permits their use.

All subscription proceeds will initially be deposited into an escrow account administered by North Capital, acting through its DealPoint platform, and will not be available to the Company until the escrow agent has verified that the applicable conditions for release have been satisfied. Because each contemplated acquisition has a different purchase price, regulatory pathway, and readiness timeline, escrowed funds are expected to be released on an acquisition-by-acquisition basis rather than simultaneously. The amounts and allocations described above represent management's current estimates based on preliminary discussions and assumptions. Actual uses of proceeds may vary depending on, among other things, the final terms of acquisition agreements, the timing of closings, regulatory or contractual requirements, currency fluctuations, and the total amount of capital raised. Management retains discretion to adjust the timing and allocation of proceeds among the uses described above, subject to the escrow arrangements, investor consent requirements for alternative uses, and the acquisition strategy disclosed in this Offering Circular. We have incurred approximately $250,000 in organizational, legal, advisory, and transaction-related expenses to date, all of which have been borne by the founders. The founders do not seek, and will not seek, reimbursement of these amounts from the proceeds of this offering. The use of proceeds described herein should not be construed as a guarantee that any particular acquisition will be completed or that the Company will deploy all proceeds as currently anticipated. If one or more acquisitions do not close or are delayed, funds allocated to those transactions will remain in escrow unless and until investors affirmatively elect to permit an alternative use or the offering terminates, in which case such funds will be returned to investors in accordance with the escrow arrangements.

Priority Order of Use of Proceeds

In deploying the proceeds of this offering, the Company intends to apply funds in a defined priority order to ensure disciplined capital allocation and alignment with the core objectives of this offering. First priority will be given to funding acquisition-related consideration and transaction closing costs for each contemplated acquisition, including payments required to consummate the purchase of equity interests and to satisfy contractual and regulatory closing conditions. Second priority will be given to transaction execution, integration planning, and post-closing operational alignment expenses directly related to the acquired businesses, including professional fees, systems integration, and reporting harmonization. Third priority will be given to general corporate purposes and operating expenses of the Company following the completion of one or more acquisitions, including public company compliance costs, governance expenses, insurance, and working capital. No proceeds will be applied to lower-priority uses unless higher-priority obligations have been satisfied or adequate funds have been reserved for those purposes in escrow.

Use of Proceeds in the Event of a Partial Raise

Because this offering is being conducted on a best-efforts basis with no minimum offering amount, it is possible that the Company may raise less than the maximum offering amount. In such an event, the Company intends to deploy proceeds in a scaled and disciplined manner consistent with the priority order described above. Management may elect to complete one or more acquisitions in stages, pursue a reduced ownership percentage in a particular target, defer or postpone certain acquisitions, or re-sequence the timing of closings based on the amount of capital raised and the readiness of each transaction. Proceeds will not be committed to any acquisition unless the amount available is sufficient, in management’s judgment, to complete that acquisition stage and support the associated transaction and integration costs. Any proceeds not immediately deployable for an acquisition will remain in escrow until applicable release conditions are satisfied or, if not ultimately deployed, will be returned to investors or used for an alternative purpose only with investor consent, as described elsewhere in this Offering Circular.

No Use of Proceeds for Promoter or Insider Liquidity

None of the proceeds from this offering will be used to provide liquidity to the Company’s founders, directors, executive officers, or other insiders. The Company does not intend to use any portion of the offering proceeds to repay or reimburse founder or insider expenses, to redeem, repurchase, or otherwise acquire shares held by insiders, to pay dividends or distributions, or to satisfy any personal obligations of the Company’s founders, directors, or executive officers. All proceeds of this offering are intended to be applied solely toward the acquisition-related, integration, and corporate purposes described in this Offering Circular, subject to the escrow arrangements and release conditions governing the use of funds.

Gross Proceeds Clarification

The dollar amounts and allocations described in this section are based on gross proceeds from the sale of shares in this offering and do not reflect deductions for offering expenses, transaction costs, escrow fees, or other related expenditures unless expressly stated otherwise. Actual net proceeds available to the Company for the uses described herein will be reduced by such expenses, the amount and timing of which may vary depending on the level of subscription, the sequencing of acquisitions, and the timing of escrow releases.

Escrow Release Timing Uncertainty

There is no assurance as to the timing of the release of subscription funds from escrow. The release of proceeds is subject to the satisfaction of transaction-specific conditions, including completion of due diligence, execution of definitive agreements, receipt of required regulatory or third-party approvals, and verification by the escrow agent that all applicable release conditions have been met. These conditions may take longer than anticipated to satisfy, and as a result, investor funds may remain in escrow for an extended period of time. Delays in escrow releases may affect the timing of acquisitions, the Company’s ability to deploy capital as currently anticipated, or the overall execution of the Company’s business plan.

No Assurance of Full Deployment of Proceeds

There can be no assurance that the Company will be able to deploy all of the proceeds of this offering in the manner or within the timeframes currently contemplated. The actual use of proceeds may differ from the plans described in this Offering Circular due to changes in market conditions, regulatory or contractual requirements, due diligence findings, availability of suitable acquisition opportunities, or other factors beyond the Company’s control. Accordingly, a portion of the proceeds may remain in escrow for an extended period, may be redeployed for alternative permitted purposes with investor consent, or may be returned to investors in accordance with the escrow arrangements if not ultimately deployed.

Cross-Reference to Risk Factors

The foregoing discussion of the Company’s planned use of proceeds involves numerous assumptions and is subject to significant risks and uncertainties. Investors are urged to carefully review the risk factors described under the heading “Risk Factors” elsewhere in this Offering Circular, including risks relating to the Company’s acquisition strategy, escrow arrangements, regulatory approvals, timing and completion of acquisitions, and the potential for changes in the actual use of proceeds.

Estimates Based on Current Assumptions

The estimated allocations of proceeds described in this section are based on management’s current assumptions, preliminary negotiations, and information available as of the date of this Offering Circular. These estimates reflect management’s present expectations regarding acquisition valuations, transaction structures, timing of closings, and associated costs, all of which remain subject to change as due diligence progresses, definitive agreements are negotiated, regulatory and third-party approvals are obtained, and market or operating conditions evolve. As a result, the actual amounts ultimately applied to each use of proceeds may differ, potentially materially, from the estimates described herein.

No Commitment to Complete Any Specific Acquisition

The Company has not committed, and does not intend to commit, to complete any specific acquisition unless and until all applicable conditions precedent have been satisfied, including completion of due diligence, execution of definitive agreements, receipt of required regulatory and third-party approvals, and verification of escrow release conditions. The contemplated acquisitions described in this Offering Circular represent management’s current strategic objectives rather than binding commitments, and there can be no assurance that any particular acquisition will be consummated on the terms currently anticipated, or at all. Management retains discretion to suspend, modify, defer, or abandon any acquisition based on due diligence findings, changes in market conditions, regulatory developments, or other factors, without completing that transaction.

Management-Directed Use of Proceeds

The allocation and application of the proceeds described in this section reflect management’s current intentions and expectations and do not constitute contractual obligations or binding commitments to apply proceeds in any specific manner or sequence. Subject to the escrow arrangements, investor consent requirements for alternative uses, and the priority framework described herein, management will direct the use of proceeds based on evolving circumstances, including acquisition readiness, due diligence outcomes, regulatory requirements, and the overall strategic needs of the Company. Accordingly, the actual deployment of proceeds may differ from the allocations described, and such differences should not be interpreted as deviations from the Company’s disclosed business strategy.

No Use of Proceeds for Speculative or Unrelated Investments

The Company does not intend to use any portion of the proceeds from this offering for speculative activities or investments unrelated to its disclosed business strategy. Specifically, offering proceeds will not be used for securities trading, derivatives, cryptocurrencies or digital assets, commodities speculation, real estate investments unrelated to operating requirements, or any other activities that are not directly connected to the Company’s acquisition strategy, integration efforts, or ongoing corporate operations. All uses of proceeds will be aligned with the business objectives described in this Offering Circular and will remain subject to the escrow arrangements and applicable release conditions.

Offering Expenses Relative to Proceeds

The Company expects that the aggregate expenses associated with this offering, including legal, accounting, escrow, regulatory, and other professional fees, will be modest relative to the total gross proceeds raised in this offering. While the actual amount of such expenses may vary depending on the duration of the offering, the level of investor participation, and the sequencing of acquisition-related activities, management does not anticipate that offering-related expenses will materially reduce the capital available to fund the acquisition and integration objectives described in this Offering Circular.

Escrow as the Primary Investor Safeguard

The Company believes that the escrow structure governing this offering represents the primary safeguard for investors with respect to the use of proceeds. All subscription funds will remain under the control of the escrow agent and will not be accessible to the Company until objective, transaction-specific release conditions have been satisfied and verified. This structure is intended to ensure that investor funds are deployed only for the permitted purposes described in this Offering Circular, aligned with acquisition readiness and regulatory compliance, while protecting investors from premature or unauthorized use of proceeds.

Parallel Regulation A and Regulation D Capital Raising Activities

In addition to this Regulation A offering, the Company has raised and may continue to raise capital through one or more private placements conducted in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D thereunder (the “Regulation D Offerings”). This offering and any Regulation D Offerings are separate and distinct offerings, are being conducted pursuant to different exemptions under the Securities Act, and are intended to comply independently with all applicable federal and state securities laws.

Regulation A Offering

The Company is offering up to $75,000,000 of its securities pursuant to Regulation A, Tier 2, of the Securities Act (this “Offering”). This Offering is being conducted pursuant to an offering statement qualified by the Securities and Exchange Commission (the “SEC”) and permits sales to both accredited and non-accredited investors, subject to applicable investment limitations for non-accredited investors. The securities offered in this Offering are being sold directly by the Company, and the Company has not engaged any underwriter, placement agent, or selling agent in connection with this Offering as of the date of this Offering Circular. The Company may, however, engage one or more placement agents, selling agents, or other intermediaries in the future, in which case the material terms of such arrangements will be disclosed in a supplement or amendment to this Offering Circular.

Regulation D Private Placements

Separately from this Offering, the Company has conducted and may continue to conduct private placements of its securities pursuant to Regulation D, including Rule 506(b) and/or Rule 506(c), to raise up to an aggregate of $30,000,000. Securities sold in Regulation D Offerings are offered only to investors who meet the applicable eligibility requirements under Regulation D, including accredited investor status, and are subject to resale restrictions. The securities offered pursuant to Regulation D are not qualified under Regulation A and are not included in the maximum offering amount of this Offering. The Company has not engaged any placement agent, underwriter, or broker-dealer in connection with any Regulation D Offering as of the date of this Offering Circular. If the Company engages any such intermediary in the future, the material terms of such engagement, including compensation arrangements, will be disclosed in accordance with applicable securities laws.

Separation of Offerings and Integration Considerations

The Company intends to conduct this Offering and any Regulation D Offerings in a manner designed to avoid the integration of the offerings for purposes of the Securities Act. Each offering is structured to rely on a separate exemption, involves different investor eligibility standards, and is being conducted pursuant to its own offering materials and subscription documentation. The Company will take reasonable steps to ensure that offers and sales under Regulation D are made only to eligible investors and in compliance with the conditions of Regulation D, and that offers and sales under Regulation A are made solely pursuant to this Offering Circular and related materials. Although the Company may conduct Regulation D Offerings before, concurrently with, or after this Offering, there can be no assurance that the SEC or any other regulatory authority will not assert that one or more such offerings should be integrated. In the event of an adverse integration determination, the Company could be required to modify its capital-raising strategy, could lose the benefit of one or more exemptions, or could be subject to regulatory enforcement actions or rescission claims. The Company intends to fund certain post-acquisition integration, compliance, and working capital requirements through one or more private placements conducted pursuant to Regulation D under the Securities Act. Proceeds raised in any Regulation D private placement, if any, are separate from and in addition to the proceeds raised in this Offering and are not included in the estimated use of proceeds table above.The Company currently expects that proceeds from any Regulation D private placement may be used for post-acquisition integration activities, including financial reporting alignment, internal controls implementation, audit readiness, compliance systems, public company governance infrastructure, ongoing legal and regulatory compliance costs, and general working capital. The Company does not intend to use any proceeds from Regulation D offerings to pay offering-related expenses incurred in connection with this Regulation A offering.

Use of Proceeds and Capital Flexibility

The Company intends to use the net proceeds from this Offering and from any Regulation D Offerings for general corporate purposes, which may include, without limitation, funding acquisitions or strategic investments, working capital, capital expenditures, product development, repayment of indebtedness, and operating expenses. The Company does not intend to allocate specific uses of proceeds exclusively to one offering or the other, and proceeds from this Offering and from Regulation D Offerings may be used interchangeably, subject to the Company’s liquidity needs and strategic priorities. Investors should note that proceeds raised in Regulation D Offerings may be raised on different terms than the securities offered in this Offering, including differences in pricing, liquidation preferences, conversion features, voting rights, information rights, or other contractual protections. Such differences could result in dilution or preferential rights in favor of Regulation D investors relative to investors in this Offering.

Potential Impact on Investors and Dilution

The completion of Regulation D Offerings in parallel with or subsequent to this Offering could result in additional dilution to investors participating in this Offering, depending on the terms and pricing of the securities sold in such private placements. The Company is not obligated to offer investors in this Offering the opportunity to participate in any Regulation D Offerings, and investors in Regulation D Offerings may receive securities with rights that are senior or otherwise different from those offered hereby.

No Assurance of Completion

There can be no assurance that the Company will successfully raise the full $75,000,000 in this Offering or the full $30,000,000 in Regulation D Offerings, or that either offering will be completed at all. The timing, amount, and terms of any future Regulation D Offerings will depend on market conditions, investor demand, the Company’s financial condition, and other factors.

Status of Regulation D Private Placement

The Company has not completed any Regulation D private placement as of the date of this Offering Circular. The Company has filed, or expects to file, a Form D in connection with one or more contemplated private placements pursuant to Regulation D; however, no binding commitments have been obtained from any investors, and the Company has not entered into any definitive subscription agreements in connection with any Regulation D offering. Any such private placements remain subject to market conditions, investor interest, the negotiation and execution of definitive documentation, and the satisfaction of applicable legal and regulatory requirements. The Company may conduct Regulation D private placements before, concurrently with, or after this Offering, but there can be no assurance as to the timing, amount, or terms of any such private placements, or that any such private placements will be completed at all. Securities sold pursuant to Regulation D, if any, may be offered on terms that differ from those offered in this Offering, including with respect to pricing, rights, and preferences.

Use of Proceeds and Separation of Offering Expenses

The Company does not intend to use any proceeds from securities sold pursuant to Regulation D to pay, reimburse, or otherwise fund any costs or expenses incurred in connection with this Regulation A offering. All offering-related expenses associated with this Regulation A offering, including legal, accounting, filing, and advisory fees, will be paid separately from the proceeds of any Regulation D private placement. Proceeds, if any, raised pursuant to Regulation D are intended to be used solely for general corporate purposes and strategic initiatives of the Company and will not be commingled with or allocated to the expenses of this Offering. This separation is intended to ensure that the Regulation A offering and any Regulation D private placements remain distinct transactions and are conducted independently in accordance with their respective exemptions under the Securities Act.

Estimated Use of Proceeds (Assuming 100% of the Offering Is Raised)

Category	Estimated Amount (USD)	% of Net Proceeds	Description
Acquisition Consideration, Alpha Maier Private Limited (51.0% Equity Interest)	$7.50 million	10.00%	Cash consideration for the acquisition of a 51.0% equity interest in a probable acquisition, to be accounted for as a consolidated subsidiary
Acquisition Consideration, Marelli UM Electronic Systems Private Limited (39.51% Equity Interest)	$26.00 million	34.67%	Cash consideration for the acquisition of a 39.51% equity interest in a probable acquisition, to be accounted for under the equity method
Reserved for Possible Future Acquisition of Paragon GmbH & Co. KGaA, Other Future Acquisitions, Working Capital, or Return to Investors	$41.50 million	55.33%

Net proceeds not required for the two probable acquisitions, which may be reserved for a possible future acquisition of Paragon (only if and when it becomes probable), applied to other future acquisition opportunities or working capital, or returned to investors pursuant to the escrow arrangements

Total Estimated Net Proceeds	$75.00 million	100.00%

Notes on Acquisition Consideration

•Paragon GmbH & Co. KGaA is a possible future acquisition and is not a probable acquisition. No portion of the proceeds is committed to Paragon. Any application of proceeds to a Paragon acquisition would occur only if and when that acquisition becomes probable, a definitive agreement is executed, and applicable closing and regulatory conditions are satisfied. See "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors.

•The valuation of each target business was prepared on a 100% enterprise value basis, and the consideration to be paid by the Company reflects only the equity interest to be acquired.

•Acquisition consideration may be paid in one or more tranches, subject to definitive agreements and satisfaction of closing conditions.

•Gross proceeds will be reduced by estimated offering-related expenses, including legal and regulatory fees, audit and accounting fees, escrow, platform, and technology fees, and filing, compliance, and professional advisory expenses. Offering expenses are paid from offering proceeds only after satisfaction of escrow release conditions.

Offering Expenses

Gross proceeds from this offering will be reduced by estimated offering-related expenses, including but not limited to:

•Legal and regulatory fees

•Audit and accounting fees

•Escrow, platform, and technology fees

•Filing, compliance, and professional advisory expenses

Offering expenses are included within the categories above and are expected to be paid from offering proceeds only after satisfaction of escrow release conditions.

Use of Proceeds Under Alternative Subscription Levels

If the Company raises less than the maximum offering amount, management intends to prioritize the use of proceeds as follows:

If Approximately 75% of the Offering Is Raised

•Fund at least one proposed acquisition, subject to renegotiation of transaction terms;

•Defer or reduce expenditures related to additional acquisitions;

•Limit post-acquisition integration activities to essential compliance and reporting requirements.

If Approximately 50% of the Offering Is Raised

•Focus on a single acquisition opportunity or minority investment with reduced consideration;

•Defer additional acquisitions and limit expenditures to transaction diligence, compliance, and essential operating costs;

•Maintain a greater portion of proceeds as working capital.

If Approximately 25% of the Offering Is Raised

•The Company may elect not to consummate any acquisition;

•Proceeds would be used primarily for professional fees, regulatory compliance, and evaluation of alternative strategic options;

•Escrowed funds may remain unreleased or be returned to investors in accordance with the escrow agreement.

Escrow-Related Limitations

All offering proceeds will initially be deposited into escrow. The Company will not have access to escrowed proceeds unless and until the applicable escrow release conditions are satisfied. There can be no assurance that such conditions will be satisfied or that any acquisition will be consummated. If escrow release conditions are not met, offering proceeds may remain in escrow for the duration of the offering period or be returned to investors in accordance with the terms of the escrow agreement.

Management Discretion

Although management intends to use the net proceeds from this offering as described above, it will have discretion to reallocate proceeds among the foregoing uses, subject to applicable legal requirements, escrow restrictions, and disclosure obligations. Any material changes in the use of proceeds will be disclosed as required under Regulation A.

PLAN OF OPERATIONS

(Next 12–24 Months)

Overview

Tejascore Techsystems Inc. is a development-stage holding company formed to pursue the acquisition of operating businesses in the automotive electronics and systems sector. As of the date of this Offering Circular, the Company has not generated operating revenues and does not own or control any operating subsidiaries. Accordingly, the Company’s operations during the 12-month period following the qualification of this Offering are expected to focus primarily on (i) regulatory compliance and public company infrastructure development, (ii) the evaluation and execution of acquisition-related activities, and (iii) post-acquisition integration planning, subject to the qualification of this Offering and the release of escrowed offering proceeds in accordance with the applicable escrow arrangements. The Company may not complete any acquisition during this period, and there can be no assurance that any proposed acquisition will be consummated.

Months 1–3: Post-Qualification Readiness and Infrastructure Development

During the initial three months following qualification of this Offering, the Company expects to focus on establishing the foundational infrastructure required to operate as a public reporting company and to prepare for potential acquisition execution.

Planned activities during this period are expected to include:

•Finalizing public company compliance systems, including financial reporting processes, disclosure controls, and investor communications procedures;

•Completing audit and financial reporting readiness activities, including coordination with independent auditors and accounting advisors;

•Establishing internal policies and procedures related to corporate governance, risk management, and regulatory compliance;

•Engaging and coordinating with legal, accounting, tax, and transaction advisors in the United States and India;

•Advancing acquisition due diligence efforts, including financial, operational, legal, and regulatory reviews of proposed target companies;

•Refining acquisition structures, governance frameworks, and preliminary post-closing integration plans; and

•Maintaining offering-related administrative activities, including investor communications and subscription processing, while offering proceeds remain held in escrow.

During this period, the Company does not expect to generate revenues and will continue to incur operating and administrative expenses related to professional fees, compliance costs, and organizational activities.

Months 4–6: Acquisition Diligence and Negotiation

During months four through six following qualification, the Company expects to continue and intensify its acquisition-related efforts, subject to the amount of capital raised in this Offering and the release of escrowed funds in accordance with the terms of the escrow agreement.

Planned activities during this phase are expected to include:

●Continuing confirmatory due diligence on one or more proposed acquisition targets;

●Negotiating definitive acquisition agreements, including share purchase agreements, shareholder arrangements, governance rights, and post-closing covenants;

●Evaluating regulatory, contractual, and third-party consent requirements in applicable jurisdictions;

●Coordinating with the escrow agent to implement escrow arrangements and confirm satisfaction of the applicable escrow release conditions following qualification of this Offering;

●Preparing integration roadmaps addressing financial reporting alignment, operational oversight, and governance implementation; and

●Refining post-acquisition capital requirements, working capital needs, and operational priorities.

The Company may determine not to proceed with any proposed acquisition based on due diligence findings, market conditions, regulatory considerations, or capital availability. If the Offering Statement is not qualified or escrowed funds are not released in accordance with the escrow agreement, offering proceeds will remain in escrow and will not be available to the Company.

Months 7–12: Potential Acquisition Closing and Integration Planning

During months seven through twelve following qualification, the Company’s operations will depend substantially on whether one or more acquisitions are completed and whether escrowed funds are released in accordance with the escrow arrangements.

If one or more acquisitions are consummated during this period, planned activities may include:

•Closing acquisition transactions and completing related regulatory, legal, and corporate formalities;

•Implementing governance and oversight arrangements with acquired businesses, including board representation and reporting protocols;

•Initiating post-closing integration activities, including financial consolidation planning, internal control alignment, and compliance harmonization;

•Coordinating post-acquisition audits, valuation assessments, and purchase accounting analyses, as applicable; and

•Supporting the operational continuity of acquired businesses while advancing longer-term integration initiatives.

If no acquisition is completed during this period, the Company expects to continue:

•Maintaining public company compliance and reporting obligations;

•Preserving capital by limiting expenditures to essential professional, compliance, and organizational costs;

•Evaluating alternative acquisition opportunities consistent with the Company’s disclosed strategy;

•and

•Managing escrowed funds strictly in accordance with the terms of the escrow agreement and applicable law.

Capital Resources and Operating Constraints

The Company’s ability to execute its plan of operations is dependent on the amount of capital raised in this Offering and the release of escrowed funds in accordance with the escrow arrangements. Until escrowed funds are released, the Company will not have access to offering proceeds for general corporate operations or acquisition funding. The Company does not currently have sufficient capital to independently complete acquisitions without the release of escrowed funds, and there can be no assurance that sufficient capital will be raised or that escrow release conditions will be satisfied.

No Assurance of Revenue or Profitability

The Company does not expect to generate operating revenues during the 12-month period following qualification unless one or more acquisitions are completed. Even if acquisitions are consummated, there can be no assurance that the Company will achieve profitability during this period or thereafter.

Forward-Looking Nature of Plan of Operations

This Plan of Operations contains forward-looking statements based on management’s current expectations and assumptions. Actual results may differ materially due to a variety of factors, including capital availability, acquisition execution risks, regulatory approvals, market conditions, and integration challenges.

Founder Payment of Offering Expenses

Certain costs and expenses related to the preparation and filing of this Offering Circular and the conduct of this Offering, including legal, accounting, and other professional fees, have been paid directly by our founders or their affiliates on our behalf. Our founders have not received, and do not intend to receive, reimbursement for such expenses from the proceeds of this Offering. Accordingly, no offering proceeds will be used to repay or reimburse our founders or their affiliates for expenses incurred in connection with this Offering. The payment of offering-related expenses by our founders was made voluntarily and without any contractual obligation on our part to repay or reimburse such amounts. No interest has accrued or will accrue on such amounts, and no notes payable, equity, or other consideration has been issued or will be issued in connection with such payments. These payments do not constitute loans or advances to the Company and do not give rise to any repayment obligation. While the payment of offering-related expenses by our founders reduces our near-term cash requirements, investors should not assume that our founders will continue to fund Company expenses in the future. Following the completion of this Offering, we expect to fund our operating, regulatory, and compliance costs primarily from the proceeds of this Offering and, if necessary, from additional financing transactions.

DILUTION

Dilution represents the difference between the price per share paid by investors in this offering and the net tangible book value per share after the offering. Net tangible book value represents our total tangible assets less total liabilities. As of the most recent balance sheet date, Tejascore Techsystems Inc. had net tangible book value of approximately $110,920, or approximately $0.000164 per share, based on 675,000,000 shares of common stock outstanding. After giving effect to the sale of 75,000,000 shares offered hereby at a public offering price of $1.00 per share, and assuming no offering expenses for purposes of this dilution calculation, our pro forma net tangible book value would increase to approximately $75,110,920, or approximately $0.100148 per share, based on 750,000,000 shares outstanding after the offering. This represents an immediate increase in net tangible book value of approximately $0.099984 per share to existing shareholders and an immediate dilution of approximately

$0.899852 per share to new investors participating in this offering. Investors purchasing shares in this offering will pay a price substantially higher than the net tangible book value of the shares after the offering. The following table illustrates this dilution on a per-share basis. The public offering price was determined by management and is arbitrary; therefore, the offering price is substantially higher than net tangible book value per share and results in immediate and substantial dilution to purchasers in this offering.

Description	Amount
Public offering price per share	$1.00
Net tangible book value per share before offering	$0.000164
Increase in net tangible book value per share attributable to new investors	$0.099984
Net tangible book value per share after offering	$0.100148
Immediate dilution in net tangible book value per share to new investors	$0.899852

Because the shares sold in this offering will be issued at a price significantly higher than our net tangible book value per share, investors will experience immediate and substantial dilution upon purchase of the shares.

Dilution at Various Levels of Subscription

The following table sets forth, on a pro forma basis, the net tangible book value per share and the resulting dilution to new investors at various assumed subscription levels of this offering. The calculations below assume the issuance of the indicated number of shares at a public offering price of $1.00 per share, no offering expenses, and no other changes to our balance sheet.

Subscription Level	Shares Sold	Gross Proceeds	Pro Forma Net Tangible Book Value	NTBV per Share After Offering	Immediate Dilution per Share
25% of Offering	18,750,000	$18,750,000	$18,860,920	$0.027187	$0.972813
50% of Offering	37,500,000	$37,500,000	$37,610,920	$0.052787	$0.947213
75% of Offering	56,250,000	$56,250,000	$56,360,920	$0.077075	$0.922925
100% of Offering	75,000,000	$75,000,000	$75,110,920	$0.100148	$0.899852

At lower subscription levels, the net tangible book value per share after the offering will be lower, and the resulting dilution to new investors will be greater. Conversely, higher subscription levels increase net tangible book value per share and reduce dilution, although investors will continue to experience substantial dilution because the offering price significantly exceeds our historical net tangible book value per share.

Future Issuances / Additional Dilution

The dilution information presented above is based solely on the issuance of the shares offered hereby and does not give effect to any future issuances of common stock or securities convertible into, or exercisable for, common stock. In the future, we may issue additional shares of common stock, or securities convertible into or exercisable for common stock, in connection with financings, acquisitions, strategic partnerships, employee equity incentive arrangements, or other corporate purposes. Any such future issuances could result in additional dilution to investors in this offering and could reduce the proportionate ownership, voting power, and economic interests of investors purchasing shares in this offering.

Intangible Assets Excluded From Net Tangible Book Value

Net tangible book value represents our total tangible assets less total liabilities and excludes intangible assets, including goodwill, intellectual property, customer relationships, contractual rights, and other non-physical assets that may be developed or acquired in the future. As a result, the net tangible book value per share information presented above does not reflect the potential value of such intangible assets or their contribution to our business operations. Accordingly, the dilution figures presented may not be indicative of the economic value of the Company or the price at which our common stock may trade following this offering.

Offering Expenses Excluded From Dilution Calculations

The dilution calculations presented above assume that no offering expenses are incurred in connection with this offering. We expect to incur offering-related costs, including legal, accounting, auditing, regulatory, and other professional fees. If these offering expenses were included in the dilution calculations, our pro forma net tangible book value per share after the offering would be lower and the dilution to investors would be greater than the amounts presented.

Offering Price Not Related to Book Value

The public offering price of $1.00 per share was determined by our management and does not bear any relationship to our historical net tangible book value, assets, liabilities, results of operations, or any other established criteria of value. The offering price should not be considered an indication of the actual value of our common stock or of the price at which our common stock may trade following this offering.

Impact on Ownership Percentage

Investors purchasing shares in this offering will experience immediate dilution not only in net tangible book value per share but also in their percentage ownership interest in the Company. Upon completion of this offering, existing stockholders will own a substantially greater percentage of the outstanding shares than investors purchasing shares in this offering. This disclosure is non-numeric on purpose, the SEC does not require a percentage table unless requested.

Rounding

Certain amounts in the dilution calculations have been rounded for presentation purposes. Accordingly, totals may not sum precisely due to rounding.

DESCRIPTION OF OUR BUSINESS

Tejascore - Business Overview

Corporate Identity and Background

Tejascore Techsystems Inc. ("Tejascore," "the Company," "we," "our," or "us") is a corporation duly incorporated under the laws of the State of Wyoming on October 28, 2025, and is in good standing with the Wyoming Secretary of State. The Company is organized as a for-profit corporation with perpetual existence and operates pursuant to its Articles of Incorporation and Bylaws, as adopted and amended from time to time. Tejascore is authorized to issue up to 750,000,000 shares of common stock, each with a par value of $0.0001 per share. The Company is not authorized to issue preferred shares; the number of preferred shares is zero (0) and no preferred stock is outstanding as of the date of this Offering Circular. Tejascore was established as a U.S.-based parent entity with the strategic purpose of creating an integrated platform in automotive electronics, mechatronics, smart cabin technologies, and advanced vehicle-systems engineering. The Company intends to operate as a holding and operating corporation overseeing one or more subsidiaries and investments in India and the United States, with centralized governance, strategic planning, investor relations, and compliance functions managed from the United States. As of the date of this filing, Tejascore does not independently conduct manufacturing operations. Instead, the Company intends to expand through two probable acquisitions of established automotive-technology businesses: a 51% controlling interest in Alpha Maier Private Limited (India), which would be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited (India), which would be accounted for under the equity method, in each case subject to customary closing conditions and applicable regulatory approvals in the relevant jurisdictions. In addition, the Company is evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition. Its financial statements are not presented or combined in this Offering Circular, no investment in Paragon is reflected in the Company's pro forma financial information, and no portion of the offering proceeds is committed to Paragon. Paragon is experiencing financial distress and may be in or approaching restructuring or insolvency, and its audited financial statements for the year ended December 31, 2025 are not available. Any acquisition of Paragon would occur only if and when it becomes probable, a definitive agreement is executed, and applicable conditions are satisfied, at which time the Company would present the financial statements and pro forma information then required under Regulation S-X by amendment to this filing. See "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors. Tejascore was formed to create a scalable corporate structure capable of accessing U.S. capital markets, attracting institutional and retail investors, complying with U.S. federal securities regulations, and supporting a multi-jurisdictional growth and acquisition strategy across the global automotive supply chain. Tejascore is a development-stage company formed to pursue the acquisition of operating businesses in the automotive electronics and systems sector. As of the date of this Offering Circular, the Company has not commenced revenue-generating operations, does not own or control any operating subsidiaries, and has not completed any acquisitions. The Company's activities to date have been limited to organizational matters, evaluating potential acquisition targets, structuring the proposed offering, and preparing for the execution of its acquisition-driven business strategy. The Company's future operations are entirely dependent on the successful completion of one or more strategic acquisitions and the subsequent integration and operation of the acquired businesses. Until such acquisitions are completed, the Company will not have operating revenues and will continue to incur operating and administrative expenses. There can be no assurance that the Company will successfully complete any proposed acquisition, that any acquisition completed will perform as expected, or that the Company will be able to generate revenues or achieve profitability following such acquisitions. The proposed acquisitions described in this Offering Circular are subject to negotiation and completion of customary and transaction-specific conditions, including the execution and delivery of definitive acquisition agreements, completion of confirmatory due diligence, receipt of required regulatory approvals and third-party consents (including, as applicable, customer, lender, and other counterparty consents), and the availability of financing sufficient to fund purchase consideration and post-closing working capital and integration requirements. The Company may revise the structure, timing, or terms of any proposed acquisition, pursue alternative acquisition opportunities, or elect not to proceed with one or more transactions based on due diligence findings, market conditions, regulatory developments, or capital availability. Accordingly, there can be no assurance that any proposed acquisition will be consummated on the terms currently contemplated, within any anticipated timeframe, or at all. The Company's acquisition strategy contemplates operating businesses in India, and, through a possible future acquisition of Paragon, potentially in Germany. These operations will subject the Company to local tax regimes, regulatory requirements, and compliance obligations, including income taxes, withholding taxes, indirect taxes, transfer-pricing rules, and foreign exchange regulations. Compliance with these requirements may increase operating costs and require the use of external advisors. The Company has not completed any acquisitions as of the date of this offering, and any proposed transaction remains subject to definitive documentation, due diligence, regulatory approvals, and available financing.

U.S. Expansion Strategy

Tejascore Techsystems Inc. is a U.S.-incorporated holding company. While we currently intend to conduct substantially all near-term operational activities through subsidiaries outside the United States, we have developed a long-term strategy to establish a physical presence in the United States through the creation of an engineering office and, subject to market conditions and capital availability, a manufacturing or assembly facility. Over the next approximately 24 months, we expect to evaluate and, if commercially and financially feasible, begin establishing a U.S.-based engineering office focused on product development, design optimization, quality assurance, testing, and technical support. Such an engineering presence is intended to support both our international operations and our anticipated U.S. customer base, enhance product customization, and strengthen coordination between management, customers, and suppliers. In addition, we intend to assess the feasibility of establishing a U.S.-based manufacturing, assembly, or integration facility. Any such facility would be designed to support localized production, final assembly, or system integration, reduce lead times, address customer and regulatory requirements, and mitigate certain cross-border logistics and supply chain risks. The scope, location, and timing of any U.S. manufacturing or assembly operations have not yet been finalized. The establishment of the U.S.-based engineering and manufacturing operations will be subject to a number of factors, including, without limitation, the availability of capital, demand conditions, regulatory approvals, site selection, labor availability, cost considerations, and the successful execution of our overall growth strategy. We may pursue such expansion through organic development, strategic partnerships, joint ventures, or acquisitions. As of the date of this Offering Circular, we have not commenced U.S.-based engineering or manufacturing operations, have not entered into binding agreements relating to such facilities, and cannot provide assurance as to whether or when such operations will be established. Until such time, our U.S. activities will remain primarily limited to holding company functions, including corporate governance, strategic oversight, capital raising, investor relations, and compliance with U.S. securities laws.

Corporate Structure and Subsidiaries

Tejascore Techsystems Inc. is a holding company incorporated in the State of Wyoming. We currently do not conduct material operating activities directly and, as of the date of this Offering Circular, have not generated operating revenues. Our business strategy contemplates conducting substantially all of our future operations through one or more subsidiaries, including subsidiaries to be established or acquired outside the United States. We intend to establish or acquire subsidiaries in India and Germany to support our anticipated business activities, which may include, among other things, operational execution, regional management, intellectual property holding, financing arrangements, and compliance with local regulatory and commercial requirements. The precise legal structure, jurisdictional organization, ownership percentages, capitalization, and timing of formation or acquisition of such subsidiaries will depend on a variety of factors, including regulatory approvals, tax considerations, commercial arrangements, and the availability of capital. As a holding company, our ability to generate cash flow and service our obligations will depend on the operating performance of our subsidiaries and our ability to receive dividends, distributions, or other payments from such subsidiaries. The payment of dividends or other distributions by any future subsidiaries will be subject to applicable local laws, foreign exchange regulations, tax considerations, and any contractual restrictions to which such subsidiaries may be subject. As of the date of this Offering Circular, we have not consolidated any subsidiaries in our financial statements. Any subsidiaries that are formed or acquired in the future will be evaluated for consolidation in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Until such subsidiaries are formed or acquired and commence operations, we will continue to be dependent on external financing to fund corporate and offering-related expenses. Our holding company structure involves additional risks, including risks related to cross-border operations, regulatory compliance in foreign jurisdictions, currency controls, tax regimes, and the potential limitations on our ability to move capital across jurisdictions. These risks are described in greater detail under the section titled "Risk Factors."

PARAGON GmbH & Co. KGaA: POSSIBLE FUTURE ACQUISITION

This section describes Paragon GmbH & Co. KGaA (“Paragon”), which the Company is evaluating as a possible future acquisition. Paragon is not a probable acquisition. As described throughout this Offering Circular, Paragon’s financial statements are not presented or combined herein, no investment in Paragon is reflected in the Company’s pro forma financial information, and no portion of the offering proceeds is committed to Paragon. The discussion below is provided so that investors understand what Paragon is, why the Company has evaluated it, the conditions that would have to be satisfied before any acquisition could occur, the intended accounting treatment, and the significant risks involved. Investors should read this section together with the risk factors under the heading “Risks Related to

Paragon” and with the disclosure under “How We Plan to Use Proceeds.”

Overview and Current Status

Paragon is a German company organized as a Kommanditgesellschaft auf Aktien (a partnership limited by shares, or “KGaA”) and is a separate, publicly listed issuer with its own management, supervisory board, and independent auditors. Paragon is engaged in the development and manufacture of automotive electronics and related products, with a product portfolio that has historically spanned sensor technologies, acoustics, interior-electronics modules, body electronics, and related cockpit and mechatronics capabilities. Paragon is not affiliated with, and is not controlled by, the Company. As of the date of this Offering Circular, the Company has not entered into a definitive agreement to acquire any interest in Paragon, has not agreed on price or terms, and has no binding commitment with Paragon or its shareholders. The Company has not made any payment, deposit, or capital commitment in respect of Paragon. The Company’s evaluation of Paragon remains preliminary and is subject to the conditions described below, any of which may not be satisfied. The Company is evaluating the possible acquisition of an equity interest in Paragon of up to 50%, which, for the reasons described under “Intended Accounting Treatment” below, would be accounted for under the equity method rather than consolidated. If pursued, the Company currently anticipates that a Paragon transaction could require approximately USD 41 million of capital, which is the amount that, of the maximum USD 75 million of offering proceeds, could potentially be reserved for a possible future acquisition of Paragon. No portion of the offering proceeds is committed to Paragon, and the actual amount, structure, and timing of any Paragon transaction, if it occurs at all, would depend on the outcome of the matters described below.

Strategic Rationale for Evaluating Paragon

The Company’s long-term strategic objective includes building a unified smart cabin technology platform spanning human-machine interface, digital instrument cluster, body electronics, and related capabilities. Paragon’s historical product portfolio in sensors, acoustics, and interior-electronics modules is a meaningful part of the rationale for evaluating Paragon, because those capabilities would, in principle, complement the electronics and plastics capabilities of the Company’s two probable acquisitions, Alpha Maier Private Limited and Marelli UM Electronic Systems Private Limited. A Paragon acquisition, if it were to occur, could add European engineering depth and potential access to premium original-equipment-manufacturer programs. Investors are cautioned, however, that these potential benefits are contingent and speculative. Paragon represents the largest potential acquisition by allocated capital among the targets the Company has evaluated, but because Paragon is only a possible future acquisition and is not probable, there is substantial risk that a Paragon acquisition will not proceed at all, will not be completed, or, if completed, will result in an impaired or worthless investment. Investors should evaluate this offering on the basis of the Company’s two probable acquisitions, and should not attribute any value to a possible Paragon acquisition or rely on Paragon’s business, technology, or financial profile as a basis for an investment decision.

Paragon’s Financial Condition and Distress

Paragon is experiencing significant financial distress and may be in, or approaching, a restructuring or insolvency situation. Based on the information available to the Company, Paragon’s financial condition has deteriorated materially, and the Company understands that the delay in the publication of Paragon’s audited financial statements for the year ended December 31, 2025 is connected to its financial difficulties rather than to ordinary-course audit timing. Paragon’s most recently available audited financial statements, for the year ended December 31, 2024, already reflected conditions of serious concern, including negative total stockholders’ equity of approximately EUR 9,953 thousand; an accumulated deficit of approximately EUR 30,395 thousand; recurring net losses of approximately EUR 6,105 thousand in 2024 and approximately EUR 3,812 thousand in 2023; cash and cash equivalents of only approximately EUR 4,391 thousand against a current bond maturity of approximately EUR 20,915 thousand; and total interest-bearing debt of approximately EUR 59,218 thousand. Paragon’s auditors included an emphasis-of-matter paragraph regarding material uncertainty about Paragon’s ability to continue as a going concern. Preliminary management information for the year ended December 31, 2025 indicated a further deterioration in liquidity, with cash declining to under approximately EUR 1,000 thousand. These figures are historical, are drawn from a period that has since worsened, and may differ materially from Paragon’s current financial condition. Paragon’s financial distress is the principal reason the Company is treating Paragon as a possible future acquisition rather than a probable one, and it is the central risk affecting any capital that might in the future be allocated to a Paragon transaction.

Unavailability of Current Audited Financial Statements

Paragon’s audited consolidated financial statements for the year ended December 31, 2025 are not available as of the date of this Offering Circular. As a result, the financial information regarding Paragon referred to in this Offering Circular is based on Paragon’s audited financial statements for the years ended December 31, 2024 and December 31, 2023, which do not reflect developments during 2025 and to date in 2026. The most recent audited financial information regarding Paragon is therefore materially out of date, and Paragon’s actual current financial condition may be materially worse than that historical information indicates. Paragon is a separate, publicly listed German issuer with its own management, board, and independent auditors. The Company does not control Paragon’s audit process or financial reporting and cannot compel Paragon to prepare, complete, or publish audited financial statements, including for the year ended December 31, 2025. The Company has no ability to determine when, or whether, those audited financial statements will become available. The financial statements of an acquired business, and related pro forma information, are required under Regulation S-X only when an acquisition is probable or has been consummated and meets the applicable significance tests. Because a Paragon acquisition is not probable, Paragon’s financial statements are not presented or combined in this Offering Circular, and any such financial statements and pro forma information would in any event require audited financial statements covering the required periods, which are not currently available. Accordingly, investors do not have access to current, audited financial information about Paragon on which to evaluate any possible future acquisition.

Intended Accounting Treatment

Any interest the Company might acquire in Paragon would be a non-controlling interest, and the Company would not control Paragon. Paragon is organized as a KGaA, in which day-to-day management and the direction of the company’s relevant activities are vested in the general partner (Komplementär), which is controlled by Paragon’s founder. As a limited shareholder (Kommanditaktionär), the Company would hold tradable shares carrying economic and voting rights at the shareholder level, but would not have the power to direct Paragon’s operations, capital structure, financing decisions, dividend policy, strategic direction, or the appointment and removal of management. Even at a shareholding level of up to 50%, the KGaA structure means the Company would not obtain unilateral control over Paragon. As a result, any investment in Paragon would be accounted for under the equity method of accounting in accordance with Accounting Standards Codification Topic 323 (ASC 323), rather than consolidated. Under the equity method, the Company would record the investment initially at cost and would subsequently recognize its proportionate share of Paragon’s net income or net loss as a single line item in its results of operations, adjusting the carrying value of the investment accordingly. Given Paragon’s recurring losses and financial distress, the Company would expect to recognize its share of Paragon’s losses, which would reduce the carrying value of the investment, and would be required to assess the investment for other-than-temporary impairment at each reporting period.

Conditions That Would Have to Be Satisfied

Any acquisition of an interest in Paragon would occur only if and when that acquisition becomes probable, which would require, among other things: resolution of Paragon’s financial distress in a manner that makes an acquisition viable; the availability of Paragon’s audited financial statements, including for the year ended December 31, 2025, which are not currently available; the negotiation and execution of a definitive purchase agreement; completion of confirmatory due diligence; receipt of any required regulatory and corporate approvals under German and other applicable law; the availability of sufficient offering proceeds; and approval by the Company’s board of directors. There can be no assurance that any of these conditions will be satisfied. The Company may decide, in its discretion, not to pursue Paragon at all. Paragon or its shareholders may decline to proceed, may pursue an alternative transaction, or may become subject to restructuring or insolvency proceedings that make an acquisition impossible or undesirable. If and when an acquisition of Paragon becomes probable, the Company will present the financial statements and pro forma financial information then required under Regulation S-X by amendment to this filing.

Relationship to Use of Proceeds

No portion of the offering proceeds is committed to Paragon. Offering proceeds not applied to the Company’s two probable acquisitions may be reserved for a possible future acquisition of Paragon, applied to other future acquisition opportunities or working capital, or returned to investors pursuant to the milestone-based escrow arrangements described elsewhere in this Offering Circular, in each case as described under “How We Plan to Use Proceeds.” If a Paragon acquisition does not become probable, the portion of proceeds that might otherwise have been reserved for Paragon would be redeployed or returned as described in that section. While the return or redeployment of such proceeds is intended to mitigate the financial impact of a Paragon acquisition not proceeding, the overall rationale and economics of this offering, as well as the Company’s stated strategic objectives, would nonetheless be affected if the Paragon component is not realized. Investors should not assume that the Paragon component of the Company’s strategy will be realized.

Summary of Key Risks

An investment decision should take into account that a possible future acquisition of Paragon, if pursued, would be speculative and subject to a heightened risk of partial or total loss. The principal risks, which are described in greater detail under “Risks Related to Paragon,” include: Paragon’s severe financial distress and possible insolvency; the unavailability of current audited financial statements; Paragon’s substantial debt and near-term maturities; the subordination of equity holders to creditors under German insolvency law; the heightened risks of acquiring a distressed target; the Company’s lack of control and reliance on the equity method; the potential need for capital injections beyond any purchase price; the Company’s limited information about, and dependence on, a third-party issuer it does not control; the effect on the Company’s smart cabin strategy and offering rationale if a Paragon acquisition does not proceed; and the constraints imposed by Paragon’s KGaA governance structure. Investors should read those risk factors in full before making any investment decision.

Principal Executive Offices

Tejascore Techsystems Inc. maintains its principal executive and administrative office at-

1031 #56 Ives Dairy Road, Suite 228

Miami, Florida 33179 United States

This location serves as the Company's primary corporate office for management, strategic planning, financial oversight, regulatory compliance, investor relations, and coordination of cross-border operations. All corporate governance functions, including board activities, executive decision-making, financial reporting, legal administration, and oversight of acquisition and integration activities, are conducted from this address. The Company may establish additional operational, engineering, or regional offices in India or other jurisdictions as part of its acquisition and growth strategy, and, in connection with a possible future acquisition of Paragon GmbH & Co. KGaA, potentially in Germany; however, the Miami office will continue to serve as Tejascore's registered and principal executive location for U.S. legal, regulatory, and administrative purposes.

Status of Proposed Acquisitions

The Company has entered into certain preliminary agreements, letters of intent, term sheets, counter-offers, and similar arrangements with respect to its proposed acquisitions and strategic investments (collectively, the “Preliminary Agreements”). These Preliminary Agreements are intended primarily to establish a framework for further discussions, define indicative commercial terms, and provide the Company with exclusivity while it evaluates the proposed transactions. The Preliminary Agreements are non-binding with respect to the consummation of any acquisition or investment, and none of them obligate the Company or the counterparty to complete a transaction. Any binding commitment to consummate an acquisition or investment will arise only upon the negotiation, execution, and delivery of definitive agreements. The completion of any proposed acquisition or investment remains subject to numerous conditions, including, without limitation, the satisfactory completion of financial, legal, tax, regulatory, operational, technical, and commercial due diligence; the negotiation and execution of definitive transaction documents (such as share purchase agreements, shareholders’ agreements, governance arrangements, and ancillary documentation); receipt of all required internal approvals (including approvals of the Company’s board of directors and, where applicable, shareholder approvals); receipt of any necessary regulatory approvals and third-party consents; confirmation that no material adverse changes have occurred with respect to the target businesses; agreement on final valuation, structure, and consideration; and the satisfaction or waiver of customary closing conditions. There can be no assurance that these conditions will be satisfied or that definitive agreements will be executed on terms acceptable to the Company, or at all. While the Preliminary Agreements are non-binding as to completion, they contain certain binding provisions, including provisions relating to exclusivity, confidentiality, restrictions on solicitation or negotiation with third parties, governing law, dispute resolution, and related procedural matters. During the applicable exclusivity periods, counterparties are generally restricted from soliciting, negotiating, or entering into alternative transactions with third parties, and the Company is afforded a period to conduct diligence and negotiate definitive documentation. In addition, certain Preliminary Agreements contemplate that a breach of exclusivity or other binding process-related covenants, or a withdrawal under specified circumstances, may result in monetary consequences, including the reimbursement of costs or the payment of specified penalties or damages.

The Company has incurred and expects to continue to incur significant expenses in connection with the evaluation and pursuit of these proposed acquisitions and investments, including legal, accounting, advisory, and due diligence costs. Even if the Company ultimately elects not to proceed with a transaction, or is unable to satisfy the conditions to closing, such costs may not be recoverable. Moreover, if the Company fails to comply with the binding provisions of the Preliminary Agreements, including exclusivity or other process obligations, it could be exposed to contractual claims, penalties, or cost reimbursement obligations. Accordingly, although the Company believes that the Preliminary Agreements provide it with a structured process and a degree of exclusivity while it evaluates the proposed transactions, there can be no assurance that any acquisition or investment will be completed, that definitive agreements will be executed, or that any completed transaction will be on the terms currently contemplated. The failure to consummate one or more of these transactions, or the incurrence of costs or penalties in connection with them, could have a material adverse effect on the Company’s business, financial condition, results of operations, and prospects.

Strategic Rationale for Acquiring Multiple Complementary Businesses

The Company’s acquisition strategy is designed to assemble a complementary group of operating businesses whose capabilities span multiple layers of the automotive electronics and interior systems value chain, rather than acquiring a single standalone operating company. Management believes that acquiring multiple businesses with differentiated but complementary capabilities may provide a more resilient and strategically flexible operating platform than reliance on a single product line, technology, or geographic market. The automotive electronics and interior systems sector is characterized by increasing integration of mechanical components, electronics, software, and design aesthetics within a single vehicle program. Original equipment manufacturers (“OEMs”) increasingly prefer suppliers that can offer coordinated solutions across multiple subsystems, manage complex program execution, and support global production requirements. Management believes that assembling a group of businesses with complementary manufacturing, electronics, systems integration, and engineering capabilities may position the Company to better address these industry dynamics than a standalone, narrowly focused supplier. The proposed acquisitions have been identified based on their differentiated roles within the broader value chain. Each target company operates in a distinct but adjacent segment of automotive components and systems, with capabilities that management believes may be complementary when operated within a coordinated group structure. Rather than duplicating capabilities, the proposed acquisitions are intended to address different stages of product development, manufacturing, and integration, including decorative and functional components, electronic systems and modules, and advanced electronics and software-related functions. Management believes that this complementary positioning may reduce dependence on any single product category or manufacturing process. In addition, management believes that a multi-company acquisition strategy may provide greater diversification across customers, vehicle platforms, geographies, and production cycles. Automotive programs are subject to long development timelines, platform-specific risks, and cyclical demand patterns. By operating across multiple segments of the automotive electronics and systems ecosystem, the Company seeks to reduce its exposure to the performance of any single customer program, model cycle, or regional market. This diversification is intended to support more stable operations over time, although no assurance can be given that such diversification will mitigate industry or macroeconomic risks. The proposed acquisitions are also intended to support a more integrated operating model over time, under which design, engineering, manufacturing, and systems integration capabilities may be coordinated across the group. Management believes that, if successfully implemented, such coordination could improve program execution, product development efficiency, and responsiveness to OEM requirements. However, the realization of any such benefits is dependent on successful execution, integration, and ongoing cooperation among the acquired businesses and is not assured. Importantly, the Company’s strategy to acquire multiple complementary businesses does not assume immediate or full integration of operations, nor does it assume that any particular level of operational or financial synergy will be achieved. The proposed acquisitions may be consummated at different times, may involve different ownership structures, and may remain subject to contractual, regulatory, governance, or operational limitations. As a result, any strategic benefits associated with acquiring multiple businesses may be realized gradually, partially, or not at all. Management believes that pursuing multiple complementary acquisitions, rather than a single transaction, provides flexibility to adapt to changing market conditions, customer requirements, and integration challenges. The Company may elect to modify the sequencing, structure, or scope of its acquisition strategy based on diligence findings, capital availability, regulatory developments, or operating performance. There can be no assurance that this strategy will result in improved operating performance, enhanced competitive positioning, or long-term value creation.

Overview of the Integrated Operating Model

The Company’s proposed integrated operating model is intended to coordinate the distinct capabilities of the target businesses across multiple stages of the automotive electronics and interior systems value chain, while allowing each business to continue operating as a specialized entity within its respective domain.

Rather than consolidating all activities into a single operating unit, the Company expects the acquired businesses to retain their core operational focus, customer relationships, and technical expertise, while participating in a broader group structure designed to encourage collaboration, coordination, and selective integration where commercially and operationally appropriate. Under this model, the acquired businesses are expected to collectively address different functional layers of automotive product development and manufacturing, including component design and aesthetics, electronics and system architecture, and advanced electronic and software-related capabilities. Management believes that coordinating these capabilities within a single group may allow the Company to support more complex vehicle programs that require alignment between mechanical components, electronic modules, and system-level integration, particularly in vehicle interiors and smart-cabin applications. The integrated operating model is not intended to replace existing supplier relationships or customer-facing structures of the target companies. Each acquired business is expected to continue serving its existing OEM and Tier-1 customers independently, subject to applicable contractual arrangements and regulatory requirements. Any collaboration across the group is expected to occur on a selective basis, driven by customer requirements, program specifications, technical feasibility, and commercial considerations, rather than through mandatory internal sourcing or centralized procurement mandates. From an operational perspective, the Company anticipates that coordination among the acquired businesses may occur in areas such as product development planning, engineering collaboration, tooling and manufacturing coordination, quality and compliance standards, and program management processes. Management believes that such coordination, if successfully implemented, could support improved alignment across design, electronics, and manufacturing functions. However, the extent and timing of any such coordination will depend on a variety of factors, including the structure of the acquisitions, governance arrangements, customer approvals, OEM program requirements, and the willingness and ability of the operating teams to collaborate effectively. The proposed integrated operating model also contemplates coordination at the group level in certain corporate and strategic functions, such as capital allocation, strategic planning, risk management, compliance oversight, and financial reporting. To the extent permitted by local law, contractual arrangements, and governance structures, the Company may seek to establish common policies or frameworks in these areas while allowing operating businesses to retain day-to-day operational autonomy. There can be no assurance that such coordination will be achieved or that it will result in operational efficiencies or cost savings. Importantly, the integrated operating model does not assume immediate integration or full operational consolidation of the target businesses. The proposed acquisitions may close at different times, may involve different ownership levels, and may be subject to minority shareholder rights, joint-venture arrangements, or regulatory constraints that limit the Company’s ability to impose uniform operating practices. As a result, the integrated operating model is expected to evolve over time and may be implemented incrementally, rather than uniformly across all acquired businesses.

The success of the integrated operating model is dependent on effective execution, alignment of management incentives, cooperation among the acquired businesses, and continued support from customers and other stakeholders. The Company may determine, based on operating performance, customer feedback, or integration challenges, that certain aspects of the model should be modified, delayed, or not pursued. There can be no assurance that the integrated operating model will be successfully implemented or that it will result in improved operating performance, competitive positioning, or long-term value creation.

Role of Each Target Company Within the Group

The Company’s acquisition strategy contemplates assembling a group of operating businesses with differentiated but complementary capabilities across the automotive electronics and interior systems value chain. Each proposed target company is expected to serve a distinct functional role within the broader group, based on its existing technical capabilities, manufacturing expertise, customer relationships, and geographic footprint. The Company does not assume that the target businesses will be merged operationally or that their activities will be fully integrated; rather, each business is expected to continue operating within its area of specialization while participating, where appropriate, in a coordinated group structure.

Role of Alpha Maier

Alpha Maier is expected to serve as the group’s core provider of decorative and functional plastic components used in automotive interiors and related applications. Its capabilities include the design, development, and manufacture of aesthetic and functional plastic parts that are typically incorporated into vehicle interiors, such as trim elements, surface components, and other design-oriented modules. These components are often required to meet stringent OEM specifications relating to appearance, durability, fit, finish, and quality. Within the proposed group structure, Alpha Maier’s role is intended to focus on component-level manufacturing and surface-oriented design execution. Management believes that these capabilities represent an important foundational layer within an integrated interior systems offering, as decorative and functional plastics frequently interface directly with electronic modules, sensors, lighting systems, and human-machine interface components. Alpha Maier is expected to continue operating as a specialized manufacturing business serving its existing customers, subject to contractual and regulatory constraints, while potentially collaborating with other group companies on selected vehicle programs where coordinated design or manufacturing efforts are required.

Role of Marelli UM

Marelli UM is expected to function as a key electronics and systems integration platform within the group. Its operations include the design and manufacture of automotive electronic systems and modules, with a focus on integrating electronic components into broader vehicle systems. These activities may include printed circuit board assemblies, electronic control modules, and system-level integration for automotive applications. Within the proposed group, Marelli UM’s role is intended to bridge the gap between component-level manufacturing and system-level electronic integration. Management believes that electronics integration capabilities are increasingly central to modern vehicle architectures, particularly in interior and smart-cabin applications where electronic functionality must be closely coordinated with mechanical components and aesthetic design. Marelli UM is expected to continue serving its existing OEM and Tier-1 customers independently, while potentially providing systems integration expertise that may support coordinated programs involving other group companies, subject to customer approvals, contractual terms, and technical feasibility.

Role of Paragon

Paragon is expected to contribute advanced electronics, sensor, and software-related capabilities within the group, with a particular emphasis on high-value electronic systems and intelligent automotive applications. Its operations include activities related to electronics engineering, sensor technologies, and software-enabled solutions that support increasingly complex vehicle systems. Within the proposed operating model, Paragon’s role is intended to complement the manufacturing and integration capabilities of the other target companies by providing higher-level electronic and system intelligence. Management believes that such capabilities may be relevant to next-generation automotive interior and electronics architectures, where software, sensors, and system intelligence are increasingly integrated with physical components. Paragon is expected to continue operating within its existing business scope and governance framework, and any collaboration with other group companies would be subject to applicable governance arrangements, contractual limitations, and regulatory considerations.

Coordinated but Independent Operating Roles

The Company’s strategy does not assume that any target company will replace the customer relationships, supplier networks, or operating focus of another. Each business is expected to retain its independent operating role, with collaboration occurring selectively where customer programs, technical requirements, or commercial considerations support such coordination. The Company believes that maintaining specialized roles while encouraging cooperation across complementary capabilities may reduce execution risk relative to full operational consolidation. The extent to which the target companies collaborate, share resources, or participate in joint programs will depend on a variety of factors, including acquisition structure, ownership levels, governance rights, customer preferences, OEM approvals, and operational considerations. There can be no assurance that coordination among the target companies will occur as anticipated or that it will result in operational efficiencies, competitive advantages, or improved financial performance.

Potential Internal Supply Chain and Cross-Company Collaboration

As part of its proposed integrated operating model, the Company anticipates exploring opportunities for selective collaboration among the acquired businesses within the group’s internal supply chain. Such collaboration is intended to be opportunistic and program-specific, rather than mandatory or centralized, and would be driven by customer requirements, technical feasibility, commercial considerations, and applicable contractual and regulatory constraints. The target businesses operate at different stages of the automotive components and systems value chain, which may create opportunities for coordination in areas such as component design, electronics integration, and system assembly. Management believes that, where commercially appropriate, internal collaboration may allow certain components or sub-assemblies produced by one group company to be utilized by another group company in connection with specific vehicle programs. Any such internal sourcing would be evaluated on a case-by-case basis and would be subject to OEM approval processes, pricing considerations, quality standards, and delivery requirements comparable to those applied to third-party suppliers. The Company does not intend to require the acquired businesses to source components exclusively from within the group or to discontinue existing supplier relationships. Each operating company is expected to retain autonomy over its procurement decisions and supplier networks, subject to customer requirements and contractual obligations. Internal supply arrangements, if any, would be pursued only where they are consistent with customer specifications, competitive pricing, and operational efficiency, and where they do not conflict with existing contractual commitments or joint-venture arrangements. Cross-company collaboration may also occur in non-manufacturing areas, such as engineering coordination, product development planning, tooling and process alignment, quality assurance practices, and program management. Management believes that sharing technical knowledge and coordinating development efforts across complementary capabilities may support improved execution on complex vehicle programs. However, such collaboration would depend on the willingness and ability of the operating teams to cooperate effectively, the compatibility of systems and processes, and the alignment of program timelines and customer expectations. The extent and timing of any internal supply chain collaboration will be influenced by multiple factors, including the sequencing and structure of the acquisitions, ownership levels, governance rights, customer approvals, regulatory considerations, and the operational maturity of the integrated operating model. In addition, differences in geography, production capacity, cost structures, and local regulatory environments may limit or delay the implementation of internal collaboration initiatives. There can be no assurance that internal supply chain collaboration or cross-company coordination will be achieved, that it will be economically advantageous, or that it will result in operational efficiencies or other benefits. The Company may determine, based on operational performance, customer feedback, or execution challenges, that certain collaboration opportunities are not feasible or should not be pursued. Accordingly, any potential internal supply chain collaboration should be viewed as a strategic option rather than a guaranteed outcome.

Potential Benefits of Vertical Integration

The Company’s acquisition strategy contemplates assembling capabilities across multiple stages of the automotive electronics and interior systems value chain, which management believes may provide certain potential benefits associated with a more vertically integrated operating structure. Vertical integration, as contemplated by the Company, refers to the coordination of complementary activities, such as component design and manufacturing, electronics integration, and advanced electronic or software-enabled functions, within a single corporate group, rather than reliance on a single operating business or a fragmented supplier base. One potential benefit of such vertical integration is improved coordination across different stages of product development and program execution. Automotive programs often require close alignment between aesthetic design, mechanical components, electronic modules, and system-level functionality. Management believes that the ability to coordinate these activities across affiliated businesses may support more efficient communication, earlier identification of technical or design issues, and improved responsiveness to OEM requirements. However, such coordination is dependent on effective execution, compatible systems and processes, and cooperation among the operating teams, and is not assured. Vertical integration may also provide greater visibility across the supply chain for certain vehicle programs. By participating in multiple stages of component and system development, the Company may gain improved insight into production timelines, capacity constraints, and quality considerations. Management believes that this visibility could support more informed planning and risk management decisions; however, differences in customer requirements, contractual obligations, and production schedules may limit the extent to which such visibility can be achieved or utilized. In addition, management believes that vertical integration may offer potential flexibility in addressing OEM sourcing preferences and program-specific requirements. OEMs increasingly evaluate suppliers based on their ability to manage complex systems, coordinate multiple technologies, and support global production footprints. A vertically integrated group structure may allow the Company to participate in a broader range of sourcing discussions or program scopes than a single-function supplier. Nonetheless, OEM sourcing decisions remain highly competitive and discretionary, and there can be no assurance that vertical integration will result in increased customer engagement or program awards.

Vertical integration may also create opportunities for shared learning and technical collaboration across the group. Knowledge gained in one area of the value chain, such as materials engineering, electronics integration, or system validation, may inform development activities in other areas. Management believes that such knowledge sharing could support continuous improvement in product design and manufacturing processes. The realization of any such benefits depends on the successful exchange of information, protection of intellectual property, and alignment of incentives across the operating companies. Importantly, the Company does not assume that vertical integration will result in immediate cost savings, margin improvement, or operational efficiencies. The integration of multiple businesses across different geographies and functional areas presents execution challenges, including differences in corporate culture, systems, regulatory environments, and customer expectations. The Company may incur additional costs associated with coordination efforts, governance, compliance, and integration initiatives, and any potential benefits of vertical integration may take time to materialize, may be realized only in part, or may not be realized at all. The extent to which the Company is able to realize any potential benefits of vertical integration will depend on numerous factors, including the successful completion of the proposed acquisitions, the structure and timing of those transactions, the degree of ownership and control obtained, customer acceptance of coordinated offerings, and the Company’s ability to manage and integrate diverse operations effectively. Accordingly, any discussion of potential benefits of vertical integration should be viewed as illustrative of management’s strategic objectives rather than as a prediction of future performance or results.

Geographic and Manufacturing Footprint Optimization

The Company’s acquisition strategy contemplates operating a group of businesses with manufacturing, engineering, and operational footprints across multiple geographies, including Europe and Asia.

Management believes that a geographically diversified footprint may provide strategic flexibility in serving global automotive customers, managing production requirements, and responding to regional market conditions. However, the realization of any benefits associated with geographic diversification is subject to significant execution, regulatory, and operational risks and is not assured. The target businesses operate in distinct regional environments, each with its own labor markets, regulatory frameworks, cost structures, and customer expectations. Management believes that maintaining operations across multiple geographies may allow the Company to align specific manufacturing or engineering activities with regional strengths, such as proximity to customers, access to specialized labor, or established supplier ecosystems. At the same time, differences in local laws, employment practices, environmental regulations, and trade policies may limit the Company’s ability to reallocate production or standardize operating practices across regions. A geographically diversified footprint may also provide optionality in addressing OEM sourcing strategies that emphasize regional production, supply chain resilience, or localization requirements. OEMs often prefer suppliers that can support production in multiple regions or near vehicle assembly plants. Management believes that a multi-region operating presence may allow the Company to participate in a broader range of sourcing discussions or program configurations.

Nevertheless, OEM sourcing decisions are subject to competitive bidding processes and program-specific requirements, and there can be no assurance that geographic diversification will result in additional business opportunities. From an operational perspective, geographic footprint optimization does not assume the consolidation or relocation of existing facilities. The Company does not currently plan to close, relocate, or materially restructure manufacturing operations solely as a result of the proposed acquisitions. Any future decisions regarding facility utilization, capacity allocation, or production shifts would be evaluated based on customer requirements, cost considerations, regulatory constraints, labor implications, and capital availability, and would be subject to applicable contractual and legal obligations. Operating across multiple geographies also introduces additional complexity and risk, including increased management oversight requirements, exposure to foreign currency fluctuations, cross-border logistics challenges, and heightened compliance obligations. Differences in quality standards, supplier reliability, and infrastructure across regions may further complicate coordination efforts. As a result, any potential benefits associated with geographic footprint optimization may be offset, in whole or in part, by increased operational complexity and costs. The Company’s ability to optimize its geographic and manufacturing footprint over time will depend on the successful completion and integration of the proposed acquisitions, the structure and ownership levels of those transactions, customer acceptance of multi-region production arrangements, and the Company’s ability to manage cross-border operations effectively. There can be no assurance that geographic diversification or footprint optimization efforts will result in improved operating performance, cost efficiencies, or competitive advantages.

Operational Synergies Are Subject to Execution Risk

While the Company’s acquisition strategy contemplates the potential for operational coordination and collaboration among the acquired businesses, the realization of any operational synergies is subject to significant execution risk and is not assured. Any anticipated benefits associated with coordination across component manufacturing, electronics integration, systems development, or geographic operations depend on the successful completion of the proposed acquisitions, the structure and timing of those transactions, and the Company’s ability to effectively manage and integrate multiple businesses operating in different jurisdictions and functional areas. The proposed acquisitions may be consummated at different times, may involve varying levels of ownership and control, and may be subject to joint-venture arrangements, minority shareholder rights, governance restrictions, or regulatory limitations. As a result, the Company may not have the authority or practical ability to implement uniform operating practices, mandate internal collaboration, or reallocate resources across the group. Even where collaboration is permitted, differences in corporate culture, management priorities, systems, processes, and operating standards may limit the extent or effectiveness of integration efforts. Operational synergies may also be constrained by customer requirements and contractual obligations. Automotive OEMs and Tier-1 customers typically specify suppliers, production locations, component sourcing, and quality standards at the program level. Any internal supply chain collaboration or cross-company coordination is subject to OEM approval and may not be permitted for certain programs or customers. In addition, existing supplier contracts, joint-venture agreements, or licensing arrangements may restrict changes to sourcing, manufacturing processes, or technology sharing. The implementation of coordinated operating practices may require additional investments in systems integration, information technology, process alignment, quality management, compliance frameworks, and management oversight. These efforts may result in incremental costs, require significant management attention, and divert resources away from day-to-day operations. The Company may also encounter unforeseen technical, operational, regulatory, or labor-related challenges during integration efforts, which could delay or prevent the realization of any anticipated operational benefits. Moreover, any potential operational synergies may take a significant period of time to materialize, if at all. During the integration process, the Company may experience disruptions to operations, reduced productivity, or strained relationships with customers, suppliers, or employees. There can be no assurance that any operational synergies will be achieved within expected timeframes, at anticipated levels, or at all. The Company’s discussion of potential operational synergies reflects management’s strategic objectives and expectations based on current information and assumptions. These expectations are inherently uncertain and subject to change based on a variety of factors, including diligence findings, acquisition structure, customer acceptance, regulatory developments, market conditions, and the Company’s execution capabilities. Investors should not place undue reliance on the potential realization of operational synergies when evaluating the Company’s business strategy or prospects.

Corporate Structure Prior to Acquisitions

As of the date of this Offering Circular, Tejascore Techsystems Inc. operates as a recently incorporated U.S. holding company with no active manufacturing or revenue-generating operations of its own. The Company does not yet have subsidiaries, operating divisions, or affiliated entities under its control, and its activities have been limited primarily to corporate formation, strategic planning, regulatory preparation, and preliminary acquisition-related due diligence. Tejascore was structured intentionally as a clean parent entity to serve as the future holding company for operating businesses in India and, through a possible future acquisition, potentially in other jurisdictions. The absence of pre-existing operational liabilities, legacy contracts, or historical indebtedness allows the Company to pursue acquisitions with a simplified capital structure and a transparent financial profile suitable for U.S. regulatory compliance and investor evaluation. Prior to completing the proposed acquisitions, the Company's organizational structure consists solely of:

•Tejascore Techsystems Inc., a Wyoming corporation and the issuer under this Regulation A offering.

•The Company has not yet established foreign subsidiaries or intermediate holding entities. Upon consummation of the acquisition transactions, Tejascore expects to form, designate, or utilize subsidiaries or holding entities to hold its equity interests in the target companies, subject to local regulatory requirements in each jurisdiction.

•Following the two probable acquisitions of:

•Alpha Maier Private Limited (India), a 51% controlling interest; and

•Marelli UM Electronic Systems Private Limited (India), a 39.51% non-controlling interest,

Alpha Maier would be held as a consolidated subsidiary within the Tejascore group, and Marelli UM would be held as a non-controlling equity method investment that the Company does not control. The post-acquisition structure is intended to support centralized strategic management at the parent level and operational execution at the level of the acquired business and, with respect to Marelli UM, by that company and its controlling shareholder. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition, which is not probable and may never be completed. Until the probable acquisitions are completed, Tejascore remains a non-operating parent company with its principal administrative functions located in the United States.

Summary of Proposed Acquisitions

Tejascore Techsystems Inc. is pursuing an acquisition strategy designed to establish the Company as an integrated supplier of advanced automotive electronics, mechatronics, and interior systems. As part of this strategy, Tejascore is pursuing two probable acquisitions of established operating companies located in India: a 51% controlling interest in Alpha Maier Private Limited, which would be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited, which would be accounted for under the equity method (collectively, the "Target Companies"). As of the date of this Offering Circular, the Company has not entered into definitive agreements for these acquisitions. These acquisitions are subject to the negotiation and execution of definitive transaction documentation, customary closing conditions, regulatory approvals in the relevant jurisdictions (including applicable foreign investment approvals in India), completion of confirmatory due diligence, and completion of funding under this Regulation A offering. There can be no assurance that any of these acquisitions will be completed on the terms currently contemplated, within any anticipated timeframe, or at all. In addition, the Company is evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition, its financial statements are not presented or combined in this Offering Circular, and no portion of the offering proceeds is committed to Paragon. Paragon is experiencing financial distress, and any acquisition of Paragon would occur only if and when it becomes probable and applicable conditions are satisfied. See "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors.

The Target Companies are:

(1) Marelli UM Electronic Systems Private Limited (India)

A joint-venture automotive electronics manufacturer specializing in instrument clusters, body control modules, gateway ECUs, and embedded software systems. The proposed acquisition of a 39.51% interest in Marelli UM India would provide Tejascore with access, through an equity method investment, to advanced electronics capabilities, a blue-chip OEM customer base, and a validated manufacturing footprint within India's automotive ecosystem. The remaining controlling interest in Marelli UM would continue to be held by its existing majority shareholder, and Tejascore would not control Marelli UM's operations.

(2) Alpha Maier Private Limited (India)

An automotive plastics and injection-molding manufacturer specializing in interior trims, cluster housings, bezels, and high-precision molded components. The proposed acquisition of a 51% interest in Alpha Maier would strengthen Tejascore's vertical integration by adding plastics and structural-component capabilities relevant to smart-cabin assemblies. Upon completion, Alpha Maier would be accounted for as a consolidated subsidiary of Tejascore, with the remaining 49% interest reflected as a non-controlling interest. Upon completion of the two probable acquisitions, Alpha Maier would operate as a consolidated subsidiary of Tejascore, and Marelli UM would be held as an equity method investment, together forming a group with complementary strengths across automotive electronics, plastics, and embedded-systems engineering. The two probable acquisitions are intended to position Tejascore to serve OEM programs in India, with the potential to expand into additional capabilities and markets through internal development and further acquisitions. As described above and elsewhere in this Offering Circular, the Company is separately evaluating Paragon as a possible future acquisition that, if completed, could add European engineering depth, access to premium OEM programs, and capabilities across sensors, acoustics, and cockpit-electronics domains; however, Paragon is not a probable acquisition and may never be completed. The acquisitions are expected to be financed through proceeds raised under this Regulation A offering, together with additional funding sources as may be available to the Company. Tejascore anticipates that integration and operational consolidation of Alpha Maier, and coordination with Marelli UM as an equity method investee, would occur over a phased timeline following completion of the transactions.

Vision Statement

Tejascore aims, over the long term, to become a leader in integrated automotive electronics and smart-cabin technologies by building a platform that delivers innovation, reliability, and scale to vehicle manufacturers. Our long-term vision is to develop a next-generation automotive-technology group that combines advanced electronics, intelligent software, and precision plastics, and potentially, through future acquisitions, mechatronic and sensor systems, into integrated solutions for the vehicles of the future. We seek over time to bring together capabilities across electronics, plastics, and embedded systems into a cohesive technology offering that supports OEM product performance, enhances the driver experience, and contributes to the transition toward connected, electric, and software-defined vehicles. Through its two probable acquisitions in India, deep engineering expertise, and disciplined execution, and potentially through future acquisitions, Tejascore aspires to grow into a broader, and ultimately multi-continent, automotive supplier. This vision is a long-term aspiration; its fuller, multi-domain and multi-continent elements, including mechatronics and sensor capabilities and any European presence, depend in part on a possible future acquisition of Paragon GmbH & Co. KGaA and other future acquisitions and development, which are not probable and may never occur.

Mission and Core Values

Mission

Tejascore’s mission is to build a globally competitive automotive-technology platform that delivers high-

value, safety-critical, and innovation-driven products to leading vehicle manufacturers. We are committed to integrating advanced electronics, mechatronics, embedded software, and engineered plastics into cohesive, scalable solutions that elevate vehicle performance, enhance user experience, and support the evolution of connected, electric, and intelligent mobility. We aim to achieve this by acquiring and transforming established businesses, investing in next-generation research and development, strengthening manufacturing excellence across geographies, and creating a unified organization capable of serving OEMs with speed, precision, and reliability.

Core Values

1.Innovation with Purpose

2.We pursue technological advancements that meaningfully improve vehicle safety, performance, and driver experience, with an emphasis on long-term product relevance.

3.Engineering Excellence

4.We prioritize rigorous design, validation, and quality standards across all product lines, ensuring OEMs receive robust, dependable, and scalable solutions.

5.Global Collaboration

6.We integrate multinational talent, capabilities, and facilities into a seamless engineering and manufacturing ecosystem that serves customers across continents.

7.Integrity & Compliance

8.We are committed to the highest standards of governance, ethics, regulatory adherence, and transparency across all jurisdictions in which we operate.

9.Operational Discipline

10.We emphasize precise execution, supply-chain strength, and optimized manufacturing to meet stringent OEM timelines and cost expectations.

11.Customer-Centricity

12.We build long-term relationships with OEMs by delivering value, responsiveness, and consistent product quality throughout the vehicle lifecycle.

13.Sustainable Progress

14.We incorporate environmental responsibility, workforce safety, and responsible sourcing into all aspects of our business to support sustainable mobility.

Long-Term Strategic Objectives

Tejascore’s long-term strategic objectives are centered on building a scalable, globally integrated automotive-technology group capable of serving OEMs across multiple vehicle platforms and geographies. Our strategy is designed to create a diversified portfolio of electronics, mechatronics, plastics, embedded software, and smart-cabin systems supported by strong engineering, manufacturing, and supply-chain capabilities. Over the next several years, the Company intends to pursue the following long-term objectives-

•Establish Tejascore as a Multi-Continent Tier-1 Automotive Supplier.

•We aim to create a group with manufacturing and engineering capabilities in India, supported by our corporate and governance functions in the United States, enabling the Company to supply major OEMs across passenger, electric, commercial, off-highway, and two-wheeler segments with consistent quality and service. If we complete a possible future acquisition of Paragon, our footprint could expand to include engineering operations in Germany.

•Build a Full-Stack Smart Cabin and Vehicle Electronics Platform

•Tejascore intends to combine advanced electronics, instrument clusters, body controllers, gateway ECUs, sensors, and plastic interior components into an integrated product suite that strengthens our position in the rapidly evolving connected-vehicle and software-defined-vehicle markets.

•Accelerate Growth Through Strategic Acquisitions and Integration

•The acquisition of Marelli UM India, Paragon, and Alpha Maier represents the foundation of a broader expansion strategy. Tejascore intends to continue evaluating additional acquisitions that enhance technology depth, expand geographic reach, or strengthen vertical integration.

•Deliver Operational Synergies Across the Group

•Post-acquisition integration is focused on realizing synergies in procurement, engineering, shared services,

tooling, supply chain, quality systems, and automation. The Company aims to reduce cost structures, increase operating leverage, and enhance profitability across all acquired businesses.

•Expand Engineering and R&D Capabilities Across Key Technology Domains

•Tejascore plans to invest in embedded software, electronics design, cybersecurity, functional safety, acoustics, plastics engineering, and digital validation to support next-generation automotive programs. Our objective is to build a multinational engineering network capable of delivering advanced solutions at scale.

•Strengthen Customer Relationships and Broaden OEM Access

•The Company intends to leverage the combined customer base of the acquired entities, spanning leading Indian and European OEMs, to expand into new programs, secure additional nominations, and deepen participation in long-term product roadmaps across global automakers.

•Enhance Vertical Integration for Cost, Quality, and Supply-Chain Control

•With plastics (Alpha Maier), electronics (Marelli UM India), and mechatronics/sensors (Paragon), Tejascore aims to reduce dependence on external suppliers, improve cross-component integration, and create a differentiated value proposition for OEM customers.

•Achieve Sustainable, Scalable Financial Growth

•The Company targets long-term revenue expansion through increased capacity utilization, new product introductions, entry into premium and EV segments, and improved margin profiles driven by synergies, localization, and disciplined capital deployment.

•Strengthen Compliance, Governance, and Global Operating Standards

•Tejascore aims to establish a robust governance framework that aligns U.S. regulatory expectations with international manufacturing and engineering operations, including strict adherence to automotive quality certifications, labor standards, cybersecurity requirements, and ESG commitments.

•Position Tejascore for Future Capital-Market Opportunities. As the Company scales operations and consolidates acquired businesses, management aims to build a financial and governance profile appropriate for future uplisting or additional capital-raising initiatives in U.S. or global markets.

Positioning in the Global Smart Cabin and Vehicle Electronics Market

Tejascore seeks to position itself as an emerging platform in the smart-cabin and vehicle-electronics domain, an industry undergoing rapid transformation driven by electrification, connectivity, digital interfaces, sensor integration, and the transition toward software-defined vehicles. Through its two probable acquisitions, a consolidated 51% interest in Alpha Maier India and a 39.51% non-controlling equity method interest in Marelli UM India, Tejascore is assembling complementary capabilities in automotive electronics and interior plastics that align with technological shifts shaping the automotive market. The Company believes that combining electronics, embedded software, body controllers, and gateway modules (accessed through its equity method investment in Marelli UM) with interior plastics and structural components (through its consolidated subsidiary Alpha Maier) may, over time, allow it to participate in high-growth product categories expected to feature in future vehicle architectures.

Industry trends, including the move toward panoramic digital displays, centralized domain controllers, enhanced HMI functionality, and lightweight modular interiors, underscore the increasing value of smart-cabin systems within the overall vehicle bill of materials. The Company's ability to combine its electronics exposure with its plastics manufacturing into more integrated offerings is limited by its non-controlling position in Marelli UM, and any such coordination would depend on the cooperation of Marelli UM and its controlling shareholder. Tejascore aspires, over the longer term and subject to future acquisitions, to broaden this positioning. Marelli UM India provides exposure to automotive electronics in one of the world's largest mobility markets, and Alpha Maier adds structural plastics and interior components in India. Sensor and mechatronics capabilities, German engineering depth, access to premium European OEM programs, and a multi-continent footprint would depend on a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never occur. Macro trends favor suppliers with cross-domain expertise, robust R&D capabilities, scalable manufacturing, and the ability to support OEMs through long product lifecycles; descriptions of Tejascore as a multi-continent, vertically integrated Tier-1 supplier reflect a long-term aspiration contingent on future acquisitions and development rather than the Company's position upon completion of the two probable acquisitions.

Proposed Acquisitions and Transaction Status

The Company’s business strategy is focused on the acquisition of operating businesses in the automotive electronics and systems sector. As of the date of this Offering Circular, the Company has not completed any acquisitions and does not own or control any operating subsidiaries. In furtherance of its acquisition strategy, the Company has entered into transaction framework and exclusivity agreements with respect to certain proposed acquisitions. These agreements set forth principal commercial terms, indicative valuation parameters, proposed transaction structures, governance concepts, and anticipated timelines, and include certain binding provisions, such as exclusivity, confidentiality, cost-related obligations, governing law, and dispute resolution provisions. Notwithstanding the execution of these framework and exclusivity agreements, the proposed acquisitions are not final and remain subject to the negotiation and execution of definitive share purchase agreements and other related transaction documents. The consummation of any acquisition is further subject to the completion of confirmatory legal, financial, tax, operational, and technical due diligence; agreement on final purchase consideration and transaction mechanics (including any escrow arrangements, post-closing adjustments, or contingent consideration); receipt of required regulatory approvals and third-party consents (which may include consents from lenders, joint-venture partners, customers, suppliers, licensors, or other counterparties); satisfaction or waiver of customary and transaction-specific closing conditions; and the availability of financing sufficient to fund acquisition consideration, transaction expenses, and post-closing working capital and integration requirements. Certain of the proposed transactions contemplate multi-stage or phased ownership structures, investment vehicles, or governance arrangements that may not result in immediate control or full consolidation of the target businesses. As a result, even if one or more acquisitions are consummated, the Company’s ability to exercise control over operations, influence strategic decisions, access cash flows, or fully consolidate the financial results of the acquired businesses may be subject to contractual, legal, or structural limitations. The terms, structure, timing, and scope of the proposed acquisitions may change as a result of diligence findings, negotiations between the parties, market conditions, regulatory developments, or financing considerations, and the Company may elect to modify, defer, or discontinue one or more transactions. Accordingly, there can be no assurance that definitive acquisition agreements will be executed or that any proposed acquisition will be consummated on the terms currently contemplated, within the anticipated timeframe, or at all. If the Company is unable to consummate one or more proposed acquisitions, or if fewer than all contemplated acquisitions are completed, the Company may remain without operating subsidiaries or operating revenues for an extended period and may be required to revise its business strategy, seek additional capital, or continue to incur operating and transaction-related expenses without corresponding operating cash flows.

Tejascore’s Current Business Model

Overview of Operations Prior to Acquisitions

Prior to the completion of the proposed acquisitions, Tejascore Techsystems Inc. operates as a newly formed U.S. holding company without independent manufacturing, engineering, or revenue-generating operations. The Company's activities to date have primarily consisted of corporate formation, development of its strategic business plan, initiation of regulatory filings, engagement with transaction advisors, and due diligence related to its two probable acquisitions of established automotive-technology businesses in India, together with the evaluation of a possible future acquisition in Germany. As of the date of this Offering Circular, Tejascore does not design, manufacture, or sell automotive products or services directly. The Company has no operational facilities, production assets, tooling, R&D centers, or supply-chain relationships under its own management. Instead, Tejascore was intentionally structured as a clean, debt-free parent entity capable of acquiring a controlling interest in one operating company and a significant equity method interest in another, and of pursuing additional acquisitions over time.

The Company's pre-acquisition operations have focused on:

•Strategic planning and corporate governance setup, including U.S. compliance, board formation, and regulatory readiness.

•Evaluation of acquisition targets aligned with the Company's technology and expansion strategy.

•Financial modeling and capital allocation planning to support the acquisition program.

•Negotiation of proposed acquisition terms and transaction frameworks.

•Preparation for integration, including future organizational design, management oversight, and an operating model for a multi-geography group.

•Regulation A Tier 2 offering preparation, including drafting of this Offering Circular and related financial and legal documentation.

Tejascore has deliberately maintained a streamlined pre-acquisition structure to enable efficient integration of Alpha Maier Private Limited as a consolidated subsidiary, and coordination with Marelli UM Electronic Systems Private Limited as an equity method investee, into its corporate framework following the closing of the two probable acquisitions. The Company is separately evaluating Paragon GmbH & Co. KGaA as a possible future acquisition that is not probable and may never be completed. The Company's operational profile is expected to change substantially after completion of the probable acquisitions, at which point Tejascore will begin managing automotive-electronics and component businesses in India, with the potential to expand through internal development and further acquisitions.

Existing Products, Services, and Technology Assets

Prior to the completion of the proposed acquisitions, Tejascore Techsystems Inc. does not design, manufacture, or commercialize any automotive products, nor does it possess standalone technology assets, intellectual property portfolios, or proprietary engineering platforms. The Company does not currently generate revenue from the sale of goods or the provision of services, and it does not maintain any production tooling, design infrastructure, software assets, or operational processes that are typically associated with automotive Tier-1 suppliers.

Tejascore’s existing assets consist primarily of-

•Its U.S. corporate entity and governance structure, established to support multi-jurisdictional operations and U.S. regulatory reporting requirements.

•Strategic plans and internal frameworks for integrating and managing automotive-electronics and component businesses following acquisition.

•Preliminary intellectual capital, including market analyses, business-model design, and technology roadmaps intended for future deployment across acquired entities.

•Transaction-related documentation and due diligence materials, including operational assessments, financial analysis, and legal reviews of the target companies.

The Company does not currently hold patents, proprietary software, engineering toolchains, or manufacturing technologies in its own name. All operational assets relevant to Tejascore’s long-term strategy, including instrument-cluster technologies, body electronics, sensor systems, mechatronic assemblies, plastics molding capabilities, and associated engineering know-how, reside within the Target Companies that Tejascore plans to acquire. Following the acquisitions, Tejascore expects to consolidate these operational and technology assets into a single integrated platform, enabling coordinated product development, supply-chain management, and strategic execution across multiple global markets.

Current Market Positioning

Prior to the completion of the proposed acquisitions, Tejascore Techsystems Inc. functions primarily as a strategic holding company and does not yet participate directly in the automotive electronics, mechatronics, or plastics manufacturing markets. As such, the Company does not currently supply products to automotive OEMs, Tier-1 suppliers, or aftermarket channels, and it does not presently maintain a market share in any automotive product category. Tejascore's current market position is therefore defined by its status as an emerging platform preparing to enter the industry through targeted acquisitions rather than through legacy operations. Despite the absence of active operations, Tejascore has positioned itself for entry into the automotive technology market through two probable acquisitions of established businesses in India: a 51% controlling interest in Alpha Maier Private Limited, to be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited, to be accounted for under the equity method. These acquisitions are expected to provide Tejascore with access to:

•Recognized Tier-1 and Tier-2 supplier relationships through the acquired entities;

•Established OEM relationships across India and, through the acquired entities' existing customers, in other automotive markets;

•Established manufacturing capabilities within India's automotive ecosystem;

•Proven, in-production product portfolios, including instrument clusters, body control modules, gateways, and automotive plastics and molded components;

•Engineering and validation capabilities developed over several years by the Target Companies; and

•A customer base spanning passenger vehicles, two-wheelers, EV manufacturers, and commercial vehicles.

The Company's access to Marelli UM's capabilities and customer relationships will be through a non-controlling equity method investment, and the Company will not control Marelli UM's operations or commercial decisions. In addition, the Company is evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. If completed, a Paragon acquisition could add European engineering depth and access to premium OEM programs across sensors, acoustics, and cockpit-electronics domains. However, Paragon is not a probable acquisition, is not combined in this Offering Circular, and may never be completed; investors should not assume that any Paragon-related market access will be realized. As the two probable acquisitions are completed, Tejascore expects its market positioning to transition from a non-operational holding company toward a vertically integrated automotive technology group focused on India, with the potential to expand its geographic and technological footprint through internal development and further acquisitions. The Company believes this structure will enable it to participate in high-growth segments such as:

•Smart cabin electronics;

•Digital instrument clusters;

•Body electronics and gateway controllers;

•Sensors and mechatronics; and

•EV electronics and lightweight interior components.

Tejascore's market positioning following the acquisitions will therefore be defined not by its historical operations but by the combined capabilities, customer access, and technology assets of the businesses it acquires and, where applicable, the businesses in which it holds an equity method interest.

Current Revenue Model (Pre-Acquisition)

As of the date of this Offering Circular, Tejascore Techsystems Inc. does not generate revenue from manufacturing operations, product sales, engineering services, licensing arrangements, or any other commercial activity. The Company has not commenced operations and does not yet maintain customer contracts, supply agreements, or production assets capable of generating revenue. Tejascore’s current financial profile reflects only corporate-level expenditures associated with formation, strategic planning, regulatory preparation, advisory engagements, and preliminary acquisition-related activities. The Company’s pre-acquisition revenue model is therefore limited to non-operational status, with no active income streams. Tejascore has been intentionally structured as a clean holding entity to efficiently acquire and consolidate operating businesses without inheriting legacy commercial obligations or historical liabilities. Following the completion of the proposed acquisitions, Tejascore’s revenue model is expected to transform significantly. Revenue will be derived primarily from the operations of the acquired entities, whose business activities include the design, manufacture, and supply of-

•Automotive electronics such as instrument clusters, hybrid and digital displays, body control modules, gateway ECUs, and telematics-adjacent systems;

•Mechatronic and sensor-based components, acoustics modules, and high-precision interior electronics;

•Injection-molded plastics, interior trims, housings, bezels, and structural components used in smart-cabin systems.

Post-acquisition, Tejascore anticipates its revenue profile to include-

•Direct OEM program revenues from long-term production awards across India and Europe;

•Electronics and HMI system revenues tied to vehicle model lifecycles;

•Mechatronic and sensor sales for both high-volume and premium vehicle segments;

•Plastics and interior component revenues supporting instrument clusters and cabin modules;

•Engineering, design, validation, and change-request revenues where applicable under customer contracts.

Until these acquisitions are consummated, Tejascore remains a non-operational entity without active revenue and relies on equity financing to execute its strategic growth plan.

Strategic Rationale for the Acquisitions

Overview of acquisition strategy

Tejascore Techsystems Inc. is pursuing an acquisition strategy designed to establish the Company as an automotive-technology group with capabilities across electronics and engineered plastics, with the longer-term aspiration of expanding into a broader, more integrated smart-cabin and vehicle-electronics platform. Rather than developing manufacturing operations organically, Tejascore intends to accelerate market entry, scale, and technological relevance by acquiring established businesses with proven product portfolios, long-standing OEM relationships, and operational footprints in key automotive hubs.

The Company's acquisition strategy focuses on identifying target companies that provide complementary capabilities. Tejascore is prioritizing businesses that offer:

•Advanced electronics and embedded systems, including instrument clusters, body control modules, gateways, and digital displays;

•Plastics, housings, and structural interior components, which are important for smart-cabin integration;

•Established revenue streams from leading OEMs across passenger vehicles, EVs, commercial vehicles, and two- and three-wheelers;

•Scalable manufacturing footprints with strong quality certifications; and

•Engineering talent and product-development capabilities aligned with the shift toward connected an and software-defined vehicles. The Company's two probable acquisitions are a 51% controlling interest in Alpha Maier Private Limited (India), which would be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited (India), which would be accounted for under the equity method. These companies were selected after evaluation of their strategic fit, product relevance, customer access, financial profiles, and long-term potential. Together, they are intended to provide a foundation for Tejascore to enter the automotive supply chain in India, combining electronics capabilities (accessed through the Company's equity method investment in Marelli UM) with plastics and interior-component manufacturing (through its consolidated subsidiary Alpha Maier). Because the Company will hold only a non-controlling interest in Marelli UM, it will not control that company's operations or commercial decisions, and its ability to integrate the two businesses into a single offering will be limited accordingly. In addition, the Company is evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. If completed, Paragon could add mechatronic and sensor technologies, including acoustics, position sensors, and interior-electronics modules, and engineering depth in Germany, advancing the Company's longer-term platform aspiration. However, Paragon is not a probable acquisition, its financial statements are not presented or combined in this Offering Circular, no portion of the offering proceeds is committed to Paragon, and a Paragon acquisition may never be completed. Accordingly, descriptions of Tejascore as a multi-continent, vertically integrated, or full-stack supplier reflect a long-term aspiration contingent on future acquisitions and development, not the Company's position upon completion of the two probable acquisitions. See "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors. Tejascore intends to use the proceeds from this Regulation A offering, together with potential follow-on financing, to complete the two probable acquisitions, strengthen working capital, invest in modernization and automation at the operations it controls, and integrate its consolidated subsidiary, while coordinating with its equity method investee to the extent its non-controlling position permits. There can be no assurance that the Company will complete the acquisitions or achieve its strategic objectives.

Why Marelli UM India Strengthens Electronics Capability

The acquisition of Marelli UM Electronic Systems Pvt. Ltd. (“Marelli UM India”) is a foundational component of Tejascore’s strategy to establish a dominant position in automotive electronics and smart-cabin technologies. Marelli UM India provides immediate entry into one of the fastest-growing automotive electronics markets globally and brings capabilities that would require multiple years and significant investment to build organically. The Company believes that Marelli UM India strengthens Tejascore’s electronics platform in the following strategic ways-

1.Direct Access to High-Value Automotive Electronics Segments

Marelli UM India designs and manufactures critical electronic modules, including digital and hybrid instrument clusters, body control modules, gateway ECUs, and driver-display systems, product categories that represent rapidly growing content per vehicle across internal combustion, hybrid, and electric platforms.

2.Established OEM Customer Base With Long-Cycle Program Awards

Marelli UM India has longstanding relationships with major Indian automotive OEMs and supplies electronics across multiple vehicle categories. These relationships provide Tejascore with immediate revenue streams and program visibility tied to multi-year vehicle platforms.

3.Fully Developed SMT, THT, and Automotive-Grade Manufacturing Infrastructure

The company operates validated electronics manufacturing systems including SMT placement lines, THT processes, automated inspection, end-of-line testing, and IATF-certified quality management, capabilities that form the backbone of Tier-1 electronics supply.

4.Embedded Software and Calibration Capabilities

Marelli UM India brings embedded-software development, diagnostics, calibration, and CAN-based integration capabilities essential for modern HMI, cluster, and body-electronics applications. These software competencies are increasingly strategic as OEMs shift toward software-defined architectures.

5.Engineering Talent and Program-Management Expertise

With an experienced engineering team skilled in electronics design, validation, PPAP, EMC/EMI compliance, and OEM program execution, the business significantly enhances Tejascore’s ability to manage complex electronics programs and respond to OEM technical requirements.

6.Strategic Positioning in India’s High-Growth Automotive Market

India is emerging as a global hub for automotive electronics due to rising digital content in vehicles, domestic demand growth, and increasing export programs. Marelli UM India positions Tejascore to participate directly in this expansion.

7.Platform Synergy With Future Group Companies

The electronics platforms developed by Marelli UM India, digital clusters, BCMs, gateways, and display modules, integrate naturally with the plastics (Alpha Maier) and mechatronics/sensors (Paragon) capabilities Tejascore plans to acquire, enabling full-package smart-cabin solutions.

8.Accelerated Time-to-Market for Tejascore’s Product Strategy

Acquiring an already operational and OEM-approved electronics supplier enables Tejascore to enter production programs much faster than building new capabilities, reducing development timelines and accelerating revenue generation.

9.Foundation for a Multi-Continent Electronics R&D Network

Tejascore may seek to coordinate with Marelli UM India's engineering teams to support electronics development. Because Tejascore would hold only a 39.51% non-controlling interest in Marelli UM India and would not control that company, any such collaboration would depend on the cooperation of Marelli UM India and its controlling shareholder and cannot be assured. A broader multi-continent electronics R&D network, including German engineering operations, would arise only through a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never be completed.

Why Paragon Strengthens Mechatronics and Sensors Capability

If the Company were to complete a possible future acquisition of Paragon GmbH & Co. KGaA, Paragon could add mechatronics and sensor capabilities, including sensors, acoustics, and interior-electronics modules, that would complement the electronics and plastics capabilities of the two probable acquisitions. Paragon is not a probable acquisition, is not combined in this Offering Circular, and may never be acquired; accordingly, these capabilities are contingent and should not be assumed. See "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors.

Why Alpha Maier Strengthens Plastics and Interiors Integration

The proposed acquisition of Alpha Maier Pvt. Ltd. (“Alpha Maier”) forms the third critical pillar of Tejascore’s integrated automotive-technology platform. Alpha Maier provides the plastics, housings, interior-structure, and precision-molding capabilities required to support and complete Tejascore’s end-to-end smart-cabin and electronics strategy. The Company believes that Alpha Maier strengthens the group’s long-term competitiveness in the following strategic ways-

1.Essential Plastics Capabilities for Smart-Cabin Systems

Many of the high-growth electronics components Tejascore will produce, such as digital clusters, hybrid displays, BCMs, sensors, and gateway modules, require precision-molded housings, bezels, frames, light guides, and interior trims. Alpha Maier provides these core plastics capabilities in-house, enabling full product integration rather than reliance on external suppliers.

2.Vertical Integration that Reduces Cost, Complexity, and Lead Times

By combining electronics (Marelli UM India), mechatronics (Paragon), and plastics (Alpha Maier), Tejascore reduces-

•reliance on third-party plastics vendors

•cost volatility in molds and housings

•logistics complexity and delays

•quality-risk from multi-part supply chains

•need for repeated design-tool validation with external molding partners

Vertical integration is a major competitive advantage in the automotive smart-cabin market.

3.Strong Position in Critical Interior Components

Alpha Maier manufactures components essential to dashboard and interior systems, such as-

•instrument cluster housings

•dashboard trims and bezels

•decorative and functional interior plastics

•precision-molded structural parts

•connector housings and electronics enclosures

These components directly complement electronics from Marelli UM India and sensors/mechatronics from Paragon.

Established Customer Relationships in India’s Growing Automotive Market

Alpha Maier supplies leading Indian OEMs and Tier-1 suppliers, giving Tejascore access to-

•large-volume assemblies in India

•domestic OEM model refreshes

•cost-sensitive EV and mobility platforms

•growing demand for localized plastics content in vehicles

This aligns with India’s status as one of the fastest-growing auto markets globally.

Capacity to Localize High-Volume Plastics for Electronics Programs

India's OEMs increasingly demand-

•domestic plastics production

•lower tooling and part costs

•shorter lead times

•flexible scale-up capability

Alpha Maier enables Tejascore to localize high-volume housing and trim components instead of importing plastics from Europe or China.

Enhanced Control Over Design-to-Production Lifecycle

With plastics in-house, Tejascore can integrate-

•early design collaboration

•DFM (Design for Manufacturing) optimization

•fast prototyping

•mold development

•iterative improvements

•synchronized PPAP

•consistent fit-and-finish quality

This improves engineering efficiency and accelerates program launch timelines.

Seamless Mechanical Integration With Electronics and Sensors

Electronics and sensors require-

•precision alignment

•structural isolation

•thermal management

•vibration damping

•optical clarity for displays

Alpha Maier’s molded housings are integral for the mechanical reliability of-

•digital instrument clusters

•hybrid displays

•BCMs and gateways

•air-quality sensors

•acoustic modules

This integration boosts Tejascore’s ability to offer fully packaged modules rather than standalone electronics.

Strengthening Tejascore’s Ability to Bid for Full Modules Instead of Single Components

OEMs prefer suppliers that can deliver-

•full dashboard modules

•complete cluster assemblies

•integrated electronics + plastics packages

•multi-part interior kits

By acquiring Alpha Maier, Tejascore becomes a one-stop solution, significantly increasing its competitiveness in future RFQs and program nominations.

Improved Margin Profile Through Internalized Housings and Plastics

Margins are higher when electronics are paired with plastics

•supply-chain dependencies are reduced

•cost-down cycles are absorbed internally

Alpha Maier enhances Tejascore’s margin resiliency and cost competitiveness.

Strategic Fit Within the Three-Pillar Tejascore Group

Pillar	Company	Strategic Role
Electronics	Marelli UM India (39.51% equity method investment)	Instrument clusters, body control modules, gateways
Plastics & Interiors	Alpha Maier India (51% consolidated subsidiary)	Housings, trims, bezels, molding

The two probable acquisitions combine automotive electronics capabilities (through the Company's equity method investment in Marelli UM India) with plastics and interior-component manufacturing (through its consolidated subsidiary Alpha Maier India), supporting Tejascore's strategy of building toward an integrated smart-cabin and vehicle-electronics platform. Because the Company will hold only a non-controlling interest in Marelli UM, it will not control that company's operations. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. If completed, Paragon could add a mechatronics and sensors pillar, contributing sensors, acoustics, and interior electronics capabilities. However, Paragon is not a probable acquisition, is not combined in this Offering Circular, and may never be completed; investors should not assume that the mechatronics and sensors capabilities described would be added.

How the Two Probable Acquisitions Advance Tejascore's Integrated-Supplier Strategy

The two probable acquisitions, a 51% controlling interest in Alpha Maier Private Limited (India), to be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited (India), to be accounted for under the equity method, are intended to advance Tejascore Techsystems Inc.'s strategy of building toward an integrated supplier of automotive electronics, interior systems, and precision plastics for OEMs. Individually, each target offers specialized capabilities; together, they combine automotive electronics with plastics and interior-component manufacturing. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition that, if completed, could add mechatronics, sensors, and acoustics capabilities; Paragon is not a probable acquisition, is not combined in this Offering Circular, and may never be completed. Because the Company will hold only a non-controlling interest in Marelli UM, it will not control that company's operations or commercial decisions.

Product Capability Across Electronics and Plastics

Capability	Contributed By	Strategic Strength
Electronics & Embedded Systems	Marelli UM India (equity method investment)	Clusters, body control modules, gateways, displays, embedded software
Plastics & Structural Components	Alpha Maier India (consolidated subsidiary)	Housings, trims, bezels, structural parts

If a possible future acquisition of Paragon were completed, it could add a sensors, acoustics, and mechatronics capability; however, that contribution is contingent on an acquisition that is not probable and may not occur.

Combining Electronics and Plastics into Modules

Modern OEMs increasingly prefer suppliers who can deliver assembled, validated, ready-to-install systems, such as complete instrument cluster assemblies and digital display modules with integrated housings. Through the two probable acquisitions, Tejascore would have access to automotive electronics (through its equity method investment in Marelli UM) and to the structural plastics that house them (through its consolidated subsidiary Alpha Maier), which may support the delivery of more integrated solutions and reduce dependence on certain third-party suppliers. The Company's ability to coordinate these capabilities will be limited by its non-controlling position in Marelli UM.

Manufacturing Footprint in India

Through the two probable acquisitions, Tejascore would obtain electronics capabilities and plastics and molding facilities within India's automotive ecosystem, enabling participation in Indian OEM platforms and, through the acquired entities' existing customer relationships, in certain export and other programs. A dual-continent footprint, which many global Tier-1 suppliers maintain, would depend on a possible future acquisition of Paragon and is therefore not assured.

Diversified OEM Customer Base

Together, the two Indian companies supply OEMs across passenger vehicles, two-wheelers and three-wheelers, EV manufacturers, and commercial vehicles, which may reduce customer concentration relative to a single-company business. Access to premium European OEM programs would depend on a possible future acquisition of Paragon and is not assured.

Combined Engineering Capabilities

The two probable acquisitions bring together embedded software and electronics design capabilities (at Marelli UM India) and plastics engineering and design-for-manufacture capability (at Alpha Maier India). The Company believes these complementary domains may, over time, support cross-functional problem-solving for OEM programs, recognizing that engineering coordination with Marelli UM will be constrained by the Company's non-controlling interest. Additional sensor and acoustics engineering depth would be contingent on a possible future acquisition of Paragon.

Potential Synergies and Cautionary Note

The Company anticipates that the two probable acquisitions may, over time, generate technology, operational, and financial synergies, including potential procurement efficiencies, the ability to bid for more integrated modules combining electronics and plastics, and improved cost structures through partial vertical integration. The realization of any such synergies is uncertain, may take longer or cost more than anticipated, and is significantly constrained by the fact that Marelli UM will be a non-controlled equity method investee whose operations, procurement, and commercial decisions remain with its controlling shareholder. There can be no assurance that any anticipated synergies will be achieved. Investors should read this discussion together with the Risk Factors, including the risk factor titled "Projected synergies, cost savings, and cross-company efficiencies may not materialize." To the extent any element of this strategy depends on capabilities that would be provided by Paragon, those benefits are contingent on a possible future acquisition that is not probable.

A Foundation for Future Growth

The Company intends for the two probable acquisitions to establish a foundation, including program-management capability, manufacturing in India, and cross-domain engineering, that may support additional acquisitions and expansion over time, which could include EV electronics, telematics, advanced sensors, and, if it becomes probable, a future acquisition of Paragon. Any such expansion is subject to the availability of capital, suitable opportunities, and the other conditions and risks described in this Offering Circular.

Post-Acquisition Business Model

Product Portfolio

Following the completion of the two probable acquisitions, Tejascore would operate with a product portfolio spanning automotive electronics and molded interior components. This portfolio would combine the electronics capabilities of Marelli UM India, in which the Company would hold a 39.51% non-controlling interest accounted for under the equity method, with the plastics and molding operations of Alpha Maier India, which would be a consolidated subsidiary. Electronics such as digital and hybrid instrument clusters, body control modules, gateway controllers, display systems, and embedded-software platforms could be paired with structurally robust plastic enclosures manufactured by Alpha Maier, supporting OEM requirements for integrated electronics modules, lightweight materials, and improved ergonomics. Because the Company will not control Marelli UM, its ability to coordinate these capabilities into combined offerings will be limited. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. If completed, a Paragon acquisition could add sensor systems, acoustics, and precision mechatronics to the portfolio, enabling a broader range of smart-cabin solutions. However, Paragon is not a probable acquisition, is not combined in this Offering Circular, and may never be completed, and investors should not assume that these capabilities will be added. Descriptions in this Offering Circular of a "full-stack" or fully integrated smart-cabin portfolio reflect a long-term aspiration that depends in part on a possible future acquisition of Paragon and other future development, and are not representative of the Company's portfolio upon completion of the two probable acquisitions.

Manufacturing and Engineering Footprint

Upon completion of the two probable acquisitions, Tejascore would operate, directly and through its equity method investment, within a manufacturing and engineering footprint located in India, combining the electronics production capabilities of Marelli UM India with the plastics and molding infrastructure of Alpha Maier India. Marelli UM India operates an automotive-grade electronics manufacturing facility equipped with SMT, THT, automated inspection, functional testing, and embedded-software development teams supporting Indian and export programs; however, that facility is operated by Marelli UM, which the Company will not control. Alpha Maier's plastics facilities in India add high-volume injection molding, tool-development capability, design-for-manufacturability expertise, and production of structural interior components. These capabilities are intended to support product development activities in India, from molding and electronics assembly to validation and series production, although the Company's ability to integrate activities at Marelli UM will be constrained by its non-controlling position. A dual-continent footprint, including high-precision mechatronics and sensor engineering in Germany, would depend on a possible future acquisition of Paragon and is therefore not assured. Tejascore's U.S. office would provide corporate, governance, and capital-markets functions rather than manufacturing.

OEM Customer Base

Following the completion of the two probable acquisitions, Tejascore would benefit from access to a diversified OEM customer base in India across multiple vehicle segments. Marelli UM India has relationships with major Indian passenger-vehicle manufacturers, two-wheeler and three-wheeler OEMs, and emerging EV producers, supported by multi-year electronics programs for instrument clusters, body controllers, and gateway systems; this access would be through the Company's non-controlling equity method investment. Alpha Maier supplies molded interior components, housings, and structural plastics to leading Indian OEMs and Tier-1 suppliers. Together, these customer networks span mass-volume, value-driven segments in the Indian market, which may reduce dependence on any single customer or segment. Access to premium European automotive brands would depend on a possible future acquisition of Paragon and is not assured.

Market Strategy

Following the completion of the two probable acquisitions, Tejascore intends to pursue a growth strategy focused on India, leveraging the customer relationships and product specializations of the two Indian businesses. In India, the Company plans to build scale through Marelli UM India's electronics business (held through an equity method investment) and Alpha Maier's plastics operations, targeting increased penetration in passenger vehicles, two- and three-wheeler platforms, and the domestic EV segment. Tejascore's U.S. headquarters would serve as the strategic, compliance, and investor-relations hub. Over time, the Company may seek to expand its geographic footprint and product capabilities through internal development and further acquisitions. Expansion into Germany and the broader European premium market, including sensor-rich and mechatronic interior systems, would depend on a possible future acquisition of Paragon, which is not probable and may never occur. This strategy is intended to support revenue diversification within India, though there can be no assurance that it will succeed.

Localization, Scale, and Vertical-Integration Considerations

The two probable acquisitions are intended to provide Tejascore with advantages in localization, scale, and partial vertical integration in India. Through Alpha Maier (as a consolidated subsidiary) and its access to Marelli UM (as an equity method investee), Tejascore would have access to cost-efficient, high-volume manufacturing for plastics and to electronics capabilities, which may enable OEMs to localize certain cockpit and body-electronics modules and may enhance export competitiveness. Combining electronics and molded plastics across the group may allow the Company to coordinate certain design, tooling, and validation activities and to pursue procurement efficiencies in areas such as resins, mechanical parts, and tooling. The degree of vertical integration achievable is limited, however, because Marelli UM will be a non-controlled equity method investee whose operations, procurement, and engineering decisions remain with its controlling shareholder, and because the sensors and mechatronics elements of a fully integrated model would depend on a possible future acquisition of Paragon. There can be no assurance that the anticipated localization, scale, or vertical-integration benefits will be realized. The fuller vertically integrated, multi-continent model described elsewhere in this Offering Circular reflects a long-term aspiration contingent on future acquisitions, including a possible acquisition of Paragon, rather than the Company's position upon completion of the two probable acquisitions.

Expected Competitive Positioning

Upon completion of the two probable acquisitions, Tejascore would seek to develop competitive positioning as an emerging supplier by combining the automotive electronics capabilities accessed through its equity method investment in Marelli UM India with the plastics and interior-structure expertise of its consolidated subsidiary Alpha Maier India. This combination is intended to allow the Company, over time, to offer OEMs more integrated cluster-and-housing solutions rather than isolated components, consistent with the procurement preferences of automakers that increasingly seek validated, ready-to-install sub-systems.

The Company's ability to coordinate these capabilities is limited by the fact that it will hold only a 39.51% non-controlling interest in Marelli UM and will not control that company's operations or commercial decisions. A dual-continent footprint addressing premium European programs, and the addition of sensor, acoustics, and mechatronics capabilities, would depend on a possible future acquisition of Paragon, which is not probable and may never occur. Accordingly, descriptions in this Offering Circular of Tejascore as a vertically integrated, multi-continent, or full-stack Tier-1 supplier reflect a long-term aspiration contingent on future acquisitions and internal development, and not the Company's position upon completion of the two probable acquisitions. There can be no assurance that Tejascore will achieve Tier-1 positioning.

Products and Technology Roadmap

Following completion of the two probable acquisitions, Tejascore's product exposure would be anchored by Marelli UM India's electronics capabilities, accessed through an equity method investment, which include analog, hybrid, and fully digital instrument clusters, high-resolution TFT display modules, body control modules, gateway ECUs, telematics-adjacent electronics, and embedded software for CAN, LIN, and emerging domain-controller architectures. Alpha Maier India, as a consolidated subsidiary, would contribute the structural housings, bezels, light guides, interior trims, and precision-molded enclosures required for integrated cluster assemblies, cockpit displays, and interior modules. The Company's technology roadmap emphasizes next-generation digital cockpits with larger and multi-screen displays, advanced HMI, and improved optical performance; gateway and body controllers supporting zonal and domain architectures; and lightweight structural plastics engineered for EV platforms. Tejascore intends to support investment, primarily at its consolidated subsidiary and through collaboration with its equity method investee where feasible, in embedded software development, cybersecurity and functional-safety alignment (including ISO 26262 and ISO/SAE 21434), and model-based design environments. Sensor, acoustics, and mechatronics capabilities, and any associated air-quality and cabin-wellness modules, would be added only through a possible future acquisition of Paragon, which is not probable. The roadmap described above is forward-looking, depends on the Company's non-controlling position at Marelli UM and on capital availability, and may not be realized.

Research and Development Strategy

Tejascore's research and development strategy focuses on the capabilities of its two probable acquisitions in India: the electronics and embedded-software engineering accessed through its equity method investment in Marelli UM India, and the design-for-manufacturing and plastics-engineering strengths of its consolidated subsidiary Alpha Maier India, with U.S.-based strategic and compliance oversight. Because Tejascore will not control Marelli UM, its ability to direct that company's R&D is limited, and coordination will depend on the cooperation of Marelli UM and its controlling shareholder. The Company intends to support development of cost-efficient electronics designs for clusters, body control modules, gateways, and embedded systems, and the design of structural housings, bezels, light guides, and complex molds optimized for tight-tolerance electronics integration. Tejascore expects to enhance embedded-software capabilities for HMI, LIN/CAN/FlexRay/Ethernet architectures, cybersecurity hardening, OTA readiness, AUTOSAR-compliant development, diagnostics, and EV-specific control logic, and to expand laboratory and validation infrastructure in India for EMC/EMI testing, environmental simulation, reliability testing, and ECU-level validation aligned with IATF 16949, applicable Indian standards, ISO 26262, and ISO/SAE 21434. A distributed multinational R&D network including German sensor and acoustics engineering, and the associated sensor-fusion and acoustic-tuning capabilities, would depend on a possible future acquisition of Paragon, which is not probable. These initiatives are forward-looking and may not be realized.

Manufacturing Strategy

Tejascore's manufacturing strategy centers on the India-based capabilities of its two probable acquisitions: the electronics assembly capabilities of Marelli UM India (accessed through an equity method investment and operated by Marelli UM, which the Company will not control) and the plastic injection molding and tool-making operations of its consolidated subsidiary Alpha Maier India. The Company intends, to the extent of its control and influence, to support standardized operating procedures, quality benchmarks, and product lifecycle management consistent with IATF 16949, ISO 9001, ISO 14001, and applicable regional requirements, and to support automation in areas such as molding, inspection, and functional testing. Because the Company will not control Marelli UM, its ability to direct manufacturing practices at that company is limited, and any harmonization will depend on the cooperation of Marelli UM and its controlling shareholder. A dual-continent manufacturing footprint, including premium sensor and mechatronics assembly in Germany, and any “design anywhere, build anywhere” model spanning India and Germany, would depend on a possible future acquisition of Paragon, which is not probable and may never occur. The Company plans to rationalize procurement of resins, mechanical parts, and tooling at its consolidated operations to improve bargaining leverage and supply resilience. These manufacturing objectives are forward-looking and may not be achieved.

Sales, Marketing, and OEM Engagement Model

Tejascore intends to pursue OEM engagement focused on the Indian market, supported by its U.S. headquarters for corporate governance, strategy, and investor relations. The Company expects to engage OEMs through technical collaboration beginning at the concept and feasibility stage, and to deploy program-management teams that interface with OEM engineering, sourcing, and quality functions. In India, the Company will seek to expand relationships with passenger-vehicle, two-wheeler, three-wheeler, and EV OEMs by offering locally manufactured plastics solutions through its consolidated subsidiary Alpha Maier and, where the Company's non-controlling position at Marelli UM permits coordination, by supporting bundled cluster-and-housing offerings. Access to premium European OEM programs, and engagement in comfort, acoustic, and sensor-rich interior programs, would depend on a possible future acquisition of Paragon, which is not probable. The Company's marketing will reflect its actual capabilities at any given time; statements describing seamless electronics-mechatronics-plastics integration or a global multi-continent capability are forward-looking and contingent on future acquisitions, including a possible acquisition of Paragon, and may not be realized.

Revenue Model and Growth Drivers

Following the two probable acquisitions, Tejascore's results would reflect the consolidation of Alpha Maier (as a 51% subsidiary, with a non-controlling interest for the 49% held by the existing minority shareholder) and the equity method recognition of the Company's 39.51% share of Marelli UM's results as a single line item. Revenue recognized in the Company's consolidated statements of operations would derive principally from Alpha Maier's plastics and molded-component programs; the Company's economic interest in Marelli UM's electronics programs would be reflected through equity in earnings or losses rather than as consolidated revenue. In India, growth may be supported by rising electronic and plastic content per vehicle, OEM transitions from analog to digital instrumentation, growth in two-wheeler and EV programs, and increased localization. Margin and scale benefits may arise from partial vertical integration between electronics and plastics, although the degree achievable is limited by the Company's non-controlling position at Marelli UM. Revenue from premium European programs and from sensor and acoustics categories would depend on a possible future acquisition of Paragon, which is not probable. All forward-looking statements regarding revenue and growth are subject to the risks described in this Offering Circular, and there can be no assurance they will be achieved.

Competitive Advantages

Tejascore believes that, upon completion of the two probable acquisitions, its potential advantages would arise from combining automotive electronics capabilities (accessed through its equity method investment in Marelli UM India) with plastics and interior-structure manufacturing (through its consolidated subsidiary Alpha Maier India), which over time may support more integrated cluster-and-housing offerings, partial cost control through vertical integration in India, and access to a diversified Indian OEM customer base spanning passenger vehicles, two- and three-wheelers, and emerging EV manufacturers. These potential advantages are subject to important limitations. The Company will not control Marelli UM and cannot direct its operations, procurement, or commercial decisions. The broader cross-domain capability spanning sensors, acoustics, and mechatronics, the German engineering presence, and the multi-continent footprint that would support competition against established global Tier-1 suppliers, would depend on a possible future acquisition of Paragon, which is not probable and may never occur. The Company faces competition from established Tier-1 suppliers with greater scale, resources, and global breadth. There can be no assurance that the Company will realize the advantages described.

Intellectual Property, Licensing, and Technology Access

Tejascore, as a newly formed holding company, does not currently own patents or standalone proprietary platforms. Through the two probable acquisitions, the Company would obtain access to intellectual assets associated with the Indian targets, including, at its consolidated subsidiary Alpha Maier, tool designs, plastics DFM/DFMEA methodologies, and mold-specific know-how, and, through its equity method investment in Marelli UM, exposure to embedded-software and hardware-design frameworks (access to which will be subject to the Company's non-controlling position and to Marelli UM's existing arrangements with its controlling shareholder and technology partners). The Company intends to respect any pre-existing licensing obligations of the target companies and to formalize and expand its own intellectual-property estate over time, primarily at its consolidated subsidiary, including in areas such as cluster-housing architectures and lightweight EV interior structures. Access to Paragon's patents, proprietary sensor technologies, acoustic modules, and specialized materials knowledge would arise only through a possible future acquisition of Paragon, which is not probable. The Company's intellectual-property strategy will incorporate cybersecurity and data-security protocols consistent with ISO/SAE 21434 and applicable best practices.

Human Capital and Leadership

Following the two probable acquisitions, Tejascore would have access to the workforces of its Indian targets. Alpha Maier, as a consolidated subsidiary, contributes a workforce skilled in plastics design, mold development, and high-volume injection molding. Marelli UM, in which the Company would hold a non-controlling equity method interest, employs electronics and software talent experienced in high-volume production and automotive-grade validation; however, Marelli UM's workforce would remain under the management of Marelli UM and its controlling shareholder, not Tejascore. The Company intends to deploy a leadership structure that combines local operational management at its consolidated subsidiary with centralized oversight from its U.S. management team, and to invest in talent retention and recruitment in areas such as software architecture, cybersecurity, and digital cockpit development. A cross-border talent ecosystem spanning German engineering, and the integration of a German workforce, would arise only through a possible future acquisition of Paragon, which is not probable. The Company will seek to comply with applicable labor, safety, and environmental standards in the jurisdictions in which it operates.

ESG and Sustainability Strategy

Tejascore intends to operate as a responsible company, integrating environmental stewardship, social responsibility, and strong governance across its operations in India and its corporate functions in the United States. At its consolidated subsidiary Alpha Maier, the Company intends to support environmental-management practices consistent with ISO 14001, including monitoring of emissions, resource consumption, and waste, increased use of recyclable and lightweight polymers, and reduction of hazardous materials, and to support worker safety, fair-employment practices, and supplier-code adherence. Governance will be overseen from the Company's U.S. structure, including policies on ethical conduct, anti-corruption, cybersecurity and data protection, related-party transactions, and transparent financial reporting, with board-level oversight of ESG matters. The Company's ability to direct ESG practices at Marelli UM is limited by its non-controlling position. ESG initiatives associated with German operations would arise only through a possible future acquisition of Paragon, which is not probable. Over time, the Company expects to publish ESG disclosures as part of its commitment to transparency. These intentions are forward-looking and subject to capital availability and the Company's degree of control.

Facilities and Geographic Footprint

Following the two probable acquisitions, Tejascore would operate, directly and through its equity method investment, within a footprint located in India, together with its corporate headquarters in the United States. Alpha Maier, as a consolidated subsidiary, contributes injection-molding facilities, tooling workshops, and plastics-material handling supporting the production of housings, bezels, structural interior parts, and precision-molded components. Marelli UM operates an automotive-grade electronics manufacturing facility in India with SMT, THT, automated inspection, functional testing, and embedded-software development; that facility is operated by Marelli UM, which the Company will not control, and the Company's interest in it is a non-controlling equity method investment. Tejascore's U.S. headquarters in Florida functions as the hub for corporate governance, strategic planning, investor engagement, and regulatory compliance, rather than manufacturing. A high-precision engineering, sensor, and mechatronics presence in Germany would arise only through a possible future acquisition of Paragon, which is not probable and may never occur. The Company believes its current and accessible facilities are adequate for its present plans, recognizing that it does not control the Marelli UM facility.

Supply Chain, Procurement, and Vendor Ecosystem

Through its consolidated subsidiary Alpha Maier, Tejascore would have access to established supply chains for resins, molding compounds, mechanical subcomponents, metal inserts, and tooling, governed by vendor-qualification, quality-audit, and PPAP-validation practices. Through its equity method investment in Marelli UM, the Company would have indirect exposure to electronics supply chains for semiconductors, PCBs, and related components, although procurement decisions at Marelli UM remain with that company and its controlling shareholder. The Company intends to pursue procurement efficiencies and dual-sourcing for critical inputs at its consolidated operations, supported by ERP-based planning and traceability, and to maintain vendor-development programs to support localized sourcing in India. A consolidated, multi-continent procurement framework spanning India and Germany, and access to Paragon's European sensor-component vendor ecosystem, would arise only through a possible future acquisition of Paragon, which is not probable.

Quality Systems and Compliance Framework

Tejascore intends to build its quality framework on the automotive-grade processes maintained by its Indian targets. At its consolidated subsidiary Alpha Maier, injection-molding and tooling operations follow standardized procedures for mold qualification, dimensional validation, flow and warpage analysis, cosmetic approval, and durability testing, consistent with ISO 9001 and, where applicable, IATF 16949-aligned practices and APQP, PPAP, FMEA, MSA, and SPC disciplines. Marelli UM maintains its own quality systems for electronics manufacturing; because the Company will not control Marelli UM, the Company's ability to direct those systems is limited and will depend on cooperation. The Company intends to support functional-safety and cybersecurity processes aligned with ISO 26262 and ISO/SAE 21434 for electronics and software-intensive modules where it has the ability to do so, and to align with applicable environmental and labor regulations in India. Advanced sensor-calibration, acoustic-validation, and German validation methodologies would be added only through a possible future acquisition of Paragon, which is not probable. Over time, the Company intends to support digital quality tools at its consolidated operations. These objectives are forward-looking and may not be fully realized.

Information Technology and Digital Infrastructure

Tejascore intends to establish an IT and digital governance layer operating from its U.S. management hub, defining IT policies, cybersecurity protocols, data-governance standards, and access controls applicable to the operations it controls. At its consolidated subsidiary Alpha Maier, the Company intends to support MES, PLM, mold-design, and process-monitoring systems and to integrate them into a common engineering and reporting environment. The Company's ability to integrate Marelli UM's IT systems is limited by its non-controlling position, and any data exchange will depend on arrangements with Marelli UM and its controlling shareholder. Cybersecurity will be a core element of the Company's IT roadmap, with alignment to ISO/SAE 21434, secure coding practices, network segmentation in controlled manufacturing environments, and monitoring designed to protect proprietary software, calibration data, and confidential information. A unified multinational IT backbone spanning German engineering systems would arise only through a possible future acquisition of Paragon, which is not probable. The Company expects to deploy management dashboards for financial, procurement, and program oversight at its controlled operations. These initiatives are forward-looking.

Risk Management and Internal Controls

Tejascore intends to implement an enterprise risk-management and internal-controls framework overseen from its U.S. headquarters, applying consistent policies and controls to the operations it controls and aligning with U.S. regulatory expectations and applicable automotive requirements. At its consolidated subsidiary Alpha Maier, the Company intends to support operational risk assessments, PPAP/APQP compliance, supplier-quality audits, preventive maintenance, and engineering-change governance, together with standardized accounting policies, multi-level approvals, internal audit, segregation of duties, and treasury controls supporting accurate consolidated financial reporting under U.S. standards. Because the Company will hold only a non-controlling interest in Marelli UM, its internal controls cannot extend to that company's operations; the Company will instead rely on information provided by Marelli UM to apply the equity method and will be exposed to the risk that such information is incomplete or untimely, as described in the Risk Factors. The Company intends to maintain crisis-response and business-continuity protocols and to deploy a risk committee to monitor key risk indicators across its controlled operations. Risk-management integration spanning German operations would arise only through a possible future acquisition of Paragon, which is not probable.

Corporate Governance Structure

Tejascore's corporate governance is designed to support oversight of its operations from its U.S. headquarters and to comply with U.S. regulatory expectations. The Company intends to maintain a Board of Directors with relevant expertise and board-level committees addressing audit, risk, compensation, nomination, and ESG matters, supported by internal policies covering ethical conduct, anti-bribery and anti-corruption, conflicts of interest, whistleblower protection, related-party transaction approvals, and data governance. The Company intends to enforce U.S.-aligned internal controls, including delegation-of-authority matrices, multi-level approvals, independent internal audit, and standardized accounting procedures supporting transparent financial reporting. Operational governance will address its consolidated subsidiary Alpha Maier directly; with respect to Marelli UM, the Company's governance rights will be those of a 39.51% non-controlling shareholder, and it will not control that company. Governance arrangements relating to a German operation would arise only through a possible future acquisition of Paragon, which is not probable. The Company intends to maintain shareholder communications and SEC-compliant financial reporting.

Regulatory Compliance and Industry Certifications

Tejascore intends to operate under a compliance framework incorporating the certifications and systems maintained by its Indian targets, including ISO 9001, ISO 14001, and, where applicable, IATF 16949-aligned practices at its consolidated subsidiary Alpha Maier, together with applicable Indian AIS/BIS requirements and U.S. governance norms. Functional-safety and cybersecurity alignment with ISO 26262 and ISO/SAE 21434 will be supported within product-development processes where the Company has the ability to do so. Regulatory oversight will be reinforced through internal audits, supplier-compliance programs, environmental-management systems, and adherence to labor, workplace-safety, and data-protection requirements in India. European regulatory obligations, including those applicable to a German issuer and to EU product and environmental directives, would become relevant only through a possible future acquisition of Paragon, which is not probable.

Customers and Key Relationships

Following the two probable acquisitions, Tejascore would have access to a diversified Indian OEM customer base. Through its consolidated subsidiary Alpha Maier, the Company supplies molded housings, cockpit plastics, interior trims, and structural components to automotive OEMs and Tier-1 suppliers. Through its non-controlling equity method investment in Marelli UM, the Company would have economic exposure to that company's relationships with Indian passenger-vehicle, two-wheeler, three-wheeler, and EV OEMs, supported by multi-year electronics programs; however, those customer relationships belong to Marelli UM, which the Company will not control. The Company intends to maintain and, where its degree of control and influence permits, expand these relationships through a key-account management approach. Relationships with premium German and European OEMs would arise only through a possible future acquisition of Paragon, which is not probable. Over time, the Company expects its Indian customer base to provide a diversified demand foundation, subject to the risks described in this Offering Circular.

Seasonality

Tejascore's business, following the two probable acquisitions, is expected to exhibit seasonality consistent with the Indian automotive sector. Production volumes for plastics housings, interior components, and related electronics programs may fluctuate with OEM factory shutdowns for annual maintenance (most notably around April and December), festive-season demand cycles, and year-end inventory adjustments, and Indian automotive production tends to soften during the monsoon period and OEM retooling. Pre-launch prototype builds, PPAP, and start-of-production transitions may create uneven quarterly patterns. The Company intends to mitigate seasonality through diversified customer exposure within India and multi-year platform programs, but seasonality is nonetheless expected to influence production scheduling, working capital, and revenue recognition. Seasonality dynamics associated with European premium programs would be relevant only upon a possible future acquisition of Paragon, which is not probable.

Legal Proceedings

Tejascore is not currently a party to any material legal proceedings. Following completion of the two probable acquisitions, the Company would consolidate Alpha Maier and would hold an equity method interest in Marelli UM. As described elsewhere in this Offering Circular, Marelli UM has disclosed contingent liabilities relating to tax disputes and a material uncertainty related to going concern. As part of its due diligence, Tejascore is reviewing each probable target's compliance records, labor matters, environmental obligations, warranty matters, tax assessments, and contingent liabilities. Any matters relating to Paragon are addressed in the separate section titled “Paragon GmbH & Co. KGaA: Possible Future Acquisition” and the related Risk Factors. Based on currently available information, Tejascore believes there are no existing legal matters against the Company that would have a material adverse effect on its business, operations, or financial position.

Property and Real Estate

Following the two probable acquisitions, Tejascore's property would consist of its leased U.S. headquarters at 1031 #56 Ives Dairy Road, Suite 228, Miami, Florida 33179, together with the facilities of its consolidated subsidiary Alpha Maier in India (injection-molding facilities, tooling workshops, material-handling zones, and finished-goods storage, generally held under medium- to long-term lease arrangements). Marelli UM operates electronics manufacturing, testing, engineering, warehouse, and administrative facilities in India; because the Company will hold only a non-controlling interest in Marelli UM, those facilities are not controlled by the Company and would not be consolidated. German facilities would become relevant only through a possible future acquisition of Paragon, which is not probable. The Company considers its controlled and corporate facilities to be adequate for its current requirements.

Insurance

Tejascore currently maintains general liability insurance and, following completion of the two probable acquisitions, intends to maintain an insurance program covering its corporate operations and its consolidated subsidiary Alpha Maier, including property, equipment breakdown, business interruption, product liability, employer liability and workers' compensation, fire and safety, cyber liability, and transit coverage appropriate to plastics-molding operations (covering molding machinery, tooling assets, resin storage, and related risks). With respect to Marelli UM, insurance is maintained by that company; as a non-controlling investor, Tejascore does not control Marelli UM's insurance program but will review its adequacy as part of due diligence. Insurance relating to German operations would become relevant only upon a possible future acquisition of Paragon, which is not probable. The Company intends to review coverage periodically as its operations evolve.

Material Agreements

In connection with the two probable acquisitions, Tejascore expects to enter into definitive share-purchase agreements for the 51% interest in Alpha Maier and the 39.51% interest in Marelli UM, addressing consideration, closing conditions, representations and warranties, indemnities, and post-closing obligations, and may enter into shareholder or governance arrangements, particularly with respect to its non-controlling position in Marelli UM. As of the date of this Offering Circular, no such definitive agreements have been executed. Each Indian target maintains supply agreements with automotive OEMs and Tier-1 customers and procurement agreements for materials and components;

with respect to Alpha Maier, these would be consolidated, while with respect to Marelli UM they remain agreements of a company the Company will not control. The Company intends to honor applicable contractual obligations of its consolidated subsidiary and to review material agreements during integration. Real-estate leases for the controlled operations constitute additional material agreements. Agreements relating to Paragon would arise only through a possible future acquisition of Paragon, which is not probable.

Regulatory Approvals for the Acquisitions

The two probable acquisitions of interests in Alpha Maier and Marelli UM are subject to Indian regulatory requirements, including filings under the Foreign Exchange Management Act (FEMA) and Reserve Bank of India regulations governing foreign direct investment, such as pricing guidelines, share-transfer reporting (including Form FC-TRS), and beneficial-ownership declarations, and may require approvals or notifications under India's Companies Act for share transfers and related corporate changes. In the United States, Tejascore must comply with SEC disclosure requirements applicable to this Regulation A offering, including disclosure of acquisition terms, financial statements, pro forma financial information, risk factors, and material agreements. The Company does not anticipate that CFIUS jurisdiction applies, because Tejascore is the acquiring U.S. entity and the probable targets operate in India. Internal board approvals will be required to authorize the acquisitions and related share issuances. German corporate, registry, antitrust, and lender-consent matters would arise only in connection with a possible future acquisition of Paragon, which is not probable; the Company would address such matters if and when a Paragon acquisition becomes probable. Based on current assessments, Tejascore does not expect regulatory impediments that would materially delay or prevent the two probable acquisitions, although closing remains subject to satisfaction of all applicable requirements and conditions.

Employee Count Summary

Tejascore itself currently has no operational employees aside from executive leadership. Following completion of the two probable acquisitions, the Company would consolidate the workforce of Alpha Maier (injection-molding technicians, toolmakers, plastics engineers, production staff, and quality inspectors) as a subsidiary, and would hold a non-controlling equity method interest in Marelli UM, whose workforce (production operators, electronics and software engineers, and technical specialists) would remain employed by and under the management of Marelli UM rather than Tejascore. Specific headcounts for each probable target are set out in the financial and related sections of this Offering Circular. A German workforce would be added only through a possible future acquisition of Paragon, which is not probable. The Company intends to invest in talent in areas such as embedded software, cybersecurity, and plastics engineering at the operations it controls.

Environmental and Safety Compliance

Tejascore intends to maintain environmental and workplace-safety standards across the operations it controls, under an environmental, health, and safety framework aligned with applicable Indian and U.S. requirements. At its consolidated subsidiary Alpha Maier, the Company intends to support environmental-management practices consistent with ISO 14001, including waste management, emissions and effluent monitoring, hazardous-material handling, and energy-efficiency measures, together with occupational health-and-safety practices such as training, machine safeguarding, chemical safety, fire safety, and incident reporting, consistent with the Factories Act, 1948 and applicable state regulations and Pollution Control Board norms. Because the Company will not control Marelli UM, its ability to direct that company's EHS practices is limited. EHS obligations associated with German operations would arise only through a possible future acquisition of Paragon, which is not probable. The Company intends to integrate environmental and safety metrics into management oversight for its controlled operations.

Forward-Looking Technology Initiatives

Tejascore's forward-looking technology initiatives focus on digital cockpit platforms (multi-display clusters, high-resolution displays, advanced HMI, and modular ECU architectures), gateway and body-electronics enhancements (including automotive Ethernet, enhanced diagnostics, secure communication, and OTA capability), and lightweight, EV-ready plastics and smart-surface integration. These initiatives draw on the electronics capabilities accessed through the Company's equity method investment in Marelli UM and the plastics and structural-design capabilities of its consolidated subsidiary Alpha Maier, recognizing that the Company does not control Marelli UM and that coordination depends on that company and its controlling shareholder. Initiatives in interior sensing, air-quality and CO2 detection, cabin acoustics, and advanced mechatronics would depend on a possible future acquisition of Paragon, which is not probable. The Company may pursue R&D partnerships and intends to invest, at the operations it controls and through collaboration where feasible, in model-based design, cybersecurity, and sensor-related software. All of the foregoing are forward-looking, depend on capital availability and the Company's degree of control, and may not be realized.

Summary of Competitive Landscape

Tejascore would operate within a competitive global automotive supply landscape that includes established Tier-1 and Tier-2 suppliers in electronics and interior plastics, many with greater scale, resources, and OEM relationships. In electronics, the Company's exposure is through its non-controlling equity method investment in Marelli UM, which competes with international suppliers of clusters, body control modules, and gateways. In plastics and interior structures, the Company's consolidated subsidiary Alpha Maier competes with regional and global molders supplying housings, trims, bezels, and structural components. The Company believes that combining electronics exposure with plastics manufacturing in India may, over time, support more integrated offerings, though its ability to do so is constrained by its non-controlling position at Marelli UM. The broader cross-domain capability spanning sensors, acoustics, and mechatronics, and a premium European presence, that would strengthen competition against leading global Tier-1 suppliers, would depend on a possible future acquisition of Paragon, which is not probable. The Company faces competitive risks from larger established suppliers and from emerging software-defined cockpit and display technology providers, and there can be no assurance as to its competitive position.

Summary of Key Strengths

Tejascore believes its potential strengths, upon completion of the two probable acquisitions, would include the combination of plastics and interior-structure manufacturing at its consolidated subsidiary Alpha Maier with electronics exposure through its equity method investment in Marelli UM; access to a diversified Indian OEM customer base; engineering capabilities in electronics, embedded software, and plastics design within India; quality systems aligned with recognized automotive standards at its controlled operations; and centralized U.S.-based governance and risk management as a U.S.-headquartered issuer. These potential strengths are subject to the limitation that the Company will not control Marelli UM, and to the fact that the fuller vertically integrated, multi-domain, multi-continent profile described in parts of this Offering Circular depends on a possible future acquisition of Paragon and other future development that is not probable and may not occur. The strengths described are forward-looking and subject to the risks set out in this Offering Circular.

Financial Overview

Alpha Maier’s financial performance reflects its position as a mid-sized automotive plastics and tooling supplier serving OEMs and Tier-1 customers across high-volume passenger-vehicle and two-wheeler segments. Revenue is primarily derived from the sale of injection-molded plastic components such as instrument-cluster housings, display bezels, interior trims, HVAC plastics, and support structures, supplemented by tooling revenues associated with mold design, fabrication, and commissioning for new vehicle programs. The company’s income profile is influenced by production schedules of customer platforms, timing of new model introductions, and demand variations within the Indian automotive industry. Margins in the molding business are shaped by raw-material pricing for polymers, energy costs, machine utilization levels, and the degree of engineering complexity associated with individual components. Tooling operations typically contribute episodic but higher-margin revenues, though their timing may vary based on OEM development cycles, engineering-change orders, and PPAP milestone requirements. Alpha Maier’s cost structure includes expenditures on polymers, tooling materials, machine maintenance, skilled labor, energy consumption, and facility operations, and profitability can fluctuate due to resin price volatility or customer-driven price-reduction expectations. The company’s balance sheet typically includes assets related to injection-molding machinery, tooling equipment, CNC/EDM systems, molds, and supporting infrastructure required for serial production. Working-capital requirements are influenced by resin inventories, tooling receivables, and OEM payment terms, which may extend depending on customer contract structures. Alpha Maier’s financial performance is also tied to macroeconomic factors affecting the Indian automotive sector, including consumer demand cycles, fuel prices, regulatory developments, and the pace of electrification, all of which may drive changes in plastics content, product design, and sourcing behavior. Overall, the company exhibits financial characteristics consistent with a specialized plastics and tooling manufacturer aligned to the automotive interior-systems value chain in India.

Strategic Importance Within Tejascore’s Acquisition Plan

Alpha Maier plays a strategically important role in Tejascore's acquisition framework by providing the plastics-engineering, tooling, and high-precision injection-molding capabilities that support the Company's strategy of building toward an integrated smart-cabin and interior-electronics platform. Its product portfolio, spanning instrument-cluster housings, display bezels, cockpit structures, HVAC ducts, and electronic-module enclosures, provides the mechanical and structural components that complement automotive electronics, including the electronics produced by Marelli UM India, in which the Company would hold a non-controlling equity method interest. As a consolidated subsidiary, Alpha Maier would give Tejascore direct, in-house capability in the plastic components and mechanical interfaces used to house and support displays, clusters, gateways, and body-control electronics in interior modules. This may reduce reliance on external plastics suppliers, lower cost of goods, improve design-to-manufacturing synchronization, and shorten development cycles at the Company's controlled operations. Alpha Maier's tooling division further enhances this capability by enabling rapid tool development, faster PPAP readiness, and engineering-change agility, which are increasingly important as OEMs transition toward complex digital dashboards, EV interiors, and high-integration cockpit architectures. The Company's ability to combine Alpha Maier's plastics capabilities with Marelli UM's electronics into integrated modules is limited because it will not control Marelli UM; any such coordination will depend on the cooperation of Marelli UM and its controlling shareholder. Alpha Maier's cost-efficient manufacturing base in India supports the Company's India-centered strategy and may improve supply-chain flexibility. The addition of sensor, acoustic, and mechatronic capabilities, and a European electronics and sensor development presence, that would extend this into a fuller, multi-continent, vertically integrated offering would depend on a possible future acquisition of Paragon GmbH & Co. KGaA, which is not probable and may never occur. Accordingly, while Alpha Maier strengthens the mechanical and structural layer of the Company's intended platform, descriptions of an end-to-end, vertically integrated, multi-continent smart-cabin offering reflect a long-term aspiration contingent on future acquisitions and development rather than the Company's position upon completion of the two probable acquisitions.

Description of Business, Marelli Um Electronic Systems Private Limited Corporate Background and Legal Structure

Marelli UM Electronic Systems Private Limited ("Marelli UM India") is an India-based automotive electronics manufacturer incorporated as a private limited company under the Companies Act, 2013. The company operates as part of the global Marelli group's electronics division and focuses on the design, engineering, and production of electronic control units, instrument clusters, digital displays, body-control modules, telematics and gateway controllers, and other embedded automotive systems for leading Indian OEMs and Tier-1 suppliers. Marelli UM India functions as an electronics manufacturer within the Indian automotive ecosystem, supported by established engineering capabilities, SMT/THT production lines, validation labs, and software-integration teams. Its legal structure as a private limited company enables it to undertake domestic manufacturing, technology development, software engineering, and commercial operations while complying with applicable Indian statutory requirements, including corporate governance norms, tax regulations, labor laws, and industry-specific electronics manufacturing mandates.

Marelli UM India operates under a shareholding structure in which Marelli group entities hold the majority interest, and its governance framework includes statutory directors, company secretarial compliance, and adherence to Indian corporate filing obligations. Tejascore proposes to acquire a 39.51% non-controlling interest in Marelli UM India, which would be accounted for under the equity method; the controlling interest would remain with Marelli Europe S.p.A., and Tejascore would not control Marelli UM India's operations, management, or commercial decisions. As a material operating entity with ongoing OEM contracts, validated electronics platforms, and established manufacturing infrastructure, Marelli UM India represents an important part of Tejascore's acquisition strategy, providing access, through a non-controlling equity method investment, to automotive electronics capabilities rather than to a consolidated business.

Overview of Business and Product Portfolio

Marelli UM India develops and manufactures a wide range of automotive electronic systems that serve as critical control, display, communication, and intelligence modules within modern vehicles. Its product portfolio includes analog and digital instrument clusters, TFT and hybrid display clusters, body-control modules (BCMs), gateway and telematics control units, HVAC control electronics, lighting controllers, seat-control modules, immobilizer units, and embedded electronic assemblies used across passenger vehicles, two-wheelers, commercial vehicles, and emerging EV platforms. The company also supports the development of advanced driver-information systems, diagnostic interfaces, and microcontroller-based ECUs that integrate with CAN, LIN, and emerging automotive Ethernet architectures. Marelli UM India’s electronics engineering capability spans hardware design, PCB layout, embedded-software development, firmware integration, functional-safety alignment, and platform customization based on OEM specifications. Its manufacturing operations produce high-volume SMT/THT assemblies, conformal-coated boards, display modules, and completely assembled ECU housings supported by automated test equipment (ATE), in-circuit testing, functional testing, environmental stress screening, and complete traceability systems. With a product lineup central to the digital cockpit, body electronics, and communication networks of Indian automotive platforms, Marelli UM India plays a key role in powering the electronic architecture of both mass-market and premium vehicles manufactured in India

Customers, OEM Relationships, and Market Position

Marelli UM India maintains long-standing relationships with many of India’s leading automotive OEMs and Tier-1 suppliers, supplying mission-critical electronic systems that form the backbone of body electronics, driver information systems, and digital cockpit architectures across a wide range of vehicle segments. Its customer base includes major passenger-vehicle manufacturers, two-wheeler OEMs, commercial-vehicle producers, and fast-growing electric-vehicle companies that rely on Marelli UM India’s validated ECU platforms, clusters, and gateway controllers for consistent product performance and regulatory compliance. The company is deeply integrated into its customers’ development cycles, often participating from the concept and prototyping phase through to validation, PPAP, and serial production, giving it strong visibility into long-term program pipelines. Its digital instrument clusters, BCMs, and gateway modules are typically sourced under multi-year contracts tied to the lifecycle of specific vehicle platforms, providing recurring revenue streams and reducing volatility relative to spot or short-term supply arrangements. Marelli UM India operates in a competitive Indian automotive electronics landscape that includes multinational Tier-1s, domestic ECU manufacturers, and electronics-focused engineering houses; however, the company’s global Marelli heritage, established platform libraries, strong software competency, and extensive testing infrastructure differentiate it within high-complexity product segments. Its market position is further reinforced by its ability to support OEMs transitioning from analog clusters to TFT-based digital displays, from basic ECUs to connected gateways, and from mechanical controls to software-centric architectures aligned with EV and telematics adoption. Continuous engagement with OEM engineering teams, localization strengths, established manufacturing quality, and compliance with global automotive standards enable Marelli UM India to remain a preferred electronics supplier for multiple top-tier vehicle manufacturers in India. These factors collectively strengthen the company’s competitive position and underpin its relevance within Tejascore’s integrated technology and manufacturing strategy.

Manufacturing, Electronics Engineering, and R&D Capabilities

Marelli UM India operates an integrated manufacturing and engineering ecosystem built to support high-volume, automotive-grade electronics production and advanced embedded-systems development for OEM platforms across India. Its manufacturing facilities are equipped with automated SMT lines, THT assembly stations, selective soldering systems, reflow ovens, wave-solder processes, and automated optical inspection (AOI) systems designed to handle complex PCB assemblies with tight tolerances and high component densities typical of modern ECUs and digital display modules. The production floors incorporate in-circuit testing (ICT), end-of-line functional testers, climate-controlled curing zones, conformal-coating lines for moisture and dust protection, and traceability infrastructures capable of recording process parameters, component serials, and firmware versions across the entire lifecycle of each unit produced. These capabilities enable Marelli UM India to manage both high-volume programs for body electronics and sophisticated, multi-layer assemblies required for gateway controllers, digital clusters, and advanced telematics. The company’s engineering capabilities span the full electronics-development lifecycle, including hardware architecture design, schematic capture, PCB layout, microcontroller integration, display-driver development, embedded firmware, CAN/LIN/Ethernet communication stacks, diagnostics, calibration, and variant management. Its R&D teams focus on platform-based ECU development, digital instrument clusters, hybrid display systems, user-interface electronics, and next-generation body-control electronics that incorporate cybersecurity layers, functional-safety compliance, and over-the-air update readiness. Marelli UM India maintains dedicated validation labs equipped with environmental chambers, vibration rigs, thermal shock testers, EMI/EMC test infrastructure, durability simulators, and optical measurement tools used for display and HMI evaluation. The engineering function works closely with OEM technical centers during concept validation, system integration, vehicle testing, and PPAP, ensuring rapid response to design changes, regulatory shifts, and evolving customer requirements. The company’s R&D roadmap aligns with the transition toward connected vehicles, electrified powertrains, telematics-driven architectures, and increasingly software-

centric ECUs. Its teams actively develop improved digital cockpit architectures, enhanced body-electronics platforms, and scalable gateway solutions capable of integrating with OEM cloud ecosystems and diagnostics networks. Combined with strong manufacturing discipline and global engineering processes inherited from Marelli Group, Marelli UM India possesses the technical depth and operational maturity required to serve as a core electronics pillar within Tejascore’s integrated electronics-sensors-plastics strategy.

Facilities and Geographic Footprint

Marelli UM India operates from manufacturing and engineering facilities located within India’s established automotive and electronics-manufacturing corridors, strategically positioned to serve major OEM hubs with rapid turnaround, logistics efficiency, and technical support throughout development and serial-production phases. Its primary facility includes high-precision SMT assembly lines, THT workstations, conformal-coating and curing zones, PCB testing areas, and automated inspection systems integrated into a streamlined layout optimized for automotive electronics workflow. The plant infrastructure includes ESD-controlled manufacturing areas, climate-regulated production zones to ensure electronics stability, resin- and component-storage areas, and segregated lines for cluster, BCM, gateway, and ECU production. Adjacent to the production floor, Marelli UM India operates dedicated engineering labs, validation chambers, durability-testing bays, display-evaluation rooms, and EMI/EMC test setups that support full-cycle development from prototype to PPAP and volume release. The facilities also house software development and calibration rooms, tool rooms for small fixture fabrication, and cross-functional war rooms where engineering, manufacturing, quality, and program teams collaborate on customer builds and milestone management. Warehouse and logistics zones within the facility support inbound component handling, safety-stock management, and outbound packaging aligned with OEM logistics protocols, including returnable packaging, kanban replenishment, and just-in-time dispatch systems. The geographic footprint of Marelli UM India, located near major OEM clusters and Tier-1 supplier bases, enables the company to provide same-day engineering support, expedited part deliveries, and synchronized development with customer test tracks and validation centers. The facility infrastructure includes stable utilities such as redundant power backup, compressed air networks, purified water systems for cleaning processes, and ERP/MES-driven production monitoring that links material flow, work orders, and quality checkpoints. Together, these facilities form a comprehensive electronics-manufacturing and engineering base that enables Marelli UM India to support high-volume programs, rapid prototyping, vehicle testing, and technology upgrades across India’s fast-evolving digital-cockpit and body-electronics ecosystem.

Supply Chain, Procurement, and Component Ecosystem

Marelli UM India operates a sophisticated, multi-tier electronics supply chain built around the sourcing of semiconductors, microcontrollers, display panels, PCB laminates, passive components, connectors, wiring interfaces, housings, and ancillary materials required for the production of automotive-grade ECUs, digital clusters, and body-electronics modules. Its procurement ecosystem includes global semiconductor distributors, domestic and overseas PCB fabricators, plastic-component suppliers, display manufacturers, metal-stamping vendors, and providers of specialized materials such as solder pastes, adhesives, conformal coatings, and EMI shielding materials. Suppliers undergo rigorous qualification processes, including technical audits, PPAP submissions, sample approvals, material compliance checks, and long-term vendor performance monitoring. Marelli UM India maintains strict traceability for components, tracking part numbers, lot codes, firmware versions, and test results across each production batch to satisfy OEM and regulatory requirements. The company relies on precise demand forecasting and supplier scheduling to manage lead times associated with microcontrollers, power devices, and display modules, many of which are globally constrained and require long-term procurement commitments. To mitigate risks tied to semiconductor shortages or geopolitical disruptions, Marelli UM India employs dual-sourcing strategies where feasible, maintains safety-stock policies for critical items, and works closely with OEMs to secure component nominations aligned with long-term platform sourcing agreements. The supply chain also incorporates local vendors for plastics housings, mechanical fixtures, harness components, and tooling elements, enabling faster turnaround and cost-efficient localization. For high-complexity electronics, the company sources from international suppliers located in Taiwan, Japan, China, and Europe, following stringent quality, RoHS/REACH compliance, and PPAP requirements.

Vendor management is supported by supplier-scorecard evaluations covering on-time delivery, quality indices, responsiveness, documentation compliance, and corrective-action closure rates. The procurement function works in close coordination with engineering and quality teams to validate alternate components, manage ECO implementation, and support design changes required by OEMs. Overall, Marelli UM India’s procurement ecosystem is designed to deliver stable, compliant, and cost-optimized material flow for high-volume electronics manufacturing, enabling the company to maintain production continuity and meet the performance, reliability, and traceability expectations of leading Indian automotive OEMs and Tier-1 suppliers.

Competitive Landscape (Indian Automotive Electronics Sector)

Marelli UM India competes within India’s rapidly expanding automotive electronics sector, a market characterized by increasing digitalization of vehicle dashboards, growing adoption of body-electronic modules, and accelerating shifts toward connected and electrified vehicle architectures. The competitive environment includes multinational Tier-1 suppliers with global electronics platforms, domestic ECU manufacturers specializing in value-engineered solutions, and emerging electronics companies supported by India’s growing semiconductor and telematics ecosystem. Major competitors offer similar product lines, digital instrument clusters, BCMs, gateway controllers, HVAC electronics, and telematics units, creating a landscape where differentiation depends on software integration capability, validation maturity, platform scalability, cost efficiency, and deep engagement with OEM engineering teams. Marelli UM India’s competitive positioning benefits from its global technology lineage, established ECU libraries, and extensive testing and validation infrastructure. Its ability to deliver platform-based cluster solutions, high-reliability BCMs, and advanced gateway architectures positions it at the higher-performance end of the Indian electronics spectrum. However, competition is intensifying as OEMs aggressively localize electronics to reduce import dependency and supply-chain risk, drawing both multinational and domestic competitors into high-volume programs. Price pressure remains a defining element of the market, with OEMs implementing year-over-year cost reductions and benchmarking against lower-cost regional competitors. Rapid innovation cycles in digital displays, connected gateways, and embedded software further increase competitive intensity, requiring continuous investment in R&D, cyber-secure architectures, and functional-safety alignment. Despite these challenges, Marelli UM India remains well positioned in premium and mid-segment vehicle programs due to its engineering depth, mature quality systems, and long-term customer relationships across Indian OEMs and Tier-1 integrators.

Technology Roadmap and Embedded-Systems Innovation

Marelli UM India’s technology roadmap is aligned with the industry-wide transition toward digital cockpits, centralized body-electronic architectures, connected vehicle ecosystems, and electrification-driven electronics platforms. The company is investing in next-generation digital instrument clusters, including fully digital TFT displays, hybrid clusters with advanced graphics, and reconfigurable UI architectures that support personalized driver experiences. Its roadmap emphasizes the development of scalable cluster platforms that enable OEMs to reuse core hardware and software across multiple vehicle models, reducing development time and cost. For body electronics, Marelli UM India is expanding its BCM architectures with enhanced diagnostics, secure communication stacks, higher processing capability, improved power-management logic, and compliance with evolving cybersecurity requirements under ISO/SAE 21434. Gateway controllers are transitioning toward higher-bandwidth communication, including automotive Ethernet, advanced CAN-FD protocols, secure OTA update readiness, and cloud-integration features designed for connected-vehicle platforms. The company’s innovation agenda also includes enhanced telematics features, low-power microcontroller-based ECUs, and improved HMI control electronics. R&D teams are working on improved EMI/EMC robustness, expanded environmental resilience, and refined display-driver technologies to support sharper visuals and reduced latency on digital displays. Software enhancements include platform firmware standardization, built-in security modules, improved bootloaders, and algorithmic improvements for cluster graphics and body-control functions. Electrification trends influence Marelli UM India’s development of high-reliability electronics for EV thermal systems, energy management, and motor-control support modules. Additionally, the company is incorporating secure firmware architectures, functional-safety alignment under ISO 26262 for ASIL-relevant systems, and expanded diagnostics to support predictive maintenance capabilities. Through these initiatives, Marelli UM India aims to remain technologically competitive and meet the increasing expectations of Indian OEMs migrating toward intelligent, software-centric vehicle architectures.

Regulatory, Cybersecurity, and Safety Compliance (India-specific)

Marelli UM India operates within a stringent regulatory framework that governs automotive electronics manufacturing, embedded-system safety, cybersecurity readiness, and compliance with Indian industrial, labor, and environmental laws. The company adheres to mandatory requirements under the Bureau of Indian Standards (BIS), Automotive Industry Standards (AIS), and the Central Motor Vehicle Rules (CMVR), which regulate electronic components such as instrument clusters, body-control modules, wiring-integrity systems, and display units used in vehicles sold in India. Many of its ECUs and display clusters must comply with AIS-004 (electromagnetic compatibility), AIS-140 (telematics and emergency-call functionality, if applicable), AIS-037/AIS-019 (lighting & tell-tale requirements), and AIS-specific durability and vibration standards. For connected gateways and telematics units, Marelli UM India follows emerging regulatory expectations involving cybersecurity, data privacy, and cloud communication integrity, including adherence to ISO/SAE 21434 cybersecurity processes, secure bootloaders, authenticated firmware updates, encrypted communication protocols, and robust cyber-threat analysis and risk assessment (TARA) procedures. From an embedded-safety standpoint, the company integrates functional-safety practices aligned with ISO 26262, particularly for ASIL-relevant electronics such as BCMs, gateways, and power-management controllers, ensuring systematic hazard analysis, software validation, hardware-FMEDA reviews, and safety-goal compliance. Environmental and industrial compliance is maintained in accordance with India’s pollution-control regulations relating to e-waste handling, RoHS-equivalent substance restrictions, chemical storage protocols, ventilation requirements for electronics manufacturing, and proper disposal of soldering by-products. Workplace safety compliance includes adherence to the Factories Act, EHS standards, fire-safety rules, machine-guarding requirements, PPE mandates, and periodic internal and external safety audits. Data-security obligations are addressed through internal IT governance, secure development environments, encrypted firmware repositories, controlled access to diagnostic tools, and compliance with customer-specific cybersecurity requirements increasingly mandated by OEMs transitioning to connected vehicles. Through this regulatory, cybersecurity, and safety compliance ecosystem, Marelli UM India ensures lawful operation of its manufacturing and engineering facilities while meeting the technical, safety, and cyber-

resilience expectations required for automotive electronics deployed in Indian and global vehicle platforms.

Human Capital and Workforce Overview

Marelli UM India’s workforce consists of multidisciplinary teams spanning electronics engineering, embedded software development, manufacturing operations, quality assurance, testing and validation, supply-chain management, and administrative support functions. The engineering team includes hardware engineers, PCB designers, embedded-software developers, firmware specialists, display and HMI engineers, diagnostics experts, functional-safety analysts, and platform architects who collectively support the development of ECUs, digital clusters, body-electronics modules, and gateway controllers.

These teams work closely with OEM technical centers during early design phases, vehicle integration, field validation, and production ramp-up, requiring deep technical knowledge and quick responsiveness to engineering changes. The manufacturing workforce includes trained SMT operators, THT assembly specialists, reflow technicians, test engineers, AOI inspectors, calibration specialists, and EOL test operators who ensure consistent quality and compliance with automotive-process standards. Quality and validation teams perform dimensional checks, in-circuit tests, environmental testing, vibration and shock validation, ingress protection assessments, EMI/EMC evaluations, firmware validation, and accelerated life-cycle testing to ensure product robustness. The company also employs skilled supply-chain and procurement personnel who manage vendor relationships, component planning, and inventory flow within a highly dynamic semiconductor and electronics ecosystem. Marelli UM India emphasizes technical-training programs, engineering upskilling, software-certification initiatives, and safety-awareness workshops to maintain high competency levels across departments. It adheres to Indian labor regulations and welfare requirements, including those related to wages, statutory benefits, overtime norms, employee safety, and workplace welfare practices. The company promotes a culture of quality, safety, and continuous improvement supported by cross-functional collaboration between engineering, production, and quality teams. This talent structure allows Marelli UM India to manage complex product development and maintain consistent execution across high-volume electronics manufacturing and R&D activities.

Quality Systems, Testing Framework, and Industry Certifications

Marelli UM India maintains a comprehensive automotive-grade quality-management system designed to ensure the reliability, durability, traceability, and compliance of its ECUs, instrument clusters, body-control modules, and gateway controllers with OEM and regulatory requirements. The company follows IATF 16949-aligned practices supplemented by ISO 9001 processes, incorporating structured methodologies for Advanced Product Quality Planning (APQP), Production Part Approval Process (PPAP), Design and Process FMEA (DFMEA/PFMEA), Measurement System Analysis (MSA), Statistical Process Control (SPC), and documented control-plan governance across all production lines. Each electronics program undergoes a multi-stage validation cycle that includes prototype evaluation, engineering trials, pre-PPAP builds, pilot production, and final PPAP submission, ensuring adherence to customer specifications, regulatory mandates, and functional-safety targets where applicable. The company’s testing ecosystem includes automated optical inspection (AOI), in-circuit testing (ICT), boundary-scan diagnostics, end-of-line (EOL) functional testing, environmental stress screening (ESS), conformal-coating integrity checks, and calibration routines for clusters and control modules. Electronic assemblies are subjected to thermal cycling, high-temperature operating life (HTOL) tests, vibration and mechanical shock tests, humidity testing, salt-spray evaluations (as applicable), ingress protection testing, and long-duration reliability assessments. Emissions and immunity compliance are evaluated under AIS-

004 (EMC) and OEM-specific EMC/EMI standards, with design teams integrating shielding, grounding, filtering, and layout optimization techniques to ensure robust electromagnetic performance. For display clusters, optical-quality validation includes luminance checks, contrast-ratio verification, pixel-defect analysis, color calibration, and sunlight-readability testing. Material-compliance processes ensure adherence to RoHS, REACH, ELV, and e-waste rules for export-oriented or global-platform electronics. Traceability systems track component lot codes, firmware revisions, microcontroller IDs, test signatures, and field-return data, enabling rapid root-cause analysis and closed-loop quality improvements. Regular internal audits, customer audits, and periodic third-party assessments reinforce system discipline and continuous improvement. Through this rigorous quality and testing framework, Marelli UM India ensures that all ECUs, clusters, gateways, and electronics assemblies meet the stringent performance, safety, and reliability requirements demanded by Indian automotive OEMs and global Tier-1 suppliers.

Material Agreements (OEM, Vendor, Licensing, Technical Support)

Marelli UM India is party to several material agreements that form the contractual backbone of its electronics-manufacturing operations, customer relationships, technology access, and supply-chain continuity. Its commercial arrangements with OEMs and Tier-1 customers typically take the form of long-term nomination letters, annual rate contracts, and platform-specific supply agreements that define technical specifications, pricing structures, engineering-change processes, validation obligations, warranty requirements, and delivery schedules for instrument clusters, BCMs, gateways, and other electronic control units supplied across multi-year vehicle programs. These agreements often incorporate provisions such as mandated year-over-year cost reductions, tooling amortization terms, PPAP approval milestones, revalidation requirements for design changes, and strict performance metrics tied to quality indices, defect ppm, and on-time delivery. For connected and gateway modules, customer contracts may also include cybersecurity documentation, software-version control requirements, and source-code escrow or access provisions aligned with OEM cybersecurity and diagnostics frameworks. On the supply-chain side, Marelli UM India maintains vendor agreements with global semiconductor distributors, PCB manufacturers, display-panel vendors, passive-component suppliers, connector manufacturers, and plastics suppliers. These agreements typically include material-compliance requirements (RoHS/REACH/ELV), batch-traceability obligations, long-lead component planning, safety-stock commitments, and stringent quality-acceptance criteria. Many semiconductor and MCU suppliers operate under allocation-based procurement frameworks, making contractual adherence to forecast schedules essential for ensuring uninterrupted supply for high-volume platforms. Marelli UM India may also maintain licensing agreements or technical-collaboration contracts with Marelli Group entities or external technology partners for access to proprietary software modules, cluster graphics engines, diagnostics stacks, communication libraries, gateway firmware, cybersecurity algorithms, and platform-development tools. These agreements generally define IP ownership, license scope, update rights, confidentiality obligations, and restrictions on use outside the designated vehicle platforms. Facility-related agreements include long-term manufacturing-site leases, utility-service arrangements, equipment-procurement contracts for SMT and testing machines, and maintenance agreements for specialized electronics-manufacturing equipment. Collectively, these material agreements govern the commercial, technological, and operational frameworks essential for Marelli UM India’s role as a Tier-1/ Tier-2 electronics supplier within the Indian automotive ecosystem and represent key contractual relationships that Tejascore will evaluate and assume as part of the acquisition.

Insurance and Risk Coverage

Marelli UM India maintains a portfolio of insurance coverages designed to mitigate operational, financial, product, and regulatory risks associated with high-volume automotive electronics manufacturing. The company carries property insurance covering its manufacturing facilities, SMT and THT assembly lines, reflow ovens, test equipment, environmental chambers, and other critical electronics-production assets against fire, natural hazards, machinery breakdown, and accidental damage. Machinery breakdown insurance protects high-value equipment essential for uninterrupted production of ECUs, clusters, and gateway controllers. The company also holds general liability and product-liability insurance covering potential claims arising from non-conforming electronic components, field failures, warranty-related disputes, or performance issues in mission-critical vehicle systems such as digital clusters, BCMs, or telematics devices. These product-liability policies are particularly important given the safety, reliability, and regulatory compliance expectations associated with automotive electronics. Employer liability and workers’ compensation coverage are maintained in accordance with Indian statutory requirements to address worker injuries, occupational hazards, and shop-floor incidents related to soldering, machinery operation, testing processes, or logistics handling. Transit insurance may apply to inbound materials, such as semiconductors, PCBs, and display panels, as well as outbound finished goods transported to OEM facilities under just-in-time delivery schedules. For electronics manufacturing, where PCB assemblies and firmware-loaded units represent high-value goods, transit coverage is an important risk-mitigation measure. Depending on customer and regulatory requirements, Marelli UM India may also maintain cyber-insurance or data-security policies related to embedded-software development, firmware repositories, communication stacks, and diagnostic tools, particularly as OEMs adopt stricter cybersecurity compliance frameworks. Environmental-liability coverage may apply to the handling and disposal of soldering by-products, chemical residues, conformal-coating materials, and e-waste, in alignment with Pollution Control Board regulations. As part of Tejascore’s acquisition due diligence, insurance adequacy, policy limits, exclusions, historical claims, and alignment with broader group risk-management strategy will be reviewed. Collectively, these insurance policies provide substantial protection against operational disruptions, product-performance liabilities, and regulatory risks inherent in automotive electronics manufacturing.

Legal Proceedings

Marelli UM India is not, to its knowledge, currently involved in any material legal proceedings, regulatory enforcement actions, arbitration matters, or governmental investigations that would reasonably be expected to have a material adverse effect on its business, financial condition, or operational continuity. As an established automotive electronics manufacturer, the company is subject to routine regulatory inspections relating to environmental norms, labor compliance, electrical safety, and industrial processes under applicable Indian laws. Any observations identified during such inspections are generally addressed through standard corrective-action processes and have not historically resulted in material penalties or prolonged operational impact. In the ordinary course of business, Marelli UM India may encounter customer disputes involving warranty claims, field-return analyses, or engineering disagreements related to ECU performance, software updates, or component reliability; such matters are typically resolved through established OEM warranty processes, technical investigations, or commercial negotiation and do not rise to the level of material litigation. The company may also face vendor-related issues such as delivery disputes, quality deviations, or payment-related claims, all of which are managed within contractual frameworks or under applicable Indian commercial laws. Employee-related matters, including statutory dues, workplace grievances, or labor claims, may arise periodically, but these are handled through internal HR processes or through labor departments without material consequence. As part of Tejascore’s acquisition due diligence, a detailed review will be conducted to assess historical litigation, contingent liabilities, tax assessments, compliance notices, environmental audit findings, and any unresolved contractual or regulatory disputes. Based on currently available information, Marelli UM India does not face any legal proceedings that would materially impair its operations or adversely affect the feasibility of its proposed acquisition by Tejascore.

Seasonality and Production Cyclicality

Marelli UM India’s operations exhibit seasonality and cyclicality consistent with the production schedules and model-launch cycles of Indian automotive OEMs, which significantly influence demand for ECUs, digital instrument clusters, BCMs, gateway modules, and other electronic assemblies. Production volumes typically fluctuate around OEM-specific build schedules, with noticeable slowdowns during annual factory shutdowns, often in April (financial-year transition), mid-year maintenance periods, and December holiday closures, as well as temporary pauses driven by inventory realignments or regulatory transition phases such as BS6 updates or feature-pack refreshes. Conversely, demand tends to accelerate during pre-festive periods and ahead of new model launches, where OEMs increase call-offs for electronic modules to support ramp-up activities, trial builds, SOP preparations, and pre-production validation cycles. Cyclicality also arises from the nature of electronics sourcing in India, where OEMs periodically adjust production plans in response to market sentiment, fuel-price trends, supply-chain disruptions, and geopolitical factors affecting semiconductor availability. Electronics manufacturing is particularly sensitive to component lead times, especially microcontrollers, power ICs, and display modules, creating periodic production volatility during global semiconductor shortages or allocation cycles. Additionally, Marelli UM India may experience uneven engineering and production loads associated with the introduction of new digital clusters, connected gateways, or next-generation BCMs, which require intensive early-phase validation followed by stable-volume production. Tooling changes, engineering change orders (ECOs), feature upgrades, and software revisions requested by OEMs can also temporarily impact production rhythm or necessitate revalidation runs. While Marelli UM India’s diversified product mix across two-wheelers, passenger vehicles, and commercial vehicles provides some insulation against extreme fluctuations, its operational cadence remains closely tied to OEM build plans, semiconductor availability, and the broader business cycles of the Indian automotive industry.

Key Risks Specific to Marelli UM India

Marelli UM India faces several risks inherent to its role as a manufacturer of automotive electronics, including operational, financial, technological, and regulatory challenges that could materially affect performance. The company is exposed to significant component-sourcing risk given its dependence on global semiconductor suppliers, display-panel manufacturers, MCU vendors, and PCB fabricators; shortages, long lead times, geopolitical disruptions, or allocation cycles in the global electronics market can lead to production delays, increased procurement costs, or inability to meet OEM call-offs. Customer concentration risk is also material, as a substantial portion of revenue may come from a limited number of Indian automotive OEMs and Tier-1 suppliers, making Marelli UM India vulnerable to changes in sourcing decisions, platform cancellations, price-reduction mandates, or competitive displacement in high-volume programs. Operational risks include SMT line downtime, PCB assembly defects, testing-equipment failures, software-integration delays, and production stoppages caused by supply-chain interruptions or engineering changes issued late in the development cycle. Quality and reliability risks are significant given the mission-critical nature of ECUs, BCMs, and clusters; failure to meet functional requirements, EMI/EMC standards, cybersecurity protocols, or durability expectations could result in costly recalls, field failures, warranty claims, or reputational damage. Embedded software risks include version-control issues, diagnostic incompatibility, cybersecurity vulnerabilities, or bugs introduced during firmware updates, any of which could impact vehicle function. Regulatory risks arise from evolving AIS standards, cybersecurity mandates (ISO/SAE 21434), functional-safety requirements (ISO 26262), and vehicle-data rules that may require ongoing investment in testing, compliance systems, and engineering resources. Labor risks include dependence on highly skilled electronics engineers, firmware developers, validation specialists, and SMT technicians; attrition or talent shortages could disrupt development timelines or reduce operational efficiency. Financial risks include exposure to foreign-exchange fluctuations affecting imported components, liquidity pressures arising from long OEM payment cycles, and potential margin erosion from rising semiconductor and raw-material costs. Given its historical governance under Marelli Group, any changes in global parent-company strategies, restructuring decisions, or intercompany technical-support arrangements could impact access to IP, platform libraries, licenses, and shared services. Collectively, these risks underscore the importance of disciplined manufacturing, robust supply-chain management, and continued investment in R&D and compliance to maintain Marelli UM India’s competitiveness within the Indian automotive electronics ecosystem.

Financial Overview

Marelli UM India’s financial profile reflects its role as a substantial electronics manufacturer supplying digital instrument clusters, body-control modules, gateway controllers, HVAC electronics, and other embedded systems to Indian OEMs and Tier-1 suppliers. Revenue is predominantly generated from long-term platform programs, where electronic modules are supplied through the full lifecycle of a vehicle model, creating multi-year revenue visibility but also tying performance closely to OEM production schedules, semiconductor availability, and macro trends in the Indian automotive market. The company’s top line typically benefits from the industry-wide shift toward digital cockpits, electronic centralization, and feature-rich variants, which drives increased electronic content per vehicle, including larger TFT clusters, smarter BCM logic, and connected gateway units. However, revenue can also exhibit volatility linked to OEM demand fluctuations, semiconductor shortages, or mid-cycle feature modifications that affect production volumes or procurement timetables. Margins are influenced by several structural factors- (i) the cost of imported semiconductors, PCBs, displays, and passive components, often denominated in foreign currency; (ii) OEM-mandated annual price reductions; (iii) yield performance of

SMT and THT processes; (iv) tooling amortization structures embedded in customer contracts; and (v) the engineering complexity of specific ECU platforms. High-value modules such as TFT clusters and connected gateways generally yield stronger margins, while price-sensitive body-electronics units may experience tighter profitability. Cost pressures may arise from resin prices, global electronics inflation, and currency movements affecting imported components. The company’s balance sheet typically includes significant investment in SMT equipment, environmental labs, testing rigs, and firmware-development infrastructure, along with inventories of microcontrollers, displays, and PCBs that must be managed carefully to balance continuity and working-capital efficiency. Working capital is influenced by OEM payment cycles, inventory buffers for long-lead components, and advance procurement required during global semiconductor shortages. Cash flows may fluctuate based on tooling cycles, engineering-change reimbursements, and timing of component purchases relative to production demand. Overall, Marelli UM India demonstrates financial characteristics consistent with a mature automotive electronics supplier-stable but OEM-dependent revenue streams, margin sensitivity to global semiconductor dynamics, substantial fixed assets tied to electronics manufacturing, and working-capital requirements reflective of the complex component ecosystem. These financial attributes will be incorporated into Tejascore’s consolidated pro forma analysis in accordance with SEC requirements for material acquisitions.

Strategic Importance Within Tejascore’s Acquisition Plan

Marelli UM India is an important component of Tejascore's acquisition strategy, providing access, through a non-controlling equity method investment, to electronics, embedded-systems engineering, digital cockpit technologies, and high-volume ECU manufacturing capabilities. Its established production lines for digital instrument clusters, body-control modules, gateway controllers, HVAC electronics, and telematics-ready ECUs would give Tejascore economic exposure to the automotive electronics value chain at a scale and maturity that would otherwise require years of greenfield development. Marelli UM's engineering depth, spanning hardware design, PCB layout, microcontroller integration, embedded software development, functional safety, cybersecurity, validation, and vehicle-level integration, represents an advanced electronics capability relevant to next-generation cockpit architectures and connected-vehicle ecosystems. It is important to note that Tejascore would hold only a 39.51% non-controlling interest in Marelli UM and would account for it under the equity method. Tejascore would not control Marelli UM's operations, engineering, customer relationships, or commercial decisions, which would remain with Marelli UM and its controlling shareholder. As a result, the strategic benefits described below are subject to that limitation, and the Company's ability to integrate Marelli UM's electronics with its other capabilities, or to direct Marelli UM's participation in particular programs, will depend on the cooperation of Marelli UM and its controlling shareholder. Subject to that limitation, Marelli UM's electronics capabilities are complementary to those of Alpha Maier, the Company's consolidated subsidiary. Alpha Maier's plastics and tooling capabilities produce housings, mechanical structures, display frames, and enclosures of the type used with electronics modules, which may, where coordination with Marelli UM is achievable, support more integrated cockpit offerings, reduce certain costs, and improve development speed. The realization of any such synergies is not assured given the Company's non-controlling position. From a commercial perspective, the investment in Marelli UM gives Tejascore economic exposure to high-volume Indian OEM programs, long-term platform contracts, and established customer relationships across multiple vehicle segments, although those relationships belong to Marelli UM rather than to Tejascore. Marelli UM's presence in India's automotive ecosystem, together with its compliance with applicable Indian regulatory standards, AIS certifications, and customer audits, positions the Company to benefit indirectly from trends such as digital dashboards, centralized body electronics, EV integration, and telematics adoption. Strategically, the investment in Marelli UM provides electronics exposure that complements Alpha Maier's plastics manufacturing within the Company's India-centered platform. A fuller multi-domain, vertically integrated capability spanning electronics, sensors, plastics, software, and mechatronic assemblies, including the sensor, acoustic, and European engineering capabilities that would come from a possible future acquisition of Paragon GmbH & Co. KGaA, would depend on that acquisition, which is not probable and may never occur, and on the Company's degree of control and coordination. Accordingly, Marelli UM is an important element of Tejascore's longer-term growth vision, but the benefits of the investment are subject to the Company's non-controlling position and to the risks described in this Offering Circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Tejascore Techsystems Inc.

Overview

Description of Tejascore as a Newly Formed Holding Company

Tejascore Techsystems Inc. (“Tejascore” or the “Company”) is a newly formed holding company incorporated in the United States with the primary objective of acquiring and operating businesses in the automotive electronics, HMI systems, decorated plastics, and integrated vehicle-technology sectors. As of the date of this Offering, the Company has no revenue-generating operations, no operating subsidiaries, and no history of commercial activity. Tejascore’s activities to date have been limited to corporate formation, initial organizational planning, preliminary acquisition evaluations, engagement of advisors, and preparation of this Offering. Tejascore does not presently manufacture products, provide engineering services, or conduct operational activities. Any business capabilities referenced in this Offering relate solely to the proposed acquisition targets and will not become part of Tejascore until such acquisitions are finalized. Completion of the planned acquisitions is subject to due diligence, negotiation of definitive agreements, availability of financing, regulatory approvals, and satisfaction of closing conditions. There can be no assurance that any acquisition will be completed. Because Tejascore is a development-stage holding company, its financial results currently consist solely of organizational expenses, advisory fees, legal costs, and other start-up expenditures. The Company expects to continue incurring losses unless and until one or more acquisitions are consummated and revenue-generating operations are integrated under the holding-company structure. Unless otherwise indicated, references to fiscal years refer to the Company’s fiscal year ending March 31. Based on the Company’s current operating plan and anticipated corporate overhead, management believes that the Company would be able to fund its basic corporate operations for approximately twelve months following qualification of this Offering, assuming no acquisitions are completed and no additional capital is raised. This estimate reflects only corporate-level expenses and does not include costs associated with acquisition execution or post-acquisition integration.

No Operating Revenues; Dependence on Acquisitions

As of the date of this Offering, Tejascore has no operating revenues and does not conduct any commercial business activities. The Company has not generated income since inception and does not expect to generate revenues unless and until it successfully completes its proposed acquisitions of one or more operating entities. Tejascore's business model is dependent on identifying, acquiring, and integrating revenue-generating businesses in India that operate in the automotive electronics, HMI systems, plastics, and related component sectors. Its two probable acquisitions are a 51% controlling interest in Alpha Maier Private Limited, which would be consolidated, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited, which would be accounted for under the equity method. Accordingly, the Company's future financial performance, cash flows, and ability to achieve profitability will depend on its ability to:

•complete the probable acquisitions on acceptable terms;

•secure sufficient financing to fund purchase consideration and related costs;

•effectively manage and operate its consolidated subsidiary, and appropriately oversee its non-controlling investment in its equity method investee; and

•integrate the operations of its consolidated subsidiary under a cohesive corporate and reporting structure, while coordinating with its equity method investee to the extent its non-controlling position permits.

Because the Company's interest in Marelli UM would be a non-controlling equity method investment, its consolidated operating revenues would derive principally from its subsidiary, Alpha Maier, with its economic interest in Marelli UM reflected through equity in earnings or losses rather than as consolidated revenue. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition, which is not probable and may never be completed.

Until such acquisitions are completed, Tejascore will continue to incur organizational, advisory, legal, and offering-related expenses without corresponding revenue. The Company's ability to sustain operations during this pre-acquisition phase will rely on external capital, including the proceeds from this Offering and any additional financing that may be required.

Basis of Presentation

Explanation of Standalone Tejascore Financials

The financial information presented in this Management’s Discussion and Analysis reflects the standalone results of Tejascore Techsystems Inc. and does not include the financial results of any operating subsidiaries. As of the date of this Offering, Tejascore has not completed any acquisitions and therefore does not consolidate the operations, assets, liabilities, revenues, or expenses of the target companies it intends to acquire.

Tejascore’s standalone financial statements consist primarily of-

•organizational and incorporation expenses;

•legal, accounting, and advisory fees related to corporate formation and offering preparation;

•costs associated with evaluating potential acquisitions;

•administrative and compliance-related expenses; and

•limited cash balances contributed by the founders or early-stage investors.

No operating revenues, cost of goods sold, or commercial operating expenses are reflected in the standalone financials, as the Company has not commenced revenue-generating activities. All acquisition-related expenditures are recorded as period expenses unless capitalization is required under applicable accounting guidance. Upon the successful completion of one or more acquisitions, Tejascore will be required to consolidate the financial results of the acquired entities in accordance with U.S. GAAP and apply purchase accounting under ASC 805, “Business Combinations.” Until such time, the Company’s financial statements present only the limited activities of a development-stage holding company.

No Consolidation Until Acquisitions Close

Tejascore's financial statements do not include, and will not include, the results of any target company until the related acquisition is formally consummated in accordance with applicable accounting standards. Under U.S. GAAP, consolidation is required only when the Company obtains control of a subsidiary, typically through ownership of a majority voting interest or the power to direct significant operational and financial decisions. As of the date of this Offering, Tejascore has no controlling interest in Alpha Maier India, Marelli UM India, or any other operating entity, and is engaged solely in evaluating, negotiating, and structuring potential acquisitions. Because these transactions remain subject to due diligence, financing availability, regulatory approvals, and execution of definitive agreements,

Tejascore does not currently have the ability to control or direct the activities of the target companies.

Accordingly:

•The financial statements included in this Offering reflect only Tejascore's standalone activity.

•No revenues, assets, liabilities, or expenses of the target companies are included in Tejascore's historical financial statements.

•Any financial information relating to the target companies is presented separately or in pro forma form, as required by SEC rules, and is not consolidated into Tejascore's historical financial statements.

The accounting treatment after closing will differ between the two probable acquisitions. Upon completion of the acquisition of a 51% controlling interest in Alpha Maier, Tejascore would obtain control and would consolidate Alpha Maier, applying acquisition accounting under ASC 805, recognizing the identifiable assets acquired and liabilities assumed at fair value, recording any goodwill or bargain-purchase gain as appropriate, and reflecting the remaining 49% as a non-controlling interest. Upon completion of the acquisition of a 39.51% interest in Marelli UM, Tejascore would not obtain control and would not consolidate Marelli UM; instead, it would account for that investment under the equity method in accordance with ASC 323, initially recording the investment at cost and subsequently recognizing its proportionate share of Marelli UM's earnings or losses. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition, is not combined or consolidated in this Offering, and may never be acquired; any interest in Paragon, if acquired, would be a non-controlling interest accounted for under the equity method rather than consolidated.

Description of Fiscal Year

Tejascore has adopted March 31 as its fiscal year-end. The financial statements included in this Offering reflect the Company’s activities from its date of incorporation through its most recently completed fiscal period ending March 31. Future annual reporting periods will cover the 12-month period from April 1 to March 31, and interim reporting periods will be presented on a semiannual basis in accordance with Regulation A requirements. The selection of a March 31 fiscal year-end aligns the Company’s reporting cycle with the anticipated reporting schedules of certain target acquisition entities operating in India, which commonly follow a similar fiscal calendar. However, until any acquisitions are consummated and consolidated reporting is required, Tejascore’s standalone financial statements reflect only its own limited activities during the applicable fiscal periods.

Treatment of Offering Costs and Related-Party Transactions

Offering-related costs consist of legal, accounting, advisory, filing, marketing-compliance, and other professional fees incurred in connection with the preparation and submission of this Regulation A offering. In accordance with applicable accounting guidance, Tejascore capitalizes certain direct offering costs as deferred offering expenses until the completion of the offering. Upon qualification, these capitalized costs will be offset against additional paid-in capital. If the offering is not completed, any deferred offering costs will be expensed immediately in the period in which such determination is made. General organizational expenses and costs not directly attributable to the offering are expensed as incurred. Because Tejascore is a development-stage company with no operating revenues, offering-related costs represent a significant portion of its expenses for the periods presented. The Company may also engage in certain related-party transactions, primarily involving reimbursements to founders or affiliated entities for organizational expenses, advisory services, or acquisition-related due diligence support. Any such transactions are recorded at the estimated fair value of the services provided and are disclosed in the financial statements in accordance with U.S. GAAP and Regulation A requirements. Tejascore does not currently have any revenue arrangements, financing agreements, or contractual obligations with its founders or affiliates beyond reimbursable expenses incurred on behalf of the Company. As the Company progresses toward completing its planned acquisitions, additional related-party transactions may arise, including expense-sharing arrangements, interim financial support, or advisory services. Tejascore will evaluate the accounting treatment of any future related-party transactions based on the nature and substance of the arrangement and will disclose such transactions in the notes to its financial statements as required.

Results of Operations

No Revenues to Date

Tejascore has not generated any operating revenues since its formation. The Company is a development-stage holding entity and does not currently own or operate any revenue-generating businesses. As a result, no revenues are reflected in the financial statements for any periods presented. Tejascore does not expect to generate revenues unless and until one or more of the proposed acquisitions are completed and the operating results of the acquired subsidiaries are consolidated into the Company’s financial statements.

All activities conducted to date, including corporate formation, offering preparation, acquisition evaluation, legal and advisory engagements, and administrative setup, have not resulted in revenue generation. Accordingly, Tejascore has incurred losses during the periods presented and expects to continue incurring losses until such time as operating entities are acquired and integrated. This absence of revenues is consistent with the Company’s current stage of development and its strategic focus on completing the acquisitions necessary to establish an operating platform. The timing of future revenues will depend entirely on the successful consummation of the planned acquisitions and the ability of the acquired businesses to generate operating income thereafter.

Operating Expenses Incurred (Legal, Advisory, Professional Fees)

Since inception, Tejascore’s operating expenses have primarily consisted of legal, advisory, accounting, and professional service fees associated with corporate formation, acquisition planning, due diligence activities, and the preparation of this Regulation A offering. These expenditures reflect the Company’s early-stage development and its strategic focus on establishing the infrastructure necessary to pursue and consummate the proposed acquisitions.

Key categories of expenses include-

•Legal and regulatory fees related to incorporation, corporate governance, contract drafting, securities law compliance, and preparation of offering documentation.

•Accounting and audit-related fees associated with the development of financial statements, regulatory reporting preparation, and initial evaluation of acquisition-related financial information.

•Consulting and advisory costs related to transaction structuring, business evaluations, industry assessments, and strategic planning.

•Administrative and organizational expenses, including technology, compliance tools, document preparation, and general corporate support.

Because Tejascore does not yet operate revenue-generating businesses, these expenses represent the majority of the Company’s costs for the periods presented and have contributed to net losses since inception. The Company expects that professional service expenses will remain significant until the acquisition phase is completed and operational activities commence.

Net Loss Since Inception

Tejascore has incurred a net loss since inception, reflecting its status as a development-stage holding company with no revenue-generating operations. The Company’s losses to date are primarily attributable to organizational activities, offering preparation, acquisition-related evaluations, and professional service expenses. Because Tejascore does not yet own or operate any subsidiaries and has not commenced commercial activities, it does not have any offsetting revenue or operating income. The Company expects to continue incurring net losses until one or more acquisitions are completed, revenue-generating operations are consolidated, and the acquired businesses begin contributing to the Company’s financial results. Even after closing any acquisition, Tejascore may continue to experience losses due to integration costs, corporate overhead, transaction expenses, and potential investments in technology, personnel, and operational improvements across the acquired subsidiaries. Management expects that net losses will fluctuate based on the timing of acquisition-related activities, professional service engagements, regulatory filings, and funding requirements. These losses are expected and consistent with the Company’s early-stage development and acquisition-focused strategy.

Explanation of Non-Operating Items (if any)

Tejascore's standalone financial statements may include certain non-operating items, primarily consisting of interest income earned on temporary cash balances, minor banking-related charges, or foreign-exchange gains or losses associated with preliminary acquisition activities. These items are incidental and do not reflect ongoing operational performance, as the Company has not commenced commercial activities. Any interest income recognized to date has resulted from funds held in corporate bank accounts prior to deployment toward organizational or offering-related expenditures. Foreign-exchange fluctuations may arise when engaging advisors or reviewing financial information related to potential acquisition targets located in India, and, in connection with the Company's evaluation of a possible future acquisition, in Germany; however, such amounts have not been material for the periods presented. Tejascore does not currently hold debt instruments, long-term investments, or other financial assets that give rise to recurring non-operating income or expenses. Non-operating items recorded to date are therefore limited in nature and are not indicative of future financial performance. As the Company progresses toward completing its acquisition strategy, additional non-operating items may arise, such as transaction-related financing costs, interest expense on borrowings, or gains and losses associated with acquisition accounting adjustments.

Liquidity and Capital Resources

Current Cash Position

As of the most recent fiscal period, Tejascore’s cash position consists solely of the limited funds contributed by its founders and early-stage supporters to cover organizational costs, preliminary advisory expenses, and offering-related activities. The Company’s cash balance is modest and is not sufficient to support long-term operations, complete the planned acquisitions, or fund post-acquisition integration activities. Tejascore does not currently generate any revenues or internal cash flows and therefore relies entirely on external capital to fund its operating expenses. Cash inflows to date have been minimal and have been utilized primarily for legal fees, accounting services, due diligence support, and other professional costs incurred in connection with preparation of this Offering and evaluation of potential acquisitions. Given the Company’s early-stage development and limited resources, management expects the cash position to fluctuate based on the timing of offering expenses, advisory engagements, regulatory filings, and acquisition-related evaluations. The Company will require significant additional capital to execute its business plan, and its ability to continue as a going concern is dependent on the successful completion of this Offering and access to further financing.

Expected Cash Burn for the Next 12 Months

Based on Tejascore's current operating structure and planned activities, management expects the Company to incur significant cash outflows over the next 12 months. These expenditures will primarily relate to:

•legal, accounting, and advisory services associated with acquisition planning and transaction structuring;

•professional fees required to maintain regulatory compliance and complete the qualification of this Offering;

•due diligence costs associated with evaluating its two probable acquisition targets in India, and its evaluation of a possible future acquisition in Germany;

•preliminary integration planning and corporate infrastructure development; and

•general administrative expenses necessary to support the Company's operations during the pre-acquisition phase.

Given that Tejascore has no operating revenues, all such expenses will be funded from available cash resources and external financing. Without the proceeds of this Offering or other capital sources, the Company's existing cash reserves are insufficient to support the expected burn rate or sustain operations for the next 12 months. Management therefore anticipates that Tejascore will continue to incur net losses and negative operating cash flows during this period. The magnitude and timing of projected cash burn will depend on the pace of the acquisition process, the extent of due diligence required, and the level of professional support needed to advance regulatory filings and corporate development activities.

Need for Substantial External Capital

Tejascore will require substantial external capital to execute its business plan, complete the proposed acquisitions, develop the corporate infrastructure needed to support multi-jurisdiction operations, and fund ongoing working-capital requirements. Because the Company has no operating revenues and no internal sources of liquidity, its ability to continue operations and pursue its strategic objectives depends entirely on obtaining capital from outside sources. The proceeds from this Regulation A offering represent the Company’s primary source of funding for the near term. These funds are expected to be used for acquisition consideration, transaction-related fees, integration planning, and general corporate purposes. However, even if the Offering is fully subscribed, Tejascore anticipates that additional capital will likely be required to-

•complete all components of the acquisition strategy,

•support the operational and working-capital needs of acquired subsidiaries,

•invest in technology upgrades and manufacturing improvements, and

•meet ongoing regulatory, compliance, and corporate governance costs.

There is no assurance that external financing will be available when needed or on terms acceptable to the Company. Future capital raises may involve equity or equity-linked securities that could result in significant dilution to existing shareholders, or debt financing that may include restrictive covenants or repayment obligations. If Tejascore is unable to obtain sufficient external capital, it may be forced to delay, scale back, or abandon key elements of its business plan, including acquisition activities and integration initiatives. Such limitations could materially and adversely affect the Company’s financial condition, operations, and long-term strategic objectives. In addition to this Offering, the Company may raise additional capital through private placements conducted pursuant to exemptions from registration under the Securities Act. Any such private placement proceeds may be used to support the Company’s liquidity needs, including post-acquisition integration, compliance infrastructure, and general working capital. These private placements are separate from this Offering, and there can be no assurance as to the timing or amount of any such financing.

Based on current assumptions reflected in the Use of Proceeds and pro forma financial information, management believes that the net proceeds from this Offering, if fully raised, will be sufficient to fund the initial acquisition consideration but may not be sufficient to fund all post-closing working-capital requirements, integration costs, or growth initiatives of the acquired businesses.

Dependence on Proceeds From This Offering

Tejascore’s ability to execute its business plan, continue operations, and pursue the proposed acquisitions is heavily dependent on the successful completion of this Regulation A offering. As a development-stage holding company with no operating revenues, Tejascore has limited financial resources and no internal means to fund acquisition activities, transaction expenses, or corporate operations.

The Company expects to use a substantial portion of the offering proceeds to-

•fund acquisition-related costs and purchase considerations;

•support legal, accounting, and advisory expenses associated with due diligence and transaction execution;

•establish the corporate, financial, and compliance infrastructure necessary to manage multi-jurisdiction operations;

•provide initial working capital and integration support for acquired subsidiaries; and fund general corporate and administrative activities.

If Tejascore raises less than the targeted amount, the Company may be unable to complete one or more planned acquisitions, may need to modify the scope of its strategy, or may require additional financing sooner than anticipated. If the Offering is not completed or if the proceeds are insufficient to support planned activities, Tejascore may not be able to sustain operations or progress with its acquisition strategy. Because the Company does not have alternative revenue sources or committed financing arrangements, the Offering proceeds are critical to Tejascore’s viability. Failure to secure adequate capital through this Offering could materially impair the Company’s liquidity, financial position, and ability to move forward with the intended acquisitions.

Future Financing Requirements and Uncertainties

Even if Tejascore successfully completes this Offering, management expects that additional financing will be required to complete its acquisition strategy, support integration activities, and meet the ongoing capital and operational needs of the businesses it plans to acquire. The Company’s long-term liquidity will depend on its ability to secure future funding from equity issuances, debt facilities, strategic investments, or other financing arrangements.

Because Tejascore is a newly formed holding company with no operating history, no revenues, and limited assets, the availability and terms of future financing are inherently uncertain. Factors that may affect the Company’s ability to raise additional capital include-

•the level of success in completing the planned acquisitions;

•operating performance and financial condition of acquired subsidiaries;

•market conditions in the automotive electronics and HMI sectors;

•general economic and capital-market environments;

•investor perception of the Company’s risk profile;

•competitiveness against established Tier-1 suppliers; and

•regulatory, legal, or integration challenges that may arise.

Future financing rounds may require Tejascore to issue additional equity or equity-linked securities, which could result in substantial dilution to existing shareholders. Debt financing, if available, may impose restrictive covenants, interest obligations, or repayment terms that limit the Company’s financial flexibility. There is no assurance that Tejascore will be able to raise the capital needed to fully implement its strategy or support post-acquisition growth initiatives. If adequate financing is not available on acceptable terms, the Company may have to delay, scale back, or discontinue key components of its business plan, which could materially and adversely impact its financial condition and long-term prospects.

Restrictions on Accessing Subsidiary Cash (Post-Acquisition)

If Tejascore successfully completes one or more of the proposed acquisitions, its ability to access cash generated by its operating businesses will be subject to legal, regulatory, tax, and operational constraints in the jurisdictions in which those businesses operate. Because Tejascore will function as a holding company, it will rely on upstream transfers, such as dividends, management fees, or intercompany payments, principally from its consolidated subsidiary, Alpha Maier India, to fund parent-level expenses, satisfy any debt obligations, and support corporate activities. The Company's interest in Marelli UM India will be a 39.51% non-controlling equity method investment, from which the Company can receive cash only if Marelli UM declares and pays dividends or other distributions; those decisions will rest with Marelli UM and its controlling shareholder, and the Company will not be able to compel them.

The operating businesses in India operate under financial and corporate laws that may restrict the timing and amount of dividend distributions, require solvency or profitability tests before cash may be distributed, impose withholding taxes or other charges on cross-border transfers, limit intercompany loans or cash-pooling arrangements, require reinvestment of earnings into local operations, or subject certain fund movements to regulatory approvals or foreign-exchange controls under India's foreign exchange regulations. In addition, the operating businesses may need to retain cash to support their own working-capital needs, capital expenditures, operational improvements, or restructuring efforts. In such cases, available cash may not be legally or operationally accessible to the U.S. holding company even if those businesses are generating positive cash flows, and this risk is heightened for Marelli UM, which the Company does not control and which has reported a material uncertainty related to going concern.

These constraints may limit Tejascore's ability to service parent-level liabilities, fund corporate overhead, provide financial support to its consolidated subsidiary, execute additional acquisitions, or meet investor expectations regarding capital deployment. If Tejascore cannot access sufficient cash from its operating businesses, the Company may need to seek additional external financing or adjust its capital-allocation strategy. Such limitations could materially affect the Company's liquidity, financial flexibility, and ability to implement its strategic objectives. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA in Germany, similar and potentially greater constraints would apply, including German capital-maintenance and creditor-protection rules and the limited ability of a non-controlling shareholder to obtain distributions from a financially distressed company; however, Paragon is not a probable acquisition and may never be completed.

Capital Requirements and Funding Plan

Estimated Capital Needed for Acquisitions

Tejascore's acquisition strategy involves two probable acquisitions of operating businesses located in India: a 51% controlling interest in Alpha Maier Private Limited, which would be accounted for as a consolidated subsidiary, and a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited, which would be accounted for under the equity method. Based on preliminary evaluations, indicative valuations, and early-stage financial assessments, management expects that the total capital required to complete these acquisitions will be substantial and will include not only the purchase consideration but also transaction costs, advisory fees, regulatory expenses, and initial post-closing support.

The estimated capital needed is expected to include:

•Cash payments required to acquire the 51% controlling interest in Alpha Maier and the 39.51% non-controlling interest in Marelli UM;

•Legal, accounting, and due diligence costs associated with evaluating and structuring each transaction;

•Regulatory and compliance-related expenses, including foreign investment and other approvals in India;

•Working-capital support that may be required in connection with the consolidated subsidiary following the acquisition;

•Integration-related costs, including harmonizing systems, processes, and governance structures at the operations the Company controls; and

•Potential settlement of outstanding obligations or other transaction-related adjustments at the subsidiary level.

These estimates are preliminary and may change materially based on ongoing financial due diligence, valuation refinements, negotiations with the sellers, currency fluctuations, and market conditions. Final transaction costs may be higher or lower than current projections, and additional capital may be needed if operational or financial conditions at the target companies differ from those anticipated. The Company's ability to stabilize, enhance, or integrate Marelli UM is limited because it will hold only a non-controlling interest and will not control that company's operations. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition, and no portion of the capital described above is committed to Paragon. Any capital required for a Paragon acquisition would arise only if and when that acquisition becomes probable, a definitive agreement is executed, and applicable conditions are satisfied, and could be substantial and could include capital injections beyond any purchase price given Paragon's financial distress. Given the foregoing, Tejascore expects that a significant portion of the Offering proceeds will be allocated toward covering the costs of the two probable acquisitions, and the Company may also need to raise additional capital, through equity or debt financing, to complete its acquisition strategy and to pursue any possible future acquisition.

Planned Use of Offering Proceeds

Tejascore intends to use the proceeds from this Offering to fund the core components of its acquisition strategy and support the establishment of a functional holding-company structure capable of overseeing multi-jurisdiction operations. Because the Company does not have operating revenues or internal sources of liquidity, the Offering proceeds represent the primary source of capital available to advance its strategic objectives. Although final allocations may vary based on the amount of capital raised and the results of ongoing negotiations and due diligence, the Company currently anticipates applying a significant portion of the Offering proceeds toward-

•Acquisition-related payments, including upfront consideration required to obtain controlling interests in the proposed subsidiaries;

•Transaction costs, including legal, accounting, valuation, and due diligence expenses associated with evaluating, structuring, and executing the acquisitions;

•Regulatory and compliance expenditures, including filings, permits, and other jurisdictional requirements;

•Integration and initial working-capital support for acquired subsidiaries to facilitate operational stabilization and early-stage improvements;

•Corporate infrastructure development, including financial reporting systems, governance processes, internal controls, and group-wide administrative functions;

•General corporate purposes, which may include professional services, insurance, travel, technology, and other administrative expenses necessary to support ongoing operations.

If the Company raises less than the target amount, Tejascore may be unable to complete one or more of the proposed acquisitions and may need to prioritize specific transactions, pursue alternative financing sources, or adjust the scope of its integration and development plans. Conversely, if the Company raises additional capital through follow-on offerings or other financing arrangements, it may allocate incremental resources toward further acquisitions, capacity expansion, or strategic investments. The Company will update the final allocation of Offering proceeds once available information, transaction structures, and financing requirements are sufficiently developed.

As described in the ‘Use of Proceeds’ and ‘Unaudited Pro Forma Condensed Financial Information’ sections of this Offering Circular, the Company currently expects to allocate substantially all of the net proceeds from this Offering toward the cash consideration required for the proposed acquisitions of Paragon GmbH & Co. KGaA, Marelli UM Electronic Systems Private Limited, and Alpha Maier Private Limited, subject to final transaction terms and closing conditions. While the Company retains discretion to adjust the allocation of proceeds if circumstances change, the current plan assumes that acquisition consideration will represent the primary use of Offering proceeds.

Additional Capital Needs Beyond This Offering

Even if this Offering is fully subscribed, Tejascore expects that additional capital will be required to execute its full acquisition strategy, support the working-capital needs of acquired subsidiaries, and fund ongoing corporate development and integration activities. The costs associated with acquiring and operationalizing multiple businesses across different jurisdictions, particularly in the automotive electronics and HMI sectors, are substantial and may exceed the initial capital raised through this Regulation A offering.

Post-offering capital needs may arise from-

•acquisition-related adjustments, including contingent payments, purchase-price refinements, or settlement of subsidiary liabilities;

•post-closing working-capital injections required to stabilize operations or support growth initiatives at acquired subsidiaries;

•capital expenditures for technology upgrades, equipment replacement, automation, or manufacturing improvements;

•integration-related costs, including harmonization of systems, processes, and internal controls across the group;

•corporate overhead expenses, including enhanced compliance, reporting, audit readiness, and governance functions;

•foreign-exchange fluctuation impacts on acquisition consideration and subsidiary cash flows;

•potential refinancing requirements if any target entities carry existing borrowings or short-term obligations.

The Company anticipates pursuing additional financing through a combination of-

•follow-on equity offerings,

•private placements,

•strategic investment partnerships,

•or debt financing, if available on acceptable terms.

However, there is no guarantee that future capital will be available when needed or on terms favorable to the Company. Equity financing may result in dilution to existing shareholders, while debt financing may impose restrictive covenants or repayment obligations that limit financial and operational flexibility.

Failure to obtain sufficient additional capital could restrict Tejascore’s ability to complete planned acquisitions, slow integration progress, or limit the Company’s ability to invest in necessary operational improvements, each of which could materially affect the Company’s long-term prospects.

Potential Sources of Additional Financing

Given the scale of Tejascore's acquisition strategy and the expected capital requirements associated with post-closing integration and operational support, the Company anticipates seeking additional financing beyond the proceeds of this Offering. As a development-stage holding company with no operating revenues, Tejascore must rely on external capital markets and third-party funding sources to support its growth and liquidity needs. Potential sources of additional financing include the following.

The Company may pursue follow-on equity offerings, including additional equity issuances under Regulation A, Regulation D, or other available exemptions, or a future registered offering if appropriate. Equity financing would provide access to long-term capital but may result in significant dilution to existing shareholders. The Company may also undertake private placements to institutional or strategic investors, involving institutional investors, family offices, or strategic partners within the automotive, electronics, or technology sectors, which may take the form of preferred equity, convertible securities, or structured investment agreements. If available on acceptable terms, Tejascore may obtain debt financing, including term loans, revolving credit facilities, acquisition financing, or working-capital lines of credit from commercial lenders or specialty finance institutions; debt instruments may impose restrictive covenants, interest obligations, or collateral requirements that could affect financial flexibility. In connection with the proposed acquisitions, certain transaction structures may also include vendor or seller financing, such as deferred consideration, installment payments, promissory notes, or earn-out arrangements that reduce upfront cash requirements but depend on negotiations and may increase post-closing obligations. Following the completion of acquisitions, the operating businesses in India may qualify for government incentives, technology grants, or subsidized financing programs, although these sources are typically restricted, competitive, and subject to eligibility criteria. Over the longer term, the Company may also rely on internal cash flows, principally distributions and cash flows from its consolidated subsidiary, Alpha Maier, and, only to the extent declared, any dividends from its non-controlling equity method investment in Marelli UM, to support corporate and capital needs. Such cash flows are subject to regulatory restrictions, local capital requirements, and operational priorities, may not be readily available to the U.S. parent, and, in the case of Marelli UM, cannot be compelled by the Company because it does not control that company. While Tejascore intends to explore these financing avenues, there is no assurance that additional capital will be available when needed, in sufficient amounts, or on terms favorable to the Company. Any inability to secure required financing may limit the Company's ability to complete its acquisition strategy, support its operating businesses, or pursue growth initiatives. If the Company pursues a possible future acquisition of Paragon GmbH & Co. KGaA, it may require additional financing of the types described above, and German subsidiaries, if any, may separately qualify for European incentive or development programs; however, Paragon is not a probable acquisition and may never be completed.

Dilution Considerations

Because Tejascore has limited capital resources, no operating revenues, and substantial funding requirements associated with its planned acquisitions, existing shareholders should expect that the Company will likely issue additional equity or equity-linked securities in the future. Any such issuances may result in significant dilution to investors who purchase shares in this Offering.

Dilution may occur under several circumstances-

●Equity raised to complete acquisitions- If the net proceeds from this Offering are insufficient to fund the full purchase consideration for one or more target companies, Tejascore may issue additional shares to raise the required capital.

●Follow-on equity offerings- To support post-acquisition working capital, integration initiatives, or corporate development, the Company may conduct subsequent capital raises at valuations that may be lower than expected.

●Equity or convertible instruments issued to lenders or strategic partners- Debt financing may require warrants, conversion features, or other equity components that dilute existing shareholders.

●Equity issued as part of acquisition consideration- The Company may use shares as part of the purchase price to sellers, which would reduce the ownership percentage of existing investors.

●Equity issued for compensation- Tejascore may adopt equity incentive plans or issue stock-based compensation to attract and retain management and key personnel post-acquisition.

Because Tejascore is a newly formed holding company without revenues, its valuation is highly sensitive to capital-raising outcomes, acquisition progress, market conditions, and investor sentiment. As such, future financing rounds may occur at prices that are below the price per share in this Offering, resulting in additional dilution. Investors should therefore consider the likelihood that their ownership percentage in the Company may decrease as Tejascore pursues additional capital to support its acquisition strategy and long-term operational needs.

Anticipated Post-Acquisition Liquidity Needs

Working-Capital Needs of Subsidiaries

If Tejascore successfully completes its proposed acquisitions, the nature of its responsibility for the working-capital requirements of the acquired businesses will differ between the two probable acquisitions. With respect to Alpha Maier India, which would be a consolidated subsidiary, the Company would effectively bear responsibility for supporting that business's working-capital needs. With respect to Marelli UM India, in which the Company would hold only a 39.51% non-controlling equity method interest, the Company would not control or be responsible for funding that company's working capital; the provision of any working-capital support to Marelli UM would rest with Marelli UM and its controlling shareholder, and the Company would have no obligation, and limited ability, to fund it. Businesses operating in the automotive electronics, HMI systems, and plastics-manufacturing sectors typically require substantial working capital to fund inventory, raw materials, tooling, payroll, freight, and supplier settlements, and these needs may be heightened during production ramp-up, supply-chain disruptions, or customer-driven engineering changes. The operating businesses are located in India, where working-capital cycles are influenced by the extended payment terms commonly required by automotive OEM customers, timing differences between receivables collection and supplier payment obligations, fluctuations in material costs (including resins, metals, electronic components, and chemicals), inventory requirements driven by program schedules and procurement lead times, labor and energy costs, and currency movements affecting purchasing costs and foreign-currency receivables. Following the acquisitions, the consolidated subsidiary may require additional liquidity to maintain stable operations, meet customer schedules, and avoid production interruptions, and may require near-term working-capital support if it experiences temporary financial strain, operating inefficiencies, or delayed customer payments. Marelli UM has reported a material uncertainty related to going concern and significant overdue payables, but because the Company will not control Marelli UM, it would not be responsible for funding that company's working capital, and any deterioration there would affect the Company through the value of its equity method investment rather than as a direct funding obligation. Tejascore anticipates that a portion of the Offering proceeds, as well as future external financing, may be required, principally in respect of its consolidated subsidiary, to bridge timing gaps between cash inflows and outflows, fund inventory buildup for new program launches, stabilize operations during integration, cover unexpected increases in supplier pricing or logistics costs, and support capital investment in manufacturing or engineering capabilities. If adequate working capital is not available to its consolidated subsidiary, that business may face operational disruptions, supplier delays, production stoppages, or customer penalties, any of which could materially affect the consolidated financial condition and performance of the Company. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, additional and potentially substantial working-capital or capital-injection needs could arise given Paragon's financial distress; however, Paragon is not a probable acquisition and may never be completed, and any interest in Paragon would be a non-controlling equity method investment that the Company would not be obligated to fund.

Integration Costs

Following the completion of the proposed acquisitions, Tejascore expects to incur integration costs, principally in connection with its consolidated subsidiary, Alpha Maier India, as it works to align that business's operations, systems, processes, governance practices, and reporting frameworks with the Company's corporate functions in the United States. With respect to Marelli UM India, the Company will hold only a 39.51% non-controlling equity method interest and will not control that company's operations; integration in the conventional sense will therefore be limited, and the Company's activities will consist principally of establishing the coordination and information flows necessary to oversee the investment and apply the equity method, which will depend on the cooperation of Marelli UM and its controlling shareholder. Integration activities at the consolidated subsidiary are intended to establish a stable operating and reporting model and to support anticipated efficiencies, but they require financial resources and management effort. Integration costs may include systems integration, such as the harmonization of ERP platforms, financial-reporting tools, cybersecurity infrastructure, and IT networks at the consolidated subsidiary; process alignment, including the standardization of procurement, quality assurance, engineering workflows, program management, and HR policies; professional services, such as legal, accounting, tax advisory, technology consulting, and integration-management support; facility upgrades or consolidation, including retooling, layout modifications, or capital investments needed to achieve operational consistency; training and onboarding costs associated with implementing new systems, safety protocols, and corporate governance standards; management additions, including hires needed to support the Company's operating platform; and coordination and oversight expenses associated with cross-functional teams, including coordination with the equity method investee. Integration expenses may arise immediately following the acquisition and may continue over an extended period as the Company stabilizes operations and develops its reporting and oversight capabilities. The magnitude and timing of these costs will depend on the complexity of the acquired business, the degree of alignment required, and the condition of the legacy systems and processes at the consolidated subsidiary. Because Tejascore does not currently generate revenues or cash flows, a portion of the Offering proceeds, together with potential future financing, will be needed to fund these integration initiatives. Failure to adequately fund integration activities could delay operational improvements, reduce potential synergies, and negatively affect the Company's overall financial and strategic objectives. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, additional integration costs and complexity would arise, extending to a further jurisdiction and accounting framework; however, Paragon is not a probable acquisition and may never be completed, and any interest in Paragon would be a non-controlling equity method investment rather than a consolidated business.

Synergy Investments

In addition to the costs associated with integration, Tejascore expects to incur synergy-driven investments aimed at enhancing the long-term competitiveness, efficiency, and technological capabilities of its acquired subsidiaries. These investments are intended to strengthen the consolidated group’s ability to compete in the automotive electronics, HMI, and decorated-plastics markets by enabling collaboration, improving capacity utilization, and expanding the range of services offered to OEM customers.

Synergy investments may include-

●technology upgrades, such as modernization of SMT/THT lines, automation of molding and assembly operations, adoption of advanced testing equipment, and implementation of enhanced quality-control systems;

●engineering collaboration, including shared development platforms, joint design initiatives, software tool harmonization, and coordinated product roadmaps;

●supply-chain optimization, such as vendor consolidation, negotiated volume pricing, centralized procurement strategies, and shared logistics networks;

●manufacturing efficiency improvements, including lean manufacturing initiatives, equipment standardization, cross-training of personnel, and productivity-enhancement programs;

●product integration, enabling electronics capabilities from one subsidiary to be combined with plastics or HMI solutions from another to create integrated modules or systems for OEM customers;

●customer-development initiatives, such as coordinated RFQ responses, unified business-

development teams, and cross-selling opportunities across subsidiaries.

These synergy investments are expected to require substantial capital, particularly in the early stages of post-acquisition integration. The timing, scale, and effectiveness of synergy investments will vary based on the operational readiness of each subsidiary and the degree of alignment needed across the group.

Because Tejascore does not currently generate operating cash flows, a portion of the Offering proceeds and future financing may be needed to support these investments. Delays or limitations in funding synergy initiatives could reduce expected operational improvements, limit competitiveness, or postpone anticipated benefits of the combined operations.

Cash Management Across India and the United States

Upon completion of the proposed acquisitions, Tejascore will need to implement a coordinated cash-management framework covering its consolidated subsidiary in India, Alpha Maier, with oversight and reporting consolidated at the U.S. holding-company level. Managing liquidity across jurisdictions introduces operational, regulatory, tax, and foreign-exchange complexities that will influence the Company's post-acquisition financial position. The Company's 39.51% non-controlling equity method investment in Marelli UM India will fall outside this framework in important respects: because the Company will not control Marelli UM, it cannot include that company in centralized liquidity planning or cash-pooling arrangements, cannot direct its treasury, and cannot compel distributions from it, so cash at Marelli UM will not be available to the Company's treasury function except to the extent of any dividends Marelli UM's controlling shareholder elects to declare. Cash management will be affected by local banking regulations, which may limit intercompany transfers or impose restrictions on dividend distributions; foreign-exchange rules, including capital-control requirements under India's foreign exchange regulations and withholding-tax obligations on cross-border remittances; regional working-capital needs, which may require the consolidated subsidiary to retain cash to support procurement, payroll, production, and customer-delivery schedules; timing differences between receivables collection from OEM customers and payment obligations to suppliers; regulatory constraints on upstreaming funds to the U.S. parent, including profitability requirements and solvency tests; and currency volatility, principally between USD and INR, which may affect liquidity forecasts and consolidated results.

Tejascore anticipates that it will need to establish treasury controls, including centralized liquidity planning and cash-flow forecasting for the operations it controls, multi-currency banking relationships, structured intercompany funding mechanisms with its consolidated subsidiary, policies governing dividends and loans, hedging strategies to mitigate foreign-exchange risk, and compliance processes to support regulatory reporting across jurisdictions. Effective cash management will be important to ensuring that the consolidated subsidiary maintains sufficient liquidity to operate, while enabling Tejascore to meet parent-level obligations, support integration activities, and pursue strategic investments. Any inability to coordinate and manage cash efficiently could lead to liquidity shortfalls, operational disruptions, or increased financing needs, each of which could materially affect the Company's consolidated financial condition. If the Company completes a possible future acquisition of Paragon GmbH & Co. KGaA, its cash-management framework would need to extend to Germany and to EUR exposure, and would be subject to German capital-maintenance and creditor-protection rules; as a non-controlling shareholder, the Company would also have limited ability to manage or access cash at Paragon. However, Paragon is not a probable acquisition and may never be completed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ALPHA MAIER PRIVATE LIMITED

Fiscal years ended March 31, 2025 and March 31, 2024

(All amounts are presented in Indian Rupees in lakhs unless otherwise stated. One lakh equals 100,000.)

The following discussion and analysis of the financial condition and results of operations of Alpha Maier Private Limited (“Alpha Maier” or the “Company”) should be read together with the Company's audited financial statements as at and for the fiscal years ended March 31, 2025 and March 31, 2024, and the related notes, including the reconciliation to U.S. GAAP set forth in Note 25, each of which is included elsewhere in this Offering Circular. This discussion contains forward-looking statements that are based on current expectations and assumptions and involve risks and uncertainties. The Company's actual results may differ materially from those discussed in these forward-looking statements as a result of various factors, including those described under “Risk Factors” and “Risks Related to Alpha Maier Private Limited, India” elsewhere in this Offering Circular. Alpha Maier is the target of a proposed acquisition by Tejascore Techsystems Inc. and is not the issuer of the securities offered hereby; this discussion concerns Alpha Maier on a historical, standalone basis and does not give effect to the proposed acquisition.

Overview

Alpha Maier is a private limited company incorporated in India (Corporate Identity Number U35990DL2010PTC202385) engaged in the manufacture and supply of automotive components, principally injection-molded plastic components and related precision parts supplied to automotive original equipment manufacturers (“OEMs”) and their tier suppliers. The Company operates manufacturing facilities in India and reports on a fiscal year ending March 31. As at March 31, 2025, the Company was owned as to 51% by UM Autocomp Private Limited and 49% by Mikeldi Inversiones, S.L.U., and its issued and paid-up share capital comprised 22,200,000 equity shares of INR 10 each. Tejascore Techsystems Inc. proposes to acquire a 51% controlling equity interest in Alpha Maier for cash consideration of USD 7.5 million. Upon completion of the proposed acquisition, Alpha Maier would be accounted for as a business combination under ASC 805 and consolidated as a majority-owned subsidiary of Tejascore Techsystems Inc. under ASC 810, with the remaining 49% interest presented as a non-controlling interest. The proposed acquisition remains subject to the negotiation and execution of a definitive purchase agreement and the satisfaction of customary closing conditions, and may not be completed on the terms described, on the anticipated timeline, or at all.

The Company's operations during the periods presented were profitable and cash-generative.

Selected Financial Data (INR in lakhs)	FY 2025	FY 2024	Change %
Revenue from operations	12,283.02	11,648.37	5.4
Total income	12,456.06	11,908.38	4.6
EBITDA (1)	1,079.95	793.89	36.0
Profit before tax	505.75	289.97	74.4
Profit for the year	366.52	213.32	71.8
Total assets	6,790.16	6,800.08	-0.1
Shareholders' equity	4,286.01	3,919.49	9.4
Cash and cash equivalents	861.57	510.04	68.9
Total borrowings	147.90	255.81	-42.2
Basic and diluted EPS (INR)	1.65	0.96	71.9

(1) EBITDA is a non-GAAP measure calculated as profit before tax plus finance costs plus depreciation and amortization.

Business and Operations

The Company manufactures injection-molded plastic components and related precision parts for the automotive sector. Its production processes include polymer injection molding, surface finishing and painting, and assembly operations. The Company's revenue is generated principally from the sale of components to automotive customers, and its cost base is driven by polymer and other raw material inputs, labor, energy, and the operation and maintenance of its manufacturing assets, including tooling and molds. The Company's operations are characterized by a significant fixed asset base and by working capital tied up in inventories and trade receivables. Because the Company supplies the automotive sector, its order volumes are linked to vehicle production schedules and to the lifecycle of the specific programs it supplies. The Company's results are therefore affected by automotive production cycles, by the introduction and discontinuation of vehicle models, and by sourcing decisions made by its customers.

Industry Environment and Competitive Landscape

The Company operates in the automotive components industry, which is cyclical and closely tied to overall vehicle production volumes and broader economic conditions. Demand for automotive plastic and precision components is influenced by trends in vehicle production, model mix, content per vehicle, and the increasing use of engineered plastics and integrated components in vehicle interiors and exteriors. The industry is competitive and includes a range of domestic and international suppliers, and pricing is subject to ongoing pressure from customers seeking cost reductions over the life of a program. Suppliers in this industry typically operate under multi-year program arrangements with their customers, with volumes that depend on the customer's production of the underlying vehicle platforms. Success in the industry depends on the ability to maintain quality and delivery performance, to manage raw material and energy costs, to operate efficiently at scale, and to win replacement and new programs as existing programs reach the end of their lifecycle. These industry characteristics affect the Company's revenue stability, margins, and capital expenditure requirements.

Key Factors Affecting Results of Operations

The Company's results of operations are affected principally by the following factors:

•OEM demand and program volumes. The Company's revenue depends on the production volumes of the automotive programs it supplies. Changes in vehicle production schedules, model launches and discontinuations, and customer sourcing decisions directly affect order volumes and revenue.

•Raw material costs. Plastic granules and related polymer inputs represent the largest component of the Company's cost of materials. Movements in the prices of these inputs, which are influenced by petrochemical feedstock prices and currency movements, directly affect gross margin.

•Capacity utilization and manufacturing efficiency. As a manufacturer with a significant fixed asset base, the Company's profitability is sensitive to capacity utilization, scrap and yield rates, and the absorption of fixed manufacturing overhead. Higher utilization improves the absorption of fixed costs and supports margins.

•Energy and conversion costs. Electricity and other energy inputs are a meaningful component of the Company's conversion cost, and movements in energy prices affect operating expenses.

•Foreign currency and financing costs. The Company has a euro-denominated external commercial borrowing carrying interest at a floating rate, exposing it to interest rate and foreign currency risk.

•Inter-unit transactions. The Company's gross sales and purchases include inter-unit transfers that are eliminated in arriving at reported revenue from operations and cost of materials consumed; the level of such transfers affects the comparison of gross and net figures between periods.

Results of Operations

The following table sets forth the Company's statement of profit and loss for the periods indicated, with each line item also expressed as a percentage of revenue from operations.

Particulars (INR in lakhs)	FY 2025	% Rev	FY 2024	% Rev
Revenue from operations	12,283.02	100.0	11,648.37	100.0
Other income	173.04	1.4	260.01	2.2
Total income	12,456.06	101.4	11,908.38	102.2
Cost of materials consumed	7,268.52	59.2	6,732.15	57.8
Changes in inventories	-76.46	-0.6	68.22	0.6
Employee benefit expenses	1,953.41	15.9	1,989.33	17.1
Finance costs	70.44	0.6	81.83	0.7
Depreciation and amortization	503.77	4.1	422.09	3.6
Other administrative expenses	2,230.63	18.2	2,324.79	20.0
Total expenses	11,950.32	97.3	11,618.41	99.7
Profit before tax	505.75	4.1	289.97	2.5
Total tax expense	139.22	1.1	76.65	0.7
Profit for the year	366.52	3.0	213.32	1.8

Revenue from Operations

Revenue from operations increased by 5.4% to INR 12,283.02 lakhs in FY 2025 from INR 11,648.37 lakhs in FY 2024. Reported revenue from operations is stated net of inter-unit sales, which decreased to INR 660.89 lakhs in FY 2025 from INR 1,282.61 lakhs in FY 2024. Gross sales before the elimination of inter-unit sales were INR 12,943.91 lakhs in FY 2025 compared with INR 12,930.98 lakhs in FY 2024. The increase in reported revenue from operations was therefore driven substantially by the lower level of inter-unit transfers eliminated in FY 2025, with gross sales broadly stable between the two periods. Management considers the level of inter-unit transfers when assessing period-over-period revenue trends, because changes in such transfers affect reported revenue from operations without a corresponding change in gross sales.

Other Income

Other income decreased to INR 173.04 lakhs in FY 2025 from INR 260.01 lakhs in FY 2024. Other income comprises interest on fixed deposits and margin money of INR 12.01 lakhs (FY 2024: INR 2.16 lakhs), foreign exchange fluctuation gains of INR 13.83 lakhs (FY 2024: INR 3.04 lakhs), and other miscellaneous income of INR 147.20 lakhs (FY 2024: INR 254.80 lakhs). The decrease was driven principally by lower miscellaneous other income, partially offset by higher interest income and higher foreign exchange gains.

Cost of Materials Consumed

Cost of materials consumed increased to INR 7,268.52 lakhs in FY 2025 from INR 6,732.15 lakhs in FY 2024, and increased as a percentage of revenue from operations to 59.2% from 57.8%. Cost of materials consumed is stated net of inter-unit purchases of INR 660.89 lakhs in FY 2025 (FY 2024: INR 1,282.61 lakhs). The principal input was plastic granules and other plastic parts, at INR 6,018.90 lakhs in FY 2025 (FY 2024: INR 6,122.48 lakhs), followed by rings of INR 794.15 lakhs (FY 2024: INR 833.97 lakhs), packing material of INR 338.49 lakhs (FY 2024: INR 346.76 lakhs), paints and thinners of INR 254.36 lakhs (FY 2024: INR 268.48 lakhs), and other materials of INR 523.51 lakhs (FY 2024: INR 443.07 lakhs). Because polymer inputs constitute the largest component of materials cost, the Company's gross margin is sensitive to movements in polymer prices.

Changes in Inventories

Changes in inventories of finished goods represented a credit (an increase in finished goods inventory) of INR 76.46 lakhs in FY 2025, compared with a charge (a decrease in finished goods inventory) of INR 68.22 lakhs in FY 2024. This reflected an increase in closing finished goods inventory to INR 375.25 lakhs at March 31, 2025 from INR 298.79 lakhs at March 31, 2024.

Employee Benefit Expenses

Employee benefit expenses decreased to INR 1,953.41 lakhs in FY 2025 from INR 1,989.33 lakhs in FY 2024, and decreased as a percentage of revenue from operations to 15.9% from 17.1%. Salary, wages and other allowances increased to INR 1,103.19 lakhs in FY 2025 from INR 1,053.38 lakhs in FY 2024, while labour charges decreased to INR 494.07 lakhs from INR 540.14 lakhs. Contributions to employee state insurance and provident fund were INR 75.69 lakhs in FY 2025 (FY 2024: INR 69.71 lakhs), and overtime allowance was INR 94.67 lakhs (FY 2024: INR 95.29 lakhs).

Finance Costs

Finance costs decreased to INR 70.44 lakhs in FY 2025 from INR 81.83 lakhs in FY 2024. The decrease reflected lower interest on borrowings, which fell to INR 11.96 lakhs in FY 2025 from INR 23.26 lakhs in FY 2024 as the external commercial borrowing was progressively repaid. Cash discount allowed was INR 52.19 lakhs in FY 2025 (FY 2024: INR 55.71 lakhs), and bank charges were INR 6.29 lakhs (FY 2024: INR 2.86 lakhs).

Depreciation and Amortization

Depreciation and amortization increased to INR 503.77 lakhs in FY 2025 from INR 422.09 lakhs in FY 2024. The increase reflected the commissioning of assets that had previously been classified as capital work-in-progress, which decreased to nil at March 31, 2025 from INR 745.45 lakhs at March 31, 2024 as those assets were placed in service and became subject to depreciation.

Other Administrative Expenses

Other administrative expenses decreased to INR 2,230.63 lakhs in FY 2025 from INR 2,324.79 lakhs in FY 2024. Within this category, electricity expenses were INR 513.56 lakhs (FY 2024: INR 556.22 lakhs); repair and maintenance of plant and machinery was INR 290.14 lakhs (FY 2024: INR 415.61 lakhs); aggregate rental expense on plant, warehouse, guest house, vehicles and solar assets was INR 424.80 lakhs (FY 2024: INR 376.98 lakhs); freight outward was INR 205.26 lakhs (FY 2024: INR 186.53 lakhs); diesel and LPG expenses were INR 121.52 lakhs (FY 2024: INR 120.79 lakhs); and travelling and conveyance was INR 128.47 lakhs (FY 2024: INR 127.67 lakhs). The reduction in other administrative expenses was driven principally by lower plant and machinery maintenance and lower electricity costs.

Income Tax Expense

The total income tax expense was INR 139.22 lakhs in FY 2025, comprising current tax of INR 188.00 lakhs and a deferred tax credit of INR 48.78 lakhs. In FY 2024, the total income tax expense was INR 76.65 lakhs, comprising current tax of INR 134.65 lakhs and a deferred tax credit of INR 58.00 lakhs. The deferred tax credits in both periods principally reflected timing differences, including those relating to depreciation and provisions.

Profit for the Year

As a result of the foregoing, profit before tax increased by 74.4% to INR 505.75 lakhs in FY 2025 from INR 289.97 lakhs in FY 2024, and profit for the year increased by 71.8% to INR 366.52 lakhs from INR 213.32 lakhs. The profit before tax margin improved to 4.1% in FY 2025 from 2.5% in FY 2024, and the net profit margin improved to 3.0% from 1.8%. Basic and diluted earnings per share increased to INR 1.65 in FY 2025 from INR 0.96 in FY 2024.

Key Performance Indicators

Management monitors a number of financial performance indicators, derived from the audited financial statements, in assessing the Company's operating performance and financial position.

Indicator	FY 2025	FY 2024
EBITDA margin (1)	8.8%	6.8%
Profit before tax margin	4.1%	2.5%
Net profit margin	3.0%	1.8%
Return on equity (2)	8.6%	5.4%
Return on total assets (3)	5.4%	3.1%
Current ratio (4)	1.88	1.49
Total borrowings to equity	0.035	0.065
Trade receivable days (5)	49.1	46.9
Inventory days (6)	65.7	64.6
Trade payable days (6)	78.6	89.7
Net worth (INR lakhs)	4,286.01	3,919.49
Book value per share (INR)	19.31	17.66

(1) EBITDA margin is EBITDA divided by revenue from operations. (2) Return on equity is profit for the year divided by year-end shareholders' equity. (3) Return on total assets is profit for the year divided by year-end total assets. (4) Current ratio is current assets divided by current liabilities, based on year-end balances. (5) Trade receivable days are year-end trade receivables divided by revenue from operations, multiplied by 365. (6) Inventory days and trade payable days are calculated on year-end balances relative to cost of materials consumed, multiplied by 365.

The improvement in profitability and return metrics in FY 2025 reflected higher reported revenue from operations, the reduction in finance costs and certain administrative expenses, and the increase in profit for the year. The improvement in the current ratio and the reduction in borrowings reflected the increase in cash and the continued repayment of the external commercial borrowing.

Liquidity and Capital Resources

The Company funds its operations principally through cash generated from operating activities, supplemented by borrowings. As at March 31, 2025, the Company held cash and cash equivalents of INR 861.57 lakhs, compared with INR 510.04 lakhs as at March 31, 2024. Total borrowings, comprising long-term borrowings of INR 77.05 lakhs and short-term borrowings of INR 70.85 lakhs, were INR 147.90 lakhs as at March 31, 2025, compared with INR 255.81 lakhs as at March 31, 2024. The Company's total borrowings to equity ratio was low, at 0.035 as at March 31, 2025.

The following table summarizes the Company's cash flows for the periods indicated.

Cash Flow Summary (INR in lakhs)	FY 2025	FY 2024
Operating profit before working capital changes	997.51	709.90
Net cash from operating activities	504.82	539.54
Net cash used in investing activities	-21.01	-431.90
Net cash used in financing activities	-107.91	-52.49
Net increase in cash and cash equivalents	375.90	55.15
Cash and cash equivalents, end of year	861.57	485.67

Operating Activities

Net cash generated from operating activities was INR 504.82 lakhs in FY 2025, compared with INR 539.54 lakhs in FY 2024. Operating cash flow in FY 2025 reflected operating profit before working capital changes of INR 997.51 lakhs, partially offset by net working capital outflows, including an increase in trade receivables of INR 156.78 lakhs, an increase in inventories of INR 117.04 lakhs, a decrease in trade payables of INR 87.49 lakhs, and a decrease in other current liabilities and provisions of INR 320.26 lakhs, partially offset by a decrease in other current assets, loans and advances of INR 188.87 lakhs.

Investing Activities

Net cash used in investing activities was INR 21.01 lakhs in FY 2025, compared with INR 431.90 lakhs in FY 2024. The substantially lower investing outflow in FY 2025 reflected the completion in the prior year of a significant capital expenditure program, as evidenced by the reduction of capital work-in-progress to nil at March 31, 2025 from INR 745.45 lakhs at March 31, 2024. Purchases of fixed assets, including capital work-in-progress, were INR 57.38 lakhs in FY 2025 compared with INR 427.49 lakhs in FY 2024.

Financing Activities

Net cash used in financing activities was INR 107.91 lakhs in FY 2025, compared with INR 52.49 lakhs in FY 2024. Financing outflows consisted principally of the scheduled repayment of the external commercial borrowing of INR 66.83 lakhs and a net reduction in short-term borrowings of INR 41.08 lakhs in FY 2025.

Working Capital

As at March 31, 2025, the Company held inventories of INR 1,308.75 lakhs (March 31, 2024: INR 1,191.72 lakhs), comprising raw materials of INR 699.45 lakhs, finished goods of INR 375.25 lakhs, stores and spares of INR 207.48 lakhs, work-in-progress of INR 25.15 lakhs, and goods in transit of INR 1.42 lakhs. Trade receivables were INR 1,651.93 lakhs (March 31, 2024: INR 1,495.15 lakhs), stated net of a provision for doubtful debts of INR 9.79 lakhs. Trade payables, comprising amounts due to micro and small enterprises and to other creditors, were INR 1,566.12 lakhs as at March 31, 2025 (March 31, 2024: INR 1,653.61 lakhs). The Company's current ratio improved to 1.88 as at March 31, 2025 from 1.49 as at March 31, 2024.

Capital Expenditure and Asset Base

The Company maintains a significant fixed asset base supporting its manufacturing operations, including plant and machinery, tooling, and molds. Net property, plant and equipment increased to INR 2,200.64 lakhs as at March 31, 2025 from INR 1,901.58 lakhs as at March 31, 2024, reflecting the capitalization of assets that had previously been recorded as capital work-in-progress. Capital work-in-progress, which was INR 745.45 lakhs as at March 31, 2024, was reduced to nil as at March 31, 2025 as those assets were commissioned and placed in service. Intangible assets were INR 8.23 lakhs as at each balance sheet date. Following the completion of the prior-year capital expenditure program, the Company's capital expenditure in FY 2025 was substantially lower, and management expects future capital expenditure to be directed principally toward the maintenance and periodic replacement of tooling and equipment, subject to program requirements.

Financial Condition

Total assets were INR 6,790.16 lakhs as at March 31, 2025, substantially unchanged from INR 6,800.08 lakhs as at March 31, 2024, reflecting the reclassification of capital work-in-progress to property, plant and equipment, an increase in cash, and increases in inventories and trade receivables, offset by reductions in certain other assets. Shareholders' equity increased to INR 4,286.01 lakhs as at March 31, 2025 from INR 3,919.49 lakhs as at March 31, 2024, comprising share capital of INR 2,220.00 lakhs and reserves and surplus of INR 2,066.01 lakhs (March 31, 2024: INR 1,699.49 lakhs). The increase in reserves and surplus corresponded to the profit retained for the year. Book value per share increased to INR 19.31 as at March 31, 2025 from INR 17.66 as at March 31, 2024.

Contractual Obligations and Commitments

The Company's contractual obligations consist principally of its borrowings and lease arrangements. The external commercial borrowing from Mikeldi Inversiones, S.L. has a principal amount of EUR 240,000 and carries interest at three-month Euribor plus 3.25%. The non-current portion of this borrowing was INR 77.05 lakhs and the current portion, included within short-term borrowings, was INR 70.85 lakhs, as at March 31, 2025. The Company leases plant, warehouse and other premises and assets; aggregate rental expense recognized within other administrative expenses was INR 424.80 lakhs in FY 2025 (FY 2024: INR 376.98 lakhs). The Company also carries provisions, including a provision for gratuity of INR 181.86 lakhs (non-current) as at March 31, 2025.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on its financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Risk

The Company is exposed to foreign currency risk principally through its euro-denominated external commercial borrowing and, to a lesser extent, through imported raw materials and equipment. A strengthening of the euro against the Indian Rupee would increase the rupee value of the borrowing and the related interest expense. The Company recognized foreign exchange fluctuation gains of INR 13.83 lakhs in FY 2025 (FY 2024: INR 3.04 lakhs) within other income. Because the proposed acquisition consideration and the related pro forma information are expressed in U.S. Dollars while the Company reports in Indian Rupees, fluctuations in the INR/USD exchange rate would also affect the U.S. Dollar value of the Company's results and net assets when translated for presentation in this Offering Circular.

Interest Rate Risk

The external commercial borrowing carries interest at a floating rate of three-month Euribor plus 3.25%, exposing the Company to interest rate risk. Increases in Euribor would increase the Company's finance costs. Interest on borrowings was INR 11.96 lakhs in FY 2025 (FY 2024: INR 23.26 lakhs). The Company's exposure to interest rate risk has decreased as the borrowing has been repaid.

Credit Risk

The Company is exposed to credit risk on its trade receivables, which were INR 1,651.93 lakhs as at March 31, 2025, net of a provision for doubtful debts of INR 9.79 lakhs. The Company's receivables are concentrated among automotive customers operating on structured credit terms. Substantially all of the Company's trade receivables as at March 31, 2025 were outstanding for less than six months.

Commodity Price Risk

The Company is exposed to commodity price risk on plastic granules and other polymer inputs, which constitute the largest component of its cost of materials. Increases in the prices of these inputs, if not recovered through pricing, would compress the Company's margins.

Critical Accounting Policies and Estimates

The preparation of the Company's financial statements in conformity with Indian GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, income and expenses, and the disclosure of contingent liabilities. The Company's critical accounting policies and estimates include the following:

•Revenue recognition. Revenue from the sale of goods is recognized when the significant risks and rewards of ownership are transferred to the customer. Inter-unit sales are eliminated in determining revenue from operations.

•Inventories. Inventories are valued at the lower of cost and net realizable value. The determination of net realizable value and of provisions for obsolescence requires management judgment.

•Property, plant and equipment and depreciation. Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets, the determination of which requires management judgment.

•Provision for doubtful debts. The Company recognizes provisions for doubtful debts based on management's assessment of the recoverability of trade receivables.

•Employee benefits. The Company recognizes a provision for gratuity, a defined benefit obligation, based on actuarial principles. The non-current gratuity provision was INR 181.86 lakhs as at March 31, 2025.

•Taxation. Current tax is determined in accordance with applicable tax law, and deferred tax is recognized on timing differences. The Company recognized a net deferred tax asset of INR 189.58 lakhs as at March 31, 2025.

The principal differences between Indian GAAP and U.S. GAAP relevant to the Company, including the treatment of leases (ASC 842), employee benefits (ASC 715), and deferred taxation (ASC 740), are described in Note 25 to the audited financial statements. As described in that note, these differences are not individually or in the aggregate material to the Company's net income or shareholders' equity for the periods presented.

Related Party Transactions

The Company's external commercial borrowing is provided by Mikeldi Inversiones, S.L., which is associated with a 49% shareholder of the Company. The Company also engages in transactions in the ordinary course of business that are disclosed in the notes to the audited financial statements in accordance with applicable Indian accounting standards. Following the proposed acquisition, transactions between the Company and Tejascore Techsystems Inc. and its affiliates would be subject to the related party transaction policies of Tejascore Techsystems Inc.

Known Trends, Events, and Uncertainties

The Company's future results will depend on the level of automotive production volumes, the prices of polymer and other raw material inputs, energy costs, the Company's ability to maintain capacity utilization and manufacturing efficiency, and movements in the euro and Euribor that affect the Company's borrowing. The Company completed a significant capital expenditure program in the year ended March 31, 2024, and following that program its capital expenditure requirements have decreased, which management expects to support free cash flow generation, subject to program requirements and market conditions. The proposed acquisition by Tejascore Techsystems Inc., if completed, would result in the Company being consolidated as a majority-owned subsidiary and may affect the Company's governance, access to capital, and related party arrangements. Other than as described in this discussion and elsewhere in this Offering Circular, the Company is not aware of any known trends, events, or uncertainties that are reasonably likely to have a material effect on its revenues, income, or liquidity.

Interim Period Information

An unaudited interim financial statement for the six-month period ended September 30, 2025 is required to be presented under Rule 8-04 of Regulation S-X and is referenced in the summary of financial statement periods included elsewhere in this Offering Circular. A discussion of the Company's results of operations and financial condition for that interim period, compared with the corresponding prior-year interim period, will be presented together with the interim financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MARELLI UM ELECTRONIC SYSTEMS PRIVATE LIMITED

Fiscal years ended December 31, 2025 and December 31, 2024

(All amounts are presented in Indian Rupees in lakhs unless otherwise stated. One lakh equals 100,000.)

The following discussion and analysis of the financial condition and results of operations of Marelli UM Electronic Systems Private Limited (“Marelli UM” or the “Company”) should be read together with the Company's audited financial statements as at and for the fiscal years ended December 31, 2025 and December 31, 2024, and the related notes, including the reconciliation to U.S. GAAP set forth in Note 25, each of which is included elsewhere in this Offering Circular. This discussion contains forward-looking statements that are based on current expectations and assumptions and involve risks and uncertainties. The Company's actual results may differ materially from those discussed in these forward-looking statements as a result of various factors, including those described under “Risk Factors” and “Risks Related to Marelli UM Electronic Systems Private Limited” elsewhere in this Offering Circular. Marelli UM is the target of a proposed acquisition by Tejascore Techsystems Inc. and is not the issuer of the securities offered hereby; this discussion concerns Marelli UM on a historical, standalone basis and does not give effect to the proposed acquisition. The Company's audited financial statements include a Material Uncertainty Related to Going Concern, as discussed below.

Overview

Marelli UM is a private limited company incorporated in India (Corporate Identity Number U31909HR2008PTC037712) engaged in the manufacture and supply of automotive electronics products, including body computers, instrument clusters, telematics units, printed circuit board assemblies, antennas, and related components supplied to automotive original equipment manufacturers (“OEMs”). The Company operates manufacturing and engineering facilities in India and reports on a fiscal year ending December 31, consistent with the calendar reporting cycle of the Marelli group. As at December 31, 2025, the Company was owned as to 60.48% by Marelli Europe S.p.A., Italy (the Holding Company), 39.51% by UM AutoComp Private Limited, India, and 0.01% by a nominee shareholder, and its issued and paid-up share capital comprised 62,000,000 equity shares of INR 10 each. Tejascore Techsystems Inc. proposes to acquire the 39.51% equity interest in Marelli UM currently held by UM AutoComp Private Limited for cash consideration of approximately USD 25.84 million. Marelli Europe S.p.A. will retain the controlling 60.48% interest as the Holding Company. Because the acquisition would convey significant influence but not control, Tejascore would account for its interest under the equity method (ASC 323), and Marelli UM would not be consolidated. The proposed acquisition remains subject to the negotiation and execution of a definitive purchase agreement, regulatory approvals, and customary closing conditions, and may not be completed on the terms described, on the anticipated timeline, or at all.

Financial Data (INR in lakhs)	FY 2025	FY 2024	Change %
Revenue from operations	45,438.20	36,201.50	25.5
Total income	45,549.80	36,479.60	24.9
EBITDA (1)	2,432.90	2,161.00	12.6
Profit before tax	793.60	201.90	293.1
Profit for the year	793.60	201.90	293.1
Total assets	20,683.70	20,598.00	0.4
Total shareholders' funds	2,489.50	1,695.90	46.8
Cash and bank balances	1,693.50	1,256.20	34.8
Basic and diluted EPS (INR)	1.28	0.33	287.9

(1) EBITDA is a non-GAAP measure presented as supplemental information and is reconciled to profit for the year in the results of operations discussion below. EBITDA should not be considered in isolation or as a substitute for profit for the year or other measures determined in accordance with Indian GAAP or U.S. GAAP.

Business and Operations

The Company manufactures automotive electronics products, with its principal product line being instrument clusters, supplemented by body computers, data link connector products, printed circuit board assemblies, antennas, and related electronics, together with associated engineering and other services. The Company's cost base is driven principally by electronic components and other materials, by employee and engineering costs, and by the operation of its manufacturing and test facilities. The Company supplies automotive customers, including entities within the Marelli group, and its order volumes are linked to vehicle production schedules and to the programs it supplies. The Company is part of the Marelli group and relies on the group for technology licensing and certain commercial relationships. A significant proportion of the Company's revenue is derived from transactions with related parties within the group. The Company's results are affected by automotive production cycles, by the lifecycle of the specific programs it supplies, by the cost and availability of electronic components, and by movements in foreign currencies in which it transacts.

Industry Environment and Competitive Landscape

The Company operates in the automotive electronics industry, which is closely tied to vehicle production volumes and to the increasing electronic content per vehicle. Demand for automotive electronics is influenced by trends in vehicle production, by the adoption of digital instrument clusters, telematics, and connectivity features, and by the transition toward more software-enabled and electrically driven vehicles. The industry is competitive and includes global and regional suppliers, and pricing is subject to ongoing pressure from customers over the life of a program. Suppliers in this industry typically operate under multi-year program arrangements with their customers, with volumes that depend on the production of the underlying vehicle platforms. Success depends on the ability to maintain quality and delivery performance, to manage component costs and availability, to operate efficiently at scale, and to win replacement and new programs as existing programs mature. These characteristics affect the Company's revenue stability, margins, and capital expenditure requirements, including its investment in development intangibles for new programs.

Key Factors Affecting Results of Operations

The Company's results of operations are affected principally by the following factors:

•Program volumes and OEM demand. Revenue depends on the production volumes of the programs the Company supplies, in particular instrument cluster programs, which grew significantly in the most recent year. Changes in vehicle production, program launches and discontinuations, and customer sourcing decisions directly affect revenue.

•Electronic component costs and availability. Electronic components and other materials are the largest component of the Company's cost base. Movements in component prices and availability, including periods of semiconductor constraint, directly affect gross margin and the ability to meet delivery schedules.

•Related party transactions. A significant proportion of the Company's sales and purchases are with Marelli group entities, and the Company incurs royalty expense to the group for technology. The level and pricing of related party transactions affect the Company's revenue and cost structure.

•Foreign currency movements. The Company transacts in foreign currencies, principally the euro, U.S. dollar, and Japanese yen, through imported components and certain payables and receivables, and recognized a significant net foreign exchange loss in the most recent year.

•Development intangibles and amortization. The Company capitalizes development expenditure on new programs and amortizes it over its useful life; the timing of capitalization and amortization affects depreciation and amortization expense between periods.

•Working capital and financial support. The Company operates with net current liabilities and significant trade payables, and depends on continuing financial support from the Holding Company, which affects its liquidity and going concern position.

Results of Operations

The following table sets forth the Company's statement of profit and loss for the periods indicated, with each line item also expressed as a percentage of revenue from operations.

Particulars (INR in lakhs)	FY 2025	% Rev	FY 2024	% Rev
Revenue from operations	45,438.20	100.0	36,201.50	100.0
Other income	111.60	0.2	278.10	0.8
Total income	45,549.80	100.2	36,479.60	100.8
Cost of raw materials and components consumed	34,293.10	75.5	27,352.80	75.6
Changes in inventories of finished goods and WIP	-26.00	-0.1	378.70	1.0
Employee benefits expense	2,095.10	4.6	1,882.40	5.2
Other expenses	6,754.70	14.9	4,704.70	13.0
Total expenses	43,116.90	94.9	34,318.60	94.8
EBITDA	2,432.90	5.4	2,161.00	6.0
Finance costs	85.60	0.2	74.50	0.2
Depreciation and amortization	1,446.70	3.2	1,884.60	5.2
Profit before exceptional items and tax	900.60	2.0	201.90	0.6
Exceptional items	107.00	0.2	-	-
Profit before tax	793.60	1.7	201.90	0.6
Tax expense (net of MAT credit)	-	-	-	-
Profit for the year	793.60	1.7	201.90	0.6

Revenue from Operations

Revenue from operations increased by 25.5% to INR 45,438.20 lakhs in FY 2025 from INR 36,201.50 lakhs in FY 2024. The increase was driven principally by higher volumes of instrument clusters, sales of which increased to INR 30,763.90 lakhs in FY 2025 from INR 18,979.60 lakhs in FY 2024. Data link connector products contributed INR 4,286.90 lakhs (FY 2024: INR 3,195.60 lakhs), while printed circuit board assembly revenue decreased to INR 3,994.00 lakhs from INR 7,745.70 lakhs, and body computer and related products were broadly stable at INR 3,928.40 lakhs (FY 2024: INR 3,945.10 lakhs). Revenue from services was INR 1,089.50 lakhs (FY 2024: INR 1,098.60 lakhs). Domestic sales represented approximately 88% of revenue, at INR 40,033.20 lakhs (FY 2024: INR 30,588.10 lakhs), with the balance from exports of INR 4,223.30 lakhs (FY 2024: INR 4,428.90 lakhs).

Cost of Materials Consumed and Gross Margin

Cost of raw materials and components consumed increased by 25.4% to INR 34,293.10 lakhs in FY 2025 from INR 27,352.80 lakhs in FY 2024, broadly in line with revenue growth. As a percentage of revenue from operations, materials cost was substantially stable at approximately 75.5% in FY 2025 compared with approximately 75.6% in FY 2024. Because electronic components constitute the largest element of the Company's cost base, the Company's gross margin is sensitive to movements in component prices and to the availability of semiconductors and other electronic parts.

Employee Benefits Expense

Employee benefits expense increased by 11.3% to INR 2,095.10 lakhs in FY 2025 from INR 1,882.40 lakhs in FY 2024, but decreased as a percentage of revenue from operations to 4.6% from 5.2%, reflecting operating leverage as revenue grew faster than employee costs. Employee benefits expense comprises salaries, wages and bonus of INR 1,711.20 lakhs (FY 2024: INR 1,561.80 lakhs), contributions to provident and other funds of INR 76.50 lakhs, gratuity of INR 38.00 lakhs, and staff welfare expenses of INR 269.40 lakhs.

Other Expenses

Other expenses increased by 43.6% to INR 6,754.70 lakhs in FY 2025 from INR 4,704.70 lakhs in FY 2024. The increase was driven principally by a net foreign exchange loss of INR 1,960.60 lakhs in FY 2025 (FY 2024: INR 454.00 lakhs) and by higher royalty expense of INR 1,123.70 lakhs (FY 2024: INR 722.10 lakhs). Other significant components included consumption of stores and spare parts of INR 515.20 lakhs, power and fuel of INR 279.20 lakhs, rent including lease rentals of INR 534.90 lakhs, administration services of INR 667.70 lakhs, a provision for warranty of INR 82.50 lakhs, and a provision for inventories of INR 79.80 lakhs.

Finance Costs and Depreciation and Amortization

Finance costs increased to INR 85.60 lakhs in FY 2025 from INR 74.50 lakhs in FY 2024, reflecting interest on the Company's working capital and bill discounting facilities and late-payment charges to certain vendors. Depreciation and amortization decreased to INR 1,446.70 lakhs in FY 2025 from INR 1,884.60 lakhs in FY 2024, principally because certain previously capitalized development intangibles approached the end of their amortization periods, reducing the amortization charge on intangible assets to INR 345.80 lakhs from INR 756.70 lakhs.

Exceptional Items

The year ended December 31, 2025 includes exceptional items of INR 107.00 lakhs, comprising a gratuity liability arising from past service cost recognized in connection with the Labour Codes notified by the Government of India on November 21, 2025. The amount has been presented as exceptional given the non-recurring nature of the legislative enactment. No exceptional items were recognized in FY 2024.

Income Tax Expense

The Company recorded current tax of INR 147.00 lakhs in FY 2025, which was fully offset by an equal MAT credit entitlement, resulting in no net tax expense for the year. No tax expense was recorded in FY 2024. The Company has not recognized deferred tax assets in respect of certain deductible timing differences and tax losses, in the absence of virtual certainty of realization, as described in the notes to the audited financial statements.

Profit for the Year

As a result of the foregoing, EBITDA increased by 12.6% to INR 2,432.90 lakhs in FY 2025 from INR 2,161.00 lakhs in FY 2024, while the EBITDA margin decreased to 5.4% from 6.0%. Profit before tax increased to INR 793.60 lakhs from INR 201.90 lakhs, and profit for the year increased correspondingly, with the net profit margin improving to 1.7% from 0.6%. Basic and diluted earnings per share increased to INR 1.28 in FY 2025 from INR 0.33 in FY 2024, based on a weighted average of 62,000,000 shares.

Key Performance Indicators

Management monitors a number of financial performance indicators, derived from the audited financial statements, in assessing the Company's operating performance and financial position.

Indicator	FY 2025	FY 2024
EBITDA margin	5.4%	6.0%
Profit before tax margin	1.7%	0.6%
Net profit margin	1.75%	0.56%
Return on equity (1)	31.9%	11.9%
Return on total assets (2)	3.8%	1.0%
Current ratio (3)	0.72	0.72
Short-term borrowings to equity	0.32	0.45
Trade receivable days (4)	39.2	48.7
Inventory days (5)	57.4	82.6
Trade payable days (5)	152.6	213.0
Net worth (INR lakhs)	2,489.50	1,695.90
Book value per share (INR)	4.02	2.74

(1) Return on equity is profit for the year divided by year-end shareholders' funds. (2) Return on total assets is profit for the year divided by year-end total assets. (3) Current ratio is current assets divided by current liabilities, based on year-end balances. (4) Trade receivable days are year-end trade receivables divided by revenue from operations, multiplied by 365. (5) Inventory days and trade payable days are calculated on year-end balances relative to cost of materials consumed, multiplied by 365.

The improvement in the return and margin metrics in FY 2025 reflected the increase in revenue and profit for the year. The current ratio of 0.72 reflects the Company's net current liability position, and the elevated trade payable days reflect the Company's significant overdue trade payables, both of which are central to the going concern matters discussed below. The reduction in trade receivable days and inventory days in FY 2025 reflected tighter working capital management relative to the higher level of activity.

Liquidity and Capital Resources

The Company funds its operations principally through cash generated from operating activities, supplemented by short-term borrowings and, critically, by continuing financial support from the Holding Company. As at December 31, 2025, the Company held cash and bank balances of INR 1,693.50 lakhs, compared with INR 1,256.20 lakhs as at December 31, 2024. Short-term borrowings, consisting of a bill discounting credit facility, were INR 802.90 lakhs (December 31, 2024: INR 761.40 lakhs). The following table summarizes the Company's cash flows for the periods indicated.

Cash Flow Summary (INR in lakhs)	FY 2025	FY 2024
Operating profit before working capital changes	1,899.60	2,223.00
Net cash from operating activities	2,540.30	1,927.40
Net cash used in investing activities	-2,099.10	-599.90
Net cash used in financing activities	-	-128.30
Net increase in cash and cash equivalents	441.20	1,199.20
Cash and cash equivalents, end of year	1,693.50	1,252.30

Operating Activities

Net cash generated from operating activities was INR 2,540.30 lakhs in FY 2025, compared with INR 1,927.40 lakhs in FY 2024. Operating cash flow in FY 2025 reflected operating profit before working capital changes of INR 1,899.60 lakhs, supported by favorable working capital movements, including a decrease in inventories of INR 715.70 lakhs, partially offset by a decrease in trade payables of INR 1,029.70 lakhs and an increase in trade receivables of INR 185.50 lakhs.

Investing Activities

Net cash used in investing activities was INR 2,099.10 lakhs in FY 2025, compared with INR 599.90 lakhs in FY 2024. The increase in investing outflow reflected capital expenditure on property, plant and equipment, including capital work-in-progress, of INR 1,124.90 lakhs and on intangible assets, principally development intangibles, of INR 1,597.10 lakhs, partially offset by amounts recovered from customers against development expenses of INR 602.10 lakhs.

Financing Activities

Net cash used in financing activities was nil in FY 2025 (FY 2024: INR 128.30 lakhs), reflecting a net increase in short-term borrowings of INR 57.50 lakhs offset by interest paid on borrowings of INR 57.50 lakhs.

Working Capital and Net Current Liabilities

As at December 31, 2025, the Company had net current liabilities of INR 4,837.70 lakhs (December 31, 2024: INR 4,208.00 lakhs). The Company held inventories of INR 5,392.00 lakhs (December 31, 2024: INR 6,186.50 lakhs) and trade receivables of INR 4,878.90 lakhs (December 31, 2024: INR 4,834.20 lakhs). Trade payables were INR 14,337.00 lakhs as at December 31, 2025, of which approximately INR 5,965.00 lakhs represented creditors overdue more than one year, including amounts overdue more than three years. The Company has disclosed that it has filed applications for condonation of delays in respect of certain overdue foreign payables under the applicable Reserve Bank of India Master Direction and is in the process of regularizing these matters. The Company's current ratio was 0.72 as at December 31, 2025. The Company's continuation as a going concern depends on continuing financial support from the Holding Company, as described under “Going Concern” below.

Capital Expenditure and Asset Base

The Company maintains a base of property, plant and equipment and intangible assets supporting its manufacturing and engineering operations. Net property, plant and equipment was INR 3,841.10 lakhs as at December 31, 2025 (December 31, 2024: INR 4,326.70 lakhs), and intangible assets were INR 696.20 lakhs (December 31, 2024: INR 1,165.20 lakhs). The Company carries capital work-in-progress of INR 1,447.50 lakhs and intangible assets under development of INR 1,730.50 lakhs as at December 31, 2025, reflecting ongoing investment in new programs. Estimated contracts remaining to be executed on capital account, net of advances, were INR 462.10 lakhs (December 31, 2024: INR 168.10 lakhs). A substantial portion of the Company's development expenditure is recovered from customers; if customer programs are cancelled or delayed, such recoveries may not materialize, which could result in impairment.

Financial Condition

Total assets were INR 20,683.70 lakhs as at December 31, 2025, substantially unchanged from INR 20,598.00 lakhs as at December 31, 2024. Total shareholders' funds increased to INR 2,489.50 lakhs as at December 31, 2025 from INR 1,695.90 lakhs as at December 31, 2024, comprising share capital of INR 6,200.00 lakhs and an accumulated deficit of INR 3,710.50 lakhs (December 31, 2024: accumulated deficit of INR 4,504.10 lakhs). The reduction in the accumulated deficit corresponded to the profit retained for the year. Book value per share increased to INR 4.02 as at December 31, 2025 from INR 2.74 as at December 31, 2024.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on its financial condition, results of operations, liquidity, capital expenditures, or capital resources, other than the operating lease commitments and corporate guarantees described in the notes to the audited financial statements. Both promoters have provided corporate guarantees against the term loans, bill discounting, and cash credit facilities availed by the Company, in proportion to their shareholding.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Risk

The Company is exposed to foreign currency risk through trade payables and receivables and imported components denominated principally in euros, U.S. dollars, and Japanese yen. The Company recognized a net foreign exchange loss of INR 1,960.60 lakhs in FY 2025 (FY 2024: INR 454.00 lakhs). The Company has disclosed significant unhedged foreign currency exposure as at December 31, 2025 and does not currently use derivative instruments. Because the proposed acquisition consideration and the related pro forma information are expressed in U.S. Dollars while the Company reports in Indian Rupees, fluctuations in the INR/USD exchange rate would also affect the U.S. Dollar value of the Company's results and net assets when translated for presentation in this Offering Circular.

Interest Rate Risk

The Company's borrowings are limited and consist principally of a bill discounting facility. Finance costs were INR 85.60 lakhs in FY 2025. Increases in interest rates would increase the Company's finance costs, although the effect is limited by the modest level of borrowings.

Credit Risk and Related Party Concentration

The Company is exposed to credit risk on its trade receivables, which were INR 4,878.90 lakhs as at December 31, 2025, net of provisions for doubtful receivables. A significant proportion of the Company's revenue and receivables is concentrated among Marelli group entities; related party sales were INR 25,989.40 lakhs in FY 2025, approximately 57% of revenue. This concentration creates dependence on the continuation of group relationships and credit exposure to related parties.

Commodity and Component Price Risk

The Company is exposed to price and availability risk on electronic components, which constitute the largest element of its cost of materials. Increases in component prices or constraints in component availability, if not recovered through pricing or managed through sourcing, could compress the Company's margins or disrupt production.

Critical Accounting Policies and Estimates

The preparation of the Company's financial statements in conformity with Indian GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, income and expenses, and the disclosure of contingent liabilities. The Company's critical accounting policies and estimates include the following:

•Revenue recognition. Revenue from the sale of goods is recognized when the significant risks and rewards of ownership are transferred to the customer.

•Capitalization and amortization of development intangibles. The Company capitalizes development expenditure that meets the recognition criteria and amortizes it over its estimated useful life, generally five years. The assessment of recognition criteria, useful life, and recoverability requires management judgment.

•Impairment of tangible and intangible assets. The Company assesses tangible and intangible assets, including development intangibles, for impairment when indicators are present, which requires estimates of recoverable amounts.

•Inventories. Inventories are valued at the lower of cost and net realizable value, requiring judgment in determining net realizable value and provisions for obsolescence; the Company recognized a provision for inventories of INR 79.80 lakhs in FY 2025.

•Employee benefits. The Company recognizes a defined benefit gratuity obligation measured on an actuarial basis, requiring assumptions as to discount rates, salary growth, and demographics.

•Taxation and MAT credit. The Company recognizes current tax, MAT credit entitlement, and deferred tax, and assesses the recognition of deferred tax assets and MAT credit against the likelihood of future taxable profits.

•Provisions and contingencies. The Company recognizes provisions for warranties and other obligations and discloses contingent liabilities, requiring judgment as to the probability and measurement of outflows.

The principal differences between Indian GAAP and U.S. GAAP relevant to the Company, including the treatment of employee benefits (ASC 715), leases (ASC 842), and deferred taxation (ASC 740), are described in Note 25 to the audited financial statements. As described in that note, the actuarial reclassification under ASC 715 increases U.S. GAAP net income relative to Indian GAAP, while the other differences are not individually or in the aggregate material to the Company's net income, and total shareholders' equity is not different under the two frameworks for the periods presented.

Related Party Transactions

The Company is part of the Marelli group and transacts extensively with related parties. In FY 2025, sales of products to related parties totaled INR 25,989.40 lakhs (FY 2024: INR 19,068.20 lakhs), and royalty expense to group entities was INR 1,123.70 lakhs (FY 2024: INR 722.10 lakhs). Outstanding related party trade payables were INR 11,117.00 lakhs and related party trade receivables were INR 2,421.10 lakhs as at December 31, 2025. Following the proposed acquisition, transactions between the Company and Tejascore Techsystems Inc. and its affiliates would be subject to the related party transaction policies of Tejascore Techsystems Inc., although the Company's existing related party relationships with the Marelli group would continue under the control of the Holding Company.

Known Trends, Events, and Uncertainties

The Company's future results will depend on the level of automotive production volumes and electronic content per vehicle, the cost and availability of electronic components, the continuation of its program nominations and related party relationships, movements in foreign currencies, and the Company's ability to manage its working capital and overdue payables. The Indian automotive electronics market has been characterized by rising electronic content per vehicle and the adoption of digital instrument clusters and connectivity features, trends to which the Company's product portfolio is aligned. The proposed acquisition by Tejascore Techsystems Inc., if completed, would result in Tejascore holding a 39.51% equity method interest, with the controlling interest remaining with Marelli Europe S.p.A. Other than as described in this discussion and elsewhere in this Offering Circular, the Company is not aware of any known trends, events, or uncertainties that are reasonably likely to have a material effect on its revenues, income, or liquidity, beyond the going concern matter described below.

Going Concern

The Company's auditors have included a Material Uncertainty Related to Going Concern paragraph in their report for the year ended December 31, 2025. The Company has net current liabilities of INR 4,837.70 lakhs and significant overdue trade payables, which indicate the existence of conditions that may cast doubt on the Company's ability to continue as a going concern. The financial statements have been prepared on a going concern basis on the strength of continuing financial support from the Holding Company, Marelli Europe S.p.A. If that support were reduced or withdrawn, the Company's ability to continue as a going concern, and the value of the proposed investment by Tejascore Techsystems Inc., could be materially and adversely affected. Investors should read the related risk factors under “Risks Related to Marelli UM Electronic Systems Private Limited.”

Interim Period Information

Any unaudited interim financial information required under the applicable requirements of Regulation S-X for the most recent interim period, together with a discussion of the Company's results of operations and financial condition for that interim period compared with the corresponding prior-year interim period, will be presented together with the interim financial statements referenced elsewhere in this Offering Circular.

OUR MANAGEMENT

The Company is currently managed by its founder and does not have independent directors or standing board committees. The Company’s governance structure reflects its development-stage status and acquisition-focused strategy. The Company may, but is not required to, appoint independent directors or establish board committees in the future.

Mr. Yogesh Choudhary, Chief Executive Officer

Mr. Yogesh Choudhary is an accomplished engineering and business leader with more than 30 years of international experience across the automotive and manufacturing industries. An alumnus of the Indian Institute of Technology (IIT) Roorkee, India (Class of 1995), he combines deep technical expertise with strategic leadership, consistently driving operational excellence and sustainable growth across global enterprises. Over the past 15 years, Yogesh has held senior executive roles where he has successfully led organizations through business transformation, global expansion, and cross-border acquisitions. His core strengths lie in engineering and manufacturing leadership, quality and process optimization, and international business management. In his most recent role as Chief Operating Officer and Chief Business Officer at Friction One Braking Technology Co. Ltd., headquartered in Wuhan, China, Yogesh oversaw the company’s operations and commercial expansion across China, Turkey, Mexico, the United States, Germany, and the United Kingdom. Under his leadership, Friction One’s revenues surged from USD 95 million in 2022 to over USD 350 million within three years, achieved through strong customer engagement, operational discipline, and a scalable international supply chain model. Prior to this, Yogesh held senior leadership positions at Allied Nippon and Federal-Mogul Goetze (India) Ltd., where he played a pivotal role in scaling manufacturing capacities, developing global OEM partnerships, and enhancing product portfolios to strengthen market competitiveness. Yogesh is recognized for his ability to build high-performing, cross-cultural teams, lead complex multinational operations, and drive synergistic integration across engineering, production, and business functions. His leadership philosophy emphasizes collaboration, data-driven decision-making, and long-term stakeholder value creation. Beyond his corporate responsibilities, Yogesh is passionate about sustainability and regenerative agriculture. He is actively developing a self-sustaining, large-scale organic farm, designed around circular ecological systems that integrate renewable energy, soil restoration, and natural resource balance.

Ms. Amita Dagar, Chief Financial Officer

Ms. Amita Dagar serves as the Chief Financial Officer of Tejascore Techsystems Inc. She is an accomplished finance executive with more than 25 years of experience across the automotive, manufacturing, and diversified industrial sectors. Ms. Dagar holds a Bachelor of Commerce (1994) and an MBA in Finance (1995–1997), and has built a distinguished career managing financial strategy, governance, and capital structure for leading organizations in India and abroad. Prior to joining Tejascore, Ms. Dagar held senior finance leadership roles within a major automotive components manufacturer, where she oversaw enterprise-wide financial planning and analysis, treasury operations, cost management, and compliance. She has extensive international experience in Russia and Europe, giving her a deep understanding of cross-border financial operations, foreign exchange exposure management, and multinational regulatory environments. Her background includes significant contributions to M&A evaluation, joint venture structuring, and investor engagement, making her uniquely equipped to support Tejascore’s acquisition-driven growth strategy. Ms. Dagar’s core areas of expertise include strategic financial planning, capital allocation, treasury and working capital management, risk management, international taxation, regulatory compliance, ERP implementation, and financial systems optimization. She has successfully led restructuring and cost-optimization programs that have delivered measurable improvements in profitability, liquidity, and operational efficiency. She is also experienced in establishing internal controls, strengthening financial reporting systems, and developing performance metrics aligned with organizational objectives. Throughout her career, Ms. Dagar has partnered closely with executive leadership to translate corporate strategy into actionable financial outcomes. Her leadership style is strategic, analytical, and globally focused, emphasizing financial discipline, operational transparency, and sustainable long-term value creation. She brings a resilient financial perspective and a strong governance foundation to Tejascore as the Company advances its international acquisition and integration initiatives.

RELATED PARTY TRANSACTIONS

Founder-Related Expenses and Support

Since inception, Tejascore Techsystems Inc. has been a development-stage company with no operating revenues and limited financial resources. During this period, the Company has relied on certain organizational, administrative, and financial support provided by its founders and their affiliates to fund early-stage activities, including corporate formation, offering preparation, and preliminary evaluation of potential acquisition opportunities. Founder-related expenses have consisted primarily of incorporation and filing fees, legal and regulatory advisory costs, accounting and compliance consultations, administrative and technology expenses, and limited travel and diligence-related costs incurred in connection with preliminary assessment of potential target companies. Except as described below, the Company has not entered into any transactions or arrangements with its founders, directors, officers, or their respective affiliates, and there are no currently proposed related-party transactions.

Offering-Related Expenses Paid by Founders (Non-Reimbursable)

Certain costs and expenses related to the preparation and filing of this Offering Circular and the conduct of this Offering, including legal, accounting, and advisory fees, have been paid directly by the Company’s founders or their affiliates on behalf of the Company. The founders have not received, and do not intend to receive, reimbursement for such expenses, and no amounts related to these expenses are reflected as liabilities in the Company’s financial statements. No proceeds from this Offering or from any private placement are expected to be used to repay or reimburse the founders or their affiliates for these offering-related expenses. These payments were made voluntarily and without any contractual obligation on the part of the Company to repay or reimburse such amounts. No interest has accrued or will accrue on such amounts, and no notes payable, equity, or other consideration has been issued or will be issued in connection with these payments. These payments do not constitute loans or advances and do not give rise to any repayment obligation.

Founder Advances and Reimbursements (Other Than Offering Expenses)

From time to time, founders or their affiliates may have incurred limited expenses on behalf of the

Company related to organizational activities, preliminary acquisition evaluations, or administrative support. Any such amounts, to the extent reimbursable, have been recorded as expenses of the Company when incurred, with corresponding liabilities recognized until payment. Such advances, if any, have been non-interest-bearing, unsecured, and repayable only at cost, without any profit, markup, or additional consideration. The Company does not have any formal loan agreements, credit facilities, convertible instruments, or long-term financing arrangements with its founders or their affiliates.

No Management Fees or Compensation Arrangements

The Company does not pay, and has not paid, management fees, advisory fees, service fees, or other compensation to its founders or their affiliates for services provided to the Company, other than reimbursement of actual out-of-pocket expenses as described above. No agreements exist that obligate the Company to pay such fees or compensation.

Use of Shared Resources

During its development stage, the Company may have utilized limited office space, communication tools, or administrative resources provided by founders or their affiliates on an informal and temporary basis.

These arrangements were not governed by long-term contracts, did not require fixed payments, and did not involve any profit component. Any such usage was accounted for as an expense at estimated fair value when incurred. The Company expects that such informal arrangements will be discontinued once it establishes independent corporate infrastructure following the completion of this Offering and any acquisitions.

Governance and Oversight of Related-Party Transactions

The Company intends to adopt formal policies governing related-party transactions following the establishment of a Board of Directors and audit committee. Any future related-party transactions will be subject to review and approval by independent directors, documented in written agreements where applicable, conducted on arm’s-length terms, and disclosed in accordance with U.S. GAAP and SEC requirements. The Company does not anticipate entering into related-party transactions that would impair its independence, liquidity, or compliance with applicable securities laws.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and no governmental authority, regulatory agency, or third party has initiated or, to our knowledge, threatened any legal, administrative, civil, or criminal action against Tejascore Techsystems Inc. As of the date of this Offering Circular, we are not subject to any judgment, order, decree, or arbitration award that has had, or is reasonably expected to have, a material adverse effect on our business, financial condition, results of operations, or ability to complete the acquisitions described herein. We have not been the subject of any bankruptcy, receivership, or similar proceeding since our incorporation. Because our business strategy is centered on the acquisition of operating companies, we have conducted preliminary due diligence on our two probable acquisition targets, Alpha Maier Private Limited (India) and Marelli UM Electronic Systems Private Limited (India). Although we are not aware of any material litigation involving Alpha Maier or Marelli UM that would reasonably be expected to impact their valuation or our acquisition plans, we cannot guarantee that all potential liabilities, contingent claims, worker disputes, vendor claims, tax assessments, compliance actions, or commercial disputes have been fully identified. Marelli UM has disclosed contingent liabilities relating to tax disputes and has reported a material uncertainty related to going concern, as described elsewhere in this Offering Circular. Any such matters, if existing or later discovered, may become our responsibility after the closing of the applicable acquisition, depending on the terms of the purchase agreements and the availability of indemnification from the sellers. We are separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is a separate, publicly listed German issuer over which we have no control and as to which our information is limited. Paragon is experiencing significant financial distress, has reported negative equity and recurring losses, and is subject to a going-concern uncertainty, and it may be or become subject to restructuring or insolvency proceedings under German law. We make no representation as to the absence of legal, regulatory, or insolvency proceedings involving Paragon. Because Paragon is not a probable acquisition and is not combined in this Offering Circular, the foregoing is provided for context only; investors should read the section titled "Paragon GmbH & Co. KGaA: Possible Future Acquisition" and the related Risk Factors. The Company intends to negotiate customary representations, warranties, and indemnities in each definitive acquisition agreement; however, there can be no assurance that such protections will be adequate to cover unknown or undisclosed liabilities. We operate, and intend to operate, principally in the United States and India, and, in connection with any possible future acquisition of Paragon, would become subject to the laws of Germany, each of which has distinct corporate, tax, labor, and regulatory frameworks. As we integrate our acquired businesses, we may be required to respond to routine government inquiries, safety or compliance audits, filings, or inspections related to environmental, labor, data privacy, cybersecurity, manufacturing, or export-control regulations. As of the date of this Offering Circular, no such matters have escalated into formal proceedings against us, nor have we received any notices of potential violations. Except as disclosed in this Offering Circular, we are not aware of any legal proceedings, pending, threatened, or contemplated, against Tejascore Techsystems Inc. that would have a material adverse effect on our operations or on an investor's ability to evaluate the risks associated with this offering.

HOW WE COMPENSATE OUR DIRECTOR AND EXECUTIVE OFFICER

Tejascore Techsystems Inc. is a development-stage company and has not yet commenced revenue-generating operations. As a result, our executive compensation practices reflect our early-stage status and our objective to conserve capital until the completion of this offering and the execution of our acquisition strategy. The following section describes all compensation paid or accrued to our executive officers during the most recently completed fiscal period and outlines our anticipated compensation structure going forward.

Summary of Current Executive Compensation

As of the date of this Offering Circular, we have two executive officers-

•Mr. Yogesh Choudhary, Chief Executive Officer and sole Director

•Ms. Amita Dagar, Chief Financial Officer

During our most recently completed fiscal year-

•Neither Mr. Choudhary nor Ms. Dagar received any salary, bonus, equity compensation, perquisites, or other forms of remuneration from the Company.

•No retirement, health, or other benefit plans were established or funded on their behalf.

•No equity incentive awards, stock options, restricted stock units (RSUs), or performance stock awards were issued to either executive.

This compensation profile is consistent with our early-stage operations and limited financial resources prior to the closing of this offering.

Planned Compensation Program Following the Offering

Upon successful completion of this offering and subject to the availability of working capital, we intend to formalize compensation packages for our executive leadership. These packages are preliminary estimates and will be finalized through written employment agreements after the offering.

Chief Executive Officer, Mr. Yogesh Choudhary

•Estimated Annual Base Salary- $120,000

•Performance Bonus (Estimated)- Up to 50% of base salary, contingent on successful execution of acquisition milestones, operational integration, and the Company’s financial performance

•Equity Compensation- The Board may approve RSUs or performance-based equity awards equal to approximately 1.0%–1.5% of fully diluted shares, vesting over a four-year period

•Benefits- Standard executive benefits, including health coverage and administrative allowances, to be provided once the Company begins funded operations

Chief Financial Officer, Ms. Amita Dagar

•Estimated Annual Base Salary- $95,000

•Performance Bonus (Estimated)- Up to 40% of base salary, based on accuracy of financial reporting, integration of subsidiary financial systems, treasury and escrow management, budgeting, and compliance

•Equity Compensation- The Company may grant RSUs or other equity awards equal to approximately 0.5%–1.0% of fully diluted shares, vesting over four years

•Benefits- Standard executive benefits, comparable to the CEO, implemented after capital availability

Ms. Dagar’s compensation reflects her key role in managing financial reporting, cross-border accounting alignment, pro forma consolidation, acquisition due diligence support, and the long-term financial strategy of the Company.

Director Compensation

Mr. Choudhary currently receives no compensation for serving as our sole Director, nor does he receive board meeting fees, equity compensation, or other remuneration in his capacity as a director. The Company intends to establish a formal director compensation program after the appointment of independent directors, which may include-

•Annual retainers

•Equity-based incentives

•Committee participation stipends

•Reimbursement for reasonable business expenses

No such program has yet been implemented.

Equity Incentive Plan

We do not currently maintain an equity compensation plan. The Board intends to adopt a 2025 Equity Incentive Plan following this offering, reserving up to 5% of post-offering outstanding shares for issuance as RSUs, options, or performance awards to employees, directors, and consultants. As of the date of this Offering Circular, no awards have been granted.

Employment Agreements

Neither Mr. Choudhary nor Ms. Dagar currently has a written employment agreement with the Company. We expect to enter into formal contracts following the completion of this offering. These agreements are expected to address-

•Base salary

•Bonus eligibility

•Equity compensation

•Duties and responsibilities

•Confidentiality obligations

•Termination provisions

•Change-of-control protections (if any)

No severance, golden parachute, or similar arrangements exist at this time.

Compensation Philosophy

The Company’s compensation philosophy is designed to:

•Align executive incentives with the long-term interests of shareholders;

•Attract and retain experienced executives capable of managing a multinational acquisition-driven platform;

•Conserve capital during the pre-revenue stage; and

•Transition into a competitive compensation structure once operations and acquisitions commence.

Our intent is to gradually implement market-aligned compensation as revenue and operational complexity grow following the closing of our planned acquisitions.

WHO OWNS OUR COMMON STOCK

As of the date of this Offering Circular, Tejascore Techsystems Inc. has 675,000,000 shares of common stock issued and 750,000,000 outstanding, all of which are held by our founding shareholders. Our capital structure is highly concentrated, with a single founder owning a substantial majority of our outstanding shares. The following table sets forth the beneficial ownership of our common stock by (i) each person who beneficially owns more than 5% of our outstanding shares, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. Because we have not issued any preferred stock, warrants, options, convertible notes, or other derivative securities, the table below reflects actual ownership percentages based solely on common stock outstanding as of the date of this Offering Circular.

Beneficial Ownership Table

Name of Beneficial Owner	Position	Shares Beneficially Owned	Percentage of Outstanding Shares
Yogesh Choudhary	Chief Executive Officer, Director	627,750,000	93%
Financial Agency LLC	Shareholder	20,250,000	3%
Keystone Arc Capital LLC	Shareholder	27,000,000	4%
All executive officers and directors as a group (1 person)	—	627,750,000	93%

Percentages are based on 675,000,000 shares issued and 750,000,000 outstanding prior to this offering. Ownership percentages will be diluted upon the issuance of additional shares in this Regulation A offering.

Narrative Discussion of Ownership Structure Majority Ownership and Voting Control

Mr. Yogesh Choudhary, our founder, Chief Executive Officer, and sole Director, currently beneficially owns approximately 93% of our outstanding common stock. As a result, he has the power to control or significantly influence all corporate actions requiring shareholder approval, including:

•Election and removal of directors

•Amendments to our Articles of Incorporation or Bylaws

•Approval of mergers, acquisitions, asset sales, or dissolution

•Approval of equity incentive plans and additional issuances of securities

Mr. Choudhary’s controlling interest means that, prior to and following this offering (unless a substantial portion of the offering is sold), he will continue to exercise significant influence over the strategic direction and policies of the Company.

Minority Ownership

Financial Agency LLC

Financial Agency LLC beneficially owns 20,250,000 shares of the Company’s common stock, representing approximately 3.0% of the Company’s outstanding common stock, based on 675,000,000 shares outstanding as of the date of this Offering. The shares held by Financial Agency LLC were issued prior to this Offering solely in consideration for IPO-related consulting and advisory services provided to the Company. No cash consideration was paid by Financial Agency LLC in connection with the issuance of these shares. The issuance was not made in connection with this Offering, and Financial Agency LLC is not acting as an underwriter, placement agent, or selling agent in this Offering.

Keystone Arc Capital LLC

Keystone Arc Capital LLC beneficially owns 27,000,000 shares of the Company’s common stock, representing approximately 4.0% of the Company’s outstanding common stock, based on 675,000,000 shares outstanding as of the date of this Offering. The shares held by Keystone Arc Capital LLC were issued prior to this Offering solely in consideration for acquisition-related consulting and strategic advisory services provided to the Company. No cash consideration was paid by Keystone Arc Capital LLC in connection with the issuance of these shares. The issuance was not made in connection with this Offering, and Keystone Arc Capital LLC has no obligation to provide additional services in connection with this Offering.

Impact of This Offering on Ownership Concentration

If all 75,000,000 shares offered in this Regulation A offering are sold:

•Total outstanding shares will increase to 750,000,000

•Existing shareholders will experience dilution (as disclosed in the “Dilution” section)

•The founder’s ownership will decrease but remain substantialPublic investors as a group will hold up to 10% of the Company (assuming the full 75M shares are issued)

After the offering (assuming full subscription):

Shareholder	Shares Owned Before Offering	Shares Purchased in Offering	Shares Owned After Offering	Percentage of Outstanding Shares After Offering
Yogesh Choudhary	627,750,000	—	627,750,000	83.70%
Financial Agency LLC	20,250,000	—	20,250,000	2.70%
Keystone Arc Capital LLC	27,000,000	—	27,000,000	3.60%
Public Investors (Regulation A)	—	75,000,000	75,000,000	10.00%
Total	675,000,000	75,000,000	750,000,000	100.00%

●Assumes the issuance of 75,000,000 shares of common stock at an offering price of $1.00 per share, resulting in gross proceeds of $75,000,000.

●Assumes no exercise of options, warrants, or other convertible securities, and no other issuances of common stock.

●Percentages are based on 750,000,000 shares of common stock outstanding after completion of the Offering.

●Financial Agency LLC and Keystone Arc Capital LLC acquired their shares in private issuances prior to this Offering in consideration for consulting services and paid no cash consideration.

●Yogesh Choudhary did not purchase any shares in this Offering.

Control Considerations

Even after dilution resulting from the offering, Mr. Choudhary will continue to control the Company, including:

•Voting outcomes

•Board appointments

•Approval or rejection of significant corporate transactions

As a result, public investors will not have the ability to influence management or strategic decisions, and must rely on the judgment and integrity of management and the Board.

No Shares Subject to Options, Warrants, or Convertible Securities

Tejascore currently has:

•No stock options outstanding

•No warrants outstanding

•No convertible debt

•No equity incentive plan currently in effect

Therefore, the ownership table above reflects true, undiluted beneficial ownership prior to the offering. An equity incentive plan may be adopted following the offering, which may result in additional dilution to shareholders.

Future Changes to Ownership

Ownership percentages may change in the future due to:

•Sales under this offering

•Future financings

•Grants under any equity incentive plans

•Issuances in connection with acquisitions

•Transfers or assignments of existing shares

Any such changes will affect the concentration and distribution of voting power.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 75,000,000 shares of our common stock, par value $0.0001 per share, pursuant to this Regulation A, Tier 2 offering. The shares offered hereby represent newly issued securities of Tejascore Techsystems Inc. and, when issued, will be fully paid and non-assessable. The following is a summary of the material terms of our common stock and does not purport to be complete. For the full text of the rights and preferences of our common stock, investors should review our Articles of Incorporation and Bylaws, which are filed as exhibits to this Offering Circular. The offering price of $1.00 per share was determined by the Company’s management and board of directors (or sole director) and was not established through any independent appraisal, formal valuation, fairness opinion, or arms-length underwriting process. The offering price does not necessarily bear any relationship to the Company’s historical financial results, book value, net tangible book value, or any other generally accepted measure of valuation. We have approved an amendment to our Articles of Incorporation to increase our authorized common stock by 100,000,000 shares; however, such amendment will become effective only upon filing with the Secretary of State of Wyoming. The Company is a development-stage holding company that has not generated operating revenues as of the date of this Offering Circular, and the offering price reflects management’s judgment about an appropriate price for a Regulation A offering of the Company’s common stock in light of the Company’s capital needs and acquisition strategy. In determining the offering price, management considered a number of qualitative and quantitative factors, including, among others:

●Capital Required to Execute Strategy. The Company’s acquisition strategy requires access to capital for potential acquisition consideration, transaction execution costs, and post-acquisition integration and public company compliance expenses. Management considered the amount of capital the Company seeks to raise and the number of shares offered in setting the offering price.

●Development-Stage Status and Limited Operating History. The Company has limited operating history as a parent holding company and has not completed any acquisitions. Because the Company has not yet consolidated operating subsidiaries and has limited historical financial information upon which to base a traditional valuation, management did not rely on earnings- or cash flow-based valuation approaches customarily used for mature operating companies.

●Absence of an Active Market for the Shares. There is currently no public trading market for the Company’s common stock, and the Company has not engaged a market maker or taken steps to list the shares on a national securities exchange. Accordingly, the offering price was not derived from market trading prices.

●Dilution and Net Tangible Book Value. Management considered the Company’s net tangible book value and the substantial dilution that purchasers in this offering will experience relative to net tangible book value per share. Investors should be prepared to pay a price per share that is significantly higher than the Company’s net tangible book value per share.

●Comparable Company Information (Limited Use). To the extent publicly available information about companies operating in similar industries was reviewed, management recognized that the Company is not directly comparable to mature public companies because the Company is currently a development-stage entity and intends to grow primarily through acquisitions. As a result, any comparison to public-company valuation multiples would be of limited relevance and was not a determinative factor.

●Anticipated Offering Size and Share Structure. Management considered the Company’s authorized and outstanding shares, the number of shares being offered, and the Company’s desire to raise capital while maintaining an ownership structure consistent with its governance and acquisition objectives.

●Offering Practicalities and Investor Participation. Management considered customary pricing practices in Regulation A offerings, including the need to set a price that permits efficient subscription processing and investor participation at small purchase amounts.

For these reasons, the offering price should be viewed as an arbitrary price established by management for purposes of this offering and should not be regarded as an indication of the actual value of the Company or its common stock. The price of the shares offered hereby may not be indicative of the market price of the shares after the offering, if a trading market ever develops. There is currently no public trading market for the Company’s common stock, and the Company does not intend to apply for listing of its shares on any national securities exchange or quotation system in the foreseeable future. The Company has not engaged a market maker, and there can be no assurance that any secondary market for the Company’s shares will develop. As a result, investors should expect that their investment in the Company’s common stock will be highly illiquid. Investors may be unable to sell their shares for an indefinite period of time, or at all, and should be prepared to hold their shares for a long-term, indefinite period. The Company does not currently have a defined exit strategy for investors, including any plan to effect a merger, sale of assets, sale of the Company, or public listing. Any future liquidity event, if one occurs, will depend on a variety of factors, including the Company’s financial performance, the success of its acquisition strategy, market conditions, regulatory considerations, and the availability of potential acquirers or capital markets alternatives. Even if a secondary market for the Company’s shares were to develop in the future, there can be no assurance that such a market would be active, liquid, or capable of sustaining prices at or above the offering price. The market price of the Company’s shares, if any, may be volatile and may decline below the price paid by investors in this offering.

Authorized Capital Stock

As of the date of this Offering Circular, we are authorized to issue 750,000,000 shares of capital stock, consisting entirely of common stock, par value $0.0001 per share. We do not currently have any preferred stock authorized or outstanding, although our Articles of Incorporation permit us to create additional classes or series of shares through future amendments, subject to Board and shareholder approval.

Common Stock

Each share of our common stock has identical rights and privileges, including:

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. We do not provide for cumulative voting; therefore, the holders of a majority of the voting power may elect all directors standing for election. Because our Chief Executive Officer, Yogesh Choudhary, beneficially owns approximately 93% of our outstanding common stock prior to this offering, he will continue to control the outcome of all shareholder votes unless a substantial portion of the offered shares is purchased by investors.

Dividend Rights

Holders of common stock are entitled to receive dividends when, as, and if declared by our Board of Directors from legally available funds. We do not anticipate paying dividends in the foreseeable future, and any future decision to declare dividends will depend on our financial condition, results of operations, capital requirements, acquisition obligations, and other considerations as determined by the Board.

Liquidation Rights

Upon liquidation, dissolution, or winding-up of the Company, holders of common stock are entitled to share ratably in the net assets available for distribution after payment of all debts and liabilities. There are no senior or preferred classes of equity outstanding that rank ahead of the common stock with respect to liquidation rights.

Preemptive Rights

Our common stockholders do not have preemptive, subscription, redemption, sinking fund, conversion, or exchange rights. Any future issuance of additional shares may dilute the ownership interests of existing shareholders.

Fully Paid and Non-Assessable

The shares of common stock offered herein, when issued and paid for, will be fully paid and non-assessable, meaning no further contribution will be required from the holder.

Transferability and Restrictions

The shares being offered are free-trading securities upon issuance, subject to:

●applicable state and federal securities laws,

●the ability of a broker-dealer to clear the shares, the availability of a public trading market, and

●any restrictions imposed by the transfer agent relating to AML/KYC compliance.

While our intention is to seek quotation on the OTCQB, there can be no assurance that such quotation will be approved or that an active trading market will develop. Until such time, investors may be unable to resell their shares or may be able to do so only at a substantial discount.

Absence of Preferred Stock or Senior Securities

We do not currently have any preferred shares, convertible instruments, warrants, options, or equity-based incentive awards outstanding. The Board of Directors may, in the future, authorize an equity incentive plan or designate a new class or series of preferred stock. Such issuances may reduce or subordinate the rights of common stockholders.

Anti-Takeover Considerations

Our corporate structure includes features that may have anti-takeover effects, such as:

●Majority control by our founder,

●Absence of cumulative voting,

●Broad authority of the Board to issue additional shares without shareholder approval.

These features may discourage or prevent a change of control that might otherwise benefit shareholders.

Shares Offered in This Offering

We are offering 75,000,000 shares of newly issued common stock at a price of $1.00 per share on a best-efforts basis. The shares will be issued only upon:

1.Acceptance of a signed Subscription Agreement,

2.Deposit of investor funds into the third-party escrow account, and

3.Release of funds from escrow upon satisfaction of applicable acquisition-related milestones.

The shares will be held in book-entry form by our transfer agent, with no physical certificates issued.

Material Terms of the Offering

1.Price per share: $1.00

2.Offering type: Self-underwritten, no minimum, best-efforts

3.Maximum proceeds: $75,000,000

4.Escrow: All funds deposited with independent escrow agent

5.Use of proceeds: Acquisitions, integration costs, working capital

6.Transfer agent: Will be appointed prior to issuance of shares

7.No minimum investment requirement

Potential Future Issuances of Securities

In the future, the Company may issue additional securities, including:

•common stock for acquisitions,

•equity awards under a future incentive plan,

•preferred stock with priority rights,

•securities convertible into common stock.

Any such issuance may dilute the ownership or voting power of existing shareholders and may adversely affect the market value of the common stock.

Listing and Trading of Our Shares

Our common stock is not currently listed or quoted on any securities exchange or market. Upon qualification of this Offering Circular, and once we have sold shares to at least twenty-five investors, we intend to engage a market maker to file an application with FINRA to obtain a trading symbol and seek quotation on the OTCQB. There is no guarantee:

•that a market maker will sponsor us,

•that FINRA will approve our application, or

•that any trading market will develop.

Until such time, liquidity for investors will be limited.

RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities

We have not sold any shares of our common stock or other equity securities prior to the date of this offering circular. In connection with our capital-raising activities, we have filed a notice of exempt offering of securities on Form D with the U.S. Securities and Exchange Commission. Specifically, on November 19, 2025, we filed a Form D with respect to a proposed private placement offering pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), for up to $10 million of securities. On January 5, 2026, we filed an amendment to such Form D increasing the maximum offering amount to $30 million. As of the date of this offering circular, no securities have been sold pursuant to such Form D offering. Any securities offered and sold pursuant to the Form D offering will be issued in reliance on the exemption from registration provided by Regulation D under the Securities Act and will be offered only to accredited investors. The securities offered pursuant to the Form D offering, if any, will be issued pursuant to terms that differ from the terms of the securities offered hereby and will be subject to restrictions on transfer under applicable securities laws. We may raise capital pursuant to the Form D offering prior to the qualification of this offering. Any capital raised pursuant to the Form D offering will be separate and distinct from this offering and will not involve the offer or sale of the securities being offered hereby. Participation in the Form D offering will not guarantee participation in this offering, and participation in this offering will not guarantee participation in the Form D offering.

Proceeds from any securities sold pursuant to the Form D offering, if consummated, may be used for purposes that differ from the uses of proceeds described in this offering circular, including, without limitation, to fund certain advance payments to potential acquisition targets, to pay costs associated with due diligence, legal, accounting, advisory, and other transaction-related expenses, and for other working capital and corporate purposes. Any such use of proceeds will be subject to the terms of the applicable Form D offering and applicable securities laws. The Form D offering and this offering are intended to be conducted as separate and independent offerings under separate exemptions from the registration requirements of the Securities Act. We believe that the Form D offering and this offering will not be integrated for purposes of the Securities Act. However, there can be no assurance that the U.S. Securities and Exchange Commission or a court would agree with our interpretation, and any such integration could adversely affect the availability of exemptions for one or both offerings.

Placement Agents and Broker-Dealer Engagements

We have not engaged any placement agent, broker-dealer, or other intermediary in connection with this offering or in connection with any private placement conducted pursuant to Regulation D as of the date of this offering circular. No agreements, written or oral, have been entered into with any placement agent, broker-dealer, finder, or similar intermediary with respect to the offer or sale of our securities. If we elect to engage a placement agent or broker-dealer in the future in connection with this offering or any separate private placement, we will do so only pursuant to a written agreement with a registered broker-dealer, and we will disclose the identity of such intermediary, the material terms of the engagement, and any compensation payable in connection therewith in a post-qualification amendment to this offering circular or in other required filings. We do not intend to pay, and have not paid, any commissions, finder’s fees, or other transaction-based compensation to any person in connection with this offering or any concurrent private placement as of the date hereof. The absence of a placement agent or broker-dealer may limit our ability to raise capital efficiently, and there can be no assurance that we will be able to successfully engage a placement agent or broker-dealer on acceptable terms, or at all, in the future.

Issuances for Consulting and Advisory Services

The Company has issued shares of its common stock in private transactions not registered under the Securities Act of 1933, as amended, as described below.

On October 29, 2025, the Company issued 20,250,000 shares of its common stock to Financial Agency LLC in consideration for IPO-related consulting and advisory services provided to the Company. No cash consideration was paid in connection with this issuance. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

On October 29, 2025, the Company issued 27,000,000 shares of its common stock to Keystone Arc Capital LLC in consideration for acquisition-related consulting and strategic advisory services provided to the Company. No cash consideration was paid in connection with this issuance. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The recipients of the foregoing shares represented that they were acquiring the securities for investment purposes only and not with a view to distribution, and the securities were issued without general solicitation or advertising. The securities are restricted securities and may not be resold absent registration or an applicable exemption. The value of such services was determined by management based on estimated market rates for comparable third-party advisory services and was not contingent upon the completion, size, or success of this Offering.

DISQUALIFICATION AND BAD ACTOR DISCLOSURE

Rule 262 of Regulation A under the Securities Act of 1933 prohibits an issuer from relying on the Regulation A exemption if the issuer, any predecessor, affiliated issuer, director, officer, general partner, managing member, promoter, underwriter, or any beneficial owner of 20% or more of the issuer’s outstanding voting securities has been the subject of certain disqualifying events during the applicable lookback period. These include, among other things, securities-related criminal convictions, court injunctions or restraining orders, final orders of certain federal and state regulators, SEC disciplinary actions, stop orders, suspensions, bars, refusals of registration, and other specified forms of misconduct.

In connection with this offering, Tejascore Techsystems Inc. has conducted a reasonable inquiry into the backgrounds of all persons deemed “covered persons” under Rule 262, including:

1.The Company, its subsidiaries, and affiliated entities.

2.All of our executive officers, including our Chief Executive Officer and Chief Financial Officer.

3.Our sole director.

4.Our founders and each beneficial owner of more than 20% of our outstanding voting securities.

5.Any promoter or person involved in the preparation of this Offering Circular.

6.Any person or entity that will be compensated for solicitation of investors, if engaged.

7.Any entity in which a covered person serves in a managerial or controlling capacity.

Based on this inquiry, we have determined that none of the covered persons under Rule 262 have been subject to any disqualifying event, including:

●Any felony or misdemeanor conviction in connection with the purchase or sale of securities, false filings, or other violations of securities laws.

●Any court injunction or restraining order related to securities transactions, business practices, or fraudulent conduct.

●Any final order issued by a federal or state regulator (including banking, securities, commodities, insurance, or law enforcement agencies) that bars such persons from the industry or imposes a finding of securities or financial fraud, dishonesty, manipulation, or deceptive practices.

●Any SEC order suspending or revoking registration, barring association with a regulated entity, or imposing limitations on engaging in the securities business.

●Any stop order, refusal order, or order suspending the exemption of a Regulation A offering or similar offering statement.

●Any U.S. Postal Service false-representation order.

●Any suspension or expulsion from membership in a self-regulatory organization (FINRA, exchanges).

●Any SEC finding of cause that would constitute a disqualifying event.

No covered person is currently:

●Under investigation for securities fraud,

●Named in any pending enforcement proceeding,

●Suspended or barred from participating in securities offerings, or

●The subject of any regulatory inquiry that could reasonably result in a future disqualification.

The Company has also confirmed that:

●No stop order or refusal order has been issued with respect to any prior Regulation A or registration statement filed by the Company.

●No state securities commission has issued a final order against the Company or its management.

●The Company has not been the subject of any disciplinary actions by FINRA, the SEC, or any other regulatory authority.

●None of our executive officers or significant beneficial owners has been sanctioned, censured, or penalized by any court or regulatory body in connection with investment-, financial-, or securities-related activities.

If any disqualifying event were to occur before the qualification of this offering, the Company would be required to amend this Offering Circular and may be prohibited from proceeding with the offering unless it qualifies for a waiver under Rule 262. The Company affirms that, based on the reasonable investigation conducted, no disqualification exists, and the Company is eligible to conduct this offering under Regulation A.

LEGAL MATTERS

The validity of the issuance of the common stock offered pursuant to this Offering Circular has been passed upon for us by Brittany Peck, Esq., Beverly Hills, California.

EXPERTS

The financial statements of Tejascore Techsystems Inc. as of December 31, 2025 and for the period from October 28, 2025 (inception) through December 31, 2025, included in this Offering Circular, have been audited by Crystal Arthur, CPA, an independent public accountant, as stated in her report dated June 8, 2026, appearing herein. Such financial statements have been included in reliance upon the report of such auditor given upon her authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed an offering statement on Form 1-A with the Securities and Exchange Commission (the “SEC”) in connection with this Offering. This Offering Circular, which forms a part of such offering statement, does not contain all of the information included in the offering statement and its exhibits. For further information about us and this Offering, prospective investors should review the offering statement, including its exhibits, as filed with the SEC. The offering statement and any amendments or supplements thereto are available for inspection and copying through the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The SEC maintains an internet website that contains reports, proxy statements, information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at https://tejascoretechsystems.com/. Information contained on, or accessible through, our website is not incorporated by reference into this Offering Circular, does not constitute part of this Offering Circular, and should not be considered part of the disclosure contained herein. References to our website address are provided solely as a convenience to investors. We intend to make available on our website, free of charge, copies of certain of our public filings with the SEC, including our offering statements, annual reports, and semiannual reports, as well as other information about the Company, as required or permitted under applicable securities laws. The information contained on our website may be updated or modified from time to time, and the contents of our website are not intended to, and do not, supplement or modify the information contained in this Offering Circular.

Report Of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Tejascore Techsystems Inc. Opinion We have audited the accompanying balance sheet of Tejascore Techsystems Inc. (the “Company”) as of December 31, 2025, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 28, 2025 (inception) through December 31, 2025, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tejascore Techsystems Inc. as of December 31, 2025, and the results of its operations and its cash flows for the period from October 28, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America. Basis for Opinion These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm licensed in the State of Indiana and are independent with respect to the Company in accordance with the ethical requirements relevant to our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America (U.S. GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, evaluating the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to error or fraud, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with U.S. GAAS will always detect a material misstatement when it exists. An audit involves performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

/s/ Crystal Arthur, CPA Crystal Arthur, CPA Ellettsville, Indiana.

BALANCE SHEET

(As of December 31, 2025)

ASSETS
Cash and cash equivalents	$110,920
Total Assets	$110,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Total Liabilities	$0

Stockholders’ Equity
Common stock, $0.0001 par value; 750,000,000 shares authorized; 675,000,000 shares issued	$67,500
Additional paid-in capital	$43,420
Retained earnings (accumulated deficit)	$0
Total Stockholders’ Equity	$110,920
Total Liabilities and Stockholders’ Equity	$110,920

STATEMENT OF OPERATIONS

(For the period from October 28, 2025 (Inception) to December 31, 2025)

Description	Amount ($)
Revenue	$0
Operating expenses	$0
Net income (loss)	$0

Earnings per share - basic and diluted	$0.00
Weighted average shares outstanding - basic and diluted	675,000,000

STATEMENT OF STOCKHOLDERS’ EQUITY

(For the period from October 28, 2025 (Inception) to December 31, 2025)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Equity
Balance at inception	$0	$0	$0	$0
Issuance of common stock for cash and capital contributions	67,500	43,420	—	110,920
Net income	,	—	0	0
Balance at December 31, 2025	$67,500	$43,420	$0	$110,920

STATEMENT OF CASH FLOWS

(For the period from October 28, 2025 (Inception) to December 31, 2025)

Cash Flows from Operating Activities
Net income	$0
Net cash used in operating activities	$0

Cash Flows from Investing Activities
Net cash used in investing activities	$0

Cash Flows from Financing Activities
Proceeds from issuance of common stock and capital contributions	$110,920
Net cash provided by financing activities	$110,920

Net increase in cash	$110,920
Cash at beginning of period	$0
Cash at end of period	$110,920

NOTES TO FINANCIAL STATEMENTS

Note 1: Organization and Nature of Operations

Tejascore Techsystems Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on October 28, 2025. The Company was formed for the purpose of pursuing the acquisition of operating businesses in the automotive electronics and systems sector and, following the completion of one or more acquisitions, operating such businesses as a holding company. As of December 31, 2025, the Company is a development-stage entity and has not commenced revenue-generating operations. The Company has not completed any acquisitions and does not own or control any operating subsidiaries. Accordingly, the accompanying financial statements reflect only the standalone activities of the Company from inception through December 31, 2025. The Company’s planned operations are dependent on the successful execution and completion of one or more strategic acquisitions and the subsequent operation of the acquired businesses. Until such acquisitions are consummated, the Company’s activities are limited to organizational matters, capital formation, transaction evaluation, due diligence, and other activities necessary to pursue its acquisition strategy. The Company has not generated revenues, has not incurred operating revenues, and does not expect to generate revenues unless and until one or more acquisitions are completed. The Company’s future operations, if any, will be subject to significant risks and uncertainties, including the availability of financing, the ability to execute definitive acquisition agreements, the receipt of required regulatory and third-party approvals, and the successful integration and operation of acquired businesses.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

2(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements include the accounts of Tejascore Techsystems Inc. from its date of incorporation on October 28, 2025 (inception) through December 31, 2025. The Company is a development-stage entity and has not generated revenues or commenced principal operations during the period presented. Accordingly, the accompanying financial statements reflect only the standalone activities of the Company during the period, which consist primarily of organizational activities, capital formation, and activities related to evaluating and pursuing potential acquisition opportunities. The Company operates as a single operating segment.

2(b) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Management believes that the estimates and assumptions used are reasonable based on information available at the time the financial statements were prepared.

2(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2025, the Company’s cash and cash equivalents consisted solely of cash held in bank accounts.

2(d) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, approximate their fair values due to the short-term nature of these instruments. The Company does not hold any financial instruments that require recurring fair value measurement as of December 31, 2025.

2(e) Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss carryforwards. As of December 31, 2025, the Company had not generated taxable income and did not record any current or deferred income tax expense. Management evaluated the need for a valuation allowance and determined that any deferred tax assets, if recognized, would be fully offset by a valuation allowance due to the uncertainty of future taxable income.

2(f) Earnings Per Share

Basic earnings per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding adjusted for the effect of potentially dilutive securities, if any. As of December 31, 2025, the Company had no potentially dilutive securities outstanding. Accordingly, basic and diluted earnings per share are the same.

2(g) Development-Stage Company

The Company is a development-stage entity and has devoted substantially all of its efforts to organizational activities, capital formation, and evaluating acquisition opportunities. The Company has not generated revenues from operations and will not generate revenues unless and until one or more acquisitions are completed and operating businesses are acquired.

2(h) Recently Issued Accounting Pronouncements

Management has evaluated recently issued accounting standards and determined that none are expected to have a material impact on the Company’s financial statements as of December 31, 2025.

2(i) Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. The Company has not engaged in foreign currency transactions during the period presented.

Note 3: Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2025, the Company had not generated revenues, had no operating subsidiaries, and had not commenced revenue-generating operations. The Company’s operations to date have been limited to organizational activities, capital formation, and activities related to evaluating and pursuing potential acquisition opportunities. The Company expects to incur operating losses and negative cash flows as it continues to pursue its acquisition strategy and incurs ongoing operating, professional, and public-company compliance expenses. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital, complete one or more acquisitions, and generate sufficient cash flows from acquired operations to fund ongoing expenses and obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s plans to alleviate this substantial doubt include raising capital through equity offerings, including this offering, and pursuing the completion of strategic acquisitions that are expected to provide operating revenues and cash flows.

However, there can be no assurance that such plans will be successful, that sufficient financing will be available on acceptable terms, or that any acquisitions will be completed. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4: Stockholders’ Equity

4(a) Authorized Capital

The Company is authorized to issue 750,000,000 shares of common stock with a par value of $0.0001 per share. The Company has not authorized any shares of preferred stock as of December 31, 2025.

Subsequent to the balance sheet date, the Company’s Board of Directors and shareholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 750,000,000 to 2,000,000,000. As of the date of issuance of these financial statements, such amendment has not yet been filed with the Secretary of State of Wyoming and is therefore not yet effective. Accordingly, the accompanying financial statements reflect the Company’s authorized share capital as in effect during the period presented.

4(b) Issued and Outstanding Common Stock

As of December 31, 2025, 675,000,000 shares of common stock were issued. During the period from October 28, 2025 (inception) through December 31, 2025, the Company issued shares of its common stock to founders and related parties for cash and capital contributions totaling $110,920. Of this amount, $67,500 was allocated to common stock at par value, and the remaining $43,420 was recorded as additional paid-in capital. The issuance of common stock was approved by the Company’s board of directors in accordance with applicable corporate governance requirements.

4(c) Additional Paid-In Capital

Additional paid-in capital represents amounts received in excess of the par value of the Company’s common stock, as well as capital contributions made by stockholders that were not specifically allocated to the issuance of common stock. As of December 31, 2025, the Company’s additional paid-in capital totaled $43,420.

4(d) Dividends

The Company has not declared or paid any dividends since inception. The Company does not currently intend to pay cash dividends in the foreseeable future and anticipates retaining any future earnings, if any, to fund operations and growth.

4(e) Equity Incentive Plans

As of December 31, 2025, the Company had not adopted any equity incentive, stock option, or stock-based compensation plans, and no stock options, warrants, or other equity-linked instruments were outstanding.

Note 5: Related Party Transactions

Related parties include the Company’s founder, directors, officers, and entities under common control or significant influence. During the period from October 28, 2025 (inception) through December 31, 2025, certain organizational, legal, professional, and administrative expenses of the Company were paid directly by the Company’s founder on behalf of the Company. The Company did not reimburse the founder for these expenditures, and no amounts were recorded as expenses or liabilities in the accompanying financial statements. Such amounts were treated as capital contributions to the Company and are reflected in additional paid-in capital. As of December 31, 2025, the Company did not have any amounts due to or from related parties, and there were no related party loans, advances, guarantees, or other obligations outstanding. Management’s policy is to record expenses incurred on behalf of the Company by its stockholders as capital contributions when reimbursement is not expected.

Note 6: Commitments and Contingencies

As of December 31, 2025, the Company did not have any material contractual commitments, long-term obligations, or off-balance-sheet arrangements. The Company had not entered into any lease agreements, employment agreements, debt arrangements, or other contractual obligations that would require future payments. The Company is not a party to any pending or threatened legal proceedings that, if determined adversely, would have a material adverse effect on the Company’s financial position, results of operations, or cash flows. The Company may, from time to time, be involved in legal, regulatory, or administrative proceedings arising in the ordinary course of business. Management does not believe that any such matters, if they arise, would have a material adverse effect on the Company’s financial statements. The Company has no off-balance-sheet arrangements as of December 31, 2025.

Note 7: Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through the date that the financial statements were issued. Subsequent to December 31, 2025, the Company may have engaged in activities related to capital formation, organizational matters, and the evaluation and pursuit of potential acquisition opportunities in the ordinary course of its planned operations. To the extent any such events occurred, management determined that they did not require adjustment to the accompanying financial statements as of December 31, 2025. There were no subsequent events that required recognition or disclosure in the accompanying financial statements, other than those disclosed elsewhere in this Offering Circular.

Note 8: Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash balances at financial institutions that management believes to be of high credit quality. At times, the Company’s cash balances may exceed federally insured limits. Management does not believe that the Company is exposed to significant credit risk related to cash and cash equivalents, as the Company has not experienced any losses in such accounts and does not anticipate any material losses in the future.

Note 9: Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities, as well as for net operating loss carryforwards. For the period from October 28, 2025 (inception) through December 31, 2025, the Company did not generate taxable income and did not record any current income tax expense. As of December 31, 2025, the Company had not recognized any deferred tax assets or liabilities. Any potential deferred tax assets arising from net operating losses or other temporary differences would be fully offset by a valuation allowance, as management believes it is more likely than not that such deferred tax assets would not be realized due to the Company’s lack of operating history and uncertainty of future taxable income. The Company is subject to income taxes in the United States and, as of December 31, 2025, has not been subject to any income tax examinations by taxing authorities. The Company’s tax returns for all applicable tax years remain subject to examination by the appropriate taxing authorities.

Note 10: Acquisitions and Proposed Transactions

The Company was formed for the purpose of pursuing the acquisition of operating businesses in the automotive electronics and systems sector. As of December 31, 2025, the Company had not completed any acquisitions and did not own or control any operating subsidiaries. Accordingly, the accompanying financial statements do not include the accounts or results of operations of any target businesses.

Subsequent to its formation, the Company has engaged in discussions and entered into certain transaction framework, exclusivity, or similar preliminary agreements with respect to potential acquisitions. These agreements are intended to establish a framework for evaluating and negotiating potential transactions and may include certain binding provisions, such as exclusivity, confidentiality, cost allocation, governing law, and dispute resolution provisions. However, such agreements do not constitute definitive acquisition agreements and do not obligate the parties to consummate any transaction. The consummation of any proposed acquisition is subject to numerous conditions, including, among other things, the negotiation and execution of definitive share purchase and related transaction agreements, completion of confirmatory legal, financial, tax, operational, and technical due diligence, receipt of required regulatory and third-party approvals and consents, satisfaction of customary and transaction-specific closing conditions, and the availability of financing sufficient to fund the acquisition consideration and related transaction costs. The Company’s acquisition strategy contemplates the possibility of acquiring multiple businesses, potentially through phased or multi-stage transactions and varying ownership structures. As a result, even if one or more acquisitions are completed, the Company may not obtain immediate or full ownership or control of the acquired businesses, and its ability to consolidate the financial results of such businesses may be subject to contractual, regulatory, or governance limitations. There can be no assurance that the Company will execute definitive acquisition agreements or consummate any proposed acquisition on the terms currently contemplated, within the anticipated timeframe, or at all. If the Company is unable to complete one or more acquisitions, it may remain without operating revenues for an extended period and may be required to revise its business strategy or seek additional financing.

Note 11: Recently Issued Accounting Pronouncements

Management has evaluated all recently issued accounting standards that are applicable to the Company and has determined that the adoption of such standards, either currently or in the future, is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Note 12: Related Party Transactions

Overview

Related parties include entities and individuals that have the ability to control, or exercise significant influence over, the Company, or that are under common control with the Company. Transactions with related parties are conducted on terms that management believes to be no less favorable than those that could have been obtained from unaffiliated third parties under similar circumstances.

Equity Issued for Advisory and Consulting Services

During the fiscal year ended March 31, 2025, the Company issued shares of its common stock to certain related parties in consideration for advisory and consulting services previously rendered to the Company. No cash consideration was paid in connection with these issuances.

Specifically:

●On October 29, 2025, the Company issued 20,250,000 shares of its common stock to Financial Agency LLC, a related party, in consideration for IPO-related consulting and advisory services previously provided to the Company.

●On October 29, 2025, the Company issued 27,000,000 shares of its common stock to Keystone Arc Capital LLC, a related party, in consideration for acquisition-related consulting and strategic advisory services previously provided to the Company.

The services provided consisted primarily of strategic, corporate, and transaction-related advisory services and were completed prior to the issuance of the shares. No cash consideration was paid in connection with either issuance.

Valuation of Services

The fair value of the services received was determined by management based on its estimate of the market value of comparable third-party advisory and consulting services that could have been obtained from unaffiliated service providers under similar circumstances. Management believes that the valuation methodology used reasonably reflects the fair value of the services received. The issuance of shares to these related parties was not contingent upon the completion, size, pricing, or success of any securities offering, including the Company’s Regulation A offering, nor was it contingent upon the consummation of any acquisition or other transaction.

Accounting Treatment

The shares issued in connection with these related-party transactions were recorded as equity issuances in the accompanying financial statements. No cash outflows resulted from these transactions, and the Company did not recognize any liabilities in connection with the issuance of these shares.

Balances and Ongoing Arrangements

As of March 31, 2025, there were no amounts due to or from Financial Agency LLC or Keystone Arc Capital LLC arising from these transactions, and the Company had no continuing service obligations to either party related to the share issuances described above. Except as disclosed herein, the Company did not engage in any other material related-party transactions during the period presented.

Management Assessment

Management believes that the related-party transactions described above were conducted in the ordinary course of business and that the terms of such transactions were reasonable and consistent with market practices for similar advisory arrangements.

HISTORICAL FINANCIAL STATEMENTS OF TARGET COMPANIES

The Umbrella Introduction and Summary of Financial Statement Periods

Introduction

Tejascore Techsystems Inc. is pursuing two probable acquisitions of operating companies in India: Alpha Maier Private Limited and Marelli UM Electronic Systems Private Limited. This section presents the historical financial statements of each of these two companies, prepared in accordance with the accounting principles generally accepted in India, together with a reconciliation footnote presenting the material differences between Indian generally accepted accounting principles and accounting principles generally accepted in the United States (“U.S. GAAP”), prepared with reference to Item 17 of Form 20-F and Regulation S-X. The historical financial statements of each company have been audited by its respective independent auditor, and the audit reports are included herein. The audited financial statements of Alpha Maier and Marelli UM have each been amended to include a U.S. GAAP reconciliation footnote, and the respective auditors (Nipun Khurana & Associates and S.N. Dhawan & Co LLP) have issued revised audit opinions covering the financial statements as so amended; the related auditor consents are filed as exhibits to this offering statement. The Company is separately evaluating Paragon GmbH & Co. KGaA (Germany) as a possible future acquisition. Paragon is not a probable acquisition, and its historical financial statements are not included in this Offering Circular and are not required to be presented under Rule 3-05 of Regulation S-X, because the acquisition is not probable. Paragon's audited financial statements for the year ended December 31, 2025 are not available, and Paragon is experiencing financial distress and may be in or approaching restructuring or insolvency. Investors should read the section titled “Paragon GmbH & Co. KGaA: Possible Future Acquisition” and the related Risk Factors.

Investors are advised to read the historical financial statements together with the accompanying U.S. GAAP reconciliation footnotes, the Management's Discussion and Analysis of Financial Condition and Results of Operations for each target company, the Unaudited Pro Forma Condensed Combined Financial Information presented elsewhere in this Offering Circular, and the Risk Factors set forth herein.

Summary of Financial Statement Periods

The following table summarizes the financial statement periods presented for each probable acquisition target in this Offering Circular, as required by Rules 3-05 and 8-04 of Regulation S-X.

Target Company	Jurisdiction	Audited Periods Presented	Interim Period	Accounting Framework	Auditor
Alpha Maier Private Limited	India	Fiscal years ended March 31, 2025 and March 31, 2024	Unaudited six-month interim period ended September 30, 2025	Indian GAAP, with U.S. GAAP reconciliation	Nipun Khurana & Associates
Marelli UM Electronic Systems Private Limited	India	Years ended December 31, 2025 and December 31, 2024	Unaudited six-month interim period as required	Indian GAAP, with U.S. GAAP reconciliation	S.N. Dhawan & Co LLP

Different Fiscal Year-Ends

Alpha Maier Private Limited reports on a fiscal year ending March 31, and Marelli UM Electronic Systems Private Limited reports on a fiscal year ending December 31. Because the two companies have different fiscal year-ends, their audited financial statements do not cover identical reporting periods and may not be directly comparable across entities. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared taking into account these differing fiscal periods.

Basis of Presentation in This Offering Circular

The historical financial statements of each target company have been prepared in accordance with Indian generally accepted accounting principles and in Indian Rupees: Indian Rupees in lakhs (INR Lakhs) for Alpha Maier Private Limited and Indian Rupees in millions (MINR) for Marelli UM Electronic Systems Private Limited. The U.S. GAAP reconciliation footnotes present material differences between Indian generally accepted accounting principles and U.S. GAAP, including reclassifications and quantitative adjustments to net income, stockholders' equity, the statement of operations, and the balance sheet.

The Unaudited Pro Forma Condensed Combined Financial Information presented elsewhere in this Offering Circular combines the U.S. GAAP-adjusted financial statements of the target companies, translated to U.S. Dollars at the relevant exchange rates, with the financial statements of Tejascore Techsystems Inc. on a common U.S. GAAP basis, reflecting the proposed accounting treatment for each probable acquisition: a business combination consolidated under ASC 805 and ASC 810 for Alpha Maier, and an equity method investment under ASC 323 for Marelli UM.

Summary of Financial Statement Periods

The following table summarizes the financial statement periods presented for each probable acquisition target in this Offering Circular, as required by Rules 3-05 and 8-04 of Regulation S-X.

ALPHA MAIER PRIVATE LIMITED

Audited Financial Statements for the Years Ended March 31, 2025 and March 31, 2024 and U.S. GAAP Reconciliation

PART 1 - AUDITED FINANCIAL STATEMENTS

(All amounts in INR Lakhs unless otherwise stated. One lakh equals 100,000.)

Balance Sheet

As at March 31, 2025 and March 31, 2024

Particulars	Note	Mar 31, 2025	Mar 31, 2024
EQUITY AND LIABILITIES
Share Capital	1	2,220.00	2,220.00
Reserves and Surplus	2	2,066.01	1,699.49
Shareholders' Funds		4,286.01	3,919.49
Long-Term Borrowings	3	77.05	154.05
Long-Term Provisions (Gratuity)	4	181.86	171.51
Deferred Tax (net) and Other Non-Current Liabilities		-	-
Non-Current Liabilities		258.91	325.56
Short-Term Borrowings	5	70.85	101.76
Trade Payables	6	1,566.12	1,653.61
Other Current Liabilities and Short-Term Provisions	7	608.27	799.66
Current Liabilities		2,245.24	2,555.03
Total Equity and Liabilities		6,790.16	6,800.08
ASSETS
Property, Plant and Equipment	8	2,200.64	1,901.58
Capital Work-in-Progress	8	-	745.45
Intangible Assets	8	8.23	8.23
Deferred Tax Assets (Net)		189.58	140.80
Other Non-Current Assets	9	162.91
Non-Current Assets		2,967.91	2,796.06
Inventories	10	1,308.75	1,191.72
Trade Receivables	11	1,651.93	1,495.15
Cash and Cash Equivalents	12	861.57	510.04
Short-Term Loans, Advances and Other Current Assets	13
Current Assets		3,822.25	4,004.02
Total Assets		6,790.16	6,800.08

Statement of Profit and Loss

For the Years Ended March 31, 2025 and March 31, 2024 (except per share data)

Particulars	FY 2025	FY 2024
Revenue from Operations	12,283.02	11,648.37
Other Income	173.04	260.01
Total Income	12,456.06	11,908.38
Cost of Materials Consumed	7,268.52	6,732.15
Changes in Inventories	(76.46)	68.22
Employee Benefit Expenses	1,953.41	1,989.33
Finance Costs	70.44	81.83
Depreciation and Amortization	503.77	422.09
Other Administrative Expenses	2,230.63	2,324.79
Total Expenses	11,950.32	11,618.41
Profit Before Tax	505.75	289.97
Current Tax	188.00	134.65
Deferred Tax (credit)	(48.78)	(58.00)
Total Tax Expense	139.22	76.65
Profit for the Year	366.52	213.32
Earnings Per Share (Basic and Diluted), INR	1.65	0.96

Cash Flow Statement (Summary)

For the Years Ended March 31, 2025 and March 31, 2024

Particulars	FY 2025	FY 2024
Operating Profit Before Working Capital Changes	997.51	709.90
Net Cash from Operating Activities	504.82	539.54
Net Cash Used in Investing Activities	(21.01)	(431.90)
Net Cash Used in Financing Activities	(107.91)	(52.49)
Net Increase in Cash and Cash Equivalents	375.90	55.15
Cash and Cash Equivalents, End of Year	861.57	485.67

Detailed working capital movements per the MD&A: increase in trade receivables INR 156.78 lakhs; increase in inventories INR 117.04 lakhs; decrease in trade payables INR 87.49 lakhs; decrease in other current liabilities and provisions INR 320.26 lakhs; decrease in other current assets, loans and advances INR 188.87 lakhs. Investing: purchase of fixed assets INR 57.38 lakhs (FY2024: INR 427.49 lakhs). Financing: ECB repayment INR 66.83 lakhs and net reduction in short-term borrowings INR 41.08 lakhs.

Notes to the Financial Statements

Note 1 - Share Capital

Issued, subscribed and paid-up capital is INR 2,220.00 Lakhs (2,22,00,000 equity shares of INR 10 each), unchanged during both years. Held 51% by UM Autocomp Private Limited and 49% by Mikeldi Inversiones, S.L.U.

Note 2 - Reserves and Surplus

Particulars	FY 2025	FY 2024
Opening balance	1,699.49	1,486.17
Add: Profit for the year	366.52	213.32
Closing balance	2,066.01	1,699.49

Note 3 - Long-Term Borrowings

ECB term loan from Mikeldi Inversiones, S.L. (principal EUR 2,40,000, interest at three-month Euribor plus 3.25%): non-current portion INR 77.05 Lakhs at March 31, 2025.

Note 4 - Long-Term Provisions

Gratuity payable (non-current): INR 181.86 Lakhs at March 31, 2025.

Note 5 - Short-Term Borrowings

Current maturities of the ECB from Mikeldi Inversiones, S.L.: INR 70.85 Lakhs at March 31, 2025.

Note 6 - Trade Payables

Trade payables, comprising amounts due to micro and small enterprises and to other creditors, were INR 1,566.12 Lakhs at March 31, 2025 (March 31, 2024: INR 1,653.61 Lakhs).

Note 7 - Other Current Liabilities and Short-Term Provisions

Aggregate other current liabilities and short-term provisions were INR 608.27 Lakhs at March 31, 2025, including provision for current tax and statutory dues.

Note 8 - Property, Plant and Equipment and Intangible Assets

Net property, plant and equipment was INR 2,200.64 Lakhs at March 31, 2025 (March 31, 2024: INR 1,901.58 Lakhs). Capital work-in-progress was nil at March 31, 2025 (March 31, 2024: INR 745.45 Lakhs), reduced as assets were commissioned. Intangible assets were INR 8.23 Lakhs at each balance sheet date. Depreciation and amortization for FY2025 was INR 503.77 Lakhs.

Note 9 - Other Non-Current Assets

Other non-current assets, including security deposits, were INR 162.91 Lakhs at March 31, 2025.

Note 10: Inventories

Particulars	Mar 31, 2025	Mar 31, 2024
Raw Materials	699.45
Work in Progress	25.15
Finished Goods	375.25	298.79
Stores and Spares	207.48
Goods in Transit	1.42
Total	1,308.75	1,191.72

Note 11 - Trade Receivables

Trade receivables were INR 1,651.93 Lakhs at March 31, 2025 (March 31, 2024: INR 1,495.15 Lakhs), net of a provision for doubtful debts of INR 9.79 Lakhs. Substantially all receivables were outstanding for less than six months.

Note 12 - Cash and Cash Equivalents

Cash and cash equivalents were INR 861.57 Lakhs at March 31, 2025 (March 31, 2024: INR 510.04 Lakhs).

Note 13 - Short-Term Loans, Advances and Other Current Assets

Short-term loans, advances and other current assets are presented.

Note 14 - Related Party Disclosures (AS 18)

Holding company: UM Autocomp Private Limited (51%). Significant influence: Mikeldi Inversiones, S.L.U. (49%). The Company transacts with the Maier group, including export sales, designing fees, technical assistance, royalty and the ECB from Mikeldi Inversiones, S.L.

Note 15 - Significant Accounting Policies

The financial statements are prepared on the historical cost convention in accordance with accounting principles generally accepted in India and the Companies Act, 2013, on a fiscal year ending March 31. Revenue from sale of goods is recognized when significant risks and rewards of ownership transfer to the customer. Fixed assets are stated at cost less accumulated depreciation; depreciation is on the straight-line method per Schedule II. Inventories are valued at lower of cost and net realizable value. Tax expense comprises current and deferred tax. Foreign currency monetary items are restated at year-end; borrowing costs for capital expenditure are capitalized per AS 16.

PART 2 - NOTE 25: RECONCILIATION FROM INDIAN GAAP TO U.S. GAAP

Years Ended March 31, 2025 and March 31, 2024

The financial statements above are prepared under Indian GAAP. The following reconciliation presents the material differences between Indian GAAP and U.S. GAAP, prepared pursuant to Item 17 of Form 20-F and Regulation S-X. Amounts are presented in both INR Lakhs and, for convenience, in U.S. Dollars translated at the weighted-average rate for income statement items and the period-end closing rate for balance sheet items. The applicable INR/USD rates should be the independently sourced rates used consistently across the Offering Circular.

Basis and Scope of Reconciliation

Management has evaluated the Company's accounting policies against U.S. GAAP and identified the following material differences: (i) recognition of operating leases on the balance sheet as a right-of-use asset and lease liability under ASC 842 (under Indian GAAP, lease payments of INR 424.80 Lakhs in FY2025 and INR 376.98 Lakhs in FY2024 are expensed as incurred); and (ii) presentation of actuarial remeasurement of the defined benefit gratuity obligation within other comprehensive income rather than profit or loss. Management identified no other material measurement differences between Indian GAAP and U.S. GAAP affecting net income or stockholders' equity for the periods presented; the Company's policies for revenue recognition, inventory valuation, and property, plant and equipment are substantially consistent with U.S. GAAP in their effect for these periods.

Reconciliation of Net Income (INR Lakhs)

Particulars	FY 2025	FY 2024
Profit for the year under Indian GAAP	366.52	213.32
Reclassification of actuarial remeasurement to OCI
Net income under U.S. GAAP	366.52	213.32

Reconciliation of Stockholders' Equity (INR Lakhs)

Particulars	Mar 31, 2025	Mar 31, 2024
Stockholders' equity under Indian GAAP	4,286.01	3,919.49
ASC 842: right-of-use asset
ASC 842: operating lease liability
Net U.S. GAAP equity adjustment	nil at initial application	nil at initial application
Stockholders' equity under U.S. GAAP	4,286.01	3,919.49

Note on Limitation

This reconciliation reflects the material differences identified by management. It does not constitute a full conversion to U.S. GAAP. The acquisition-date fair value measurements, purchase price allocation, non-controlling interest, and consolidation adjustments relevant to the proposed acquisition by Tejascore Techsystems Inc. are presented in the Unaudited Pro Forma Condensed Combined Financial Information and are not part of this reconciliation.

PART 3 - INDEPENDENT AUDITOR'S REPORT (AS SIGNED)

Year Ended March 31, 2025 - Nipun Khurana & Associates

Independent Auditor's Report

To the Members of M/S ALPHA MAIER PRIVATE LIMTIED

Report on the audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of M/s Alpha Maier Private Limited ("the Company"), which comprise the Balance Sheet as at 31 March, 2025, the Statement of Profit and Loss and Cash Flow Statement for the year then ended, and notes to the financial statements, including a summary of the significant accounting policies and other explanatory information.

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India, of the state of affairs of the Company as at March 31, 2025 and Profit for the year ended on that date.

Basis for Opinion

We conducted our audit in accordance with the Standards on Auditing (SAs) specified under section 143(10) of the Companies Act, 2013. Our responsibilities under those Standards are further described in the Auditor's responsibilities for the audit of the Financial Statements section of our report. We are independent of the Company in accordance with the Code of Ethics issued by the Institute of Chartered Accountants of India together with the ethical requirements that are relevant to our audit of the financial statements under the provisions of the Companies Act, 2013 and the Rules thereunder, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the Code of Ethics. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The Company's management and Board of directors are responsible for the preparation of the other information. The other information comprises the information included in the Board's Report including Annexures to Board's Report, Business Responsibility Report but does not include the financial statements and our auditor's report thereon.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained during the course of our audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Management's Responsibility for the Financial Statements

The Company's management and Board of Directors are responsible for the matters stated in Section 134(5) of the Companies Act, 2013 ("the Act") with respect to the preparation of these financial statements that give a true and fair view of the financial position, financial performance and cash flows of the Company in accordance with the accounting principles generally accepted in India, including the Accounting Standards specified under Section 133 of the Act, read with Rule 7 of the Companies (Accounts) Rules, 2014. This responsibility also includes maintenance of adequate accounting records in accordance with the provisions of the Act, for safeguarding the assets of the Company and for preventing and detecting frauds and other irregularities; selection and application of appropriate accounting policies; making judgments and estimates that are reasonable and prudent; and design, implementation and maintenance of adequate internal financial controls, that were operating effectively for ensuring the accuracy and completeness of the accounting records, relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management and Board of Directors are responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

The Board of Directors are responsible for overseeing the Company's financial reporting process.

Auditors' Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with SAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with SAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern.

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Report on Other Legal and Regulatory Requirements

1. As required by the Companies (Auditor's Report) Order, 2020 ("the Order"), issued by the Central Government of India in terms of sub-section (11) of section 143 of the Companies Act, 2013, we give in the "Annexure A", a statement on the matters specified in paragraphs 3 and 4 of the Order, to the extent applicable.

2. (A) As required by Section 143(3) of the Act, we report, to the extent applicable, that:

(a)We have sought and obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit.

(b) In our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books.

(c) The Balance Sheet, the Statement of Profit and Loss and Cash Flow Statement dealt with by this Report are in agreement with the relevant books of account maintained for the purpose of the financial statements,

(d) In our opinion, the aforesaid financial statements comply with the Accounting Standards specified under Section 133 of the Act, read with Rule 7 of the Companies (Accounts) Rules, 2014.

(e) On the basis of the written representations received from the directors as on 31st March, 2025 taken on record by the Board of Directors, none of the directors is disqualified as on 31st March, 2025 from being appointed as a director in terms of Section 164(2) of the Act.

(f) With respect to the adequacy of the internal financial controls over financial reporting of the Company and the operating effectiveness of such controls, refer to our separate Report in "Annexure B"; and

(B) With respect to the other matters to be included in the Auditor's Report in accordance with Rule 11 of the Companies (Audit and Auditors) Rules, 2014, in our opinion and to the best of our information and according to the explanations given to us:

a. There were no pending litigations which would impact the financial position of the Company

b. The Company did not have any long-term contracts including derivative contracts for which there were any material foreseeable losses.

c. There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Company.

d. (i) As per information and explanation given, the management has represented that to the best of its knowledge and belief, no funds have been advanced or loaned or invested (either from borrowed funds or share premium or any other sources or kind of funds) by the company to or in any other person(s) or entity(ies), including foreign entities ("Intermediaries"), with the understanding, whether recorded in writing or otherwise, that the Intermediary shall, directly or indirectly lend or invest in other persons or entities identified in any manner whatsoever by or on behalf of the company ("Ultimate Beneficiaries") or provide any guarantee, security or the like to or on behalf of the Ultimate Beneficiaries.

(ii) As per information and explanation given, the management has represented that to the best of its knowledge and belief, no funds have been received by the company from any person(s) or entity(ies), including foreign entities ("Funding Parties"), with the understanding, whether recorded in writing or otherwise, that the company shall, directly or indirectly, lend or invest in other persons or entities identified in any manner whatsoever by or on behalf of the Funding Party ("Ultimate Beneficiaries") or provide any guarantee, security or the like from or on behalf of the Ultimate Beneficiaries; and

(iii) Based on such audit procedures as considered reasonable and appropriate in the circumstances, nothing has come to our notice that has caused us to believe that the representations under sub-clause d (i) and d (ii) contain any material mis-statement.

e. As per information and explanation given, the company has not paid any dividend, thus the clause "Whether the dividend declared or paid during the year by the company is in compliance with section 123 of the Companies Act, 2013", is not applicable.

f. Based on our examination which included test checks and other audit procedures on the financial statements audited under the Act, the company has used an accounting software for maintaining its books of account which has a feature of recording audit trail (edit log) facility and the same has operated throughout the year for all relevant transactions recorded in the software. Further, during the course of our audit, we did not come across any instance of audit trail feature being tampered with.

(C) With respect to the matter to be included in the Auditors Report under Section 197(16) of the Act:

In Our Opinion and according to the information and explanations given to us, the company is not a public company. According, the provision of section 197 of the Act are not applicable to the Company. The Ministry of Corporate Affairs has not prescribed other details under the Section 197(16) of the Act which are required to be commented upon by us.

FOR NIPUN KHURANA & ASSOCIATES

CHARTERED ACCOUNTANTS

Firm Regn. No. 007604N

NITIN CHAWLA

Partner

M No. 503033

Place: Delhi

Date: 12-09-2025

"ANNEXURE A" TO THE INDEPENDENT AUDITORS' REPORT

Statement referred to in Companies (Auditors' Report) Order 2020 of our report of even date to the shareholders/Members of M/s ALPHA MAIER PRIVATE LIMTIED on the accounts for the year ended 31st March 2025.

1. (i) (a) The Company has maintained proper records showing full particulars, including quantitative details and situation of Property, Plant and Equipment.

(b) The company has maintained proper records showing full particulars of intangible assets.

(ii) According to the information and explanation given to us, Property, Plant and Equipment have not been physically verified by the management during the year but there is a regular programme of verification which in our opinion is reasonable having regard to the size of the company and nature of its assets.

(iii) The Company does not have any immovable property (other than properties where the company is the lessee and the lease agreements are duly executed in favour of the lessee). Accordingly, clause 3(1)(c) of the Order is not applicable the company.

(iv) According to the information and explanation given to us and on the basis of our examination of the records of the company, the Company has not revalued its property, Plant and Equipment or intangible assets or both during the year.

(v) According to the information and explanation given to us and on the basis of our examination of the records of the company, there are no proceeding initiated or pending against the Company for holding any benami property under the prohibition of Benami Property Transaction Act, 1988 and rules made thereunder.

2. (a) The inventories, except goods-in-transit and stocks lying with third parties, has been physically verified by the management during the year. For goods-in-transit subsequent evidence of receipts has been linked with the inventory records. In our opinion, the frequency of such verification is reasonable and procedures and coverage as followed by the management were appropriate. No discrepancies were noticed on the verification between the physical stock and the books records that were more than 10% in the aggregate of each class of inventory.

(b) According to the information and explanation given to us and on the basis of our examination of the records of the company, the company has not been sanctioned any working capital limits in excess of five crore rupees in aggregate from the bank and financial institutions on the basis of security of current assets at any point of time of the year. According, clause 3(ii)(b) of the Order is not applicable to the company.

3. According to the information and explanation given to us and on the basis of our examination of the records of the company, the company has not made any investments, provided guarantee or security or granted any loans, advances in the nature of loans, secured or unsecured to companies, firms, limit liability partnerships or any other parties during the year. According, clause 3(iii)(a) to 3(iii)(f) of the Order is not applicable to the company.

4. In our opinion and according to the information and explanation given to us, the company has not provided any loans, investments, guarantees and security as prescribed in section 185 and 186 of the companies act, 2013, thus, clause 3 (iv) of the Companies (Auditor's Report) Order, 2020 is not applicable.

5. The company has not accepted any deposits or amounts which deemed to be deposits from the public during the year, thus, clause 3 (v) of the Companies (Auditor's Report) Order, 2020 is not applicable.

6. According to the information and explanation given to us, the Company has maintained proper cost records, which has been prescribed by Central Government under Section 148(1) of the Companies Act in respect of the products of company. We have not, however, made detailed examination of such records with a view to determine whether they are accurate or complete.

7. (a) The company does not have liability in respect of Service Tax, Duty of Excise, Sales Tax and Value added tax during the year since effective 1 July 2017, these statutory dues has been subsumed into Goods and service tax (GST).

According to the records of the Company, the Company has been by and large regular in depositing. with appropriate authorities undisputed statutory dues including goods and service tax, provident fund, employees state insurance, income tax, sales tax, wealth tax, service tax, duty of custom, duty of excise, goods and services tax, cess and any other statutory dues applicable to it, though there have been slightly delays in few cases of depositing these statutory dues and there is no amount outstanding for the period of more than six months from the date they become payable as at 31" March, 2025.

(b) There are no dues of income tax or sales tax or wealth tax or service tax or duty of customs or duty of excise or goods and services tax or cess which have not been deposited on account of any dispute.

8. According to information and explanation given to us, and on the basis of our examination of the records of the company, the company has not surrendered or disclosed any transactions previously unrecorded as income in the books of account, in the tax assessment under the income tax act 1961 as income during the year.

9. According to information and explanation given to us, the company has not defaulted in repayment of dues to a financial institution or bank or government or debenture holders.

10. (a) The Company did not raise any money by way of initial public offer or further public offer (including debt instruments). Accordingly, clause 3(x)(a) of the Order is not applicable to the company.

(b) According to information and explanation given to us, and on the basis of our examination of the records of the company, the Company has not made any preferential allotment or private placement of shares or fully or partly convertible debentures during the year. Accordingly, clause 3(x)(b) of the Order is not applicable to the company.

11. (a) Based upon the audit procedures performed and information and explanations given by the management, we report that no fraud by the company or on the company by its officers or employees has been noticed or reported during the course of our audit.

(b) According to information and explanation given to us, no report under sub section (12) of section 143 of the act has been filed by the auditors in Form ADT-4 as prescribed under rule 13 of the company (Audit and Auditors) Rule, 2014 with the central government.

(c) As represented to us by the management, there are no whistle blower complaints received by the company during the year.

12. In our opinion and according to the information and explanations given to us, the company is not a Nidhi Company, thus, clause (xii) of paragraph 3 of the Order is not applicable to the company.

13. According to the records of the company, transactions with the related parties are in compliance with sections 177 and 188 of the Companies Act, 2013 where applicable and the details of such transactions have been disclosed in the Financial Statements etc., as required by the applicable accounting standards.

14. In our opinion and based on our examination, the company does not have an internal audit system and is not required to have an internal audit system as per provisions of the Companies Act, 2013.

15. According to the records of the company, the company has not entered into any non-cash transactions with directors or persons connected with him. Accordingly, paragraph 3(xv) of the Order is not applicable the company.

16. (a) The company is not required to be registered under section 45-IA of the Reserve Bank of India Act, 1934, hence, clause 3(xvi)(a) of the Order is not applicable to the company.

(b) The company has not conducted any Non Banking Financial or Housing Finance Activities and is not required to be registered under section 45-IA of the Reserve Bank of India Act, 1934, hence, clause 3(xvi)(b) of the Order is not applicable to the company.

(c) The company is not a core Investment Company (CIC) as define in the regulations made by the Reserve Bank of India Act, 1934, hence, clause 3(xvi)(c) of the Order is not applicable to the company.

(d) The company is not part of any group (as per the provisions of the Core Investment Companies (Reserve Bank) Directions, 2016 as amended), hence, requirement of clause 3(xvi)(d) are not applicable to the company.

17. The Company has not incurred cash losses in the current and in the immediately preceding financial year.

18. There has been no resignation of the statutory auditor during the year. Accordingly, clause 3(xvii) of the order is not applicable.

19. According to the information and explanations given to us and on the basis of the financial ratios, ageing and expected dates of realization of financial assets and payment of financial liabilities, other information accompanying the financial statements, our knowledge of the Board of Directors and management plans and based on our examination of the evidence supporting the assumptions, nothing has come to our attention, which causes us to believe that any material uncertainty exists as on the date of the audit report indicating that company is incapable of meeting its liabilities existing at the date of balance sheet as and when they fall due within a period of one year from the balance sheet date. We, however, state that this is not an assurance as to the future viability of the company. We further state that our reporting is based on the facts up to the date of the audit report and we neither give any guarantee nor any assurance that all liabilities falling due within a period of one year from the balance sheet date, will get discharged by the company as and when they fall due.

20. In our opinion and according to the information and explanations given to us, the provisions of Section 135 towards corporate social responsibility are not applicable on the company. Accordingly. the provisions of clause 3(xx) the Order are not applicable.

FOR NIPUN KHURANA & ASSOCIATES

CHARTERED ACCOUNTANTS

Firm Regn. No. 007604N

NITIN CHAWLA

Partner

M No. 503033

Place: Delhi

Date: 12-09-2025

Annexure-B to the Independent Auditor's Report

Report on the Internal Financial Controls under Clause (i) of Sub-section 3 of Section 143 of the Companies Act, 2013 ('the Act")

We have audited the internal financial controls over financial reporting of M/s Alpha Maier Private Limited ('the Company') as of March 31, 2025 in conjunction with our audit of the financial statements of the Company for the year ended on that date.

Management's Responsibility for Internal Financial Controls

The Company's management is responsible for establishing and maintaining internal financial controls based on the internal control over financial reporting criteria established by the Company considering the essential components of internal control stated in the Guidance Note on Audit of Internal Financial Controls over Financial Reporting issued by the Institute of Chartered Accountants of India ('ICAI'). These responsibilities include the design, implementation and maintenance of adequate internal financial controls that were operating effectively for ensuring the orderly and efficient conduct of its business, including adherence to company's policies, safeguarding of its assets, prevention and detection of frauds and errors, accuracy and completeness of the accounting records, and the timely preparation of reliable financial information, as required under the Companies Act, 2013.

Auditors' Responsibility

Our responsibility is to express an opinion on the Company's internal financial controls over financial reporting based on our audit. We conducted our audit in accordance with the Guidance Note on Audit of Internal Financial Controls over Financial Reporting (the 'Guidance Note') and the Standards on Auditing, issued by ICAI and deemed to be prescribed under section 143 (10) of the Companies Act, 2013, to the extent applicable to an audit of internal financial controls, both applicable to an audit of Internal Financial Controls and both issued by the Institute of Chartered Accountants of India. Those Standards and the Guidance Note require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether adequate internal financial controls over financial reporting was established and maintained and if such controls operated effectively in all material respects.

Our audit involves performing procedures to obtain audit evidence about the adequacy of the internal financial controls system over financial reporting and their operating effectiveness. Our audit of internal financial controls over financial reporting included obtaining an understanding of internal financial controls over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on the Company's internal financial controls system over financial reporting.

Meaning of Internal Financial Controls over Financial Reporting

A company's internal financial control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal financial control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Inherent Limitations of Internal Financial Controls over Financial Reporting

Because of the inherent limitations of internal financial controls over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of the internal financial controls over financial reporting to future periods are subject to the risk that the internal financial control over financial reporting may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinion

In our opinion, the Company has, in all material respects, an adequate internal financial controls system over financial reporting and such internal financial control over financial reporting were operating effectively as at March 31, 2025, based on the internal control over financial reporting criteria established by the Company considering the essential components of internal control stated in the Guidance Note on Audit of Internal Financial Controls over Financial Reporting issued by the Institute of Chartered Accountants of India.

FOR NIPUN KHURANA & ASSOCIATES

CHARTERED ACCOUNTANTS

Firm Regn. No. 007604N

NITIN CHAWLA

Partner

M No. 503033

Place: Delhi

Date: 12-09-2025

UDIN: 25503033BMJLKH7982

PART 4 - REVISED INDEPENDENT AUDITOR'S REPORT

Covering the Financial Statements as Amended to Include the Reconciliation to U.S. GAAP (For Signature)

NIPUN KHURANA & ASSOCIATES

Chartered Accountants, B-192, Gujranwala Town-I, Delhi - 110 009, India

To the Members of M/s Alpha Maier Private Limited

Opinion

We have audited the financial statements of M/s Alpha Maier Private Limited (“the Company”), which comprise the Balance Sheet as at March 31, 2025, the Statement of Profit and Loss and the Cash Flow Statement for the year then ended, and notes to the financial statements, including a summary of the significant accounting policies, with comparative information for the year ended March 31, 2024. These financial statements have been amended to include Note 25 - Reconciliation of Financial Statements from Indian GAAP to Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”).

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid financial statements give the information required by the Companies Act, 2013 in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India of the state of affairs of the Company as at March 31, 2025 and March 31, 2024, and its profit for the years then ended.

Further, in our opinion, the information set out in Note 25 - Reconciliation to Accounting Principles Generally Accepted in the United States of America - presents fairly, in all material respects, the reconciliation of net income and stockholders' equity from Indian GAAP to the amounts that would have been reported had U.S. GAAP been applied, in accordance with Item 17 of Form 20-F and Regulation S-X of the United States Securities and Exchange Commission.

Basis for Opinion

We conducted our audit in accordance with the Standards on Auditing (SAs) specified under section 143(10) of the Companies Act, 2013. We are independent of the Company in accordance with the Code of Ethics issued by the Institute of Chartered Accountants of India, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the Code of Ethics. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Reconciliation to U.S. GAAP

The financial statements have been amended from those on which we previously reported on September 12, 2025 (UDIN 25503033BMJLKH7982) solely to include Note 25, which presents a reconciliation of net income and stockholders' equity from Indian GAAP to U.S. GAAP, together with the related explanatory disclosures. The reconciliation addresses material differences, including the recognition of operating leases under ASC 842 and the presentation of actuarial remeasurement of the defined benefit obligation within other comprehensive income, together with related reclassifications. We have audited the reconciliation and the related disclosures and, in our opinion, they have been properly prepared, in all material respects, in accordance with the basis described therein.

Other Matters

Our report on the Other Legal and Regulatory Requirements under Section 143(3) of the Companies Act, 2013, including the matters specified in the Companies (Auditor's Report) Order, 2020 and the report on internal financial controls over financial reporting under Section 143(3)(i), as set out in our report dated September 12, 2025, continues to apply to the financial statements and is not affected by the amendment described above.

Consent

We consent to the inclusion of this revised report, and to the use of our name and the references to our firm, in the Offering Circular forming part of the Offering Statement on Form 1-A (Amendment No. 2) of Tejascore Techsystems Inc. filed with the United States Securities and Exchange Commission, and to the inclusion therein of the financial statements of Alpha Maier Private Limited as at and for the years ended March 31, 2025 and March 31, 2024, together with the reconciliation to U.S. GAAP.

FOR NIPUN KHURANA & ASSOCIATES

CHARTERED ACCOUNTANTS

Firm Registration No. 007604N

NITIN CHAWLA

Partner

Membership No. 503033

Place: Delhi

MARELLI UM ELECTRONIC SYSTEMS PRIVATE LIMITED

Audited Financial Statements for the Years Ended December 31, 2025 and December 31, 2024

All amounts are presented in Indian Rupees in millions (MINR) unless otherwise stated, consistent with the audited financial statements. Note that the Offering Circular MD&A presents Marelli UM figures in INR lakhs; one million equals ten lakh (audited MINR figures multiplied by ten equal the lakh figures in the Offering Circular MD&A).

PART 1 - AUDITED FINANCIAL STATEMENTS

(All amounts in INR Millions unless otherwise stated)

Balance Sheet

As at December 31, 2025 and December 31, 2024

Particulars	Note	Dec 31, 2025	Dec 31, 2024
EQUITY AND LIABILITIES
Share Capital	3	620.00	620.00
Reserves and Surplus	4	(371.05)	(450.41)
Shareholders' Funds		248.95	169.59
Other Long-Term Liabilities	5	19.15	20.67
Long-Term Provisions	6	69.73	67.40
Non-Current Liabilities		88.88	88.07
Short-Term Borrowings	7	80.29	76.14
Trade Payables - MSME	8	33.03	24.40
Trade Payables - Others	8	1,400.67	1,572.15
Other Current Liabilities	5	185.99	92.31
Short-Term Provisions	6	30.56	37.14
Current Liabilities		1,730.54	1,802.14
Total		2,068.37	2,059.80
ASSETS
Property, Plant and Equipment	9	384.11	432.67
Intangible Assets	10	69.62	116.52
Capital Work-in-Progress	11	144.75	19.11
Intangible Assets under Development	12	173.05	59.01
Long-Term Loans and Advances	13	34.28	37.05
Other Non-Current Assets	14	15.79	14.10
Non-Current Assets		821.60	678.46
Inventories	15	539.20	618.65
Trade Receivables	16	487.89	483.42
Cash and Bank Balances	17	169.35	125.62
Short-Term Loans and Advances	13	49.19	66.59
Other Current Assets	14	1.14	87.06
Current Assets		1,246.77	1,381.34
Total		2,068.37	2,059.80

Statement of Profit and Loss

For the Years Ended December 31, 2025 and December 31, 2024

Particulars	Note	FY 2025	FY 2024
Revenue from Operations	18	4,543.82	3,620.15
Other Income	19	11.16	27.81
Total Income		4,554.98	3,647.96
Cost of Raw Materials and Components Consumed	20	3,429.31	2,735.28
Decrease/(Increase) in Inventories of FG and WIP	21	(2.60)	37.87
Employee Benefits Expense	22	209.51	188.24
Other Expenses	23	675.47	470.47
Total Expenses		4,311.69	3,431.86
EBITDA		243.29	216.10
Finance Costs	24	8.56	7.45
Depreciation and Amortization	25	144.67	188.46
Profit Before Exceptional Items and Tax		90.06	20.19
Exceptional Items		10.70	-
Profit Before Tax		79.36	20.19
Current Tax		14.70	-
Less: MAT Credit Entitlement		(14.70)	-
Total Tax Expense		-	-
Profit for the Year		79.36	20.19
Earnings Per Share (Basic and Diluted), INR	26	1.28	0.33

Cash Flow Statement (Summary)

For the Years Ended December 31, 2025 and December 31, 2024

Particulars	FY 2025	FY 2024
Profit Before Tax	79.36	20.19
Operating Profit Before Working Capital Changes	189.96	222.30
Cash Generated from Operations	236.55	179.46
Direct Taxes (net of refund)	17.49	13.28
Net Cash from Operating Activities	254.03	192.74
Purchase of PPE (including CWIP)	(112.49)	(65.34)
Purchase of Intangible Assets	(159.71)	(103.38)
Amount Recovered from Customer against Development	60.21	108.08
Proceeds from Sale of PPE	1.93	0.65
Net Cash Used in Investing Activities	(209.91)	(59.99)
Proceeds/(Repayment) of Short-Term Borrowings (net)	5.75	1.86
Interest Paid on Borrowings	(5.75)	(6.64)
Repayment of Long-Term Borrowings	-	(8.05)
Net Cash Used in Financing Activities	-	(12.83)
Net Increase in Cash and Cash Equivalents	44.12	119.92
Cash and Cash Equivalents, End of Year	169.35	125.23

Notes to the Financial Statements

Note 1 - Corporate Information

Marelli UM Electronic Systems Private Limited was incorporated on October 31, 2008 to manufacture and sell body computers, instrument clusters, electronic equipment and other products including telematics and navigation for automobile manufacturers. The Company is a joint venture, held 60.48% by Marelli Europe S.p.A. (the Holding Company) and 39.51% by UM AutoComp Private Limited, with 0.01% held by a nominee shareholder.

Note 2 - Basis of Preparation and Going Concern

The financial statements are prepared in accordance with generally accepted accounting principles in India (Indian GAAP), including the Companies (Accounting Standards) Rules, 2021, on an accrual basis and under the historical cost convention. As at and for the year ended December 31, 2025, the Company made a profit of MINR 79.36 (previous year profit MINR 20.19) with an overall net asset position of MINR 248.95 (December 31, 2024: MINR 169.59). The Company has net current liabilities of MINR 483.77, which indicate the existence of an uncertainty that may cast doubt about the Company's ability to continue as a going concern. The Company receives continuous financial support from the Holding Company and is confident the Holding Company will support all payment obligations for the going concern period. Accordingly, these financial statements have been prepared on a going concern basis.

Note 3 - Share Capital

Authorised and issued capital is MINR 620.00 (62,000,000 equity shares of INR 10 each), unchanged during both years. Marelli Europe S.p.A. holds 60.48% and UM AutoComp Private Limited holds 39.51%.

Note 4 - Reserves and Surplus

Particulars	Dec 31, 2025	Dec 31, 2024
Balance per last financial statements	(450.41)	(470.60)
Add: Profit for the year	79.36	20.19
Closing balance	(371.05)	(450.41)

Note 5 - Other Liabilities

Long-term other liabilities (deferred income on capital grant and others) were MINR 19.15 (2024: MINR 20.67). Current other liabilities (creditors for capital goods, deferred grant, customer advances, statutory dues, employee payables) were MINR 185.99 (2024: MINR 92.31).

Note 6: Provisions

Long-term provisions (gratuity, leave benefits, straight-lining of rent) were MINR 69.73 (2024: MINR 67.40). Short-term provisions (gratuity, leave, warranty, purchase commitments) were MINR 30.56 (2024: MINR 37.14).

Note 7 - Short-Term Borrowings

Bill discounting credit loan (secured against hypothecation of current assets including inventories and book debts, HDFC Bank): MINR 80.29 (2024: MINR 76.14).

Note 8 - Trade Payables

Particulars	Dec 31, 2025	Dec 31, 2024
Total outstanding dues of MSME	33.03	24.40
Total outstanding dues of creditors other than MSME	1,400.67	1,572.15
Total	1,433.70	1,596.55

Of the total, approximately MINR 596.50 represented creditors overdue more than one year. The Company has filed applications for condonation of delays in respect of certain overdue foreign payables under the RBI Master Direction (Note 50).

Note 9 - Property, Plant and Equipment

Net PPE was MINR 384.11 (2024: MINR 432.67), comprising plant and machinery, tools and moulds, office equipment, furniture, vehicles and leasehold improvements, net of accumulated depreciation. Depreciation for the year was MINR 110.09.

Note 10 - Intangible Assets

Net intangible assets were MINR 69.62 (2024: MINR 116.52), comprising computer software (MINR 12.37) and technical know-how (MINR 57.25), net of amortization. Amortization for the year was MINR 34.58.

Note 11 - Capital Work-in-Progress

CWIP was MINR 144.75 (2024: MINR 19.11), reflecting additions of MINR 191.12 net of amounts capitalized to tangible and intangible assets.

Note 12 - Intangible Assets under Development

Intangible assets under development (development expenditure on new programs) were MINR 173.05 (2024: MINR 59.01), after additions of MINR 177.59 and recovery from customers of MINR 60.21.

Note 13 - Loans and Advances

Long-term loans and advances were MINR 34.28 (2024: MINR 37.05), including advance income-tax (net) and MAT credit entitlement. Short-term loans and advances were MINR 49.19 (2024: MINR 66.59).

Note 14 - Other Assets

Non-current other assets (security deposits, non-current bank balances) were MINR 15.79 (2024: MINR 14.10). Current other assets (interest accrued, unbilled revenue) were MINR 1.14 (2024: MINR 87.06).

Note 15 - Inventories

Particulars	Dec 31, 2025	Dec 31, 2024
Raw Materials and Components	423.65	509.62
Work-in-Progress	32.14	20.25
Finished Goods	51.00	60.29
Stores and Spares	32.41	28.49
Total	539.20	618.65

Note 16 - Trade Receivables

Trade receivables were MINR 487.89 (2024: MINR 483.42), net of provisions for doubtful receivables. A significant proportion is concentrated among Marelli group entities.

Note 17 - Cash and Bank Balances

Cash and bank balances were MINR 169.35 (2024: MINR 125.62), comprising current account balances of MINR 119.35 and deposits with original maturity of less than three months of MINR 50.00.

Notes 18 to 26 - Statement of Profit and Loss Detail

Revenue from operations (Note 18) was MINR 4,543.82, principally instrument clusters (MINR 3,076.39), data link connector products, PCBA, body computers, and services. Other income (Note 19) was MINR 11.16. Cost of raw materials and components consumed (Note 20) was MINR 3,429.31. Employee benefits expense (Note 22) was MINR 209.51. Other expenses (Note 23) were MINR 675.47, including a net foreign exchange loss of MINR 196.06 and royalty of MINR 112.37. Finance costs (Note 24) were MINR 8.56. Depreciation and amortization (Note 25) was MINR 144.67. Earnings per share (Note 26) was INR 1.28, on 62,000,000 weighted-average shares.

Note 27 - Employee Benefits (AS 15)

The Company operates a defined benefit gratuity plan. Net employee benefit expense recognized was MINR 14.67, including a net actuarial loss of MINR 0.72 recognized in the statement of profit and loss in accordance with Indian GAAP (AS 15), under which actuarial gains and losses are recognized immediately in profit or loss. The present value of the defined benefit obligation was MINR 29.10 (2024: MINR 18.55).

Note 28 - Operating Leases

The Company has non-cancellable operating leases for facilities and office premises for periods of one to twelve years. Future minimum lease rentals were MINR 253.68 (2024: MINR 120.21).

Note 29 - Related Party Disclosures (AS 18)

The Holding Company is Marelli Europe S.p.A. The Company transacts extensively with the Marelli group. Related party sales were MINR 2,598.94 in FY2025, royalty to group entities MINR 112.37, and outstanding related party trade payables MINR 1,111.70 and receivables MINR 242.11 at December 31, 2025.

Notes 30 to 57 - Other Disclosures

Other notes cover capital commitments (Note 30, MINR 46.21), contingent liabilities (Note 31, MINR 230.94 of indirect and income tax matters under dispute), unhedged foreign currency exposure (Note 32), warranty provisions (Note 38), deferred tax (Note 39, net deferred tax asset not recognized for lack of virtual certainty), MSME dues (Note 33), overdue foreign payables under RBI condonation (Note 50), segment reporting (Note 53), the Labour Codes past service cost exceptional item of MINR 10.70 (Note 56), and corporate guarantees provided by both promoters against the Company's facilities.

PART 2 - NOTE 25: RECONCILIATION FROM INDIAN GAAP TO U.S. GAAP

Years Ended December 31, 2025 and December 31, 2024 (All amounts in INR Millions)

The financial statements above are prepared under Indian GAAP. The following reconciliation presents the material differences between Indian GAAP and U.S. GAAP, prepared pursuant to Item 17 of Form 20-F and Regulation S-X.

Basis and Scope of Reconciliation

Management has evaluated the Company's accounting policies against U.S. GAAP and identified that the principal difference affecting net income is the treatment of actuarial remeasurement of the defined benefit gratuity obligation. Under Indian GAAP (AS 15), actuarial gains and losses are recognized immediately in the statement of profit and loss. Under U.S. GAAP (ASC 715), actuarial remeasurement is recognized in other comprehensive income. Other differences, including the recognition of operating leases under ASC 842 and deferred taxation under ASC 740, are not individually or in the aggregate material to the Company's net income, and total shareholders' equity is not different under the two frameworks for the periods presented, as the actuarial difference is a reclassification within equity.

Reconciliation of Net Income (MINR)

Particulars	FY 2025	FY 2024
Profit for the year under Indian GAAP	79.36	20.19
Add: Actuarial remeasurement reclassified to OCI (ASC 715)	0.72	0.34
Net income under U.S. GAAP	80.08	20.53
Other comprehensive loss (actuarial, net)	(0.72)	(0.34)
Total comprehensive income under U.S. GAAP	79.36	20.19

Reconciliation of Stockholders' Equity (MINR)

Particulars	Dec 31, 2025	Dec 31, 2024
Stockholders' equity under Indian GAAP	248.95	169.59
U.S. GAAP adjustments (net)	-	-
Stockholders' equity under U.S. GAAP	248.95	169.59

Going Concern

The U.S. GAAP reconciliation does not alter the going concern conclusion. As described in Note 2, the Company has net current liabilities of MINR 483.77 and significant overdue trade payables, indicating a material uncertainty related to going concern, and the financial statements are prepared on a going concern basis on the strength of continuing financial support from the Holding Company. The auditor's report includes a Material Uncertainty Related to Going Concern paragraph, which is not a qualification of the opinion.

Note on Limitation

This reconciliation reflects the material difference identified by management. It does not constitute a full conversion to U.S. GAAP. Because Tejascore Techsystems Inc. would account for its 39.51% interest under the equity method (ASC 323) and would not consolidate Marelli UM, no acquisition-date fair value, purchase price allocation, or consolidation adjustments are presented in this reconciliation; the equity-method carrying value and related pro forma effects are presented separately in the Unaudited Pro Forma Condensed Combined Financial Information.

PART 3 - INDEPENDENT AUDITOR'S REPORT (EXTRACTED)

Year Ended December 31, 2025 - S N Dhawan & CO LLP

To the Members of Marelli UM Electronic Systems Private Limited

Report on the Audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of Marelli UM Electronic Systems Private Limited (“the Company”), which comprise the Balance Sheet as at 31 December 2025, the Statement of Profit and Loss and the Cash Flow Statement for the year then ended, and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid financial statements give the information required by the Companies Act, 2013 in the manner so required and give a true and fair view in conformity with the Accounting Standards prescribed under Section 133 of the Act read with the Companies (Accounting Standards) Rules, 2021 and other accounting principles generally accepted in India, of the state of affairs of the Company as at 31 December 2025, and its profit and its cash flows for the year ended on that date.

Basis for Opinion

We conducted our audit in accordance with the Standards on Auditing (SAs) specified under section 143(10) of the Companies Act, 2013. We are independent of the Company in accordance with the Code of Ethics issued by the Institute of Chartered Accountants of India together with the ethical requirements that are relevant to our audit of the financial statements under the provisions of the Companies Act, 2013 and the Rules thereunder, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the ICAI's Code of Ethics. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 2 to the financial statements, which indicates the existence of conditions that may cast doubt on the Company's ability to continue as a going concern. However, the financial statements of the Company have been prepared on a going concern basis for the reasons stated in the said Note. Our opinion is not modified in respect of this matter.

Report on Other Legal and Regulatory Requirements

As required by the Companies (Auditor's Report) Order, 2020 and by Section 143(3) of the Act, we report on the matters specified therein in Annexure A and Annexure B (report on internal financial controls with reference to financial statements under Section 143(3)(i)), to the extent applicable. In our opinion, the matter described in the Material Uncertainty Related to Going Concern section above may have an adverse effect on the functioning of the Company.

For S N Dhawan & CO LLP

Chartered Accountants

Firm Registration No. 000050N / N500045

Rahul Singhal

Partner

Membership No. 096570

Place: Gurugram

Date: 12 June, 2026

PART 4 - REVISED INDEPENDENT AUDITOR'S REPORT

Covering the Financial Statements as Amended to Include the Reconciliation to U.S. GAAP

S N DHAWAN & CO LLP, Chartered Accountants

To the Members of Marelli UM Electronic Systems Private Limited

Opinion

We have audited the financial statements of Marelli UM Electronic Systems Private Limited (“the Company”), which comprise the Balance Sheet as at December 31, 2025, the Statement of Profit and Loss and the Cash Flow Statement for the year then ended, and notes to the financial statements, with comparative information for the year ended December 31, 2024. These financial statements have been amended to include Note 25 - Reconciliation of Financial Statements from Indian GAAP to Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”). In our opinion, the aforesaid financial statements give a true and fair view in conformity with the accounting principles generally accepted in India of the state of affairs of the Company as at December 31, 2025 and December 31, 2024, and its profit for the years then ended. Further, in our opinion, the information set out in Note 25 presents fairly, in all material respects, the reconciliation of net income and stockholders' equity from Indian GAAP to U.S. GAAP, in accordance with Item 17 of Form 20-F and Regulation S-X of the United States Securities and Exchange Commission.

Material Uncertainty Related to Going Concern

We draw attention to Note 2 to the financial statements, which indicates the existence of conditions that may cast doubt on the Company's ability to continue as a going concern. The financial statements have been prepared on a going concern basis on the strength of continuing financial support from the Holding Company. Our opinion is not modified in respect of this matter.

Reconciliation to U.S. GAAP

The financial statements have been amended from those on which we previously reported solely to include Note 25, which presents a reconciliation of net income and stockholders' equity from Indian GAAP to U.S. GAAP, addressing principally the recognition of actuarial remeasurement of the defined benefit obligation in other comprehensive income under ASC 715. We have audited the reconciliation and the related disclosures and, in our opinion, they have been properly prepared, in all material respects, in accordance with the basis described therein.

Consent

We consent to the inclusion of this revised report, and to the use of our name and the references to our firm, in the Offering Circular forming part of the Offering Statement on Form 1-A (Amendment No. 2) of Tejascore Techsystems Inc. filed with the United States Securities and Exchange Commission, and to the inclusion therein of the financial statements of Marelli UM Electronic Systems Private Limited as at and for the years ended December 31, 2025 and December 31, 2024, together with the reconciliation to U.S. GAAP.

For S N Dhawan & CO LLP

Chartered Accountants

Firm Registration No. 000050N / N500045

Rahul Singhal

Partner

Membership No. 096570

Place: Gurugram

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to illustrate the estimated effects of the two probable acquisitions of Tejascore Techsystems Inc. (“Tejascore” or the “Company”): the proposed acquisition of a 51% controlling interest in Alpha Maier Private Limited (“Alpha Maier”), which would be accounted for as a business combination under ASC 805 and consolidated under ASC 810, and the proposed acquisition of a 39.51% non-controlling interest in Marelli UM Electronic Systems Private Limited (“Marelli UM”), which would be accounted for under the equity method under ASC 323 and would not be consolidated.

The unaudited pro forma condensed combined balance sheet as at December 31, 2025 gives effect to the acquisitions as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year then ended gives effect to the acquisitions as if they had occurred on January 1, 2025. The pro forma information is based on the historical financial statements of Tejascore, Alpha Maier, and Marelli UM included elsewhere in this Offering Circular, adjusted to give effect to the transaction accounting adjustments described in the accompanying notes.

Paragon GmbH & Co. KGaA is not a probable acquisition; its financial statements are not combined and no investment in Paragon is reflected in this pro forma information.

This pro forma information is presented for illustrative purposes only and does not purport to represent what the combined results of operations or financial position would actually have been had the acquisitions occurred on the dates indicated, nor to project results for any future period.

Basis of Presentation and Key Assumptions

(1) Alpha Maier reports on a fiscal year ending March 31 and Marelli UM reports on a fiscal year ending December 31. Because the companies have different fiscal year-ends, their historical financial statements do not cover identical periods; the most recent audited annual financial statements of each company have been used. (2) Indian Rupee amounts have been translated to U.S. Dollars using independently sourced rates: balance sheet items at the period-end closing rate of INR 89.87 per USD and statement of operations items at the average rate of INR 87.159 per USD for the year ended December 31, 2025; the Alpha Maier balance sheet, stated as at March 31, 2025, has been translated at the same closing rate for combination purposes. (3) The fair value of Alpha Maier's identifiable net assets is assumed to equal their historical carrying value (book value), and accordingly no fair value step-ups to identifiable assets or liabilities have been recorded; the excess of consideration over the fair value of net assets acquired is recorded as goodwill. (4) Non-controlling interest in Alpha Maier is measured at the non-controlling shareholder's proportionate share of the fair value of identifiable net assets. (5) The acquisitions are funded from the proceeds of this offering released from escrow; the pro forma reflects the deployment of USD 33,340,000 of offering proceeds (USD 7,500,000 for Alpha Maier and USD 25,840,000 for Marelli UM).

Unaudited Pro Forma Condensed Combined Balance Sheet

As at December 31, 2025 (in U.S. Dollars)

	Tejascore (historical)	Alpha Maier (historical)	Transaction Adjustments	Note	Pro Forma Combined
ASSETS
Cash and cash equivalents	110,920	958,685	(33,340,000)	(a)	8,395,069
			40,665,464	(a)
Trade receivables	-	1,838,133	-		1,838,133
Inventories	-	1,456,270	-		1,456,270
Short-term loans and advances	-	215,244	-		215,244
Other current assets	-	237,131	-		237,131
Total current assets	110,920	4,705,463	7,325,464		12,141,847
Property, plant and equipment	-	2,448,693	-		2,448,693
Intangible assets	-	9,158	-		9,158
Goodwill	-	-	5,067,746	(b)	5,067,746
Investment in Marelli UM (equity method)	-	-	25,840,000	(c)	25,840,000
Deferred tax assets	-	210,949	-		210,949
Other non-current assets	-	181,273	-		181,273
Total assets	110,920	7,555,536	30,907,746		45,899,666
LIABILITIES AND EQUITY
Short-term borrowings	-	78,836	-		78,836
Trade payables	-	1,742,650	-		1,742,650
Other current liabilities	-	166,863	-		166,863
Short-term provisions	-	509,970	-		509,970
Total current liabilities	-	2,498,319	-		2,498,319
Long-term borrowings	-	85,735	-		85,735
Long-term provisions	-	202,359	-		202,359
Total liabilities	-	2,786,413	-		2,786,413
Stockholders' equity (parent)	110,920	4,769,122	(4,769,122)	(d)	40,776,381
			40,665,464	(a)
Non-controlling interest	-	-	2,336,872	(e)	2,336,872
Total equity	110,920	4,769,122	38,233,214		43,113,253
Total liabilities and equity	110,920	7,555,536	38,233,214		45,899,666

Trade payables for Alpha Maier combine MSME dues of $152,698 and other dues of $1,589,952. Tejascore holds no operating assets or liabilities at December 31, 2025 other than cash; Marelli UM is not consolidated and appears only as an equity-method investment.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025 (in U.S. Dollars)

	Tejascore (historical)	Alpha Maier (historical)	Transaction Adjustments	Note	Pro Forma Combined
Revenue from operations	-	14,092,658	-		14,092,658
Other income	-	198,531	-		198,531
Total income	-	14,291,189	-		14,291,189
Cost of materials consumed	-	8,339,471	-		8,339,471
Changes in inventories	-	(87,724)	-		(87,724)
Employee benefit expenses	-	2,241,193	-		2,241,193
Finance costs	-	80,818	-		80,818
Depreciation and amortization	-	578,000	-		578,000
Other administrative expenses	-	2,559,162	-		2,559,162
Total expenses	-	13,710,920	-		13,710,920
Operating and other expenses (Tejascore)	(250,000)	-	-	(f)	(250,000)
Profit/(loss) before tax	(250,000)	580,269	-		330,269
Income tax expense	-	159,732	-		159,732
Profit/(loss) after tax	(250,000)	420,537	-		170,537
Equity in earnings of Marelli UM (39.51%)	-	-	359,746	(g)	359,746
Net profit/(loss)	(250,000)	420,537	359,746		530,283
Less: net profit attributable to NCI (49% of Alpha)	-	-	(206,063)	(h)	(206,063)
Net profit attributable to Tejascore	(250,000)	420,537	153,683		324,220

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Description of the Transactions

Tejascore proposes to acquire (i) a 51% controlling equity interest in Alpha Maier for cash consideration of USD 7,500,000, to be accounted for as a business combination under ASC 805 and consolidated under ASC 810 with a non-controlling interest, and (ii) a 39.51% equity interest in Marelli UM for cash consideration of USD 25,840,000, to be accounted for under the equity method under ASC 323. Marelli Europe S.p.A. retains the controlling 60.48% interest in Marelli UM.

Note 2 - Basis of Presentation

The pro forma balance sheet assumes the acquisitions occurred on December 31, 2025 and the pro forma statement of operations assumes they occurred on January 1, 2025. The historical financial statements were prepared under Indian GAAP and reconciled to U.S. GAAP as described in Note 25 to each company's financial statements; the U.S. GAAP differences identified were not material to net income or equity other than the actuarial reclassification described therein, and accordingly no separate pro forma adjustment for U.S. GAAP differences is required beyond those reflected in the historical columns.

Note 3 - Transaction Accounting Adjustments

(a) Reflects the use of USD 33,340,000 of offering proceeds to fund the two acquisitions and the receipt of net offering proceeds of USD 40,665,464, recorded as cash and a corresponding increase in stockholders' equity. (b) Reflects goodwill of USD 5,067,746 arising on the Alpha Maier acquisition, being the excess of consideration of USD 7,500,000 over the 51% share of the fair value of Alpha Maier's net assets of USD 2,432,254. (c) Reflects the equity-method investment in Marelli UM at cost of USD 25,840,000. (d) Eliminates Alpha Maier's historical equity of USD 4,769,122 on consolidation. (e) Records non-controlling interest of USD 2,336,872, being the 49% share of the fair value of Alpha Maier's net assets. (f) Tejascore's organizational and start-up costs. (g) Records the Company's 39.51% share of Marelli UM's profit for the year of USD 910,520, being USD 359,746, under the equity method. (h) Records the 49% non-controlling interest in Alpha Maier's profit after tax.

Note 4 - Goodwill and Purchase Price Allocation

The fair value of Alpha Maier's identifiable net assets is assumed to equal book value; no step-ups to identifiable assets or liabilities have been recorded. The purchase price allocation is provisional and will be finalized upon completion of the acquisition and a formal valuation of the assets acquired and liabilities assumed, which may result in the recognition of identifiable intangible assets and a corresponding reduction in goodwill.

Note 5 - Marelli UM Equity-Method Investment and Basis Difference

The equity-method investment in Marelli UM is recorded at cost of USD 25,840,000. The Company's 39.51% share of Marelli UM's net assets at acquisition is approximately USD 1,094,471, resulting in a basis difference of approximately USD 24,745,529. This basis difference reflects the value attributed to Marelli UM's earnings capacity and is not separately recognized on the balance sheet under the equity method. Marelli UM has reported a material uncertainty related to going concern and is dependent on continuing financial support from its controlling shareholder; the equity-method investment is subject to impairment testing, and a decline in Marelli UM's financial condition could result in an impairment of the carrying value of the investment. Investors should read the related Risk Factors and the going concern disclosures in Marelli UM's financial statements.

Note 6 - Exchange Rates

Indian Rupee amounts have been translated to U.S. Dollars at independently sourced rates: a closing rate of INR 89.87 per USD for balance sheet items and an average rate of INR 87.159 per USD for statement of operations items for the year ended December 31, 2025. Use of different exchange rates would change the U.S. Dollar amounts presented.

Note 7 - Proceeds Scenarios

Scenario Assumptions

The four columns reflect the following assumptions regarding which acquisitions are completed at each level of gross proceeds:

25% (gross proceeds of approximately USD 18,750,000): The Company does not complete either acquisition and remains a development-stage holding company. No business combination or equity-method investment is recognized. Proceeds, net of offering and operating costs, are held as cash or remain in escrow pending return to investors.

50% (gross proceeds of approximately USD 37,500,000): The Company completes only the acquisition of a 51% controlling interest in Alpha Maier, accounted for as a business combination under ASC 805 and consolidated under ASC 810 with a non-controlling interest. The Marelli UM equity-method investment is not made. Cash consideration of USD 7,500,000 is deployed.

75% (gross proceeds of approximately USD 56,250,000): The Company completes both acquisitions. Because the combined cash consideration of USD 33,340,000 is fully funded at this level, the acquisition accounting is identical to the 100% scenario; the 75% column differs only in the amount of residual cash and working capital.

100% (gross proceeds of USD 75,000,000): The Company completes both acquisitions. Alpha Maier is consolidated under ASC 805/810 and Marelli UM is recognized as an equity-method investment under ASC 323. This column corresponds to the base-case pro forma presented elsewhere in this Offering Circular.

Unaudited Pro Forma Condensed Combined Balance Sheet by Scenario

As at December 31, 2025

(in U.S. Dollars)	25%	50%	75%	100%
ASSETS
Cash and cash equivalents	18,860,920	31,069,605	23,979,605	42,729,605
Trade receivables	–	1,838,133	1,838,133	1,838,133
Inventories	–	1,456,270	1,456,270	1,456,270
Short-term loans and advances	–	215,244	215,244	215,244
Other current assets	–	237,131	237,131	237,131
Total current assets	18,860,920	34,816,383	27,726,383	46,476,383
Property, plant and equipment	–	2,448,693	2,448,693	2,448,693
Intangible assets	–	9,158	9,158	9,158
Goodwill	–	5,067,746	5,067,746	5,067,746
Investment in Marelli UM (equity method)	–	–	25,840,000	25,840,000
Deferred tax assets	–	210,949	210,949	210,949
Other non-current assets	–	181,273	181,273	181,273
Total assets	18,860,920	42,744,202	61,484,202	80,234,202
LIABILITIES AND EQUITY
Short-term borrowings	–	78,836	78,836	78,836
Trade payables	–	1,742,650	1,742,650	1,742,650
Other current liabilities	–	166,863	166,863	166,863
Short-term provisions	–	509,970	509,970	509,970
Total current liabilities	–	2,498,319	2,498,319	2,498,319
Long-term borrowings	–	85,735	85,735	85,735
Long-term provisions	–	202,359	202,359	202,359
Total liabilities	–	2,786,413	2,786,413	2,786,413
Stockholders' equity (parent)	18,860,920	37,620,917	56,360,917	75,110,917
Non-controlling interest	–	2,336,872	2,336,872	2,336,872
Total equity	18,860,920	39,957,789	58,697,789	77,447,789
Total liabilities and equity	18,860,920	42,744,202	61,484,202	80,234,202

Unaudited Pro Forma Condensed Combined Statement of Operations by Scenario

For the Year Ended December 31, 2025

(in U.S. Dollars)	25%	50%	75%	100%
Revenue from operations	–	14,092,658	14,092,658	14,092,658
Other income	–	198,531	198,531	198,531
Total income	–	14,291,189	14,291,189	14,291,189
Cost of materials consumed	–	8,339,471	8,339,471	8,339,471
Changes in inventories	–	(87,724)	(87,724)	(87,724)
Employee benefit expenses	–	2,241,193	2,241,193	2,241,193
Finance costs	–	80,818	80,818	80,818
Depreciation and amortization	–	578,000	578,000	578,000
Other administrative expenses	–	2,559,162	2,559,162	2,559,162
Total expenses	–	13,710,920	13,710,920	13,710,920
Operating and other expenses (Tejascore)	(250,000)	(250,000)	(250,000)	(250,000)
Profit/(loss) before tax	(250,000)	330,269	330,269	330,269
Income tax expense	–	159,732	159,732	159,732
Profit/(loss) after tax	(250,000)	170,537	170,537	170,537
Equity in earnings of Marelli UM (39.51%)	–	–	359,746	359,746
Net profit/(loss)	(250,000)	170,537	530,283	530,283
Less: net profit attributable to NCI	–	(206,063)	(206,063)	(206,063)
Net profit/(loss) attributable to Tejascore	(250,000)	(35,526)	324,220	324,220

Notes and Assumptions

Note A (Basis). The pro forma balance sheet assumes the applicable acquisitions occurred on December 31, 2025, and the pro forma statement of operations assumes they occurred on January 1, 2025. The Tejascore and target historical columns are unchanged from the base-case pro forma presented elsewhere in this Offering Circular; the scenario columns reflect only the differing levels of proceeds and the resulting acquisition outcomes described above.

Note B (Proceeds and offering costs). Gross proceeds at each level are assumed to be received in full and recorded to cash and stockholders’ equity, consistent with the self-underwritten, no-commission structure of the offering.

Note C (Alpha Maier business combination). At the 50%, 75%, and 100% levels, the acquisition of a 51% interest in Alpha Maier for USD 7,500,000 is accounted for under ASC 805, with goodwill of USD 5,067,746 and a non-controlling interest of USD 2,336,872, and Alpha Maier’s historical equity of USD 4,769,122 is eliminated on consolidation.

Note D (Marelli UM equity method). At the 75% and 100% levels, the 39.51% interest in Marelli UM for USD 25,840,000 is recognized as an equity-method investment under ASC 323, and the Company’s 39.51% share of Marelli UM’s profit for the year (USD 359,746) is recognized in the statement of operations. At the 25% and 50% levels, no Marelli UM investment is made and no equity in earnings is recognized.

Note E (25% scenario). At the 25% level, neither acquisition is completed. The pro forma reflects only Tejascore’s historical position plus the assumed net proceeds, with no business combination, no consolidation of Alpha Maier, no non-controlling interest, and no equity-method investment. Escrowed funds not released for an acquisition would remain in escrow or be returned to investors under the milestone-based escrow arrangements.

Note F (50% scenario impact on operations). Because only Alpha Maier is consolidated at the 50% level and no equity in Marelli UM’s earnings is recognized, net profit/(loss) attributable to Tejascore at the 50% level (a loss of approximately USD 35,526) is lower than at the 75% and 100% levels, where the Marelli UM equity-method earnings are included. This illustrates the resulting impact on the planned acquisitions of raising a lower amount of proceeds.

Note G (Exchange rates). Indian Rupee amounts are translated at a closing rate of INR 89.87 per USD for balance sheet items and an average rate of INR 87.159 per USD for statement of operations items for the year ended December 31, 2025, consistent with the base-case pro forma.

EXHIBITS

Exhibit	Description

6.1	Offer for Acquisition of UM JVs shareholdings - Alpha Maier Pvt. Ltd. and Marelli UM Electronic Systems Pvt. Ltd.
11.1	Consent of Independent Auditors - Nipun Khurana & Associates Chartered Accountants
11.2	Consent of Independent Auditors - S.N. Dhawan & Co., LLP
11.3	Consent of Independent Auditors - Crystal Arthur, CPA
11.4	Legal Opinion and Consent - Brittany Peck, Esq.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A. The issuer has duly caused this OfferingStatement on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in                                    . on                                              .

TEJASCORE TECHSYSTEMS INC.

By: /s/ Yogesh Choudhary Name: Yogesh Choudhary

Title: Chief Executive Officer (Principal Executive Officer)

Date:

The following persons in the capacities indicated have signed this Offering Statement on Form 1-A:

By: /s/ Yogesh Choudhary Name: Yogesh Choudhary

Title: Chief Executive Officer (Principal Executive Officer) Date:

By: /s/ Amita Dagar Name: Amita Dagar

Title: Chief Financial Officer (Principal Financial and Accounting Officer) Date: